As filed with the Securities and Exchange Commission on April 17, 2009

Registration No. 333-158279

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEAR CHANNEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

(see table of additional registrants)

Texas	4832	74-1787539
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 East Basse Road

San Antonio, Texas 78209

(210) 822-2828

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See Table of Additional Registrant Guarantors Continued on the Next Page

Andrew W. Levin

Executive Vice President, Chief Legal Officer and Secretary

Clear Channel Communications, Inc.

200 East Basse Road

San Antonio, Texas 78209

(210) 822-2828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David C. Chapin

Alfred O. Rose

Brian C. Erb

Ropes & Gray LLP

One International Place, 36th Floor

Boston, MA 02110

(617) 951-7000

(617) 951-7050 (facsimile)

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
Ackerley Broadcasting Operations, LLC	Delaware	4832	20-3731411	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Air Services, Inc.	Delaware	4700	75-2771440	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Broadcasting Licenses, LLC	Delaware	4832	01-0824545	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Broadcasting, Inc.	Delaware	4832	95-4068583	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Holdings Inc.	Delaware	4899	75-2728285	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Inc.	Delaware	4899	75-2247099	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Michigan, LLC	Delaware	4832	75-2775714	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Operating Inc.	Delaware	4899	13-3649750	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Radio Group, Inc.	Delaware	4899	99-0248292	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Radio Licenses, LLC	Delaware	4832	75-2779594	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Shamrock Texas, Inc.	Texas	4832	71-0527506	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Texas Broadcasting, LP	Delaware	4832	75-2486577	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Texas Licenses, LP	Delaware	4832	75-2486580	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
AMFM Texas, LLC	Delaware	4832	74-2939082	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Broadcast Architecture, Inc.	Massachusetts	4899	04-3096275	200 East Basse Road San Antonio, TX 78209 (210) 822-2828

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
Broadcast Finance, Inc.	Ohio	4899	31-1390698	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Capstar Broadcasting Partners, Inc.	Delaware	4899	75-2672663	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Capstar Radio Operating Company	Delaware	4832	13-3922738	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Capstar TX Limited Partnership	Delaware	4832	13-3933048	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
CC Broadcast Holdings, Inc.	Nevada	4899	20-2302507	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
CC Finco Holdings, LLC	Delaware	4899	26-3757034	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
CC Licenses, LLC	Delaware	4832	20-3498527	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
CCB Texas Licenses, Inc.	Texas	4832	81-0587465	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Central NY News, Inc.	Washington	4833	91-1801794	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Christal Radio Sales, Inc.	Delaware	7311	13-2618663	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Cine Guarantors II, Inc.	California	4899	95-2960196	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Citicasters Co.	Ohio	4832	31-1081002	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Citicasters Licenses, Inc.	Texas	4832	74-3005625	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Aviation, LLC	Delaware	4700	74-2980854	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Broadcasting Licenses, Inc.	Nevada	4832	88-0309517	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Broadcasting, Inc.	Nevada	4832	74-2722883	200 East Basse Road San Antonio, TX 78209 (210) 822-2828

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
Clear Channel Capital I, LLC	Delaware	4899	None	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Collective Marketing, LLC	Delaware	4899	20-4033024	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Company Store, Inc.	Nevada	5960	74-2975352	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Holdings, Inc.	Nevada	4899	88-0318078	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Identity, Inc.	Texas	4899	16-1643710	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Investments, Inc.	Nevada	6799	91-1883551	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Management Services, Inc.	Texas	8741	02-0619566	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Mexico Holdings, Inc.	Nevada	4899	20-2303205	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Real Estate, LLC	Delaware	4899	74-2745435	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Satellite Services, Inc.	Delaware	4899	31-1125479	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clear Channel Wireless, Inc.	Nevada	4899	74-2975253	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Clearmart, Inc.	Nevada	5960	55-0858216	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Critical Mass Media, Inc.	Ohio	4899	31-1228174	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Jacor Broadcasting Corporation	Ohio	4832	31-1363232	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Jacor Broadcasting of Colorado, Inc.	Colorado	4832	31-1212116	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Jacor Broadcasting of Denver, Inc.	California	4832	33-0250362	200 East Basse Road San Antonio, TX 78209 (210) 822-2828

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
Jacor Communications Company	Florida	4899	59-2054850	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Katz Communications, Inc.	Delaware	7311	13-0904500	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Katz Media Group, Inc.	Delaware	7311	13-3779266	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Katz Millennium Sales & Marketing Inc.	Delaware	7311	06-0963166	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Katz Net Radio Sales, Inc.	Delaware	7311	74-3221051	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
KTZMedia Corporation	Delaware	4899	13-3779269	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
M Street Corporation	Washington	2741	54-1526578	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Premiere Radio Networks, Inc.	Delaware	4832	95-4083971	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Radio-Active Media, Inc.	Delaware	4899	31-1511358	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
Terrestrial RF Licensing, Inc.	Nevada	4832	55-0858211	200 East Basse Road San Antonio, TX 78209 (210) 822-2828
The New Research Group, Inc.	Nevada	4899	01-0604020	200 East Basse Road San Antonio, TX 78209 (210) 822-2828

The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrant Guarantors is:

Andrew W. Levin

Executive Vice President, Chief Legal Officer and Secretary

Clear Channel Communications, Inc.

200 East Basse Road

San Antonio, Texas 78209

(210) 822-2828

With a copy to: David C. Chapin Alfred O. Rose Brian C. Erb Ropes & Gray LLP One International Place, 36th Floor Boston, MA 02110 (617) 951-7000 (617) 951-7050 (facsimile)

SUBJECT TO COMPLETION, DATED APRIL 17, 2009

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

CLEAR CHANNEL COMMUNICATIONS, INC.

OFFERS TO EXCHANGE

$980,000,000 aggregate principal amount of its 10.75% Senior Cash Pay Notes due 2016 and $1,330,000,000 aggregate principal amount of its 11.00%/11.75% Senior Toggle Notes due 2016, the issuance of each of which has been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 10.75% Senior Cash Pay Notes due 2016 and any and all of its 11.00%/11.75% Senior Toggle Notes due 2016, respectively.

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our new 10.75% Senior Cash Pay Notes due 2016 (the “exchange senior cash pay notes”) and all of our new 11.00%/11.75% Senior Toggle Notes due 2016 (the “exchange senior toggle notes” and collectively with the exchange senior cash pay notes, the “exchange notes”), for all of our outstanding 10.75% Senior Cash Pay Notes due 2016 (the “outstanding senior cash pay notes”) and all of our outstanding 11.00%/11.75% Senior Toggle Notes due 2016 (the “outstanding senior toggle notes” and collectively with the outstanding senior cash pay notes, the “outstanding notes” and collectively with the exchange notes, the “notes”), respectively. We are also offering the parent and subsidiary guarantees of the exchange notes, which are described in this prospectus. The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore are freely transferable. We will pay interest on the notes on February 1 and August 1 of each year. The outstanding senior cash pay notes and exchange senior cash pay notes (collectively, the “senior cash pay notes”) will mature on August 1, 2016 and the outstanding senior toggle notes and exchange senior toggle notes (collectively, the “senior toggle notes”) will mature on August 1, 2016.

The principal features of the exchange offers are as follows:

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offers for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offers.

•	The exchange offers expire at 12:00 a.m. midnight, New York City time, on , 2009, unless extended.

•	The exchange of outstanding notes for exchange notes pursuant to the exchange offers will not be a taxable event for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture relating to the outstanding notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 17 of this prospectus before participating in the exchange offers.

Each broker-dealer that receives new securities for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The issuer has agreed that, starting on the expiration date of each exchange offer and ending on the close of business 180 days after the expiration of each exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

This prospectus contains summaries of the terms of several material documents. These material documents contain important business and financial information about Clear Channel Communications, Inc. that is not included in or delivered with the prospectus, apart from the reference to such material documents in such summaries. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Attn: Investor Relations Department, Clear Channel Communications, Inc., 200 East Basse Road, San Antonio, Texas 78209 (Telephone: (210) 832-3315). You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offers. In any event, you must request this information prior to                     , 2009, in order to receive the information prior to the expiration of the exchange offers.

i

WHERE YOU CAN FIND MORE INFORMATION

We and the guarantors have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors or the exchange notes, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

Under the terms of the indenture relating to the notes, as supplemented by certain supplemental indentures thereto (the “indenture”), we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the trustee and holders of the notes the information specified therein in the manner specified therein. See “Description of the Exchange Notes.”

You may request a copy of Clear Channel Communications, Inc.’s SEC filings, at no cost, by writing or calling Clear Channel Communications, Inc. at the following address or telephone number: Attn: Investor Relations Department, Clear Channel Communications, Inc., 200 East Basse Road, San Antonio, Texas 78209 (Telephone: (210) 832-3315). Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document. Clear Channel Communications, Inc.’s SEC filings will also be available, at no cost, at its website (http://www.clearchannel.com) as soon as reasonably practicable after Clear Channel Communications, Inc. electronically files such material with the SEC.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the United States federal securities laws, which statements involve risks and uncertainties. Statements other than statements of historical facts including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans, future industry growth and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “project,” “forecast,” “anticipate,” “believe,” or “continue,” or the negative thereof or variations thereon or similar terminology.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain of the important factors that could cause actual results to differ materially from our expectations, or “cautionary statements,” are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus.

We caution you not to place undue reliance on any forward-looking statements and we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

ii

MARKET AND INDUSTRY DATA

Market and industry data throughout this prospectus was obtained from a combination of our own internal company surveys, the good faith estimates of management, various trade associations and publications, the Arbitron Inc. (“Arbitron”) and Nielsen Media Research, Inc. rankings and CommScore / Media Metrix. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and beliefs and estimates based on such data, may not be reliable.

Entities affiliated with Thomas H. Lee Partners, L.P., one of the significant stockholders of CC Media Holdings, Inc. (the indirect parent of Clear Channel Communications, Inc.), beneficially own approximately 20.7% of the outstanding shares of capital stock of The Nielsen Company B.V., an affiliate of Nielsen Media Research, Inc. Officers of Thomas H. Lee Partners, L.P. serve on the Boards of Directors of Clear Channel Communications, Inc. and CC Media Holdings, Inc. Additionally, officers of Thomas H. Lee Partners, L.P. are members of the governing bodies of Nielsen Finance LLC, The Nielsen Company B.V. and Nielsen Finance Co., each of which are affiliates of Nielsen Media Research, Inc. Information in this prospectus that is indicated as having been provided by Nielsen Media Research, Inc. is contained in reports that are available to all clients of Nielsen Media Research, Inc. and was not commissioned by, prepared for, or provided at a discount to Thomas H. Lee Partners, L.P., Bain Capital Partners, LLC, Clear Channel Communications, Inc., or CC Media Holdings, Inc.

Entities affiliated with Abrams Capital, LLC, that are stockholders of CC Media Holdings, Inc. beneficially own approximately 12.2% of the outstanding shares of capital stock of Arbitron. Additionally, Mr. David C. Abrams, the managing member of Abrams Capital, LLC, serves as an independent director on the Boards of Directors of Clear Channel Communications, Inc. and CC Media Holdings, Inc. Information in this prospectus that is indicated as having been provided by Arbitron is contained in reports that are available to all clients of Arbitron and was not commissioned by, prepared for, or provided at a discount to Abrams Capital, LLC, Clear Channel Communications, Inc., or CC Media Holdings, Inc.

iii

SUMMARY

This summary contains basic information about Clear Channel Communications, Inc. and these exchange offers. Because it is a summary, it does not contain all of the information that is important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and the consolidated financial statements and the notes thereto included elsewhere in this prospectus, before participating in the exchange offers.

Clear Channel Communications, Inc., the issuer of the notes, is an indirect, wholly-owned subsidiary of CC Media Holdings, Inc. and a direct, wholly-owned subsidiary of Clear Channel Capital I, LLC, one of the guarantors of the notes. Unless otherwise stated or the context otherwise requires, all references in this prospectus to “Clear Channel,” “we,” “our” and “us” refer to Clear Channel Communications, Inc. and its consolidated subsidiaries, all references in this prospectus to “Clear Channel Capital” refer to Clear Channel Capital I, LLC and all references in this prospectus to “Holdings” refer to CC Media Holdings, Inc.

As an indirect, wholly-owned subsidiary of CC Media Holdings, Inc., the compensation of our officers and directors is governed by the policies and practices of CC Media Holdings, Inc. Accordingly, the information contained in the section titled “Executive Compensation” relates to the executive compensation arrangements between CC Media Holdings, Inc. and our officers and directors and all references therein to “we,” “our” and “us” refer to CC Media Holdings, Inc.

As permitted by the rules and regulations of the SEC, the audited financial statements included in this prospectus are those of Clear Channel Capital I, LLC and contain certain footnote disclosures regarding financial information of Clear Channel Communications, Inc. and the additional registrant guarantors. All other financial statements, data and information contained in this prospectus is that of Clear Channel Communications, Inc, unless otherwise indicated.

Clear Channel

We are a diversified media company incorporated in 1974 with three reportable business segments: Radio Broadcasting, Americas Outdoor Advertising (consisting primarily of operations in the United States, Canada and Latin America) and International Outdoor Advertising.

As of December 31, 2008, we owned 894 radio stations and a leading national radio network operating in the United States. In addition, we had equity interests in various international radio broadcasting companies. For the year ended December 31, 2008, the Radio Broadcasting segment represented 49% of net revenue on a combined basis. As of December 31, 2008, we also owned or operated approximately 237,000 Americas Outdoor Advertising display faces and approximately 670,000 International Outdoor Advertising display faces. For the year ended December 31, 2008, the Americas Outdoor Advertising and International Outdoor Advertising segments represented 21% and 27% of net revenue on a combined basis, respectively. As of December 31, 2008, we also owned a media representation firm, as well as other general support services and initiatives, all of which are within the category “Other.” This segment represented 3% of net revenue on a combined basis for the year ended December 31, 2008.

We believe we offer advertisers a diverse platform of media assets across geographies, radio programming formats and outdoor products. We intend to continue to execute upon our long-standing radio broadcasting and outdoor advertising strategies, while closely managing expense growth and focusing on achieving operating efficiencies throughout our businesses. Within each of our operating segments, we share best practices across our markets in an attempt to replicate our successes throughout the markets in which we operate.

Recent Developments

Preliminary financial data for the quarter ended March 31, 2009, available as of April 17, 2009, is provided below. This financial data for the quarter ended March 31, 2009 is preliminary and may be subject to final quarter-end closing adjustments which could materially change the final results.

Preliminary Statement of Operations Data:

(In thousands)

Three Months Ended March 31, 2009
(unaudited)
Revenue	$1,207,987
Direct operating expenses and selling, general and administrative expenses	$995,885
Corporate expenses	$47,635

Included in direct operating expenses, selling, general and administrative expenses and corporate expenses is approximately $33.6 million related to our restructuring program. On January 20, 2009, we announced that we commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis.

Also included in direct operating expenses, selling, general and administrative expenses and corporate expenses for the quarter ended March 31, 2009 is approximately $9.8 million of non-cash compensation charges, which represents employee compensation costs related to stock option grants and restricted stock awards.

Preliminary Balance Sheet Data:

(In thousands)

As of March 31, 2009
(unaudited)
Short-term investments (1)	$1,472,959
Total debt	$21,016,728
Total guaranteed/subsidiary debt	$17,775,509

(1)	Short-term investments are cash equivalents and are included in the “cash and cash equivalents” line item of the balance sheet.

Corporate Information

Our corporate headquarters is located at 200 East Basse Road, San Antonio, Texas 78209 (Telephone: (210) 822-2828). Our website is http://www.clearchannel.com. The information on our website is not deemed to be part of this prospectus, and you should not rely on it in connection with your decision whether to participate in the exchange offers.

The Transactions

On November 16, 2006, Clear Channel entered into an Agreement and Plan of Merger, as amended by Amendment No. 1, dated April 18, 2007, Amendment No. 2, dated May 17, 2007, and Amendment No. 3, dated May 13, 2008 (the “merger agreement”), to effect the acquisition of Clear Channel by Holdings. Clear Channel held a special meeting of its shareholders on July 24, 2008, at which time the proposed merger was approved. On July 30, 2008, upon the satisfaction of the conditions set forth in the merger agreement, Holdings acquired Clear Channel. The acquisition was effected by the merger of BT Triple Crown Merger Co., Inc. (“Merger Sub”), then an indirect subsidiary of Holdings, with and into Clear Channel (the “merger”). As a result of the merger, Clear Channel became a wholly-owned subsidiary of Holdings, held indirectly through intermediate holding companies including Clear Channel Capital. Upon the consummation of the merger, Holdings became a public company and Clear Channel ceased to be a public company.

At the effective time of the merger, Clear Channel’s shareholders who elected to receive cash consideration in connection with the merger received $36.00 in cash for each pre-merger share of Clear Channel’s outstanding common stock they owned. Pursuant to the merger agreement, as an alternative to receiving the $36.00 per share cash consideration, Clear Channel’s shareholders were offered the opportunity to exchange some or all of their pre-merger shares on a one-for-one basis for shares of common stock in Holdings. Immediately following the Transactions, those shares represented, in the aggregate, approximately 25% (whether measured by voting power or economic interest) of the equity of Holdings.

Several new entities controlled by Bain Capital Investors, LLC and its affiliates (collectively, “Bain Capital”) and Thomas H. Lee Partners, L.P. and its affiliates (collectively, “THL” and, together with Bain Capital, the “Sponsors”) and their co-investors acquired through newly formed companies (each of which is ultimately controlled jointly by the Sponsors) shares of stock in Holdings. Immediately following the Transactions, those shares represented, in the aggregate, approximately 72% (whether measured by voting power or economic interest) of the equity of Holdings. In connection with the Transactions, Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays rolled over unrestricted common stock, restricted equity securities and “in the money” stock options exercisable for common stock of Clear Channel, with an aggregate value of approximately $45 million, in exchange for equity securities of Holdings, and Messrs. Mark P. Mays and Randall T. Mays received restricted stock of Holdings with an aggregate value of approximately $40 million (in each case based upon the per share price paid by the Sponsors for shares of Holdings in connection with the merger). Certain other members of Clear Channel’s management also rolled over restricted equity securities and “in the money” stock options exercisable for common stock of Clear Channel in exchange for equity securities of Holdings. Accordingly, the remaining approximately 3% of the equity of Holdings was held by Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain members of Clear Channel’s management.

The merger was financed with the net proceeds of the initial offering of the outstanding notes, initial borrowings by Clear Channel under new senior secured credit facilities and a new receivables based credit facility, available cash at Clear Channel and equity contributions to Merger Sub at closing. The closing of the offering of the outstanding notes occurred substantially concurrently with the closing of the merger on July 30, 2008. We refer to the merger, the initial offering of the outstanding notes, the borrowings under Clear Channel’s senior secured credit facilities and receivables based credit facility, and the application of proceeds thereof, including the repayment of certain of Clear Channel’s then-existing indebtedness, as the “Transactions.” Clear Channel’s senior secured credit facilities and receivables based credit facility are described in more detail under “Description of Other Indebtedness,” and the notes are described in more detail under “Description of the Exchange Notes.”

For a more complete description of the Transactions, see the sections titled “The Transactions,” “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Description of Other Indebtedness,” and “Description of the Exchange Notes.”

The Sponsors

Bain Capital

Founded in 1984, Bain Capital, LLC is a leading global investment firm whose affiliates manage approximately $75 billion in assets across private equity, venture capital, high-yield debt and public equity asset classes, and has more than 300 investment professionals. Headquartered in Boston, Bain Capital, LLC has offices in Chicago, New York, London, Munich, Mumbai, Hong Kong, Shanghai and Tokyo and has one of the largest in-country private equity investment teams in Europe and Asia. Bain Capital Partners, LLC has raised fourteen private equity funds, including ten in North America, which have made investments and add-on acquisitions in more than 300 companies. Bain Capital Partners, LLC has deep experience in a variety of industries and its group of dedicated operating professionals provide its portfolio companies and management partners with significant strategic and operational support. Funds sponsored by Bain Capital Partners, LLC have invested in a variety of media businesses including The Weather Channel, Warner Music Group, Cumulus Media Partners, Houghton Mifflin, ProSiebenSat.1, SuperPages Canada and DoubleClick.

THL

THL is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has become the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion, completing over 200 add-on acquisitions for portfolio companies and generating superior returns for its investors. Notable recent transactions sponsored by the firm include Aramark, Ceridian, Dunkin’ Brands, Fidelity Information Services, Grupo ONO, Houghton Mifflin, Michael Foods, The Nielsen Company, Nortek, ProSiebenSat.1, Simmons, Univision, Warner Chilcott, Warner Music Group and West Corporation.

The Exchange Offers

On July 30, 2008, we completed private offerings of $980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016 and $1,330,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016. We entered into a registration rights agreement with the initial purchasers in the private offerings in which we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offers. For more information, please see “The Exchange Offers.”

Securities Offered	•	$980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016; and

•	$1,330,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016.

Exchange Offers	The exchange notes are being offered in exchange for a like principal amount of outstanding notes. The exchange offers will remain in effect for a limited time. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 12:00 a.m. midnight, New York City time, on , 2009. Holders may tender some or all of their outstanding notes pursuant to the exchange offers. However, outstanding notes may be tendered only in a denomination equal to $2,000 or in integral multiples of $1,000 in principal amount thereafter. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

•	the exchange notes bear different CUSIP numbers than the outstanding notes; and

•

the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement (the “registration rights agreement”), including the provision for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offers. See “The Exchange Offers.”

Resale	Based upon interpretations by the Staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that the exchange notes may be offered for resale, resold, or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

•	are a broker-dealer who purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of your business;

•	have an arrangement with any person to engage in the distribution of the exchange notes; or

•	are prohibited by law or policy of the SEC from participating in the exchange offers.

However, we have not submitted a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offers. Furthermore, in order to participate in the exchange offers, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date	The exchange offers will expire at 12:00 a.m. midnight, New York City time, on , 2009, unless we decide to extend them. We do not currently intend to extend the expiration date.

Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Outstanding Notes	To participate in these exchange offers, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your outstanding notes by following the automatic tender offer program (“ATOP”) procedures established by The Depository Trust Company (“DTC”) for tendering notes held in book-entry form, as described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

If a holder of outstanding notes desires to tender such outstanding notes and the holder’s outstanding notes are not immediately available, or time will not permit the holder’s outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus.

For more details, please read “The Exchange Offers—Procedures for Tendering Outstanding Notes,” “The Exchange Offers—Book-Entry Delivery Procedures” and “The Exchange Offers—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Withdrawal Rights	You may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date of the exchange offers. Please read “The Exchange Offers—Withdrawal Rights.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to customary conditions, we will accept outstanding notes that are properly tendered in the exchange offers and not withdrawn prior to the expiration date. The exchange notes will be delivered as promptly as practicable following the expiration date.

Consequences of Failure to Exchange Outstanding Notes	If you do not exchange your outstanding notes in the exchange offers, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell, or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell, or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from the most recent interest payment date on which interest has been paid on the outstanding notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.

Broker-Dealers	Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See “Plan of Distribution.”

Material United States Federal Income Tax Considerations	Neither the registration of the outstanding notes pursuant to our obligations under the registration rights agreement nor the United States Holder’s receipt of exchange notes in exchange for outstanding notes will constitute a taxable event for United States federal income tax purposes. Please read “Certain Material United States Federal Income Tax Considerations.”

Exchange Agent	Deutsche Bank Trust Company Americas, the paying agent, registrar and transfer agent under the indenture governing the notes, is serving as exchange agent in connection with the exchange offers.

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making the exchange offers solely to satisfy certain of our obligations under our registration rights agreement.

Fees and Expenses	We will bear all expenses related to the exchange offers. Please read “The Exchange Offers—Fees and Expenses.”

The Exchange Notes

Issuer	Clear Channel Communications, Inc.

Notes Offered

Exchange Senior Cash Pay Notes	Up to $980,000,000 aggregate principal amount of 10.75% Senior Cash Pay Notes due 2016. The exchange senior cash pay notes and the outstanding senior cash pay notes will be considered to be a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

Exchange Senior Toggle Notes	Up to $1,330,000,000 aggregate principal amount of 11.00%/11.75% Senior Toggle Notes due 2016. The exchange senior toggle notes and the outstanding senior toggle notes will be considered to be a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

Maturity Dates	The exchange senior cash pay notes will mature on August 1, 2016.

The exchange senior toggle notes will mature on August 1, 2016.

Interest Rate	Interest on the exchange senior cash pay notes will be payable in cash and will accrue at a rate of 10.75% per annum.

Cash interest on the exchange senior toggle notes will accrue at a rate of 11.00% per annum, and payment-in-kind interest (“PIK Interest”) will accrue at a rate of 11.75% per annum. We may elect, at our option, to either (a) pay interest on the entire principal amount of the senior toggle notes outstanding at that time in cash, (b) pay interest by increasing the principal amount of the senior toggle notes or issuing new senior toggle notes (any such increase or issuance, a “PIK Election”) on 100% of the principal amount of the senior toggle notes outstanding at that time or (c) pay interest on 50% of such principal amount in cash and make a PIK Election with respect to interest on the remaining 50% of such principal amount. Interest on the senior toggle notes was paid in cash on the first interest payment date. On January 15, 2009, we made a permitted PIK Election on 100% of the principal amount of the senior toggle notes then outstanding under the indenture for the semi-annual interest period commencing on February 1, 2009. In the absence of an election for any future interest period, interest on the senior toggle notes will be payable according to the election for the immediately preceding interest period. As a result, we will be deemed to have made the PIK Election for future interest periods unless and until we elect otherwise.

Interest Payment Dates	Interest on the notes will be payable on February 1 and August 1 of each year. The exchange notes will bear interest from the most recent interest payment date on which interest has been paid on the outstanding notes.

Guarantees	Our direct parent and our wholly-owned domestic restricted subsidiaries that guarantee the obligations under our senior secured credit facilities and our receivables based credit facility will guarantee the exchange notes with unconditional guarantees. Any of our subsidiaries that is released as a guarantor of our senior secured credit facilities and our receivables based credit facility will automatically be released as a guarantor of the exchange notes.

Ranking	The exchange notes will be our senior unsecured obligations and will:

•	rank senior in right of payment to our future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•

rank equally in right of payment with all of our existing and future unsecured senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes; and

•

be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness, including our senior secured credit facilities and our receivables based credit facility, and will be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

Similarly, the exchange note guarantees will be senior unsecured obligations of the guarantors and will:

•

rank senior in right of payment to all of the applicable guarantor’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•

rank equally in right of payment with all of the applicable guarantor’s existing and future unsecured senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes;

•	be subordinated in right of payment to the applicable guarantor’s guarantee of our senior secured credit facilities and our receivables based credit facility; and

•

be effectively subordinated to all of the applicable guarantor’s existing and future secured indebtedness, to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated to all obligations of each of such applicable guarantor’s subsidiaries that is not also a guarantor of the exchange notes.

As of December 31, 2008, the outstanding notes and related guarantees ranked effectively junior to approximately $13,932 million of senior secured indebtedness outstanding, including approximately $13,926 million of borrowings under our senior secured credit facilities and receivables based credit facility. As of the same date, our non-guarantor subsidiaries had $4.8 billion of total balance sheet liabilities (including trade payables) to which the notes would have been structurally subordinated.

Optional Redemption	We may redeem the notes, in whole or in part, at any time on or after August 1, 2012 at the redemption prices set forth in “Description of the Exchange Notes—Optional Redemption.” In addition, we may redeem some or all of the notes at any time prior to August 1, 2012 at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and a “make-whole premium” (as described in “Description of the Exchange Notes—Optional Redemption”).

Special Redemption Amount	On August 1, 2015 (the “Special Redemption Date”), we will be required to redeem for cash a portion of the senior toggle notes equal to the product of (x) $30 million and (y) a fraction which, for the avoidance of doubt, cannot exceed one, the numerator of which is the aggregate principal amount outstanding on such date of the senior toggle notes for United States federal income tax purposes and the denominator of which is $1,330,000,000, as determined by us in good faith and rounded to the nearest $2,000 (such redemption, the “Special Redemption”). The redemption price for each portion of a senior toggle note so redeemed pursuant to the Special Redemption will equal 100% of the principal amount of such portion plus any accrued and unpaid interest thereon to the Special Redemption Date.

AHYDO Catch-Up Payments	On the first interest payment date following the fifth anniversary of the “issue date” (as defined in Treasury Regulation Section 1.1273-2(a)(2)) of each series of notes (i.e., the senior cash pay notes and the senior toggle notes) and on each interest payment date thereafter, we will redeem a portion of the principal amount of each then outstanding note in such series in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to such note. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to each note in a series means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to such note before the close of such interest payment date (as described in Section

163(i)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such note (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the “issue price” of such note as defined in Section 1273(b) of the Code (that is, the first price at which a substantial amount of the notes in such series is sold, disregarding for this purpose sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that such note is not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of such note is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each interest payment date with respect to such note. It is intended that no senior cash pay note and that no senior toggle note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code, and the relevant provision of the indenture provides that our obligation to make an AHYDO Catch-Up Payment will be interpreted consistently with such intent. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by us in our good faith reasonable discretion and will be binding upon the holders absent manifest error.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) on or prior to August 1, 2011, we may choose to redeem up to 40% of any series of the notes outstanding at that time with the net cash proceeds that we raise in one or more equity offerings, as long as:

•

we pay 110.75% of the aggregate principal amount of the senior cash pay notes being redeemed or 111.00% of the aggregate principal amount of the senior toggle notes being redeemed, in each case plus accrued and unpaid interest thereon to the applicable redemption date;

•	we redeem the notes within 180 days of completing the applicable public equity offering; and

•

at least 50% of the aggregate principal amount of the senior cash pay notes or the senior toggle notes (excluding PIK Notes, as such term is defined in “Description of the Exchange Notes”), as applicable, issued as of such redemption date remains outstanding afterwards.

Change of Control	If we experience a change of control, we must give holders of the notes the opportunity to sell us their notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon.

We might not be able to pay you the required price for notes you present to us at the time of a change of control because:

•	we might not have enough funds at that time; or

•	the terms of our senior secured credit facilities and our receivables based credit facility may prevent us from paying.

Asset Sale Proceeds	If we or any of our restricted subsidiaries engages in certain asset sales, we or such restricted subsidiary generally must either invest the net cash proceeds from such sales in our business within a period of time, repay senior secured indebtedness (including our senior secured credit facilities or our receivables based credit facility), or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds (if applicable, on a pro rata basis with other senior indebtedness). The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest thereon.

Restrictive Covenants	The indenture that will govern the exchange notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue preferred stock of restricted subsidiaries;

•	pay dividends or distributions on or repurchase capital stock of the issuer or its restricted subsidiaries;

•	make certain investments;

•	create liens on assets of the issuer or its restricted subsidiaries to secure indebtedness;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Exchange Notes.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of some of the factors you should carefully consider before participating in the exchange offers.

Summary Historical and Unaudited Pro Forma Consolidated Financial and Other Data

The following table sets forth Clear Channel’s and Clear Channel Capital’s summary historical and unaudited pro forma consolidated financial and other data as of the dates and for the periods indicated.

The summary historical and unaudited pro forma consolidated financial and other data for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger, which relate to the period succeeding the merger (reflecting the consolidated financial data of Clear Channel Capital) and the period preceding the merger (reflecting the consolidated financial data of Clear Channel), respectively. For purposes of this discussion, we have presented the summary historical and unaudited pro forma consolidated financial and other data for the year ended December 31, 2008 on a combined basis. We believe that presentation on a combined basis is more meaningful as it allows the financial data to be analyzed to comparable prior periods. The post-merger and pre-merger financial data for the year ended December 31, 2008 is presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the consolidated financial statements and related notes herein.

The summary historical financial data for, and as of, the years ended December 31, 2008, 2007 and 2006 is derived from the audited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected for future periods.

The unaudited pro forma financial data for the year ended December 31, 2008 gives effect to the Transactions in the manner described in “Unaudited Pro Forma Condensed Consolidated Financial Data.” The pro forma adjustments are based upon available data and certain assumptions believed to be reasonable. The unaudited pro forma financial data is for informational purposes only and does not purport to represent what the consolidated results of operations or consolidated financial position of Clear Channel Capital would actually be if the Transactions occurred at any date, nor does such data purport to project the results of operations for any future period.

The summary historical and unaudited pro forma consolidated financial and other data should be read in conjunction with “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus. The amounts in the tables may not add due to rounding.

	Year Ended, or as of, December 31,			Pro Forma Year Ended December 31, 2008
	2008	2007	2006
	Combined (1)	Pre-merger (2)	Pre-merger (3)	Combined (4)
	(Dollars in millions)			(unaudited)
Statement of Operations:
Revenue	$6,689	$6,921	$6,568	$6,689
Direct operating expenses (excludes depreciation and amortization) (5)	2,904	2,733	2,532	2,891
Selling, general and administrative expenses (excludes depreciation and amortization) (5)	1,829	1,762	1,709	1,817
Depreciation and amortization	697	567	600	747
Corporate expenses (excludes depreciation and amortization) (5)	228	181	196	222
Merger expenses	156	7	8	—
Impairment charge (6)	5,269	—	—	5,269
Other operating income—net	28	14	71	28

Operating income (loss)	(4,366)	1,685	1,594	(4,229)
Interest expense	929	452	484	1,673
Gain (loss) on marketable securities	(83)	7	2	(82)
Equity in earnings of nonconsolidated affiliates	100	35	38	100
Other income (expense)—net	127	6	(9)	126

Income (loss) before income taxes, minority interest and discontinued operations	(5,151)	1,281	1,141	(5,758)
Income tax benefit (expense)	525	(441)	(470)	755
Minority interest expense, net of tax	17	47	32	17

Income (loss) before discontinued operations	(4,643)	793	639	$(5,020)

Income from discontinued operations, net (7)	638	146	53

Net income (loss)	$(4,005)	$939	$692

Other Financial Data:
Total debt (8)				$19,504
Total guaranteed/subsidiary debt (9)				16,312
Balance Sheet Data:	Post-merger

Current assets	$2,067	$2,295	$2,206
Property, plant and equipment—net, including discontinued operations	3,548	3,215	3,236
Total assets	21,125	18,806	18,886
Current liabilities	1,846	2,813	1,664
Long-term debt, net of current maturities	18,941	5,215	7,327
Shareholders’ equity (deficit) (10)	(3,380)	8,797	8,042

(1)

Financial data for the year ended December 31, 2008 is presented on a combined basis. We believe that presentation on a combined basis is more meaningful as it allows the financial data to be analyzed to comparable periods in 2007 and 2006. The financial data for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger, which relate to the period succeeding the merger (reflecting the consolidated financial data of Clear Channel Capital) and the period preceding the merger (reflecting the consolidated financial data of Clear Channel), respectively. Prior to the acquisition of Clear Channel by Holdings, Clear Channel Capital had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition. The 2008 post-merger and pre-merger financial data is presented as follows:

	Historical
	Post-merger	Pre-merger	Combined
	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2008
	(Dollars in millions)
Statement of Operations:
Revenue	$2,737	$3,952	$6,689
Direct operating expenses (excludes depreciation and amortization)	1,198	1,706	2,904
Selling, general and administrative expenses (excludes depreciation and amortization)	807	1,022	1,829
Depreciation and amortization	348	349	697
Corporate expenses (excludes depreciation and amortization)	102	126	228
Merger expenses	68	88	156
Impairment charge (6)	5,269	—	5,269
Other operating income—net	13	15	28

Operating income (loss)	(5,042)	676	(4,366)
Interest expense	716	213	929
Gain (loss) on marketable securities	(117)	34	(83)
Equity in earnings of nonconsolidated affiliates	6	94	100
Other income (expense)—net	132	(5)	127

Income (loss) before income taxes, minority interest and discontinued operations	(5,737)	586	(5,151)
Income tax benefit (expense)	697	(172)	525
Minority interest income (expense), net of tax	—	(17)	(17)

Income (loss) before discontinued operations	(5,040)	397	(4,643)
Income (loss) from discontinued operations, net	(2)	640	638

Net income	$(5,042)	$1,037	$(4,005)

(2)	Effective January 1, 2007, Clear Channel adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). In accordance with the provisions of FIN 48, the effects of adoption were accounted for as a cumulative-effect adjustment recorded to the balance of retained earnings on the date of adoption. The adoption of FIN 48 resulted in a decrease of $0.2 million to the January 1, 2007 balance of “Retained deficit,” an increase of $101.7 million in “Other long-term liabilities” for unrecognized tax benefits and a decrease of $123.0 million in “Deferred income taxes.”

(3)	Effective January 1, 2006, Clear Channel adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“Statement 123(R)”). In accordance with the provisions of Statement 123(R), Clear Channel elected to adopt the standard using the modified prospective method.

(4)	Information for the year ended December 31, 2008 is presented on a pro forma basis to give effect to the Transactions. Pro forma adjustments are made to depreciation and amortization, corporate expenses, merger expenses, interest expense and income tax benefit (expense). See “Unaudited Pro Forma Condensed Consolidated Financial Data” for a more detailed discussion of these pro forma adjustments.

(5)	Includes non-cash compensation expense.

(6)	A non-cash impairment charge of $5.3 billion was recorded in 2008 as a result of the global economic slowdown which adversely affected advertising revenues across Clear Channel’s businesses in recent months.

(7)	Includes the results of operations of Clear Channel’s television business sold on March 14, 2008 and certain of its non-core radio stations.

(8)	Represents the sum of the indebtedness incurred in connection with the closing of the Transactions, which is guaranteed by Clear Channel Capital and Clear Channel’s material wholly-owned domestic restricted subsidiaries, and retained indebtedness of Clear Channel’s restricted subsidiaries which remains outstanding after the closing of the Transactions. The retained indebtedness amount reflects preliminary purchase accounting adjustments of a negative $1,114 million related to Clear Channel’s retained senior notes.

(9)	Represents total debt described in footnote 8 above, less the amount of Clear Channel’s retained senior notes, which are not guaranteed by, or direct obligations of, Clear Channel’s subsidiaries.

(10)	The post-merger amount as of December 31, 2008 represents total capital increases of $2,925 million, excluding $75 million of restricted stock and options of Holdings, less an accounting adjustment of $835 million mainly related to continuing shareholders’ basis in accordance with Emerging Issues Task Force Issue 88-16, Basis in Leveraged Buyout Transactions (“EITF 88-16”), and less post-merger activity of $5,470 million.

RISK FACTORS

You should carefully consider the risks described below before participating in the exchange offers. The risks described below are not the only ones facing Clear Channel. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition, or results of operations. In such case, you may lose all or part of your original investment in the notes.

Risks Related to the Exchange Offers

You may have difficulty selling the outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your outstanding notes described in the legend on your outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the outstanding notes under the Securities Act. The tender of outstanding notes under the exchange offers will reduce the principal amount of the currently outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offers. See “The Exchange Offers—Consequences of Failure to Exchange.”

There is no public market for the exchange notes, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The exchange notes are a new issue of securities for which there is no existing trading market. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable.

We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, although our outstanding notes trade on The PORTALSM Market. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offers to exchange the outstanding notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

We understand that one or more of the initial purchasers of the outstanding notes presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offers or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

You must comply with the procedures of the exchange offers in order to receive new, freely tradable exchange notes.

Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of book-entry transfer of outstanding notes into the exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offers, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offers, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offers—Procedures for Tendering Outstanding Notes” and “The Exchange Offers—Consequences of Failure to Exchange.”

Some holders who exchange their outstanding notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your outstanding notes in the exchange offers for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to Our Indebtedness and the Notes

References under the heading “—Risks Related to Our Indebtedness and the Notes” related to outstanding indebtedness relate to the outstanding indebtedness of Clear Channel and its consolidated subsidiaries and do not relate to Clear Channel Capital, except to the extent Clear Channel Capital is a guarantor of such indebtedness.

Our substantial indebtedness could adversely affect our operations and your investment in the notes.

In connection with the Transactions, Clear Channel incurred a significant amount of indebtedness. As of December 31, 2008, Clear Channel had outstanding total indebtedness of approximately $19,504 million, including the notes and preliminary purchase accounting adjustments of a negative $1,114 million. Clear Channel also had an additional $1,780 million (before taking into account outstanding letters of credit of approximately $304 million) available for borrowing under its revolving credit facility and an additional approximately $338 million (subject to borrowing base limitations described below) of unfunded commitments under its receivables based credit facility as of December 31, 2008. As of December 31, 2008, borrowing base limitations applicable to the receivables based credit facility would have prevented additional borrowings under this facility. On February 6, 2009, Clear Channel borrowed the remaining availability under its revolving credit facility.

Our substantial level of indebtedness and other financial obligations increase the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on, or other amounts due, in respect of our indebtedness, including the notes. Our substantial indebtedness could also have other significant consequences. For example, it could:

•	require us to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the funds available to us for operations and other purposes;

•	increase our vulnerability, and limit our ability to adjust, to general adverse economic and changing market conditions;

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes, or other purposes on satisfactory terms, or at all;

•

expose us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities and our receivables based credit facility, are at variable rates of interest;

•	cause us to make non-strategic divestitures or restrict us from making strategic acquisitions;

•	limit our planning, flexibility for, or ability to react to, changes in our business and the industries in which we operate; and

•	place us at a competitive disadvantage with competitors who may have less indebtedness and other obligations.

If we fail to make any required payment under our senior secured credit facilities or our receivables based credit facility or to comply with any of the financial and operating covenants included in the senior secured credit facilities or the receivables based credit facility, we will be in default. Lenders under such facilities could then vote to accelerate the maturity of the indebtedness and foreclose upon our and our subsidiaries’ assets securing such indebtedness. Other creditors might then accelerate other indebtedness. If any of our creditors accelerates the maturity of their indebtedness, we may not have sufficient assets to satisfy our obligations under the senior secured credit facilities, the receivables based credit facility, or our other indebtedness, including the notes.

We and our subsidiaries may from time to time pursue various alternatives in order to reduce our substantial indebtedness. These alternatives include retiring or purchasing our outstanding debt or equity securities or obligations through cash purchases, prepayments and/or exchanges for newly issued debt or equity securities or obligations, in open market purchases, privately negotiated transactions or otherwise. Such repurchases, prepayments or exchanges, if any, could have a material positive or negative impact on our liquidity available to repay our outstanding debt obligations. These transactions could also result in amendments to the agreements governing our outstanding debt obligations or changes in our leverage or other financial ratios which could have a material positive or negative impact on our ability to comply with the covenants contained in our debt agreements.

Our ability to generate the significant amount of cash needed to pay interest and principal on the notes and service our other indebtedness and financial obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

Our ability to make payments on and refinance our indebtedness, including the notes, amounts borrowed under our senior secured credit facilities and our receivables based credit facility and other financial obligations, and to fund our operations will depend on our ability to generate substantial operating cash flow. Our cash flow generation will depend on our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, many of which are beyond our control.

Our business may not generate sufficient cash flow from operations, and future borrowings may not be available to us under our senior secured credit facilities, our receivables based credit facility, or otherwise in amounts sufficient to enable us to service our indebtedness, including the notes, our retained senior notes and borrowings under our senior secured credit facilities and our receivables based credit facility, or to fund our other liquidity needs. If we cannot service our indebtedness, we will have to take actions such as reducing or delaying capital investments, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital. Any of these remedies may not, if necessary, be effected on commercially reasonable terms, or at all. Also, the indenture governing the notes, the indenture governing our retained senior notes and the credit agreements for our senior secured credit facilities and receivables based credit facility restrict us from adopting certain of these alternatives. Because of these and other factors beyond our control, we may be unable to pay the principal, premium, if any, interest, or other amounts on the notes.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and the credit agreements for our senior secured credit facilities and our receivables based credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. For example, as of December 31, 2008, Clear Channel had an additional $1,780 million (before taking into account outstanding letters of credit of approximately $304 million) available for borrowing under its revolving credit facility, an additional approximately $718 million available for borrowing under its delayed draw term loan facilities and an additional approximately $338 million (subject to borrowing base limitations described below) of unfunded commitments under its receivables based credit facility. As of December 31, 2008, borrowing base limitations applicable to the receivables based credit facility would have prevented additional borrowings under this facility. On February 6, 2009, Clear Channel borrowed the remaining availability under its revolving credit facility.

We may, at our option, subject to certain conditions, raise incremental term loans or incremental commitments under the revolving credit facility of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated adjusted EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of mandatory prepayments of the term loans under the senior secured credit facilities (other than mandatory prepayments with net cash proceeds of certain asset sales). We may also, at our option, subject to certain conditions, increase the receivables based credit facility in an aggregate amount not to exceed $750 million if certain non-wholly-owned subsidiaries guarantee the receivables based credit facility. Any additional borrowings under our senior secured credit facilities and our receivables based credit facility would be effectively senior to the notes to the extent of the value of the assets securing such indebtedness and the related guarantees of the notes would be subordinated to the guarantees of any additional borrowings under the senior secured credit facilities and receivables based credit facility. Moreover, the indenture governing the notes does not impose any limitation on our incurrence of liabilities that are not considered “indebtedness” under the indenture, and does not impose any limitation on liabilities incurred by our subsidiaries that might be designated as “unrestricted subsidiaries.” If we incur additional indebtedness above current levels, the risks associated with our substantial leverage would increase.

The notes are effectively subordinated to our total secured indebtedness.

The indenture governing the notes permits us to incur certain secured indebtedness, including indebtedness under our senior secured credit facilities and our receivables based credit facility. As of December 31, 2008, indebtedness under Clear Channel’s senior secured credit facilities and its receivables based credit facility of approximately $13,926 million was secured by liens on certain of its assets, including, in the case of the senior secured credit facilities, a pledge of its capital stock. The notes are unsecured and are, therefore, effectively subordinated to Clear Channel’s total secured indebtedness (which includes certain of its retained indebtedness incurred prior to the Transactions) in an amount equal to approximately $13,932 million as of December 31, 2008 (to the extent of the value of the collateral).

Accordingly, if we are involved in a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, or upon a default in payment on, or the acceleration of, any indebtedness under our senior secured credit facilities, our receivables based credit facility, or our other secured indebtedness, any assets securing such indebtedness will not be available to pay obligations on the notes unless all indebtedness under our senior secured credit facilities, our receivables based credit facility, or other secured indebtedness have been paid in full. In addition, a default under the indenture governing the notes would cause an event of default under the senior secured credit facilities and the receivables based credit facility, and the acceleration of indebtedness under the senior secured credit facilities or the receivables based credit facility or the failure to pay such indebtedness when due would, in certain circumstances, cause an event of default under the indenture governing the notes. See “Description of the Exchange Notes—Events of Default and Remedies.” The lenders under our senior secured credit facilities and our receivables based credit facility also have the right upon an event of default thereunder to terminate any commitments they have to provide further borrowings. Further, following an event of default under our senior secured credit facilities and our receivables based credit facility, the lenders under such facilities will have the right to proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under our senior secured credit facilities, our receivables based credit facility, or the notes were to be accelerated, our assets may not be sufficient to repay in full that indebtedness, or any other indebtedness that may become due as a result of that acceleration.

The guarantees of the notes are subordinated to the guarantees of our senior secured credit facilities and our receivables based credit facility.

The guarantees are subordinated to the guarantees of the guarantors of the senior secured credit facilities and receivables based credit facility. As of December 31, 2008, the guarantees were subordinated to guarantees of approximately $13,926 million of indebtedness outstanding under Clear Channel’s senior secured credit facilities and its receivables based credit facility. As of December 31, 2008, Clear Channel had an additional $1,780 million (before taking into account outstanding letters of credit of approximately $304 million) available for borrowing under its revolving credit facility, an additional approximately $718 million available for borrowing under its delayed draw term loan facilities and an additional approximately $338 million (subject to borrowing base limitations described below) of unfunded commitments under its receivables based credit facility. As of December 31, 2008, borrowing base limitations applicable to the receivables based credit facility would have prevented additional borrowings under this facility. On February 6, 2009, Clear Channel borrowed the remaining availability under its revolving credit facility.

We may, at our option, subject to certain conditions, raise incremental term loans or incremental commitments under the revolving credit facility of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated adjusted EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of mandatory prepayments of the term loans under the senior secured credit facilities (other than mandatory prepayments with net cash proceeds of certain asset sales), and we may increase commitments under our receivables based credit facility in an aggregate amount not to exceed $750 million if certain non-wholly-owned subsidiaries guarantee the receivables based credit facility. The guarantees of such additional borrowings would be senior in right of payment to the guarantees of the notes.

As a result of such subordination, upon any distribution to our creditors or the creditors of any guarantor of the notes in a bankruptcy, liquidation, reorganization, or similar proceeding, the holders of our indebtedness under the senior secured credit facilities and receivables based credit facility will be entitled to be paid in full before any payment will be made on that guarantor’s guarantee.

The notes are structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries or non-wholly-owned subsidiaries declare bankruptcy, liquidate, or reorganize.

Clear Channel Outdoor Holdings, Inc. (“CCOH”) and our other non-wholly-owned domestic subsidiaries and our foreign subsidiaries do not guarantee the notes. As a result, the notes are also structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes, and the claims of creditors of these subsidiaries, including trade creditors, have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation, or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade and other creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us and, in turn, to our creditors.

On a pro forma basis after giving effect to the Transactions, the non-guarantor subsidiaries of Clear Channel would have accounted for approximately $3.3 billion, or 50%, of total net revenue (on a combined basis) for the year ended December 31, 2008, and approximately $8.5 billion, or 40%, of total assets as of December 31, 2008. As of December 31, 2008, Clear Channel’s non-guarantor subsidiaries had $2.3 billion of total balance sheet liabilities (including trade payables) to which the notes would have been structurally subordinated.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

We derive a substantial portion of operating income from our subsidiaries. We are dependent on the earnings and cash flow of our subsidiaries to meet our obligations with respect to the notes. We cannot assure you that our subsidiaries will be able to, or be permitted to, pay to us the amounts necessary to service the notes. Provisions of law, such as those requiring that dividends be paid only out of surplus, will also limit the ability of our subsidiaries to make distributions, loans, or other payments to us. In the event we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

On November 10, 2005, we entered into a cash management arrangement with CCOH whereby we provide day-to-day cash management services. As part of this arrangement, substantially all of the cash generated from CCOH’s domestic operations is transferred daily into Clear Channel accounts and, in return, we fund certain of CCOH’s operations. This arrangement is evidenced by tandem cash management notes issued by Clear Channel to CCOH and by CCOH to Clear Channel. Each of the cash management notes is a demand obligation; however, we are not under any contractual commitment to advance funds to CCOH beyond the amounts outstanding under the note issued by Clear Channel. The consummation of the Transactions did not permit CCOH to terminate these arrangements and we may continue to use the cash flows of the domestic operations of CCOH for our own general corporate purposes pursuant to the terms of the existing cash management and intercompany arrangements between us and CCOH, which may include making payments on our indebtedness.

On August 2, 2005, CCOH distributed a note issued by Clear Channel Outdoor, Inc. in the original principal amount of $2.5 billion to us as a dividend. This note matures on August 2, 2010, and may be prepaid in whole or in part at any time. The note accrues interest at a variable per annum rate equal to our weighted average cost of indebtedness, calculated on a monthly basis. This note is mandatorily payable upon a change of control of CCOH and, subject to certain exceptions, all proceeds from new indebtedness issued or equity raised by CCOH must be used to prepay such note. At December 31, 2008, the interest rate on the $2.5 billion note was 6.0%.

The $2.5 billion note requires Clear Channel Outdoor, Inc. to comply with various negative covenants, including restrictions on the following activities: incurring consolidated funded indebtedness (as defined in the note), excluding intercompany indebtedness, in a principal amount in excess of $400 million at any one time outstanding; creating liens; making investments; entering into sale and leaseback transactions (as defined in the note), which when aggregated with consolidated funded indebtedness secured by liens, will not exceed an amount equal to 10% of CCOH’s total consolidated stockholders’ equity (as defined in the note) as shown on its most recently reported annual audited consolidated financial statements; disposing of all or substantially all of its assets; entering into mergers and consolidations; declaring or making dividends or other distributions; repurchasing its equity; and entering into transactions with its affiliates. The existence of these restrictions could limit CCOH’s ability to grow and increase its revenue or respond to competitive changes.

Restrictive covenants in the senior secured credit facilities, receivables based credit facility and the indenture governing the notes restrict our ability to pursue our business strategies.

Our senior secured credit facilities, our receivables based credit facility and the indenture governing the notes contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests. These agreements governing our indebtedness include covenants restricting, among other things, our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends or make distributions on our capital stock, or redeem, repurchase, or retire our capital stock and subordinated indebtedness;

•	make certain investments;

•	create liens on our or our restricted subsidiaries’ assets to secure indebtedness;

•	create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the notes;

•	enter into transactions with affiliates;

•	merge or consolidate with another person, or sell or otherwise dispose of all or substantially all of our assets;

•	sell certain assets, including capital stock of our subsidiaries;

•	alter the business that we conduct; and

•	designate our subsidiaries as unrestricted subsidiaries.

Notwithstanding the restrictions on our ability to pay dividends, redeem, or purchase capital stock and make certain other restricted payments, the indenture governing the notes allows us to make significant restricted payments in certain circumstances. See “Description of the Exchange Notes—Certain Covenants—Limitation on Restricted Payments.”

We may not be able to fulfill our repurchase obligations in the event of a change of control.

Upon the occurrence of any change of control, we will be required to make a change of control offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Any change of control also would constitute a default under our senior secured credit facilities and our receivables based credit facility. Therefore, upon the occurrence of a change of control, the lenders under our senior secured credit facilities and our receivables based credit facility would have the right to accelerate their loans, and if so accelerated, we would be required to repay all of our outstanding obligations under our senior secured credit facilities and our receivables based credit facility. Also, our senior secured credit facilities and our receivables based credit facility generally prohibit us from purchasing any notes if we do not repay all borrowings under such facilities first or obtain the consent of the lenders under such facilities. Accordingly, unless we first repay all such borrowings or obtain the consent of such lenders, we are prohibited from purchasing the notes upon a change of control.

In addition, if a change of control occurs, there can be no assurance that we will have available funds sufficient to pay the change of control purchase price for any of the notes that might be delivered by holders of the notes seeking to accept the change of control offer and, accordingly, none of the holders of the notes may receive the change of control purchase price for their notes. Our failure to make the change of control offer or to pay the change of control purchase price with respect to the notes when due would result in a default under the indenture governing the notes. See “Description of the Exchange Notes—Events of Default and Remedies.”

The lenders under our senior secured credit facilities have the discretion to release the guarantors under our senior secured credit facilities, and our senior secured credit facilities documentation provides for the automatic release of one or more guarantors in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

If the lenders under our senior secured credit facilities release a guarantor from its guarantee of obligations under our senior secured credit facilities, or any guarantor is automatically released from its guarantee of obligations under our senior secured credit facilities pursuant to the terms thereof, then the guarantee of the notes by such guarantor will be released automatically without action by, or consent of, any holder of the notes or the trustee under the indenture governing the notes. See “Description of the Exchange Notes.” You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state statutes allow courts, under specific circumstances, to void guarantees of our subsidiaries and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay, or defraud creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the then fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of each series of notes, is not insolvent, does not have unreasonably small capital for the business in which it is engaged and has not incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or any subsidiary guarantor’s conclusions in this regard.

You will be required to pay United States federal income tax on the senior toggle notes even if we do not pay cash interest.

None of the interest payments on the senior toggle notes will be qualified stated interest for United States federal income tax purposes, even if we never exercised the option to pay PIK Interest, because the senior toggle notes provide us with the option to pay cash interest or PIK Interest for any interest payment period through the maturity of the senior toggle notes. Consequently, the senior toggle notes will be treated as issued with original issue discount (“OID”) for United States federal income tax purposes, and United States holders will be required to include the OID in gross income on a constant yield-to-maturity basis, regardless of whether interest is paid currently in cash and regardless of their regular method of tax accounting. See “Certain United States Federal Income Tax Considerations.”

We may only be entitled to deduct a portion of any interest or OID on the senior toggle notes for United States federal income tax purposes, and only at such time as such interest or OID is considered paid in cash.

The senior toggle notes may constitute “applicable high yield discount obligations” for United States federal income tax purposes. If so, any interest deductions with respect to any OID relating to the senior toggle notes will be deferred until paid in cash, and will be disallowed to the extent the yield to maturity on the senior toggle notes exceeds six percentage points over the “applicable federal rate” (as determined under the Code) in effect for the calendar month in which the senior toggle notes are issued. The deferral and disallowance of deductions for payments of interest or OID on the senior toggle notes may reduce the amount of cash available to us to meet our obligations under the notes.

United States Holders will be required to pay United States federal income tax on the accrual of original issue discount on the senior cash pay notes.

We expect that the “stated redemption price at maturity” of the senior cash pay notes will exceed their “issue price” by more than the statutory de minimis threshold, in which case, the senior cash pay notes will be treated as being issued with original issue discount for United States federal income tax purposes. A United States Holder (as defined in “Certain United States Federal Income Tax Considerations”) of a senior cash pay note issued with original issue discount will be required to include such original issue discount in gross income for United Sates federal income tax purposes on a constant yield-to-maturity basis, in advance of the receipt of cash attributable to that income and regardless of the United States Holder’s regular method of accounting for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations” for more detail.

United States Holders will be required to pay United States federal income tax as interest accrues on the senior toggle notes whether or not we pay cash interest.

Because the senior toggle notes provide us with the option to pay PIK Interest in lieu of paying cash interest in any interest payment period, and because the senior toggle notes may be issued at a discount to their stated principal amount, we will treat the senior toggle notes as issued with original issue discount. As a result, United States Holders will be required to include such original issue discount in gross income for United Sates federal income tax purposes on a constant yield-to-maturity basis, in advance of the receipt of cash attributable to that income and regardless of the United States Holder’s regular method of accounting for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations” for more detail.

An active trading market may not develop for these notes.

The notes are securities for which there is no established public market. Although the notes are eligible for trading in The PORTALSM Market, we do not intend to apply to list the notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result of this and the other factors listed below, an active trading market for the notes may not develop, in which case the market price and liquidity of the notes may be adversely affected.

In addition, you may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industry generally;

•	the fact that the notes will not be registered under the Securities Act;

•	the interest of securities dealers in making a market in the notes;

•	the market for similar securities;

•	prevailing interest rates; and

•	the other factors described in this prospectus under “Risk Factors.”

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so. The initial purchasers may also discontinue any market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell.

The trading market for the notes may be adversely affected by future resales of the notes by the initial purchasers or other factors.

Upon the consummation of the Transactions, substantially all of the notes were purchased by the initial purchasers. The initial purchasers expect to continue to hold notes, but are not required to hold such notes for any length of time. As a result, the initial purchasers may resell the notes at any time and at any price, and there can be no assurance that such resales will not adversely affect the market for the notes and the prices at which you may sell your notes. In addition to the foregoing, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending on other factors that include, without limitation, prevailing interest rates, the market for similar notes and our performance.

Risks Related to Our Business

Deterioration in general economic conditions has caused and could cause additional decreases or delays in advertising spending by our advertisers and could harm our ability to generate advertising revenues and negatively affect our results of operations.

The risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. The current global economic slowdown has resulted in a decline in advertising and marketing services among our customers, resulting in a decline in advertising revenue across our businesses. This reduction in advertising revenue has had an adverse effect on our revenue, profit margins, cash flow and liquidity, particularly during the second half of 2008. The continuation of the global economic slowdown may continue to adversely impact our revenue, profit margins, cash flow and liquidity.

In this regard, consolidated revenue decreased $232.5 million during 2008 compared to 2007. Revenue growth during the first nine months of 2008 was offset by a decline of $254.0 million in the fourth quarter. Revenue declined $264.7 million during 2008 compared to 2007 from our radio business associated with decreases in both local and national advertising. Our Americas Outdoor Advertising revenue also declined approximately $54.8 million attributable to decreases in poster and bulletin revenues associated with cancellations and non-renewals from major national advertisers.

In January 2009, in response to the deterioration in general economic conditions and the resulting negative impact on our business, we commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. As part of the program, we eliminated approximately 1,850 full-time positions representing approximately 9% of total workforce. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all.

If we need additional cash to fund our working capital, debt service, capital expenditures or other funding requirements, we may not be able to access the credit markets due to continuing adverse securities and credit market conditions.

Our primary source of liquidity is cash flow from operations, which has been adversely impacted by the decline in our advertising revenue resulting from the current global economic slowdown. Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash flow from operations as well as cash on hand (including amounts drawn or available under our senior secured credit facilities) will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months. However, our ability to fund our working capital needs, debt service and other obligations, and to comply with the financial covenants under our financing agreements depends on our future operating performance and cash flow, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. If our future operating performance does not meet our expectation or our plans materially change in an adverse manner or prove to be materially inaccurate, we may need additional financing. Continuing adverse securities and credit market conditions could significantly affect the availability of equity or credit financing. Consequently, there can be no assurance that such financing, if permitted under the terms of our financing agreements, will be available on terms acceptable to us or at all. The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet our obligations.

Downgrades in our credit ratings and macroeconomic conditions may adversely affect our borrowing costs, limit our financing options, reduce our flexibility under future financings and adversely affect our liquidity.

Our corporate credit and issue-level ratings were downgraded on February 20, 2009 by Standard & Poor’s Ratings Services. Our corporate credit rating was lowered to “B-”. These ratings remain on credit watch with negative implications. Additionally, Moody’s Investors Service downgraded our corporate family rating to “Caa3” on March 9, 2009. These ratings are significantly below investment grade. These ratings and any additional reductions in our credit ratings could further increase our borrowing costs and reduce the availability of financing to us. In addition, deteriorating economic conditions, including market disruptions, tightened credit markets and significantly wider corporate borrowing spreads, may make it more difficult or costly for us to obtain financing in the future. A credit rating downgrade does not constitute a default under any of our debt obligations.

Our financial performance may be adversely affected by certain variables which are not in our control.

Certain variables that could adversely affect our financial performance by, among other things, leading to decreases in overall revenue, the numbers of advertising customers, advertising fees, or profit margins include:

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unfavorable economic conditions, both general and relative to the radio broadcasting, outdoor advertising and all related media industries, which may cause companies to reduce their expenditures on advertising;

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unfavorable shifts in population and other demographics which may cause us to lose advertising customers as people migrate to markets where we have a smaller presence, or which may cause advertisers to be willing to pay less in advertising fees if the general population shifts into a less desirable age or geographical demographic from an advertising perspective;

•

an increased level of competition for advertising dollars, which may lead to lower advertising rates as we attempt to retain customers or which may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match;

•	unfavorable fluctuations in operating costs which we may be unwilling or unable to pass through to our customers;

•

technological changes and innovations that we are unable to adopt or are late in adopting that offer more attractive advertising or listening alternatives than what we currently offer, which may lead to a loss of advertising customers or to lower advertising rates;

•	the impact of potential new royalties charged for terrestrial radio broadcasting which could materially increase our expenses;

•	unfavorable changes in labor conditions which may require us to spend more to retain and attract key employees; and

•

changes in governmental regulations and policies and actions of federal regulatory bodies which could restrict the advertising media which we employ or restrict some or all of our customers that operate in regulated areas from using certain advertising media, or from advertising at all.

We face intense competition in the broadcasting and outdoor advertising industries.

Our business segments are in highly competitive industries, and we may not be able to maintain or increase our current audience ratings and advertising and sales revenue. Our radio stations and outdoor advertising properties compete for audiences and advertising revenue with other radio stations and outdoor advertising companies, as well as with other media, such as newspapers, magazines, television, direct mail, satellite radio and Internet-based media, within their respective markets. Audience ratings and market shares are subject to change, which could have the effect of reducing our revenue in that market. Our competitors may develop services or advertising media that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It is possible that new competitors may emerge and rapidly acquire significant market share in any of our business segments. An increased level of competition for advertising dollars may lead to lower advertising rates as we attempt to retain customers or may cause us to lose customers to our competitors who offer lower rates that we are unable or unwilling to match.

Our business is dependent upon the performance of on-air talent and program hosts, as well as our management team and other key employees.

We employ or independently contract with several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective markets. Although we have entered into long-term agreements with some of our key on-air talent and program hosts to protect our interests in those relationships, we can give no assurance that all or any of these persons will remain with us or will retain their audiences. Competition for these individuals is intense and many of these individuals are under no legal obligation to remain with us. Our competitors may choose to extend offers to any of these individuals on terms which we may be unwilling to meet. Furthermore, the popularity and audience loyalty of our key on-air talent and program hosts is highly sensitive to rapidly changing public tastes. A loss of such popularity or audience loyalty is beyond our control and could limit our ability to generate revenue.

Our business is also dependent upon the performance of our management team and other key employees. Although we have entered into long-term agreements with some of these individuals, we can give no assurance that all or any of our executive officers or key employees will remain with us. Competition for these individuals is intense and many of our key employees are at-will employees who are under no legal obligation to remain with us. In addition, any or all of our executive officers or key employees may decide to leave for a variety of personal or other reasons beyond our control. The loss of members of our management team or other key employees could have a negative impact on our business and results of operations.

Extensive government regulation, including laws dealing with indecency, may limit our broadcasting operations or adversely affect our business.

The federal government extensively regulates the domestic broadcasting industry, and any changes in the current regulatory scheme could significantly affect us.

Provisions of federal law regulate the broadcast of obscene, indecent, or profane material. The FCC has substantially increased its monetary penalties for violations of these regulations. Congressional legislation enacted in 2006 provides the FCC with authority to impose fines of up to $325,000 per violation for the broadcast of such material. We therefore face increased costs in the form of fines for indecency violations, and cannot predict whether Congress will consider or adopt further legislation in this area.

Environmental, health, safety and land use laws and regulations may limit or restrict some of our operations.

As the owner or operator of various real properties and facilities, especially in our outdoor advertising operations, we must comply with various foreign, federal, state and local environmental, health, safety and land use laws and regulations. We and our properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety as well as zoning restrictions. Historically, we have not incurred significant expenditures to comply with these laws. However, additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require us to make significant expenditures and otherwise limit or restrict some of our operations.

Government regulation of outdoor advertising may restrict our outdoor advertising operations.

United States federal, state and local regulations have a significant impact on the outdoor advertising industry and our business. One of the seminal laws was the Highway Beautification Act of 1965 (the “HBA”), which regulates outdoor advertising on the 306,000 miles of Federal-Aid Primary, Interstate and National Highway Systems (“controlled roads”). The HBA regulates the size and location of billboards, mandates a state compliance program, requires the development of state standards, promotes the expeditious removal of illegal signs, and requires just compensation for takings. Construction, repair, lighting, height, size, spacing and the location of billboards and the use of new technologies for changing displays, such as digital displays, are regulated by federal, state and local governments. From time to time, states and municipalities have prohibited or significantly limited the construction of new outdoor advertising structures, and also permitted non-conforming structures to be rebuilt by third parties. Changes in laws and regulations affecting outdoor advertising at any level of government, including laws of the foreign jurisdictions in which we operate, could have a significant financial impact on us by requiring us to make significant expenditures or otherwise limiting or restricting some of our operations.

From time to time, certain state and local governments and third parties have attempted to force the removal of our displays under various state and local laws, including condemnation and amortization. Amortization is the attempted forced removal of legal but non-conforming billboards (billboards which conformed with applicable zoning regulations when built, but which do not conform to current zoning regulations) or the commercial advertising placed on such billboards after a period of years. Pursuant to this concept, the governmental body asserts that just compensation is earned by continued operation of the billboard over time. Amortization is prohibited along all controlled roads and generally prohibited along non-controlled roads. Amortization has, however, been upheld along non-controlled roads in limited instances where provided by state and local law. Other regulations limit our ability to rebuild, replace, repair and upgrade non-conforming displays. In addition, from time to time third parties or local governments assert that we own or operate displays that either are not properly permitted or otherwise are not in strict compliance with applicable law. Although we believe that the number of our billboards that may be subject to removal based on alleged noncompliance is immaterial, from time to time we have been required to remove billboards for alleged noncompliance. Such regulations and allegations have not had a material impact on our results of operations to date, but if we are increasingly unable to resolve such allegations or obtain acceptable arrangements in circumstances in which our displays are subject to removal, modification, or amortization, or if there occurs an increase in such regulations or their enforcement, our operating results could suffer.

A number of state and local governments have implemented or initiated legislative billboard controls, including taxes, fees and registration requirements in an effort to decrease or restrict the number of outdoor signs and/or to raise revenue. While these controls have not had a material impact on our business and financial results to date, we expect states and local governments to continue these efforts. The increased imposition of these controls and our inability to pass on the cost of these items to our clients could negatively affect our operating income.

International regulation of the outdoor advertising industry varies by region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations limit the subject matter and language of out-of-home displays. For instance, the United States and most European Union countries, among other nations, have banned outdoor advertisements for tobacco products. Our failure to comply with these or any future international regulations could have an adverse impact on the effectiveness of our displays or their attractiveness to clients as an advertising medium and may require us to make significant expenditures to ensure compliance. As a result, we may experience a significant impact on our operations, revenue, international client base and overall financial condition.

Additional restrictions on outdoor advertising of tobacco, alcohol and other products may further restrict the categories of clients that can advertise using our products.

Out-of-court settlements between the major United States tobacco companies and all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and four other United States territories include a ban on the outdoor advertising of tobacco products. Other products and services may be targeted in the future, including alcohol products. Legislation regulating tobacco and alcohol advertising has also been introduced in a number of European countries in which we conduct business and could have a similar impact. Any significant reduction in alcohol-related advertising due to content-related restrictions could cause a reduction in direct revenue from such advertisements and an increase in the available space on the existing inventory of billboards in the outdoor advertising industry.

Doing business in foreign countries creates certain risks not found in doing business in the United States.

Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

•	exposure to local economic conditions;

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	hostility from local populations;

•	the adverse effect of currency exchange controls;

•	restrictions on the withdrawal of foreign investment and earnings;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	expropriations of property;

•	the potential instability of foreign governments;

•	the risk of insurrections;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	foreign exchange restrictions;

•	withholding and other taxes on remittances and other payments by subsidiaries; and

•	changes in taxation structure.

In addition, because we own assets in foreign countries and derive revenue from our international operations, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the United States dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

Future acquisitions could pose risks.

We frequently evaluate strategic opportunities both within and outside our existing lines of business. We expect from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material. Our acquisition strategy involves numerous risks, including:

•	certain of our acquisitions may prove unprofitable and fail to generate anticipated cash flows;

•	to successfully manage our large portfolio of broadcasting, outdoor advertising and other properties, we may need to:

•

recruit additional senior management as we cannot be assured that senior management of acquired companies will continue to work for us and we cannot be certain that any of our recruiting efforts will succeed, and

•

expand corporate infrastructure to facilitate the integration of our operations with those of acquired properties, because the failure to do so may cause us to lose the benefits of any expansion that we decide to undertake by leading to disruptions in our ongoing businesses or by distracting our management;

•	entry into markets and geographic areas where we have limited or no experience;

•	we may encounter difficulties in the integration of operations and systems;

•	our management’s attention may be diverted from other business concerns; and

•	we may lose key employees of acquired companies or stations.

Additional acquisitions by us of radio and television stations and outdoor advertising properties may require antitrust review by federal antitrust agencies and may require review by foreign antitrust agencies under the antitrust laws of foreign jurisdictions. We can give no assurances that the United States Department of Justice (“DOJ”) or the Federal Trade Commission (“FTC”) or foreign antitrust agencies will not seek to bar us from acquiring additional radio or television stations or outdoor advertising properties in any market where we already have a significant position. The DOJ also actively reviews proposed acquisitions of outdoor advertising properties. In addition, the antitrust laws of foreign jurisdictions will apply if we acquire international broadcasting properties.

Capital requirements necessary to implement strategic initiatives could pose risks.

The purchase price of possible acquisitions and/or other strategic initiatives could require additional indebtedness or equity financing on our part. Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms. In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions. If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the strategic opportunity we are presented with, we may decide to forego that opportunity. Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.

New technologies may affect our broadcasting operations.

Our broadcasting businesses face increasing competition from new broadcast technologies, such as broadband wireless and satellite radio, and new consumer products, such as portable digital audio players. These new technologies and alternative media platforms compete with our radio stations for audience share and advertising revenue. The FCC has also approved new technologies for use in the radio broadcasting industry, including the terrestrial delivery of digital audio broadcasting, which significantly enhances the sound quality of radio broadcasts. We have converted approximately 498 of our radio stations to digital broadcasting as of December 31, 2008. We are unable to predict the effect such technologies and related services and products will have on our broadcasting operations, but the capital expenditures necessary to implement such technologies could be substantial and other companies employing such technologies could compete with our businesses.

We may be adversely affected by the occurrence of extraordinary events, such as terrorist attacks.

The occurrence of extraordinary events, such as terrorist attacks, intentional or unintentional mass casualty incidents, or similar events may substantially decrease the use of and demand for advertising, which may decrease revenue or expose us to substantial liability. The September 11, 2001 terrorist attacks, for example, caused a nationwide disruption of commercial activities. As a result of the expanded news coverage following the attacks and subsequent military actions, we experienced a loss in advertising revenue and increased incremental operating expenses. The occurrence of future terrorist attacks, military actions by the United States, contagious disease outbreaks, or similar events cannot be predicted, and their occurrence can be expected to further negatively affect the economies of the United States and other foreign countries where we do business generally, specifically the market for advertising.

Significant equity investors control us and their interests may not be in line with your interests.

Private equity funds sponsored by or co-investors with Bain Capital and THL indirectly own a majority of our outstanding capital stock and will exercise control over matters requiring approval of our shareholder and Board of Directors. Because of this control, transactions may be pursued that could enhance this equity investment while involving risks to your interests. There can be no assurance that the interests of our controlling equity investors will not conflict with your interests.

Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complimentary to our business and, as a result, those acquisition opportunities may not be available to us. So long as private equity funds sponsored by or co-investors with the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

Concurrently with the sale of the outstanding notes on July 30, 2008, we entered into a registration rights agreement with the initial purchasers of the outstanding notes that requires us to use our commercially reasonable efforts to prepare and file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, to offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes.

The registration rights agreement provides that we must (1)(a) use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to be declared effective under the Securities Act within 300 days of the original issue date, (b) keep the exchange offers open for at least 20 business days (or longer, if required by applicable law) after the date notice of the exchange offers is mailed to holders of the outstanding notes and (c) on or prior to the 300th day after the original issue date, if required by the registration rights agreement, exchange the outstanding notes for exchange notes or, under certain circumstances, or (2) have one or more shelf registration statements declared effective within the time frames specified in the registration rights agreement. If we fail to meet certain of these targets, which we refer to as a registration default, the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year over the original interest rate of the notes. If the registration default is corrected, the interest rate on such notes will revert to the original level. If we must pay additional interest, we will pay it to holders of the outstanding notes in cash on the same dates that we make other interest payments on the outstanding notes, until the registration default is corrected.

Following the completion of the exchange offers, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the outstanding notes will continue to be subject to certain restrictions on transfer.

Subject to certain conditions, including the representations set forth below, the exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. In order to participate in the exchange offers, a holder must represent to us in writing, or be deemed to represent to us in writing, among other things, that:

•	the exchange notes acquired pursuant to the exchange offers are being acquired by such holder in the ordinary course of business;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes;

•	the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours or of any of the guarantors;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•

if the holder is a participating broker-dealer that will acquire exchange notes for its own account in exchange for the outstanding notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus in connection with any resale of such exchange notes.

Based on an interpretation by the Staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the exchange notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of ours or any guarantor;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offers.

Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market-making activities or other trading activities may not rely on the Staff’s interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 12:00 a.m. midnight, New York City time, on the expiration date. We will issue $2,000 in principal amount of exchange notes in exchange for each $2,000 principal amount of outstanding notes accepted in the exchange offers and in integral multiples of $1,000 thereafter. Holders may tender some or all of their outstanding notes pursuant to the exchange offers. However, outstanding notes may be tendered only in a denomination equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under the terms of, and entitled to the benefits of, the indenture relating to the outstanding notes.

As of the date of this prospectus: (a) $980,000,000 in aggregate principal amount of senior cash pay notes are outstanding and (b) $1,330,000,000 in aggregate principal amount of senior toggle notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to the registered holders of outstanding notes. We intend to conduct the exchange offers in accordance with the applicable requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to Deutsche Bank Trust Company Americas, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading “—Conditions to the Exchange Offers,” any such unaccepted outstanding notes will be returned, without expense, to the tendering holder of those outstanding notes promptly after the expiration date unless the exchange offers are extended.

Holders who tender outstanding notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes in the exchange offers. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers.

Expiration Date; Extensions; Amendments

The expiration date shall be 12:00 a.m. midnight, New York City time, on                      , 2009, unless we, in our sole discretion, extend the exchange offers, in which case the expiration date shall be the latest date and time to which the exchange offers are extended. In order to extend the exchange offers, we will notify the exchange agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. We reserve the right, in our sole discretion:

•

to delay accepting any outstanding notes, to extend the exchange offers or, if any of the conditions set forth under “—Conditions to the Exchange Offers” shall not have been satisfied, to terminate the exchange offers, by giving oral or written notice of that delay, extension or termination to the exchange agent, or

•	to amend the terms of the exchange offers in any manner.

Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offers

Despite any other term of the exchange offers, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offers as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	any exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to any exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to the holders of outstanding notes. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

We expressly reserve the right to amend or terminate any exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give oral or written notice of any extension, amendment, non-acceptance, or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offers, you must comply with either of the following:

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complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s ATOP procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company, or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s ATOP system to tender. Participants in the program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its ATOP that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

•	By tendering outstanding notes pursuant to the exchange offers, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us or them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the applicable letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent, or comply with the procedures under DTC’s ATOP system in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the names in which the outstanding notes are registered, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s ATOP system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes;

•	include a statement that the holder is withdrawing its election to have such outstanding notes exchanged; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Deutsche Bank Trust Company Americas has been appointed as the exchange agent for the exchange offers. Deutsche Bank Trust Company Americas also acts as the paying agent, registrar and transfer agent under the indenture governing the notes.

You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail:	By Overnight Mail or Courier:	Email: SPU-Reorg.Operations@db.com

DB Services Tennessee, Inc. Reorganization Unit P.O. Box 305050 Nashville, Tennessee 37230 Fax: (615) 835-3701	DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211	For Information: (800) 735-7777

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will record the expenses of the exchange offers as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and exchange of outstanding notes under the exchange offers, provided that such transfer taxes will not be considered to include income, franchise or other taxes that are not occasioned solely by such transfer and exchange. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the transfer and exchange of outstanding notes under the exchange offers.

If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

THE TRANSACTIONS

The Transactions

On November 16, 2006, Clear Channel entered into an Agreement and Plan of Merger, as amended by Amendment No. 1, dated April 18, 2007, Amendment No. 2, dated May 17, 2007, and Amendment No. 3, dated May 13, 2008, to effect the acquisition of Clear Channel by Holdings. Clear Channel held a special meeting of its shareholders on July 24, 2008, at which time the proposed merger was approved. On July 30, 2008, upon the satisfaction of the conditions set forth in the merger agreement, Holdings acquired Clear Channel. The acquisition was effected by the merger of Merger Sub, then an indirect subsidiary of Holdings, with and into Clear Channel. As a result of the merger, Clear Channel became a wholly-owned subsidiary of Holdings, held indirectly through intermediate holding companies including Clear Channel Capital. Upon the consummation of the merger, Holdings became a public company and Clear Channel ceased to be a public company.

At the effective time of the merger, Clear Channel’s shareholders who elected to receive cash consideration in connection with the merger received $36.00 in cash for each pre-merger share of Clear Channel’s outstanding common stock they owned. Pursuant to the merger agreement, as an alternative to receiving the $36.00 per share cash consideration, Clear Channel’s shareholders were offered the opportunity to exchange some or all of their pre-merger shares on a one-for-one basis for shares of common stock in Holdings. Immediately following the Transactions, those shares represented, in the aggregate, approximately 25% (whether measured by voting power or economic interest) of the equity of Holdings.

Several new entities controlled by the Sponsors and their co-investors acquired through newly formed companies (each of which is ultimately controlled jointly by the Sponsors) shares of stock in Holdings. Immediately following the Transactions, those shares represented, in the aggregate, approximately 72% (whether measured by voting power or economic interest) of the equity of Holdings. In connection with the Transactions, Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays rolled over unrestricted common stock, restricted equity securities and “in the money” stock options exercisable for common stock of Clear Channel, with an aggregate value of approximately $45 million, in exchange for equity securities of Holdings, and Messrs. Mark P. Mays and Randall T. Mays received restricted stock of Holdings with an aggregate value of approximately $40 million (in each case based upon the per share price paid by the Sponsors for shares of Holdings in connection with the merger). Certain other members of Clear Channel’s management also rolled over restricted equity securities and “in the money” stock options exercisable for common stock of Clear Channel in exchange for equity securities of Holdings. Accordingly, the remaining approximately 3% of the equity of Holdings was held by Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain members of Clear Channel’s management.

In connection with the Transactions, Clear Channel entered into senior secured credit facilities providing for a $2,000 million revolving credit facility with a maturity in July 2014, a $1,332 million term loan A facility with a maturity in July 2014, a $10,700 million term loan B facility with a maturity in January 2016, a $696 million term loan C—asset sale facility with a maturity in January 2016 and $1,250 million delayed draw term loan facilities with maturities in January 2016. Furthermore, Clear Channel entered into a $784 million receivables based credit facility with a maturity in July 2014, subject to a borrowing base.

The Transactions were financed by:

•

an equity investment in Clear Channel of $3,000 million comprised of rollover equity of Clear Channel’s existing shareholders who elected to receive shares of Holdings as merger consideration, rollover equity from the Mays family, restricted stock and cash equity contributed to Clear Channel indirectly by Holdings from cash equity investments in Holdings by entities associated with the Sponsors and their co-investors and Clear Channel cash on hand;

•

borrowings of approximately $12,808 million and $534 million drawn under Clear Channel’s senior secured credit facilities and receivables based credit facility, respectively, in connection with the Transactions; and

•	the issuance of $980 million aggregate principal amount of the outstanding senior cash pay notes and $1,330 million aggregate principal amount of the outstanding senior toggle notes.

For a more complete description of the Transactions, see the sections entitled “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Condensed Consolidated Financial Data,” “Description of Other Indebtedness,” and “Description of the Exchange Notes.”

Ownership and Corporate Structure

The following chart illustrates our ownership and corporate structure following the Transactions.

(1)	For more information regarding ownership of the outstanding capital stock of Holdings upon the consummation of the Transactions, see “The Transactions.”

(2)	The senior secured credit facilities and the receivables based credit facility are guaranteed on a senior basis by Clear Channel Capital and Clear Channel’s material wholly-owned domestic restricted subsidiaries.

(3)	The exchange notes are guaranteed on a senior basis by Clear Channel Capital and all of Clear Channel’s wholly-owned domestic restricted subsidiaries that guarantee Clear Channel’s senior secured credit facilities and receivables based credit facility, except that such guarantees are subordinated to each such guarantor’s guarantee of such facilities.

(4)	The retained senior notes are obligations solely of Clear Channel and are not guaranteed by Clear Channel Capital or any of Clear Channel’s subsidiaries.

USE OF PROCEEDS

These exchange offers are intended to satisfy certain of Clear Channel’s obligations under the registration rights agreement. Clear Channel will not receive any proceeds from the issuance of the exchange notes in the exchange offers. In exchange for each of the exchange notes, Clear Channel will receive outstanding notes in like principal amount. Clear Channel will retire or cancel all of the outstanding notes tendered in the exchange offers. Accordingly, the issuance of the exchange notes will not result in any change in capitalization.

CAPITALIZATION

The following table sets forth Clear Channel Capital’s consolidated cash, cash equivalents and capitalization as of December 31, 2008. You should read this table in conjunction with “Use of Proceeds,” “The Transactions,” “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Other Indebtedness” and the consolidated financial statements and the related notes included herein. The amounts in the tables may not add due to rounding.

As of December 31, 2008
(in millions)
Cash and Cash Equivalents	$239.8

Debt:
Senior secured credit facilities:
Revolving credit facility
Domestic based borrowings	$190.0
Foreign subsidiary borrowings	30.0
Term loan A facility	1,331.5
Term loan B facility	10,700.0
Term loan C—asset sale facility	695.9
Delayed draw term loan facilities	532.5
Receivables based credit facility	445.6
Senior cash pay notes	980.0
Senior toggle notes	1,330 .0
Retained subsidiary debt	75.9

Total guaranteed/subsidiary debt (1)(2)	$16,311.4
Retained structurally subordinated Clear Channel notes (2)	3,192.3

Total Debt	19,503.7
Total Shareholder’s Equity (Deficit) (3)	(3,380.1)

Total Capitalization	$16,123.6

(1)	Represents the sum of the indebtedness which is guaranteed by Clear Channel Capital and Clear Channel’s material wholly-owned domestic restricted subsidiaries, and retained indebtedness of Clear Channel’s restricted subsidiaries which remains outstanding as of December 31, 2008.

(2)	Represents total debt, less the amount of Clear Channel’s retained senior notes which are not guaranteed by, or direct obligations of, its subsidiaries.

(3)	The amount represents total capital increases of $2,925 million, excluding $75 million of restricted stock and options of Holdings, less an accounting adjustment of $835 million mainly related to continuing shareholders’ basis in accordance with EITF 88-16 and less post-merger activity of $5,470 million.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to Clear Channel Capital’s audited historical consolidated financial statements for the year ended December 31, 2008.

Clear Channel Capital’s audited historical consolidated financial statements for the year ended December 31, 2008 are comprised of two periods: post-merger and pre-merger, which relate to the period succeeding the merger (reflecting the consolidated financial data of Clear Channel Capital) and the period preceding the merger (reflecting the consolidated financial data of Clear Channel), respectively. For purposes of this discussion, pro forma adjustments have been applied to the audited historical consolidated financial statements of Clear Channel Capital for the year ended December 31, 2008 presented on a combined basis. For a discussion of the post-merger and pre-merger period financial data, see “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” and the audited historical consolidated financial statements and related notes included in this prospectus.

The unaudited pro forma condensed consolidated financial data gives effect to the merger which is accounted for as a purchase in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations (“Statement 141”), and EITF 88-16. As a result of the continuing ownership in Holdings by certain members of Clear Channel’s management and large shareholders, Holdings allocated a portion of the consideration to the assets and liabilities at their respective fair values with the remaining portion recorded at the continuing shareholders’ historical basis. The pro forma adjustments are based on the preliminary assessments of allocation of the consideration paid using information available to date and certain assumptions believed to be reasonable. As of the date of this prospectus, Holdings has not completed the valuation studies necessary to determine the fair values of its assets and liabilities and the related allocation of purchase price. Differences between the preliminary and final allocation may have a material impact on amounts recorded for total assets, total liabilities, shareholders’ equity and income (loss).

Holdings’ preliminary purchase accounting adjustments, including goodwill, are reflected in Clear Channel Capital’s financial statements.

The unaudited pro forma condensed consolidated statement of operations of Clear Channel Capital for the year ended December 31, 2008 was prepared based upon the historical consolidated statement of operations of Clear Channel Capital on a combined basis as discussed above, adjusted to reflect the merger as if it had occurred on January 1, 2008.

The unaudited pro forma condensed consolidated statement of operations was adjusted to give effect to items that are directly attributed to the merger, factually supportable, and expected to have a continuing impact on the consolidated results. Such items include: (i) depreciation and amortization expense associated with preliminary valuations of property, plant and equipment and definite-lived intangible assets, (ii) corporate expenses associated with new equity based awards granted to certain members of management, (iii) corporate expenses associated with the accelerated vesting of employee share-based awards upon closing of the merger, (iv) interest expense related to debt issued in conjunction with the merger, issue costs on this indebtedness and the fair value adjustment to Clear Channel’s existing indebtedness and (v) the related tax effects of these items.

The unaudited pro forma condensed consolidated financial data of Clear Channel Capital should be read in conjunction with the historical audited financial statements and the notes thereto included in this prospectus and the other financial information contained in “Summary Historical and Unaudited Pro Forma Consolidated Financial and Other Data,” “Selected Historical Consolidated Financial and Other Data” and “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” included herein.

The unaudited pro forma condensed consolidated financial data of Clear Channel Capital is not necessarily indicative of the actual results of operations or financial position had the above described transactions occurred on the date indicated, nor are they necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008

(In thousands)

	Combined Historical	Transaction Adjustments		Pro Forma
Revenue	$6,688,683	$—		$6,688,683
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,904,444	(13,113)	(F)	2,891,331
Selling, general and administrative expenses (excludes depreciation and amortization)	1,829,246	(12,524)	(F)	1,816,722
Depreciation and amortization	696,830	50,160	(A)	746,990
Corporate expenses (excludes depreciation and amortization)	227,945	(6,281)	(D),(F)	221,664
Merger expenses	155,769	(155,769)	(C)	—
Impairment charge	5,268,858	—		5,268,858
Other operating income—net	28,032	—		28,032

Operating income (loss)	(4,366,377)	137,527		(4,228,850)
Interest expense	928,978	744,721	(B)	1,673,699
Gain (loss) on marketable securities	(82,290)	—		(82,290)
Equity in earnings of nonconsolidated affiliates	100,019	—		100,019
Other income (expense)—net	126,393	—		126,393

Income (loss) before income taxes and minority interest	(5,151,233)	(607,194)		(5,758,427)
Income tax benefit (expense)	524,040	230,535	(E)	754,575
Minority interest expense, net of tax	16,671	—		16,671

Loss from continuing operations	$(4,643,864)	$(376,659)		$(5,020,523)

Net loss per share information is not presented as such information is not required by Statement of Financial Accounting Standards No. 128, Earnings per Share. Subsequent to the merger, Clear Channel Capital II, LLC is the sole member of Clear Channel Capital and owns 100% of its limited liability company interests. Clear Channel Capital does not have any publicly traded common stock or potential common stock.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma condensed consolidated financial data includes the following pro forma adjustments.

(A) This pro forma adjustment is for the additional depreciation and amortization related to the fair value adjustments on property, plant and equipment and definite-lived intangible assets based on the estimated remaining useful lives ranging from two to twenty years for such assets.

(B) This pro forma adjustment is for the incremental interest expense resulting from the new capital structure resulting from the merger and the fair value adjustments to existing Clear Channel long-term indebtedness. On February 6, 2009, Clear Channel borrowed the approximately $1.6 billion of remaining availability under its $2.0 billion revolving credit facility. Assuming the balance on the facility after the draw on February 6, 2009 and weighted average interest rate are held constant over the remaining term, interest payments would have increased by approximately $60.2 million per year.

Year Ended December 31, 2008
Combined
(In thousands)
Interest expense on revolving credit facility (1)	$8,336
Interest expense on receivables based credit facility (2)	15,683
Interest expense on term loan facilities (3)	465,233
Interest expense on outstanding notes (4)	146,796
Amortization of deferred financing fees and fair value adjustments on retained senior notes (5)	146,745
Reduction in interest expense on debt redeemed	(38,072)

Total pro forma interest adjustment	$744,721

(1)	Pro forma interest expense reflects an $80 million outstanding balance on the $2,000 million revolving credit facility at a rate equal to an applicable margin of 3.4% over LIBOR of 2.5%, plus a commitment fee of 0.5% on the undrawn balance of the revolving credit facility. For each 0.125% per annum change in LIBOR, annual interest expense on the revolving credit facility would change by $0.1 million.

(2)	Reflects pro forma interest expense on the receivables based credit facility at a rate equal to an applicable margin of 2.4% over LIBOR of 2.5%, and a commitment fee of 0.375% on the unutilized portion of the receivables based credit facility. For each 0.125% per annum change in LIBOR, annual interest expense on the receivables based credit facility would change by $0.7 million.

(3)	Reflects pro forma interest expense on the term loan facilities at a rate equal to an applicable margin over LIBOR. The pro forma adjustment includes margins of 3.4% to 3.65%, LIBOR of 2.5%, and a commitment fee of 1.82% on the unutilized portion of the delayed draw term loan facilities. For each 0.125% per annum change in LIBOR, annual interest expense on the term loan facilities would change by $15.9 million. As of March 4, 2009, Clear Channel had executed $6.0 billion aggregate notional amount of pay-fixed rate receive-floating rate interest rate swaps to effectively fix the interest rate on a portion of the term loan facilities. This analysis does not include the effects of these interest rate swap agreements.

(4)	Reflects a fixed rate of 10.75% on the outstanding senior cash pay notes and a fixed rate of 11.00% on the outstanding senior toggle notes.

(i)	On January 15, 2009, Clear Channel made a permitted election under the indenture governing the senior toggle notes to pay PIK Interest with respect to 100% of the outstanding senior toggle notes. As a result, Clear Channel is deemed to have made the PIK Interest election for future interest periods unless and until we elect otherwise. These pro forma financial statements include the assumption that the PIK Election has not been made in the pre-merger period ended July 30, 2008 to the fullest extent possible.

The table below quantifies the effects for the period presented of two possible alternate scenarios available to Clear Channel with regard to the payment of required interest, a) making a 100% PIK Election for all periods presented and b) electing to pay 50% in cash and 50% through use of the PIK Election for all periods presented:

	100% PIK Election		50% Cash/50% PIK Election
	Increase in interest expense	Increase in net loss	Increase in interest expense	Increase in net loss
Year ended December 31, 2008	$9,975	$(6,185)	$4,988	$(3,092)

The use of the 100% PIK Election will increase cash balances by approximately $146 million in the first year that the debt is outstanding. The use of the 50% cash pay/50% PIK Election will increase cash balances by approximately $73 million in the first year that the debt is outstanding.

(5)	Represents debt issuance costs associated with our credit facilities amortized over six years for the receivables based credit facility and the revolving credit facility, six to seven and one half years for the term loan facilities and eight years for the outstanding notes.

(C) This pro forma adjustment reverses merger expenses as they are non-recurring charges incurred in connection with the merger.

(D) This pro forma adjustment records non-cash compensation expense of $7.3 million for the pre-merger period ended July 30, 2008 associated with common stock options and restricted stock of Holdings that were granted to certain key executives upon completion of the merger under its new equity incentive plan described elsewhere in this prospectus. The assumptions used to calculate the fair value of these awards were consistent with the assumptions used by Holdings disclosed in its Form 10-K for the year ended December 31, 2008.

(E) The pro forma adjustment for income tax benefit was determined using statutory rates for the year ended December 31, 2008.

(F) This pro forma adjustment reverses expenses associated with the accelerated vesting of certain employee share-based awards upon the closing of the merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth Clear Channel’s and Clear Channel Capital’s selected historical consolidated financial and other data as of and for the five years ended December 31, 2008. The summary historical consolidated financial data as of December 31, 2008 and 2007, and for the three years ended December 31, 2008, are derived from the audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary historical consolidated financial data as of December 31, 2006, 2005 and 2004, and for the two years ended December 31, 2005 are derived from Clear Channel’s audited consolidated financial statements and related notes not included herein. The financial data as of December 31, 2005 and 2004, and for the year ended December 31, 2004 has been revised to reflect the reclassification of the assets, liabilities, revenues and expenses of Clear Channel’s television business and certain radio stations as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (“Statement 144”).

The selected historical consolidated financial and other data for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger, which relate to the period succeeding the merger (reflecting the consolidated financial data of Clear Channel Capital) and the period preceding the merger (reflecting the consolidated financial data of Clear Channel), respectively. For purposes of this discussion, the selected historical consolidated financial and other data of Clear Channel Capital for the year ended December 31, 2008 is presented on a combined basis. Clear Channel Capital believes that presentation on a combined basis is more meaningful as it allows the financial data to be analyzed to comparable prior periods. The post-merger and pre-merger financial data of Clear Channel Capital for the year ended December 31, 2008 is presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the consolidated financial statements and related notes herein.

Acquisitions and dispositions significantly impact the comparability of the historical consolidated financial data. This information is only a summary and you should read the information presented below in conjunction with Clear Channel’s and Clear Channel Capital’s historical consolidated financial statements and related notes included elsewhere in this prospectus, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,
	2008 (1)	2007 (2)	2006 (3)	2005	2004
	Combined	Pre-merger	Pre-merger	Pre-merger	Pre-merger
	(In thousands)
Statement of Operations:
Revenue	$6,688,683	$6,921,202	$6,567,790	$6,126,553	$6,132,880
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,904,444	2,733,004	2,532,444	2,351,614	2,216,789
Selling, general and administrative expenses (excludes depreciation and amortization)	1,829,246	1,761,939	1,708,957	1,651,195	1,644,251
Depreciation and amortization	696,830	566,627	600,294	593,477	591,670
Corporate expenses (excludes depreciation and amortization)	227,945	181,504	196,319	167,088	163,263
Merger expenses	155,769	6,762	7,633	—	—
Impairment charge (4)	5,268,858	—	—	—	—
Other operating income—net	28,032	14,113	71,571	49,656	43,040

Operating income (loss)	(4,366,377)	1,685,479	1,593,714	1,412,835	1,559,947
Interest expense	928,978	451,870	484,063	443,442	367,511
Gain (loss) on marketable securities	(82,290)	6,742	2,306	(702)	46,271
Equity in earnings of nonconsolidated affiliates	100,019	35,176	37,845	38,338	22,285
Other income (expense)—net	126,393	5,326	(8,593)	11,016	(30,554)

Income (loss) before income taxes, minority interest, discontinued operations and cumulative effect of a change in accounting principle	(5,151,233)	1,280,853	1,141,209	1,018,045	1,230,438
Income tax benefit (expense)	524,040	(441,148)	(470,443)	(403,047)	(471,504)
Minority interest expense, net of tax	16,671	47,031	31,927	17,847	7,602

Income (loss) before discontinued operations and cumulative effect of a change in accounting principle	(4,643,864)	792,674	638,839	597,151	751,332
Income from discontinued operations, net (5)	638,391	145,833	52,678	338,511	94,467

Income (loss) before cumulative effect of a change in accounting principle	(4,005,473)	938,507	691,517	935,662	845,799
Cumulative effect of a change in accounting principle, net of tax of, $2,959,003 in 2004 (6)	—	—	—	—	(4,883,968)

Net income (loss)	$(4,005,473)	$938,507	$691,517	$935,662	$(4,038,169)

	Year Ended, or as of, December 31,
	2008 (1)	2007 (2)		2006 (3)		2005		2004
	Post-merger	Pre-merger		Pre-merger		Pre-merger		Pre-merger
	(In thousands)
Balance Sheet Data:
Current assets	$2,066,554	$2,294,583		$2,205,730		$2,398,294		$2,269,922
Property, plant and equipment—net, including discontinued operations (7)	3,548,159	3,215,088		3,236,210		3,255,649		3,328,165
Total assets	21,125,463	18,805,528		18,886,455		18,718,571		19,959,618
Current liabilities	1,845,946	2,813,277		1,663,846		2,107,313		2,184,552
Long-term debt, net of current maturities	18,940,697	5,214,988		7,326,700		6,155,363		6,941,996
Shareholders’ equity (deficit)	(3,380,147)	8,797,491		8,042,341		8,826,462		9,488,078

Other Financial Data:
Capital expenditures	$430,455	$363,309		$336,739		$302,655
Ratio of earnings to fixed charges (8)	—	2.38	x	2.27	x	2.24	x	2.76	x

	Period from July 31 through December 31, 2008 (9)	Period from January 1 through July 30, 2008	Year Ended December 31,
			2007 (2)	2006 (3)	2005	2004
	Post-merger	Pre-merger	Pre-merger	Pre-merger	Pre-merger	Pre-merger
	(In thousands)
Net income (loss) per common share:
Basic:
Income (loss) before discontinued operations and cumulative effect of a change in accounting principle		$.80	$1.60	$1.27	$1.09	$1.26
Discontinued operations		1.29	.30	.11	.62	.16

Income (loss) before cumulative effect of a change in accounting principle		2.09	1.90	1.38	1.71	1.42
Cumulative effect of a change in accounting principle		—	—	—	—	(8.19)

Net income (loss)		$2.09	$1.90	$1.38	$1.71	$(6.77)

Diluted:
Income (loss) before discontinued operations and cumulative effect of a change in accounting principle		$.80	$1.60	$1.27	$1.09	$1.26
Discontinued operations		1.29	.29	.11	.62	.15

Income (loss) before cumulative effect of a change in accounting principle		2.09	1.89	1.38	1.71	1.41
Cumulative effect of a change in accounting principle		—	—	—	—	(8.16)

Net income (loss)		$2.09	$1.89	$1.38	$1.71	$(6.75)

Dividends declared per share		$—	$.75	$.75	$.69	$.45

(1)	The statement of operations for the year ended December 31, 2008 is comprised of two periods: post-merger and pre-merger. Holdings applied preliminary purchase accounting adjustments, and these adjustments are reflected in Clear Channel Capital’s opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008. The merger resulted in a new basis of accounting beginning on July 31, 2008. Please refer to the historical consolidated financial statements and related notes included elsewhere in this prospectus for details on the post-merger and pre-merger periods.

(2)	Effective January 1, 2007, Clear Channel adopted FIN 48. In accordance with the provisions of FIN 48, the effects of adoption were accounted for as a cumulative-effect adjustment recorded to the balance of retained earnings on the date of adoption. The adoption of FIN 48 resulted in a decrease of $0.2 million to the January 1, 2007 balance of “Retained deficit,” an increase of $101.7 million in “Other long-term liabilities” for unrecognized tax benefits and a decrease of $123.0 million in “Deferred income taxes.”

(3)	Effective January 1, 2006, Clear Channel adopted Statement 123(R). In accordance with the provisions of Statement 123(R), Clear Channel elected to adopt the standard using the modified prospective method.

(4)	A non-cash impairment charge of $5.3 billion was recorded in 2008 as a result of the global economic slowdown which adversely affected advertising revenues across Clear Channel’s businesses in recent months.

(5)	Includes the results of operations of Clear Channel’s live entertainment and sports representation businesses, which it spun-off on December 21, 2005, Clear Channel’s television business sold on March 14, 2008 and certain of its non-core radio stations.

(6)	Clear Channel recorded a non-cash charge of $4.9 billion, net of deferred taxes of $3.0 billion, in 2004 as a cumulative effect of a change in accounting principle during the fourth quarter of 2004 as a result of the adoption of EITF Topic D-108, Use of the Residual Method to Value Acquired Assets other than Goodwill (“Topic D-108”).

(7)	Excludes the property, plant and equipment—net of Clear Channel’s live entertainment and sports representation businesses, which it spun-off on December 21, 2005.

(8)	The ratio of earnings to fixed charges for the pre-merger period from January 1 through July 30, 2008 was 2.06x. Earnings, as adjusted, were not sufficient to cover fixed charges by approximately $5.7 billion for the post-merger period from July 31 through December 31, 2008.

(9)	Net loss per share information is not presented for the post-merger period as such information is not required by Statement of Financial Accounting Standards No. 128, Earnings per Share. During the post-merger period ended December 31, 2008, Clear Channel Capital II, LLC is the sole member of Clear Channel Capital and owns 100% of its limited liability company interests. Clear Channel Capital does not have any publicly traded common stock or potential common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of Clear Channel’s and Clear Channel Capital’s financial condition and results of operations with “Selected Historical Consolidated Financial and Other Data,” “Unaudited Pro Forma Condensed Consolidated Financial Data” and the historical consolidated financial statements and related notes included elsewhere in this prospectus. In this section, the terms “we,” “our,” “ours “ and “us” refer to Clear Channel and its consolidated subsidiaries for pre-merger results and refer to Clear Channel Capital and its consolidated subsidiaries for post-merger results and results presented on a combined basis, as discussed further below. The term “Clear Channel Capital” refers collectively to Clear Channel Capital and its consolidated subsidiaries. This discussion contains forward-looking statements about Clear Channel’s markets, the demand for Clear Channel’s products and services and Clear Channel Capital’s future results. We based these statements on assumptions that we consider reasonable. Actual results may differ materially from those suggested by our forward-looking statements for various reasons including those discussed in the “Risk Factors” and “Forward-Looking Statements” sections of this prospectus. Those sections expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. We do not have any intention or obligation to update forward-looking statements included in this prospectus.

Format of Presentation

Clear Channel Capital’s consolidated balance sheets, statements of operations, statements of cash flows and shareholders’ equity and related notes included elsewhere in this prospectus are presented for two periods: post-merger and pre-merger, which relate to the period succeeding the merger and the periods preceding the merger, respectively. Prior to the merger, Clear Channel Capital had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition. Holdings applied preliminary purchase accounting, and these adjustments are reflected in Clear Channel Capital’s opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008. The results of operations subsequent to the closing of the merger reflect the impact of the new basis of accounting. The financial reporting periods are presented as follows:

•

The period from July 31 through December 31, 2008 includes the post-merger period, reflecting the merger of Clear Channel with and into Merger Sub. Subsequent to the acquisition, Clear Channel became an indirect, wholly-owned subsidiary of Holdings and Clear Channel Capital’s business became that of Clear Channel and its subsidiaries.

•

The period from January 1 through July 30, 2008 includes the pre-merger period of Clear Channel. Prior to the consummation of Holdings’ acquisition of Clear Channel, Clear Channel Capital had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition.

•

The 2007 and 2006 periods presented are pre-merger. The consolidated financial statements for all pre-merger periods were prepared using the historical basis of accounting for Clear Channel. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

The discussion in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is presented on a combined basis for the pre-merger and post-merger periods for 2008. The 2008 post-merger and pre-merger results are presented, but are not discussed, separately. We believe that the discussion on a combined basis is more meaningful as it allows the results of operations to be analyzed to comparable periods in 2007 and 2006.

Management’s discussion and analysis of our results of operations and financial condition should be read in conjunction with the historical consolidated financial statements and related footnotes. Our discussion is presented on both a consolidated and segment basis. Our reportable operating segments are Americas Outdoor Advertising, International Outdoor Advertising and Radio Broadcasting, which includes our national syndication business. Included in the Other segment are our media representation business, Katz Media, and other general support services and initiatives.

We manage our operating segments primarily focusing on their operating income, while corporate expenses, merger expenses, impairment charge, other operating income—net, interest expense, gain (loss) on marketable securities, equity in earnings of nonconsolidated affiliates, other income (expense)—net, income tax benefit (expense) and minority interest benefit (expense)—net of tax are managed on a total company basis and are, therefore, included only in our discussion of consolidated results.

Recent Events

Consummation of the Merger

Holdings was formed in May 2007 by private equity funds sponsored by Bain Capital and THL for the purpose of acquiring the business of Clear Channel. At the effective time of the merger, each issued and outstanding share of Clear Channel, other than shares held by certain members of Clear Channel management that were rolled over and exchanged for shares of Holdings’ Class A common stock, was either exchanged for (i) $36.00 in cash consideration, without interest, or (ii) one share of Holdings’ Class A common stock.

Holdings accounted for its acquisition of Clear Channel as a purchase business combination in conformity with Statement 141 and EITF 88-16 and has preliminarily allocated a portion of the consideration paid to the assets and liabilities acquired at their initial estimated respective fair values with the remaining portion recorded at the continuing shareholders’ basis. Excess consideration after this preliminary allocation was recorded as goodwill.

Holdings estimated the preliminary fair value of the acquired assets and liabilities as of the merger date utilizing information available at the time the financial statements were prepared. These estimates are subject to refinement until all pertinent information is obtained. Holdings is currently in the process of obtaining third-party valuations of certain of the acquired assets and liabilities and will complete its purchase price allocation in 2009. The final allocation of the purchase price may be different than the initial allocation.

The preliminary purchase accounting adjustments, including goodwill, are reflected in the financial statements of Clear Channel Capital.

Impairment Charge

The global economic slowdown has adversely affected advertising revenues across our businesses in recent months. As a result, we performed an impairment test in the fourth quarter of 2008 on our indefinite-lived FCC licenses, indefinite-lived permits and goodwill.

Our FCC licenses and permits are valued using the direct valuation approach, with the key assumptions being market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average asset within a market.

The estimated fair value of FCC licenses and permits was below their carrying values. As a result, we recognized a non-cash impairment charge of $1.7 billion on our FCC licenses and permits. The United States and global economies are undergoing a period of economic uncertainty, which has caused, among other things, a general tightening in the credit markets, limited access to the credit market, lower levels of liquidity and lower consumer and business spending. These disruptions in the credit and financial markets and the continuing impact of adverse economic, financial and industry conditions on the demand for advertising negatively impacted the key assumptions in the discounted cash flow models used to value our FCC licenses and permits.

The goodwill impairment test requires us to measure the fair value of our reporting units and compare the estimated fair value to the carrying value, including goodwill. Each of our reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires us to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on our budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors.

The estimated fair value of our reporting units was below their carrying values, which required us to compare the implied fair value of each reporting units’ goodwill with its carrying value. As a result, we recognized a non-cash impairment charge of $3.6 billion to reduce our goodwill. The macroeconomic factors discussed above had an adverse effect on our estimated cash flows and discount rates used in the discounted cash flow model.

While we believe we had made reasonable estimates and utilized reasonable assumptions to calculate the fair value of our FCC licenses, permits and reporting units, it is possible a material change could occur to the estimated fair value of these assets. If our actual results are not consistent with our estimates, we could be exposed to future impairment losses that could be material to our results of operations.

Restructuring Program

On January 20, 2009, we announced that we commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. As part of the program, we eliminated approximately 1,850 full-time positions representing approximately 9% of total workforce. The restructuring program will also include other actions, including elimination of overlapping functions and other cost savings initiatives. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all. In addition, we may modify or terminate the restructuring program in response to economic conditions or otherwise.

As of December 31, 2008, we had recognized approximately $95.9 million of expenses related to our restructuring program. These expenses primarily related to severance of approximately $83.3 million and $12.6 million related to professional fees.

Sale of Non-core Radio Stations and the Television Business

Sale of Non-core Radio Stations

We determined that each radio station market in Clear Channel’s previously announced non-core radio station sales represents a disposal group consistent with the provisions of Statement 144. Consistent with the provisions of Statement 144, we classified these assets that are subject to transfer under definitive asset purchase agreements as discontinued operations for all periods presented. Accordingly, depreciation and amortization associated with these assets was discontinued. Additionally, we determined that these assets comprise operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of Clear Channel Capital. We determined that the estimated fair value less costs to sell attributable to these assets was in excess of the carrying value of their related net assets held for sale.

Sale of the Television Business

On March 14, 2008, Clear Channel completed the sale of its television business to Newport Television, LLC for $1.0 billion, adjusted for certain items including proration of expenses and adjustments for working capital. As a result, Clear Channel recorded a gain of $662.9 million as a component of “Income from discontinued operations, net” in its consolidated statement of operations during the quarter ended March 31, 2008. Additionally, net income and cash flows from the television business were classified as discontinued operations in the consolidated statements of operations and the consolidated statements of cash flows, respectively, in 2008 through the date of sale and for all of 2007 and 2006. The net assets related to the television business were classified as discontinued operations as of December 31, 2007.

Radio Broadcasting

Our radio business has been adversely impacted and may continue to be adversely impacted by the difficult economic conditions currently present in the United States. The weakening economy in the United States has, among other things, adversely affected our clients’ need for advertising and marketing services thereby reducing demand for our advertising spots. Continuing weakening demand for these services could materially affect our business, financial condition and results of operations.

Our revenue is derived from selling advertising time (“spots”) on our radio stations, with advertising contracts typically less than one year in duration. The programming formats of our radio stations are designed to reach audiences with targeted demographic characteristics that appeal to our advertisers. Management monitors average advertising rates, which are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by an independent ratings service. The size of the market influences rates as well, with larger markets typically receiving higher rates than smaller markets. Also, our advertising rates are influenced by the time of day the advertisement airs, with morning and evening drive-time hours typically the highest. Management monitors yield per available minute in addition to average rates because yield allows management to track revenue performance across our inventory. Yield is defined by management as revenue earned divided by commercial capacity available.

Management monitors macro level indicators to assess our radio broadcasting operations’ performance. Due to the geographic diversity and autonomy of our markets, we have a multitude of market-specific advertising rates and audience demographics. Therefore, management reviews average unit rates across all of our stations.

Management looks at our radio broadcasting operations’ overall revenue as well as local advertising, which is sold predominately in a station’s local market, and national advertising, which is sold across multiple markets. Local advertising is sold by each radio station’s sales staffs while national advertising is sold, for the most part, through our national representation firm. Local advertising, which is our largest source of advertising revenue, and national advertising revenues are tracked separately because these revenue streams have different sales forces and respond differently to changes in the economic environment.

Management also looks at radio revenue by market size, as defined by Arbitron. Typically, larger markets can reach larger audiences with wider demographics than smaller markets. Additionally, management reviews our share of target demographics listening to the radio in an average quarter hour. This metric gauges how well our formats are attracting and retaining listeners.

A portion of our Radio Broadcasting segment’s expenses vary in connection with changes in revenue. These variable expenses primarily relate to costs in our sales department, such as salaries, commissions and bad debt. Our programming and general and administrative departments incur most of our fixed costs, such as talent costs, rights fees, utilities and office salaries. Lastly, our highly discretionary costs are in our marketing and promotions department, which we primarily incur to maintain and/or increase our audience share.

Americas Outdoor Advertising and International Outdoor Advertising

Our outdoor advertising business has been, and may continue to be, adversely impacted by the difficult economic conditions currently present in the United States and other countries in which we operate. The continuing weakening economy has, among other things, adversely affected our clients’ need for advertising and marketing services, resulted in increased cancellations and non-renewals by our clients, thereby reducing our occupancy levels and could require us to lower our rates in order to remain competitive, thereby reducing our yield, or affect our client’s solvency. Any one or more of these effects could materially affect our business, financial condition and results of operations.

Our revenue is derived from selling advertising space on the displays we own or operate in key markets worldwide consisting primarily of billboards, street furniture and transit displays. We own the majority of our advertising displays, which typically are located on sites that we either lease or own or for which we have acquired permanent easements. Our advertising contracts typically outline the number of displays reserved, the duration of the advertising campaign and the unit price per display.

Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays. The number of impressions delivered by a display is measured by the number of people passing the site during a defined period of time and, in some international markets, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic. Management typically monitors our business by reviewing the average rates, average revenue per display, or yield, occupancy and inventory levels of each of our display types by market. In addition, because a significant portion of our advertising operations are conducted in foreign markets, the largest being France and the United Kingdom, management reviews the operating results from our foreign operations on a constant dollar basis. A constant dollar basis allows for comparison of operations independent of foreign exchange movements.

The significant expenses associated with our operations include (i) direct production, maintenance and installation expenses, (ii) site lease expenses for land under our displays and (iii) revenue-sharing or minimum guaranteed amounts payable under our billboard, street furniture and transit display contracts. Our direct production, maintenance and installation expenses include costs for printing, transporting and changing the advertising copy on our displays, the related labor costs, the vinyl and paper costs and the costs for cleaning and maintaining our displays. Vinyl and paper costs vary according to the complexity of the advertising copy and the quantity of displays. Our site lease expenses include lease payments for use of the land under our displays, as well as any revenue-sharing arrangements or minimum guaranteed amounts payable that we may have with the landlords. The terms of our site leases and revenue-sharing or minimum guaranteed contracts generally range from one to 20 years.

In our International Outdoor Advertising business, normal market practice is to sell billboards and street furniture as network packages with contract terms typically ranging from one to two weeks, compared to contract terms typically ranging from four weeks to one year in the United States. In addition, competitive bidding for street furniture and transit contracts, which constitute a larger portion of our International Outdoor Advertising business, and a different regulatory environment for billboards, result in higher site lease cost in our International Outdoor Advertising business compared to our Americas Outdoor Advertising business. As a result, our margins are typically less in our International Outdoor Advertising business than in the Americas Outdoor Advertising.

Our street furniture and transit display contracts, the terms of which range from three to 20 years, generally require us to make upfront investments in property, plant and equipment. These contracts may also include upfront lease payments and/or minimum annual guaranteed lease payments. We can give no assurance that our cash flows from operations over the terms of these contracts will exceed the upfront and minimum required payments.

Our 2008 and 2007 results of operations include the full year results of operations of Interspace Airport Advertising (“Interspace”) and our results of operations for 2006 include a partial year of the results of operations of Interspace, which Clear Channel acquired in July 2006.

Statement 123(R)

Clear Channel Capital does not have any equity incentive plans. Clear Channel’s employees receive equity awards from Holdings’ equity incentive plans. Prior to the merger, Clear Channel granted equity awards to its employees under its own equity incentive plans.

As of December 31, 2008, there was $130.3 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over four years. In addition, as of December 31, 2008, there was $80.2 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Vesting of certain Clear Channel stock options and restricted stock awards was accelerated upon the closing of the merger. As a result, except for certain executive officers and holders of certain options that could not, by their terms, be cancelled prior to their stated expiration date, holders of stock options received cash or, if elected, an amount of Holdings stock, in each case equal to the intrinsic value of the awards based on a market price of $36.00 per share while holders of restricted stock awards received, with respect to each share of restricted stock, $36.00 per share in cash, without interest or, if elected, a share of Holdings stock. Approximately $39.2 million of share-based compensation was recognized in the 2008 pre-merger period as a result of the accelerated vesting of stock options and restricted stock awards and is included in the table below.

The following table details compensation costs related to share-based payments for the years ended December 31, 2008, 2007 and 2006:

	Year Ended December 31,
	2008	2007	2006
	Combined	Pre-merger	Pre-merger
	(In millions)
Radio Broadcasting
Direct Operating Expenses	$17.2	$10.0	$11.1
SG&A	20.6	12.2	14.1
Americas Outdoor Advertising
Direct Operating Expenses	$6.3	$5.7	$3.4
SG&A	2.1	2.2	1.3
International Outdoor Advertising
Direct Operating Expenses	$1.7	$1.2	$0.9
SG&A	0.4	0.5	0.4
Other
Direct Operating Expenses	$0.5	$—	$0.7
SG&A	0.8	—	1.0
Corporate	$28.9	$12.2	$9.1

The Comparison of Year Ended December 31, 2008 to Year Ended December 31, 2007 is as Follows:

	Post-merger	Pre-merger	Combined
	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31, 2008
	(In thousands)
Revenue	$2,736,941	$3,951,742	$6,688,683
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,198,345	1,706,099	2,904,444
Selling, general and administrative expenses (excludes depreciation and amortization)	806,787	1,022,459	1,829,246
Depreciation and amortization	348,041	348,789	696,830
Corporate expenses (excludes depreciation and amortization)	102,276	125,669	227,945
Merger expenses	68,085	87,684	155,769
Impairment charge	5,268,858	—	5,268,858
Other operating income—net	13,205	14,827	28,032

Operating income (loss)	(5,042,246)	675,869	(4,366,377)
Interest expense	715,768	213,210	928,978
Gain (loss) on marketable securities	(116,552)	34,262	(82,290)
Equity in earnings of nonconsolidated affiliates	5,804	94,215	100,019
Other income (expense)—net	131,505	(5,112)	126,393

Income (loss) before income taxes, minority interest and discontinued operations	(5,737,257)	586,024	(5,151,233)
Income tax benefit (expense):
Current	76,729	(27,280)	49,449
Deferred	619,894	(145,303)	474,591

Income tax benefit (expense)	696,623	(172,583)	524,040
Minority interest income (expense), net of tax	481	(17,152)	(16,671)

Income (loss) before discontinued operations	(5,040,153)	396,289	(4,643,864)
Income (loss) from discontinued operations, net	(1,845)	640,236	638,391

Net income (loss)	$(5,041,998)	$1,036,525	$(4,005,473)

	Year Ended December 31,		% Change
	2008	2007
	Combined	Pre-merger
	(In thousands)
Revenue	$6,688,683	$6,921,202	(3)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,904,444	2,733,004	6%
Selling, general and administrative expenses (excludes depreciation and amortization)	1,829,246	1,761,939	4%
Depreciation and amortization	696,830	566,627	23%
Corporate expenses (excludes depreciation and amortization)	227,945	181,504	26%
Merger expenses	155,769	6,762
Impairment charge	5,268,858	—
Other operating income—net	28,032	14,113

Operating income (loss)	(4,366,377)	1,685,479
Interest expense	928,978	451,870
Gain (loss) on marketable securities	(82,290)	6,742
Equity in earnings of nonconsolidated affiliates	100,019	35,176
Other income (expense)—net	126,393	5,326

Income (loss) before income taxes, minority interest and discontinued operations	(5,151,233)	1,280,853
Income tax benefit (expense):
Current	49,449	(252,910)
Deferred	474,591	(188,238)

Income tax benefit (expense)	524,040	(441,148)
Minority interest income (expense), net of tax	(16,671)	(47,031)

Income (loss) before discontinued operations	(4,643,864)	792,674
Income (loss) from discontinued operations, net	638,391	145,833

Net income (loss)	$(4,005,473)	$938,507

Consolidated Results of Operations

Revenue

Our consolidated revenue decreased $232.5 million during 2008 compared to 2007. Revenue growth during the first nine months of 2008 was offset by a decline of $254.0 million in the fourth quarter. Revenue declined $264.7 million during 2008 compared to 2007 from our radio business associated with decreases in both local and national advertising. Our Americas Outdoor Advertising revenue also declined approximately $54.8 million attributable to decreases in poster and bulletin revenues associated with cancellations and non-renewals from major national advertisers. The declines were partially offset by an increase from our International Outdoor Advertising revenue of approximately $62.3 million, with roughly $60.4 million from movements in foreign exchange.

Direct Operating Expenses

Our consolidated direct operating expenses increased approximately $171.4 million during 2008 compared to 2007. Our International Outdoor Advertising business contributed $90.3 million to the increase primarily from an increase in site lease expenses and $39.5 million related to movements in foreign exchange. Our Americas Outdoor Advertising business contributed $57.0 million to the increase primarily from new contracts. These increases were partially offset by a decline in direct operating expenses in our Radio Broadcasting segment of approximately $3.6 million related to a decline in programming expenses.

Selling, General and Administrative Expenses (“SG&A”)

Our SG&A increased approximately $67.3 million during 2008 compared to 2007. Approximately $48.3 million of this increase occurred during the fourth quarter primarily as a result of an increase in severance. Our International Outdoor Advertising business contributed approximately $41.9 million to the increase primarily from movements in foreign exchange of $11.2 million and an increase in severance in 2008 associated with our restructuring plan of approximately $20.1 million. Our Americas Outdoor Advertising business’ SG&A increased approximately $26.4 million largely from increased bad debt expense of $15.5 million and an increase in severance in 2008 associated with our restructuring plan of $4.5 million. SG&A expenses in our radio business decreased approximately $7.5 million primarily from reduced marketing and promotional expenses and a decline in commissions associated with the decline in revenues, partially offset by an increase in severance in 2008 associated with our restructuring plan of approximately $32.6 million.

Depreciation and Amortization

Depreciation and amortization expense increased $130.2 million in 2008 compared to 2007 primarily due to $86.0 million in additional depreciation and amortization associated with the preliminary purchase accounting adjustments to the acquired assets, $29.3 million of accelerated depreciation in our Americas Outdoor Advertising and International Outdoor Advertising segments from billboards that were removed and approximately $11.3 million related to impaired advertising display contracts in our International Outdoor Advertising segment.

Corporate Expenses

The increase in corporate expenses of $46.4 million in 2008 compared to 2007 primarily relates to a $16.7 million increase in non-cash compensation related to awards that vested at the closing of the merger, a $6.3 million management fee to the Sponsors on connection with the management and advisory services provided following the merger, and $6.2 million related to outside professional services.

Merger Expenses

Merger expenses for 2008 were $155.8 million and include accounting, investment banking, legal and other expenses.

Impairment charge

The global economic slowdown has adversely affected advertising revenues across our businesses in recent months. As discussed above, we performed an impairment test in the fourth quarter of 2008 and recognized a non-cash impairment charge to our indefinite-lived intangible assets and goodwill of $5.3 billion.

Other Operating Income—Net

The $28.0 million income for 2008 consists of $9.6 million from the favorable settlement of a lawsuit, a $7.0 million gain on the disposition of a representation contract, a $4.0 million gain on the sale of property, plant and equipment, $3.3 million from the sale of sports broadcasting rights and a $1.7 million gain on the sale of international street furniture. The $14.1 million income in 2007 related primarily to $8.9 million gain from the sale of street furniture assets and land in our International Outdoor Advertising segment as well as $3.4 million from the disposition of assets in our Radio Broadcasting segment.

Interest Expense

The increase in interest expense for 2008 over 2007 is the result of the increase in our average debt outstanding after the merger. Our outstanding debt was $19.5 billion and $6.6 billion at December 31, 2008 and 2007, respectively.

Gain (Loss) on Marketable Securities

During the fourth quarter of 2008, we recorded a non-cash impairment charge to certain available-for-sale securities. The fair value of these available-for-sale securities was below their cost each month subsequent to the closing of the merger. As a result, we considered the guidance in SAB Topic 5M and reviewed the length of the time and the extent to which the market value was less than cost and the financial condition and near-term prospects of the issuer. After this assessment, we concluded that the impairment was other than temporary and recorded a $116.6 million impairment charge. This loss was partially offset by a net gain of $27.0 million recorded in the second quarter of 2008 on the unwinding of our secured forward exchange contracts and the sale of our American Tower Corporation (“AMT”) shares.

The $6.7 million gain on marketable securities for 2007 primarily related to changes in fair value of the shares of AMT held by us and the related forward exchange contracts.

Other Income (Expense)—Net

Other income of $126.4 million in 2008 relates to an aggregate gain of $124.5 million on the fourth quarter 2008 tender of certain of Clear Channel’s outstanding notes, a $29.3 million foreign exchange gain on translating short-term intercompany notes, an $8.0 million dividend received, partially offset by a $29.8 million loss on the third quarter 2008 tender of certain of Clear Channel’s outstanding notes and a $4.7 million impairment of our investment in a radio partnership and $0.9 million of various other items.

Other income of $5.3 million in 2007 primarily relates to a foreign exchange gain on translating short-term intercompany notes.

Equity in Earnings of Nonconsolidated Affiliates

Equity in earnings of nonconsolidated affiliates increased $64.8 million in 2008 compared to 2007 primarily from a $75.6 million gain recognized in the first quarter 2008 on the sale of Clear Channel’s 50% interest in Clear Channel Independent, a South African outdoor advertising company. We also recognized a gain of $9.2 million on the disposition of 20% of Grupo ACIR Comunicaciones. These gains were partially offset by a $9.0 million impairment charge to one of our International Outdoor Advertising equity method investments and declines in equity in income from our investments in certain international radio broadcasting companies as well as the loss of equity in earnings from the disposition of Clear Channel Independent.

Income Taxes

Current tax expense for 2008 decreased $302.4 million compared to 2007 primarily due to a decrease in income (loss) before income taxes, minority interest and discontinued operations of $1.2 billion which excludes the non-tax deductible impairment charge of $5.3 billion recorded in 2008. In addition, current tax benefits of approximately $74.6 million were recorded during 2008 related to the termination of Clear Channel’s cross currency swap. Also, we recognized additional tax depreciation deductions as a result of the bonus depreciation provisions enacted as part of the Economic Stimulus Act of 2008. These current tax benefits were partially offset by additional current tax expense recorded in 2008 related to currently non deductible transaction costs as a result of the merger.

The effective tax rate for the year ended December 31, 2008 decreased to 10.2% as compared to 34.4% for the year ended December 31, 2007, primarily due to the impairment charge that resulted in a $5.3 billion decrease in “income (loss) before income taxes, minority interest and discontinued operations” and “tax benefits” of approximately $648.2 million. Partially offsetting this decrease to the effective rate were tax benefits recorded as a result of the release of valuation allowances on the capital loss carryforwards that were used to offset the taxable gain from the disposition of Clear Channel’s investment in AMT and Grupo ACIR Comunicaciones.

Additionally, Clear Channel sold its 50% interest in Clear Channel Independent in 2008, which was structured as a tax free disposition. The sale resulted in a gain of $75.6 million with no current tax expense. Further, in 2008 valuation allowances were recorded on certain net operating losses generated during the period that were not able to be carried back to prior years. Due to the lack of earnings history as a merged company and limitations on net operating loss carryback claims allowed, Clear Channel Capital cannot rely on future earnings and carryback claims as a means to realize deferred tax assets which may arise as a result of future period net operating losses. Pursuant to the provision of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, deferred tax valuation allowances would be required on those deferred tax assets.

For the year ended December 31, 2008, deferred tax expense decreased $662.8 million as compared to 2007 primarily due to the impairment charge recorded in 2008 related to the tax deductible intangibles. This decrease was partially offset by increases in deferred tax expense in 2008 related to recording of valuation allowances on certain net operating losses as well as the termination of the cross currency swap and the additional tax depreciation deductions as a result of the bonus depreciation provisions enacted as part of the Economic Stimulus Act of 2008 mentioned above.

Minority Interest, Net of Tax

The decline in minority interest expense of $30.4 million in 2008 compared to 2007 relates to the decline for the same period in net income of our subsidiary, CCOH.

Discontinued Operations

Income from discontinued operations of $638.4 million recorded during 2008 primarily relates to a gain of $631.9 million, net of tax, related to the sale of our television business and radio stations.

Radio Broadcasting Results of Operations

Our Radio Broadcasting operating results were as follows:

	Year Ended December 31,		% Change
	2008	2007
	Combined	Pre-merger
	(In thousands)
Revenue	$3,293,874	$3,558,534	(7)%
Direct operating expenses	979,324	982,966	(0)%
Selling, general and administrative expenses	1,182,607	1,190,083	(1)%
Depreciation and amortization	152,822	107,466	42%

Operating income	$979,121	$1,278,019	(23)%

Our Radio Broadcasting revenue declined approximately $264.7 million during 2008 compared to 2007, with approximately 43% of the decline occurring during the fourth quarter. Our local revenues were down $205.6 million in 2008 compared to 2007. National revenues declined as well. Both local and national revenues were down as a result of overall weakness in advertising. Our Radio Broadcasting revenue experienced declines across advertising categories including automotive, retail and entertainment advertising categories. For the year ended December 31, 2008, our total minutes sold and average minute rate declined compared to 2007.

Direct operating expenses declined approximately $3.6 million. Decreases in programming expenses of approximately $21.2 million from our radio markets were partially offset by an increase in programming expenses of approximately $16.3 million in our national syndication business. The increase in programming expenses in our national syndication business was mostly related to contract talent payments. SG&A expenses decreased approximately $7.5 million primarily from reduced marketing and promotional expenses and a decline in commission expenses associated with the revenue decline. Partially offsetting the decline in SG&A was an increase in severance in 2008 associated with our restructuring plan of approximately $32.6 million and an increase in bad debt expense of approximately $17.3 million.

Depreciation and amortization increased approximately $45.4 million mostly as a result of additional amortization associated with the preliminary purchase accounting adjustments to the acquired intangible assets.

Americas Outdoor Advertising Results of Operations

Our Americas Outdoor Advertising operating results were as follows:

	Year Ended December 31,		% Change
	2008	2007
	Combined	Pre-merger
	(In thousands)
Revenue	$1,430,258	$1,485,058	(4)%
Direct operating expenses	647,526	590,563	10%
Selling, general and administrative expenses	252,889	226,448	12%
Depreciation and amortization	207,633	189,853	9%

Operating income	$322,210	$478,194	(33)%

Revenue decreased approximately $54.8 million during 2008 compared to 2007, with the entire decline occurring in the fourth quarter. Driving the decline was approximately $87.4 million attributable to poster and bulletin revenues associated with cancellations and non-renewals from major national advertisers, partially offset by an increase of $46.2 million in airport revenues, digital display revenues and street furniture revenues. Also impacting the decline in bulletin revenue was decreased occupancy while the decline in poster revenue was affected by a decrease in both occupancy and rate. The increase in airport and street furniture revenues was primarily driven by new contracts while digital display revenue growth was primarily the result of an increase in the number of digital displays. Other miscellaneous revenues also declined approximately $13.6 million.

Our Americas Outdoor Advertising direct operating expenses increased $57.0 million primarily from higher site lease expenses of $45.2 million primarily attributable to new taxi, airport and street furniture contracts and an increase of $2.4 million in severance. Our SG&A expenses increased $26.4 million largely from increased bad debt expense of $15.5 million and an increase of $4.5 million in severance in 2008 associated with our restructuring plan.

Depreciation and amortization increased approximately $17.8 million mostly as a result of $6.6 million related to additional depreciation and amortization associated with preliminary purchase accounting adjustments to the acquired assets and $11.3 million of accelerated depreciation from billboards that were removed.

International Outdoor Advertising Results of Operations

Our International Outdoor Advertising operating results were as follows:

	Year Ended December 31,		% Change
	2008	2007
	Combined	Pre-merger
	(In thousands)
Revenue	$1,859,029	$1,796,778	3%
Direct operating expenses	1,234,610	1,144,282	8%
Selling, general and administrative expenses	353,481	311,546	13%
Depreciation and amortization	264,717	209,630	26%

Operating income	$6,221	$131,320	(95)%

Revenue increased approximately $62.3 million, with roughly $60.4 million from movements in foreign exchange. The remaining revenue growth was primarily attributable to growth in China, Turkey and Romania, partially offset by revenue declines in France and the United Kingdom. China and Turkey benefited from strong advertising environments. Clear Channel acquired operations in Romania at the end of the second quarter of 2007, which also contributed to revenue growth in 2008. The decline in France was primarily driven by the loss of a contract to advertise on railways and the decline in the United Kingdom was primarily driven by weak advertising demand.

During the fourth quarter of 2008, revenue declined approximately $88.6 million compared to the fourth quarter of 2007, of which approximately $51.8 million was attributable to movements in foreign exchange and the remainder of which was primarily the result of a decline in advertising demand.

Direct operating expenses increased $90.3 million. Included in the increase is approximately $39.5 million related to movements in foreign exchange. The remaining increase in direct operating expenses was driven by an increase in site lease expenses. SG&A expenses increased $41.9 million in 2008 over 2007 with $20.1 million related to severance in 2008 associated with our restructuring plan and approximately $11.2 million related to movements in foreign exchange.

Depreciation and amortization expenses increased $55.1 million with $18.8 million related to additional depreciation and amortization associated with the preliminary purchase accounting adjustments to the acquired assets, approximately $18.0 million related to an increase in accelerated depreciation from billboards to be removed, approximately $11.3 million related to impaired advertising display contracts and $4.9 million related to an increase from movements in foreign exchange.

Reconciliation of Segment Operating Income (Loss)

	Year Ended December 31,
	2008	2007
	Combined	Pre-merger
	(In thousands)
Radio Broadcasting	$979,121	$1,278,019
Americas Outdoor Advertising	322,210	478,194
International Outdoor Advertising	6,221	131,320
Other	(31,419)	(11,659)
Impairment Charge	(5,268,858)	—
Other operating income—net	28,032	14,113
Merger expenses	(155,769)	(6,762)
Corporate	(245,915)	(197,746)

Consolidated operating income	$(4,366,377)	$1,685,479

The Comparison of Year Ended December 31, 2007 to Year Ended December 31, 2006 is as Follows:

	Year Ended December 31,		% Change
	2007	2006
	Pre-merger	Pre-merger
	(In thousands)
Revenue	$6,921,202	$6,567,790	5%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	2,733,004	2,532,444	8%
Selling, general and administrative expenses (excludes depreciation and amortization)	1,761,939	1,708,957	3%
Depreciation and amortization	566,627	600,294	(6)%
Corporate expenses (excludes depreciation and amortization)	181,504	196,319	(8)%
Merger expenses	6,762	7,633
Other operating income—net	14,113	71,571

Operating income	1,685,479	1,593,714	6%
Interest expense	451,870	484,063
Gain on marketable securities	6,742	2,306
Equity in earnings of nonconsolidated affiliates	35,176	37,845
Other income (expense)—net	5,326	(8,593)

Income before income taxes, minority interest expense and discontinued operations	1,280,853	1,141,209
Income tax expense:
Current	252,910	278,663
Deferred	188,238	191,780

Income tax expense	441,148	470,443
Minority interest expense, net of tax	47,031	31,927

Income before discontinued operations	792,674	638,839
Income from discontinued operations, net	145,833	52,678

Net income	$938,507	$691,517

Consolidated Results of Operations

Revenue

Our consolidated revenue increased $353.4 million during 2007 compared to 2006. Our International Outdoor Advertising revenue increased $240.4 million, including approximately $133.3 million related to movements in foreign exchange and the remainder associated with growth across inventory categories. Our Americas Outdoor Advertising revenue increased $143.7 million driven by increases in bulletin, street furniture, airports and taxi display revenues as well as $32.1 million from Interspace. Our Radio Broadcasting revenue was essentially flat. Declines in local and national advertising revenue were partially offset by an increase in our syndicated radio programming, traffic and on-line businesses. These increases were also partially offset by declines from operations classified in our Other segment.

Direct Operating Expenses

Our direct operating expenses increased $200.6 million in 2007 compared to 2006. International Outdoor Advertising direct operating expenses increased $163.8 million principally from $88.0 million related to movements in foreign exchange. Americas Outdoor Advertising direct operating expenses increased $56.2 million primarily attributable to increased site lease expenses associated with new contracts and the increase in transit revenue as well as approximately $14.9 million from Interspace. Partially offsetting these increases was a decline in our Radio Broadcasting direct operating expenses of approximately $11.7 million primarily from a decline in programming and expenses associated with non-traditional revenue.

Selling, General and Administrative Expenses

Our SG&A increased $53.0 million in 2007 compared to 2006. International Outdoor Advertising SG&A expenses increased $31.9 million primarily related to movements in foreign exchange. Americas Outdoor Advertising SG&A expenses increased $19.1 million mostly attributable to sales expenses associated with the increase in revenue and $6.7 million from Interspace. Our Radio Broadcasting SG&A expenses increased $4.3 million for the comparative periods primarily from an increase in our marketing and promotions department which was partially offset by a decline in bonus and commission expenses.

Depreciation and Amortization

Depreciation and amortization expense decreased approximately $33.7 million primarily from a decrease in the radio segments fixed assets and a reduction in amortization from international outdoor contracts.

Corporate Expenses

Corporate expenses decreased $14.8 million during 2007 compared to 2006 primarily related to a decline in radio bonus expenses.

Merger Expenses

We entered into the merger agreement in the fourth quarter of 2006. Expenses associated with the merger were $6.8 million and $7.6 million for the years ended December 31, 2007 and 2006, respectively, and include accounting, investment banking, legal and other expenses.

Other Operating Income—Net

Other operating income—net of $14.1 million for the year ended December 31, 2007 related primarily to a $8.9 million gain from the sale of street furniture assets and land in our International Outdoor Advertising segment, as well as $3.4 million from the disposition of assets in our Radio Broadcasting segment.

Other operating income —net of $71.6 million for the year ended December 31, 2006 mostly related to $34.6 million in our Radio Broadcasting segment primarily from the sale of stations and programming rights and $13.2 million in our Americas Outdoor Advertising segment from the exchange of assets in one of our markets for the assets of a third party located in a different market.

Interest Expense

Interest expense declined $32.2 million for the year ended December 31, 2007 compared to the same period of 2006. The decline was primarily associated with the reduction in our average outstanding debt during 2007.

Gain (Loss) on Marketable Securities

The $6.7 million gain on marketable securities for 2007 primarily related to changes in fair value of the AMT shares and the related forward exchange contracts. The gain of $2.3 million for the year ended December 31, 2006 related to a $3.8 million gain from terminating our secured forward exchange contract associated with our investment in XM Satellite Radio Holdings Inc. partially offset by a loss of $1.5 million from the change in fair value of AMT securities that are classified as trading and the related secured forward exchange contracts associated with those securities.

Other Income (Expense)—Net

Other income of $5.3 million recorded in 2007 primarily relates to foreign exchange gains while other expense of $8.6 million recorded in 2006 primarily relates to foreign exchange losses.

Income Taxes

Current tax expense decreased $25.8 million for the year ended December 31, 2007 as compared to the year ended December 31, 2006 primarily due to current tax benefits of approximately $45.7 million recorded in 2007 related to the settlement of several tax positions with the Internal Revenue Service (“IRS”) for the 1999 through 2004 tax years. In addition, we recorded current tax benefits of approximately $14.6 million in 2007 related to the utilization of capital loss carryforwards. The 2007 current tax benefits were partially offset by additional current tax expense due to an increase in income before income taxes of $139.6 million.

Deferred tax expense decreased $3.5 million for the year ended December 31, 2007 as compared to the year ended December 31, 2006 primarily due to additional deferred tax benefits of approximately $8.3 million recorded in 2007 related to accrued interest and state tax expense on uncertain tax positions. In addition, we recorded deferred tax expense of approximately $16.7 million in 2006 related to the uncertainty of our ability to utilize certain tax losses in the future for certain international operations. The changes noted above were partially offset by additional deferred tax expense recorded in 2007 as a result of tax depreciation expense related to capital expenditures in certain foreign jurisdictions.

Minority Interest, Net of Tax

Minority interest expense increased $15.1 million in 2007 compared to 2006 primarily from an increase in net income attributable to our subsidiary, CCOH.

Discontinued Operations

Clear Channel closed on the sale of 160 stations in 2007 and five stations in 2006. The gain on sale of assets recorded in discontinued operations for these sales was $144.6 million and $0.3 million in 2007 and 2006, respectively. The remaining $1.2 million and $52.4 million are associated with the net income from radio stations and our television business that are recorded as income from discontinued operations for 2007 and 2006, respectively.

Radio Broadcasting Results of Operations

Our Radio Broadcasting operating results were as follows:

	Year Ended December 31,		% Change
	2007	2006
	Pre-merger	Pre-merger
	(In thousands)
Revenue	$3,558,534	$3,567,413	0%
Direct operating expenses	982,966	994,686	(1)%
Selling, general and administrative expenses	1,190,083	1,185,770	0%
Depreciation and amortization	107,466	125,631	(14)%

Operating income	$1,278,019	$1,261,326	1%

Our Radio Broadcasting revenue was essentially flat. Declines in local and national revenues were partially offset by increases in network, traffic, syndicated radio and on-line revenues. Local and national revenues were down partially as a result of overall weakness in advertising as well as declines in automotive, retail and political advertising categories. During 2007, our average minute rate declined compared to 2006.

Our Radio Broadcasting direct operating expenses declined approximately $11.7 million in 2007 compared to 2006. The decline was primarily from a $14.8 million decline in programming expenses partially related to salaries, a $16.5 million decline in non-traditional expenses primarily related to fewer concert events sponsored by us in the current year and $5.1 million in other direct operating expenses. Partially offsetting these declines were increases of $5.7 million in traffic expenses and $19.1 million in internet expenses associated with the increased revenue in these businesses. SG&A expenses increased $4.3 million during 2007 as compared to 2006 primarily from an increase of $16.2 million in our marketing and promotions department partially offset by a decline of $9.5 million in bonus and commission expenses.

Americas Outdoor Advertising Results of Operations

Our Americas Outdoor Advertising operating results were as follows:

	Year Ended December 31,		% Change
	2007	2006
	Pre-merger	Pre-merger
	(In thousands)
Revenue	$1,485,058	$1,341,356	11%
Direct operating expenses	590,563	534,365	11%
Selling, general and administrative expenses	226,448	207,326	9%
Depreciation and amortization	189,853	178,970	6%

Operating income	$478,194	$420,695	14%

Americas Outdoor Advertising revenue increased $143.7 million, or 11%, during 2007 as compared to 2006 with Interspace contributing approximately $32.1 million to the increase. The growth occurred across our inventory, including bulletins, street furniture, airports and taxi displays. The revenue growth was primarily driven by bulletin revenue attributable to increased rates and airport revenue which had both increased rates and occupancy. Leading advertising categories during the year were telecommunications, retail, automotive, financial services and amusements. Revenue growth occurred across our markets, led by Los Angeles, New York, Washington/Baltimore, Atlanta, Boston, Seattle and Minneapolis.

Our Americas Outdoor Advertising direct operating expenses increased $56.2 million primarily from an increase of $46.6 million in site lease expenses associated with new contracts and the increase in airport, street furniture and taxi revenues. Interspace contributed $14.9 million to the increase. Our SG&A expenses increased $19.1 million primarily from bonus and commission expenses associated with the increase in revenue and from Interspace, which contributed approximately $6.7 million to the increase.

Depreciation and amortization increased $10.9 million during 2007 compared to 2006 primarily associated with $5.9 million from Interspace.

International Outdoor Advertising Results of Operations

Our International Outdoor Advertising operating results were as follows:

	Year Ended December 31,		% Change
	2007	2006
	Pre-merger	Pre-merger
	(In thousands)
Revenue	$1,796,778	$1,556,365	15%
Direct operating expenses	1,144,282	980,477	17%
Selling, general and administrative expenses	311,546	279,668	11%
Depreciation and amortization	209,630	228,760	(8)%

Operating income	$131,320	$67,460	95%

International Outdoor Advertising revenue increased $240.4 million, or 15%, in 2007 as compared to 2006. Included in the increase was approximately $133.3 million related to movements in foreign exchange. Revenue growth occurred across inventory categories including billboards, street furniture and transit, driven by both increased rates and occupancy. Growth was led by increased revenues in France, Italy, Australia, Spain and China.

Our International Outdoor Advertising direct operating expenses increased approximately $163.8 million in 2007 compared to 2006. Included in the increase was approximately $88.0 million related to movements in foreign exchange. The remaining increase in direct operating expenses was primarily attributable to an increase in site lease expenses associated with the increase in revenue. SG&A expenses increased $31.9 million in 2007 over 2006 from approximately $23.4 million related to movements in foreign exchange and an increase in selling expenses associated with the increase in revenue. Additionally, we recorded a $9.8 million reduction to SG&A in 2006 as a result of the favorable settlement of a legal proceeding.

Depreciation and amortization declined $19.1 million during 2007 compared to 2006 primarily from contracts which were recorded at fair value in purchase accounting in prior years and became fully amortized at December 31, 2006.

Reconciliation of Segment Operating Income (Loss)

	Year Ended December 31,
	2007	2006
	Pre-merger	Pre-merger
	(In thousands)
Radio Broadcasting	$1,278,019	$1,261,326
Americas Outdoor Advertising	478,194	420,695
International Outdoor Advertising	131,320	67,460
Other	(11,659)	(4,225)
Other operating income—net	14,113	71,571
Merger expenses	(6,762)	(7,633)
Corporate	(197,746)	(215,480)

Consolidated operating income	$1,685,479	$1,593,714

Liquidity and Capital Resources

Cash Flows

		Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31,
	2008			2007	2006
	Combined	Post-merger	Pre-merger	Pre-merger	Pre-merger
	(In thousands)
Cash provided by (used in):
Operating activities	$1,281,284	$246,026	$1,035,258	$1,576,428	$1,748,057
Investing activities	$(18,127,954)	$(17,711,703)	$(416,251)	$(482,677)	$(607,011)
Financing activities	$15,907,798	$17,554,739	$(1,646,941)	$(1,431,014)	$(1,178,610)
Discontinued operations	$1,033,570	$2,429	$1,031,141	$366,411	$69,227

Operating Activities

Fiscal Year 2008

Net cash flow from operating activities for 2008 primarily reflects a loss before discontinued operations of $4.6 billion plus a non-cash impairment charge of $5.3 billion, depreciation and amortization of $696.8 million, the amortization of deferred financing charges of approximately $106.4 million, and share-based compensation of $78.6 million, partially offset by a deferred tax benefit of $474.6 million.

Fiscal Year 2007

Net cash flow from operating activities during 2007 primarily reflected income before discontinued operations of $792.7 million plus depreciation and amortization of $566.6 million and deferred taxes of $188.2 million.

Fiscal Year 2006

Net cash flow from operating activities of $1.7 billion for the year ended December 31, 2006 principally reflected net income from continuing operations of $638.8 million and depreciation and amortization of $600.3 million. Net cash flows from operating activities also reflect an increase of $190.2 million in accounts receivable as a result of the increase in revenue and a $390.4 million federal income tax refund related to restructuring our international businesses consistent with our strategic realignment and the utilization of a portion of the capital loss generated on the spin-off of Live Nation, Inc.

Investing Activities

Fiscal Year 2008

Net cash used in investing activities during 2008 principally reflected cash used in the acquisition of Clear Channel by Holdings of $17.5 billion and the purchase of property, plant and equipment of $430.5 million.

Fiscal Year 2007

Net cash used in investing activities of $482.7 million for the year ended December 31, 2007 principally reflected the purchase of property, plant and equipment of $363.3 million.

Fiscal Year 2006

Net cash used in investing activities of $607.0 million for the year ended December 31, 2006 principally reflected capital expenditures of $336.7 million related to purchases of property, plant and equipment and $341.2 million primarily related to acquisitions of operating assets, partially offset by proceeds from the sale of other assets of $99.7 million.

Financing Activities

Fiscal Year 2008

Net cash used in financing activities for 2008 principally reflected $15.4 billion in debt proceeds used to finance the acquisition of Clear Channel by Holdings, an equity contribution of $2.1 billion used to finance the acquisition of Clear Channel by Holdings, $1.9 billion primarily for the redemptions of certain of Clear Channel’s subsidiaries’ notes and $93.4 million in dividends paid.

Fiscal Year 2007

Net cash used in financing activities for the year ended December 31, 2007 principally reflects $372.4 million in dividend payments, decrease in debt of $1.1 billion, partially offset by the proceeds from the exercise of stock options of $80.0 million.

Fiscal Year 2006

Net cash used in financing activities for the year ended December 31, 2006 principally reflects $1.4 billion for shares repurchased, $382.8 million in dividend payments, partially offset by the net increase in debt of $601.3 million and proceeds from the exercise of stock options of $57.4 million.

Discontinued Operations

During 2008, Clear Channel completed the sale of our television business to Newport Television, LLC for $1.0 billion and completed the sales of certain radio stations for $110.5 million. The cash received from these sales was recorded as a component of cash flows from discontinued operations during the first quarter of 2008.

The proceeds from the sale of five stations in 2006 and 160 stations in 2007 are classified as cash flows from discontinued operations in 2006 and 2007, respectively. Additionally, the cash flows from these stations are classified as discontinued operations for all periods presented.

Anticipated Cash Requirements

Our primary source of liquidity is cash flow from operations, which has been adversely affected by the global economic slowdown. The risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. The current global economic slowdown has resulted in a decline in advertising and marketing services among our customers, resulting in a decline in advertising revenues across our businesses. This reduction in advertising revenues has had an adverse effect on our revenue, profit margins, cash flow and liquidity, particularly during the second half of 2008. The continuation of the global economic slowdown may continue to adversely impact our revenue, profit margins, cash flow and liquidity.

In January 2009, in response to the deterioration in general economic conditions and the resulting negative impact on our business, we commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. As part of the program, we eliminated approximately 1,850 full-time positions representing approximately 9% of total workforce. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all.

Based on our current and anticipated levels of operations and conditions in our markets, we believe that cash flow from operations as well as cash on hand (including amounts drawn or available under Clear Channel’s senior secured credit facilities) will enable us to meet our working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months.

Continuing adverse securities and credit market conditions could significantly affect the availability of equity or credit financing. While there is no assurance in the current economic environment, we believe the lenders participating in Clear Channel’s credit agreements will be willing and able to provide financing in accordance with the terms of their agreements. In this regard, on February 6, 2009 Clear Channel borrowed the approximately $1.6 billion of remaining availability under its $2.0 billion revolving credit facility to improve our liquidity position in light of continuing uncertainty in credit market and economic conditions. We expect to refinance Clear Channel’s $500.0 million 4.25% notes due May 15, 2009 with a draw under the $500.0 million delayed draw term loan facility that is specifically designated for this purpose. The remaining $69.5 million of indebtedness maturing in 2009 will either be refinanced or repaid with cash flow from operations or on hand.

We expect to be in compliance with the covenants under Clear Channel’s senior secured credit facilities in 2009. However, our anticipated results are subject to significant uncertainty and there can be no assurance that actual results will be in compliance with the covenants. In addition, our ability to comply with the covenants in Clear Channel’s financing agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any covenants set forth in Clear Channel’s financing agreements would result in a default thereunder. An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be due and payable prior to maturity. Moreover, the lenders under the revolving credit facility under Clear Channel’s senior secured credit facilities would have the option to terminate their commitments to make further extensions of revolving credit thereunder. If we are unable to repay Clear Channel’s obligations under any senior secured credit facilities or the receivables based credit facility, the lenders under such senior secured credit facilities or receivables based credit facility could proceed against any assets that were pledged to secure such senior secured credit facilities or receivables based credit facility. In addition, a default or acceleration under any of Clear Channel’s financing agreements could cause a default under other of our obligations that are subject to cross-default and cross-acceleration provisions.

Clear Channel’s corporate credit and issue-level ratings were downgraded on February 20, 2009 by Standard & Poor’s Ratings Services. Clear Channel’s corporate credit rating was lowered to “B-”. These ratings remain on credit watch with negative implications. Additionally, Moody’s Investors Service downgraded our corporate family rating to “Caa3” on March 9, 2009. These ratings are significantly below investment grade. These ratings and any additional reductions in Clear Channel’s credit ratings could further increase our borrowing costs and reduce the availability of financing to us. In addition, deteriorating economic conditions, including market disruptions, tightened credit markets and significantly wider corporate borrowing spreads, may make it more difficult or costly for us to obtain financing in the future. A credit rating downgrade does not constitute a default under any of Clear Channel’s debt obligations.

Our ability to fund our working capital needs, debt service and other obligations, and to comply with the financial covenants under Clear Channel’s financing agreements depends on our future operating performance and cash flow, which are in turn subject to prevailing economic conditions and other factors, many of which are beyond our control. If our future operating performance does not meet our expectation or our plans materially change in an adverse manner or prove to be materially inaccurate, we may need additional financing. Continuing adverse securities and credit market conditions could significantly affect the availability of equity or credit financing. Consequently, there can be no assurance that such financing, if permitted under the terms of Clear Channel’s financing agreements, will be available on terms acceptable to us or at all. The inability to obtain additional financing in such circumstances could have a material adverse effect on our financial condition and on our ability to meet Clear Channel’s obligations.

Sources of Capital

As of December 31, 2008 and 2007, we had the following indebtedness outstanding:

	December 31,
	2008	2007
	Post-merger	Pre-merger
	(In millions)
Revolving credit facility (a)	$220.0	—
Term loan A facility	1,331.5	—
Term loan B facility	10,700.0	—
Term loan C—asset sale facility	695.9	—
Delayed draw term loan facilities	532.5	—
Receivables based credit facility	445.6	—
Secured subsidiary debt	6.6	8.3

Total Secured Debt	13,932.1	8.3
Senior cash pay notes	980.0	—
Senior toggle notes	1,330.0	—
Clear Channel $1.75 billion credit facility	—	174.6
Clear Channel retained senior notes (b)	3,192.3	5,646.4
Clear Channel subsidiary debt (c)	69.3	745.9

Total Debt	19,503.7	6,575.2
Less: Cash and cash equivalents	239.8	145.1

	$19,263.9	$6,430.1

(a)	Subsequent to December 31, 2008, Clear Channel borrowed the approximately $1.6 billion of remaining availability under this facility.

(b)	Includes $1.1 billion at December 31, 2008 in unamortized fair value purchase accounting discounts related to the acquisition of Clear Channel by Holdings. Includes an $11.4 million increase related to fair value adjustments for interest rate swap agreements and a $15.0 million decrease related to original issue discounts at December 31, 2007.

(c)	Includes $3.2 million at December 31, 2007 in unamortized fair value purchase accounting adjustment premiums related to Clear Channel’s merger with AMFM Inc.

We may utilize available funds for general working capital purposes including funding capital expenditures and acquisitions. We may also from time to time seek to retire or purchase Clear Channel’s outstanding debt or equity securities or obligations through cash purchases, prepayments and/or exchanges for debt or equity securities or obligations, in open market purchases, privately negotiated transactions or otherwise. Such uses, repurchases, prepayments or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Credit Facility

Clear Channel had a multi-currency revolving credit facility in the amount of $1.75 billion. This facility was terminated in connection with the closing of the Transactions.

Dispositions and Other

Clear Channel received proceeds of $110.5 million related to the sale of radio stations recorded as investing cash flows from discontinued operations and recorded a gain of $28.8 million as a component of “income from discontinued operations, net” during 2008. Clear Channel received proceeds of $1.0 billion related to the sale of its television business recorded as investing cash flows from discontinued operations and recorded a gain of $662.9 million as a component of “income from discontinued operations, net” during 2008.

In addition, Clear Channel sold its 50% interest in Clear Channel Independent and recognized a gain of $75.6 million in “equity in earnings of nonconsolidated affiliates” based on the fair value of the equity securities received in the pre-merger period.

Clear Channel sold a portion of its investment in Grupo ACIR Comunicaciones for approximately $47.0 million on July 1, 2008 and recorded a gain of $9.2 million in equity in earnings of nonconsolidated affiliates. Effective January 30, 2009, Clear Channel sold 57% of its remaining 20% interest in Grupo ACIR Comunicaciones for approximately $23.5 million and recorded a loss of approximately $2.2 million.

Uses of Capital

Dividends

Clear Channel declared a $93.4 million dividend on December 3, 2007 payable to shareholders of record on December 31, 2007 and paid on January 15, 2008.

Clear Channel Capital currently does not intend to pay regular quarterly cash dividends on the shares of its common stock.

Tender Offers

On August 7, 2008, Clear Channel launched a cash tender offer and consent solicitation for its outstanding $750 million principal amount of its 7.65% senior notes due 2010 on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement. Clear Channel’s tender offer and consent solicitation expired on September 9, 2008. Clear Channel received validly tendered notes with respect to $364 million aggregate principal amount of its 7.65% senior notes due 2010, constituting approximately 49% of the total outstanding amount of such senior notes. Clear Channel borrowed amounts available under its delayed draw 1 term loan facility in order to purchase such senior notes. The total debt outstanding following the expiration of the cash tender offer and consent solicitation remained unchanged. On November 24, 2008, Clear Channel announced that it commenced a cash tender offer for a portion of its outstanding $386 million principal amount of 7.65% senior notes due 2010, on the terms and conditions set forth in the Offer to Purchase dated November 24, 2008. Clear Channel’s cash tender offer expired on December 23, 2008. Clear Channel received validly tendered notes with respect to $252 million principal amount of its 7.65% senior notes due 2010, constituting approximately 65% of the total outstanding amount of such senior notes. Clear Channel purchased such senior notes with the second of three borrowings permitted to be drawn under its delayed draw 1 term loan facility. After settlement of the cash tender offer, $134 million principal amount of Clear Channel’s 7.65% senior notes due 2010 remains outstanding.

On December 17, 2007, AMFM Operating Inc. commenced a cash tender offer and consent solicitation for the outstanding $644.9 million principal amount of its 8% senior notes due 2008 on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 17, 2007. On July 30, 2008, AMFM Operating Inc. completed its tender offer. AMFM Operating Inc. received validly tendered notes with respect to $639 million aggregate principal amount of its 8% senior notes due 2008, constituting approximately 99% of the total outstanding principal amount of such senior notes, and a loss of $8.0 million was recorded in other expense in the pre-merger consolidated income statement. The remaining AMFM Operating Inc. 8% senior notes were redeemed at maturity on November 1, 2008.

On November 24, 2008, CC Finco, LLC, an indirect wholly-owned subsidiary of Clear Channel (“CC Finco”), commenced a cash tender offer for Clear Channel’s outstanding 6.25% senior notes due 2011 and outstanding 4.40% senior notes due 2011, on the terms and conditions set forth in the governing Offer to Purchase. On the same date, CC Finco commenced a cash tender offer for Clear Channel’s outstanding 5.00% senior notes due 2012 and outstanding 5.75% senior notes due 2013, on the terms and conditions set forth in the governing Offer to Purchase. CC Finco’s cash tender offers expired on December 23, 2008. CC Finco received validly tendered notes with respect to $27 million principal amount of each of Clear Channel’s 6.25% senior notes due 2011 and 4.40% senior notes due 2011, constituting approximately 4% and 11% of the total outstanding amounts of such senior notes, respectively. Furthermore, CC Finco received validly tendered notes with respect to $24 million principal amount of each of Clear Channel’s 5.00% senior notes due 2012 and 5.75% senior notes due 2013, constituting approximately 8% and 5% of the total outstanding amounts of such senior notes, respectively. CC Finco purchased and currently holds such tendered notes.

Debt Maturities and Other

On January 15, 2008, Clear Channel redeemed its 4.625% senior notes at their maturity for $500.0 million plus accrued interest with proceeds from its bank credit facility.

On June 15, 2008, Clear Channel redeemed its 6.625% senior notes at their maturity for $125.0 million with available cash on hand.

Clear Channel terminated its cross currency swaps on July 30, 2008 by paying the counterparty $196.2 million from available cash on hand.

Capital Expenditures

Capital expenditures, on a combined basis for the year ended December 31, 2008, were $430.5 million. Capital expenditures were $363.3 million in the year ended December 31, 2007.

	Combined Year Ended December 31, 2008
	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Corporate and Other	Total
	(In millions)
Non-revenue producing	$61.5	$40.5	$44.9	$10.7	$157.6
Revenue producing	—	135.3	137.6	—	272.9

	$61.5	$175.8	$182.5	$10.7	$430.5

Acquisitions

We acquired FCC licenses in our Radio Broadcasting segment for $11.7 million in cash during 2008. We acquired outdoor display faces and additional equity interests in international outdoor companies for $96.5 million in cash during 2008. Our national representation business acquired representation contracts for $68.9 million in cash during 2008.

Certain Relationships with the Sponsors

In connection with the Transactions, Holdings paid certain affiliates of the Sponsors $87.5 million in fees and expenses for financial and structural advice and analysis, assistance with due diligence investigations and debt financing negotiations and $15.9 million for reimbursement of certain escrow and other out-of-pocket expenses. This amount was preliminarily allocated between merger expense, debt issuance costs or included in the overall purchase price of the merger.

Holdings has agreements with certain affiliates of the Sponsors pursuant to which such affiliates of the Sponsors will provide management and financial advisory services to Holdings until 2018. The agreements require Holdings to pay management fees to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, with any additional fees subject to approval by Holdings’ Board of Directors. For the post-merger period ended December 31, 2008, Holdings recognized Sponsors’ management fees of $6.3 million.

Commitments, Contingencies and Guarantees

There are various lawsuits and claims pending against Clear Channel. Based on current assumptions, we have accrued an estimate of the probable costs for the resolution of these claims. Future results of operations could be materially affected by changes in these assumptions.

Certain agreements relating to acquisitions provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired companies generally over a one to five year period. We will continue to accrue additional amounts related to such contingent payments if and when it is determinable that the applicable financial performance targets will be met. The aggregate of these contingent payments, if performance targets are met, would not significantly impact our financial position or results of operations.

In addition to our scheduled maturities on our debt, we have future cash obligations under various types of contracts. We lease office space, certain broadcast facilities, equipment and the majority of the land occupied by our outdoor advertising structures under long-term operating leases. Some of our lease agreements contain renewal options and annual rental escalation clauses (generally tied to the consumer price index), as well as provisions for our payment of utilities and maintenance.

We have minimum franchise payments associated with non-cancelable contracts that enable us to display advertising on such media as buses, taxis, trains, bus shelters and terminals. The majority of these contracts contain rent provisions that are calculated as the greater of a percentage of the relevant advertising revenue or a specified guaranteed minimum annual payment. Also, we have non-cancelable contracts in our Radio Broadcasting operations related to program rights and music license fees.

In the normal course of business, our broadcasting operations have minimum future payments associated with employee and talent contracts. These contracts typically contain cancellation provisions that allow us to cancel the contract with good cause.

The scheduled maturities of the senior secured credit facilities, the receivables based credit facility, the notes, other long-term debt outstanding, future minimum rental commitments under non-cancelable lease agreements, minimum payments under other non-cancelable contracts, payments under employment/talent contracts, capital expenditure commitments and other long-term obligations as of December 31, 2008 are as follows:

	Payments due by Period
Contractual Obligations	Total	2009	2010-2011	2012-2013	Thereafter
	(In thousands)
Long-term debt
Senior secured debt	$13,932,092	677	249,748	745,115	12,936,552
Senior cash pay notes and senior toggle notes (1)	2,310,000	—	—	—	2,310,000
Clear Channel retained senior notes	4,306,440	500,000	1,329,901	751,539	1,725,000
Other long-term debt	69,260	68,850	410	—	—
Interest payments on long-term debt (2)	9,136,049	1,151,824	2,077,657	1,899,257	4,007,311
Non-cancelable operating leases	2,745,110	383,568	627,884	468,084	1,265,574
Non-cancelable contracts	2,648,262	673,900	859,061	471,766	643,535
Employment/Talent contracts	599,363	196,391	220,040	112,214	70,718
Capital expenditures	151,663	76,760	62,426	9,336	3,141
Other long-term obligations (3)	159,805	—	26,489	9,233	124,083

Total (4)	$36,058,044	$3,051,970	$5,453,616	$4,466,544	$23,085,914

(1)	On January 15, 2009, we made a permitted election under the indenture to pay PIK Interest with respect to 100% of the outstanding senior toggle notes. For subsequent interest periods, we must make an election regarding whether the applicable interest payment on the senior toggle notes will be made entirely in cash, entirely through PIK Interest, or 50% in cash and 50% in PIK Interest. In the absence of such an election for any interest period, interest on the senior toggle notes will be payable according to the election for the immediately preceding interest period. As a result, we are deemed to have made the PIK Interest election for future interest periods unless and until we elect otherwise. Therefore, the interest payments on the senior toggle notes assume that the PIK Interest election will apply over the term of the notes.

(2)	Interest payments on the senior secured credit facilities, other than the revolving credit facility, assume the obligations are repaid in accordance with the amortization schedule included in the credit agreements and the interest rate is held constant over the remaining term based on the weighted average interest rate at December 31, 2008 on the credit facilities.

Interest payments related to the revolving credit facility assume the balance and interest rate as of December 31, 2008 is held constant over the remaining term. On February 6, 2009, Clear Channel borrowed the approximately $1.6 billion of remaining availability under its $2.0 billion revolving credit facility. Assuming the balance on the facility after the draw on February 6, 2009 and weighted average interest rate are held constant over the remaining term, interest payments would have increased by approximately $60.2 million per year.

Interest payments on $6.0 billion of the term loan B facility are effectively fixed at interest rates between 2.6% and 4.4%, plus applicable margins, per annum, as a result of an aggregate of $6.0 billion notional amount of interest rate swap agreements.

(3)	Other long-term obligations consist of $55.6 million related to asset retirement obligations recorded pursuant to Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, which assumes the underlying assets will be removed at some period over the next 50 years. Also included are $50.8 million of contract payments in our syndicated radio and media representation businesses and $53.4 million of various other long-term obligations.

(4)	Excluded from the table is $423.1 million related to various obligations with no specific contractual commitment or maturity, $267.8 million of which relates to unrecognized tax benefits recorded pursuant to FIN 48. Approximately $1.0 million of the benefits are recorded as current liabilities.

Market Risk

Interest Rate Risk

After the Transactions, a significant amount of Clear Channel’s long-term debt bears interest at variable rates. Accordingly, earnings will be affected by changes in interest rates. At December 31, 2008, we had interest rate swap agreements with a $6.0 billion notional amount that effectively fixes interest at rates between 2.6% and 4.4%, plus applicable margins, per annum. The fair value of these agreements at December 31, 2008 was a liability of $118.8 million. At December 31, 2008, approximately 39% of our aggregate principal amount of long-term debt, including taking into consideration debt on which we have entered into pay-fixed rate receive-floating interest rate swap agreements, bears interest at floating rates.

Assuming the current level of borrowings and interest rate swap contracts and assuming a 200 basis point change in LIBOR, it is estimated that interest expense for the post-merger period ended December 31, 2008 would have changed by approximately $66.0 million.

In the event of an adverse change in interest rates, management may take actions to further mitigate its exposure. However, due to the uncertainty of the actions that would be taken and their possible effects, this interest rate analysis assumes no such actions. Further, the analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

Equity Price Risk

The carrying value of our available-for-sale equity securities is affected by changes in their quoted market prices. It is estimated that a 20% change in the market prices of these securities would change their carrying value at December 31, 2008 by $5.4 million and would change comprehensive income by $3.2 million. At December 31, 2008, we also held $6.4 million of investments that do not have a quoted market price, but are subject to fluctuations in their value.

Foreign Currency

We have operations in countries throughout the world. Foreign operations are measured in their local currencies except in hyper-inflationary countries in which we operate. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we have operations. We believe we mitigate a small portion of our exposure to foreign currency fluctuations with a natural hedge through borrowings in currencies other than the United States dollar. Our foreign operations reported a net loss of approximately $135.2 million for the year ended December 31, 2008. We estimate a 10% change in the value of the United States dollar relative to foreign currencies would have changed our net income for the year ended December 31, 2008 by approximately $13.5 million.

Our earnings are also affected by fluctuations in the value of the United States dollar as compared to foreign currencies as a result of our equity method investments in various countries. It is estimated that the result of a 10% fluctuation in the value of the dollar relative to these foreign currencies at December 31, 2008 would change our equity in earnings of nonconsolidated affiliates by $10.0 million and would change our net income by approximately $5.9 million for the year ended December 31, 2008.

This analysis does not consider the implications that such fluctuations could have on the overall economic activity that could exist in such an environment in the United States or the foreign countries or on the results of operations of these foreign entities.

Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 141(R), Business Combinations (“Statement 141(R)”), was issued in December 2007. Statement 141(R) requires that upon initially obtaining control, an acquirer will recognize 100% of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. Additionally, contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs will be expensed as incurred. Statement 141(R) also modifies the recognition for preacquisition contingencies, such as environmental or legal issues, restructuring plans and acquired research and development value in purchase accounting. Statement 141(R) amends Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. Statement 141(R) is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. We adopted Statement 141(R) on January 1, 2009. Statement 141(R)’s impact on accounting for business combinations is dependent upon the nature of future acquisitions.

Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“Statement 160”), was issued in December 2007. Statement 160 clarifies the classification of noncontrolling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. Under Statement 160, noncontrolling interests are considered equity and should be reported as an element of consolidated equity, net income will encompass the total income of all consolidated subsidiaries and there will be separate disclosure on the face of the income statement of the attribution of that income between the controlling and noncontrolling interests, and increases and decreases in the noncontrolling ownership interest amount will be accounted for as equity transactions. Statement 160 is effective for the first annual reporting period beginning on or after December 15, 2008, and earlier application is prohibited. Statement 160 is required to be adopted prospectively, except for reclassifying noncontrolling interests to equity, separate from the parent’s shareholders’ equity, in the consolidated statement of financial position and recasting consolidated net income (loss) to include net income (loss) attributable to both the controlling and noncontrolling interests, both of which are required to be adopted retrospectively. We adopted Statement 160 on January 1, 2009, which resulted in a reclassification of approximately $463.9 million of noncontrolling interests to shareholders’ equity.

On March 19, 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“Statement 161”). Statement 161 requires additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items effect an entity’s financial position, results of operations and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We will adopt the disclosure requirements beginning January 1, 2009.

In April 2008, the FASB issued FASB Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement 142”). FSP FAS 142-3 removes an entity’s requirement under paragraph 11 of Statement 142 to consider whether an intangible asset can be renewed without substantial cost or material modifications to the existing terms and conditions. It is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, and early adoption is prohibited. We adopted FSP FAS 142-3 on January 1, 2009. FSP FAS 142-3’s impact is dependent upon future acquisitions.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 clarifies that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities. Guidance is also provided on how to allocate earnings to participating securities and compute basic earnings per share using the two-class method. This FSP is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, and early adoption is prohibited. We adopted FSP EITF 03-6-1 on January 1, 2009. We are evaluating the impact FSP EITF 03-6-1 will have on our earnings per share.

Critical Accounting Estimates

The preparation of our financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, we evaluate our estimates that are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such difference could be material. Our significant accounting policies are discussed in the notes to our consolidated financial statements in this prospectus. Management believes that the following accounting estimates are the most critical to aid in fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective, or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain. The following narrative describes these critical accounting estimates, the judgments and assumptions and the effect if actual results differ from these assumptions.

Allowance for Doubtful Accounts

We evaluate the collectibility of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected. For all other customers, we recognize reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions.

If our allowance were to change 10%, it is estimated that our 2008 bad debt expense would have changed by $9.7 million and our 2008 net income would have changed by $6.0 million.

Long-Lived Assets

Long-lived assets, such as property, plant and equipment and definite-lived intangibles are reviewed for impairment when events and circumstances indicate that depreciable and amortizable long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. When specific assets are determined to be unrecoverable, the cost basis of the asset is reduced to reflect the current fair market value.

We use various assumptions in determining the current fair market value of these assets, including future expected cash flows, industry growth rates and discount rates, as well as future salvage values. Our impairment loss calculations require management to apply judgment in estimating future cash flows, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

Using the impairment review described, we recorded an impairment charge of approximately $33.4 million for the year ended December 31, 2008. If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to future impairment losses that could be material to our results of operations.

Indefinite-lived Assets

Indefinite-lived assets are reviewed annually for possible impairment using the direct valuation method as prescribed in Topic D-108. Under the direct valuation method, it is assumed that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase, which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Our key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information representing an average asset within a market.

In accordance with Statement 142, we performed an interim impairment test as of December 31, 2008. The estimated fair value of our FCC licenses and permits was below their carrying values. As a result, we recognized a non-cash impairment charge of $1.7 billion in 2008 on our indefinite-lived FCC licenses and permits as a result of the impairment test. The United States and global economies are undergoing a period of economic uncertainty, which has caused, among other things, a general tightening in the credit markets, limited access to the credit markets, lower levels of liquidity and lower consumer and business spending. These disruptions in the credit and financial markets and the continuing impact of adverse economic, financial and industry conditions on the demand for advertising negatively impacted the key assumptions in the discounted cash flow models used to value our FCC licenses and permits.

While we believe we had made reasonable estimates and utilized reasonable assumptions to calculate the fair value of our FCC license and permits, it is possible a material change could occur. If our future results are not consistent with our estimates, we could be exposed to future impairment losses that could be material to our results of operations. The following table shows the impact on the fair value of our FCC licenses and billboard permits of a 100 basis point decline in our long-term revenue growth rate, profit margin, and discount rate assumptions, respectively:

(In thousands)
Indefinite-lived intangible	Revenue growth rate	Profit margin	Discount rates
FCC licenses	$(285,900)	$(121,670)	$524,900
Billboard permits	(508,300)	(84,000)	770,200

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. We review goodwill for potential impairment annually using a discounted cash flow approach to determine the fair value of our reporting units. The fair value of our reporting units is used to apply value to the net assets of each reporting unit. To the extent that the carrying amount of net assets would exceed the fair value, an impairment charge may be required to be recorded.

The discounted cash flow approach we use for valuing goodwill involves estimating future cash flows expected to be generated from the related assets, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. In accordance with Statement 142, we performed an interim impairment test as of December 31, 2008 on goodwill.

The estimated fair value of our reporting units was below their carrying values, which required us to compare the implied fair value of each reporting units’ goodwill with its carrying value. As a result, we recognized a non-cash impairment charge of $3.6 billion to reduce our goodwill. The macroeconomic factors discussed above had an adverse effect on our estimated cash flows and discount rates used in the discounted cash flow approach.

While we believe we had made reasonable estimates and utilized reasonable assumptions to calculate the fair value of our reporting units, it is possible a material change could occur. If future results are not consistent with our assumptions and estimates, we may be exposed to impairment charges in the future. The following table shows the impact on the fair value of each of our reportable segments of a 100 basis point decline in our long-term revenue growth rate, profit margin, and discount rate assumptions, respectively:

(In thousands)
Reportable segment	Revenue growth rate	Profit margin	Discount rates
Radio Broadcasting	$(960,000)	$(240,000)	$1,090,000
Americas Outdoor Advertising	(380,000)	(90,000)	420,000
International Outdoor Advertising	(190,000)	(160,000)	90,000

Tax Accruals

The IRS and other taxing authorities routinely examine our tax returns. From time to time, the IRS challenges certain of our tax positions. We believe our tax positions comply with applicable tax law and we would vigorously defend these positions if challenged. The final disposition of any positions challenged by the

IRS could require us to make additional tax payments. We believe that we have adequately accrued for any foreseeable payments resulting from tax examinations and consequently do not anticipate any material impact upon their ultimate resolution.

Our estimates of income taxes and the significant items giving rise to the deferred assets and liabilities are shown in the notes to our audited consolidated financial statements included in this prospectus and reflect our assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and probability of these estimates. Actual income taxes could vary from these estimates due to future changes in income tax law or results from the final review of our tax returns by federal, state, or foreign tax authorities.

We have considered these potential changes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, and FIN 48, which requires us to record reserves for estimates of probable settlements of federal and state tax audits.

Litigation Accruals

Clear Channel is currently involved in certain legal proceedings and, as required, has accrued an estimate of the probable costs for the resolution of these claims.

Management’s estimates used have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies.

It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings.

Insurance Accruals

We are currently self-insured beyond certain retention amounts for various insurance coverages, including general liability, property and casualty. Accruals are recorded based on estimates of actual claims filed, historical payouts, existing insurance coverage and projections of future development of costs related to existing claims.

Our self-insured liabilities contain uncertainties because management must make assumptions and apply judgment to estimate the ultimate cost to settle reported claims and claims incurred but not reported as of December 31, 2008.

If actual results are not consistent with our assumptions and judgments, we may be exposed to gains or losses that could be material. A 10% change in our self-insurance liabilities at December 31, 2008 would have affected net income by approximately $3.2 million for the year ended December 31, 2008.

Share-based Payments

Under the fair value recognition provisions of Statement 123(R), stock based compensation cost is measured at the grant date based on the value of the award. For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period. For awards that will vest based on market, performance and service conditions, this cost will be recognized when it becomes probable that the performance condition will be satisfied. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors. If actual results differ significantly from these estimates, our results of operations could be materially impacted.

Inflation

Inflation has affected our performance in terms of higher costs for wages, salaries and equipment. Although the exact impact of inflation is indeterminable, we believe we have offset these higher costs by increasing the effective advertising rates of most of our broadcasting stations and outdoor display faces.

Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges is as follows:

Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31,
		2007	2006	2005	2004
Post-merger	Pre-merger	Pre-merger	Pre-merger	Pre-merger	Pre-merger
N/A	2.06	2.38	2.27	2.24	2.76

The ratio of earnings to fixed charges was computed on a total enterprise basis. Earnings represent income from continuing operations before income taxes less equity in undistributed net income (loss) of unconsolidated affiliates plus fixed charges. Fixed charges represent interest, amortization of debt discount and expense and the estimated interest portion of rental charges. We had no preferred stock outstanding for any period presented. Earnings, as adjusted, were not sufficient to cover fixed charges by approximately $5.7 billion for the post-merger period from July 31 through December 31, 2008.

BUSINESS

Clear Channel

On November 16, 2006, Clear Channel entered into the merger agreement with Merger Sub, an entity formed by the Sponsors to effect the acquisition of Clear Channel by Holdings. Clear Channel held a special meeting of its shareholders on July 24, 2008, at which time the proposed merger was approved. On July 30, 2008, upon the satisfaction of the conditions set forth in the merger agreement, Holdings acquired Clear Channel. The acquisition was effected by the merger of Merger Sub, then an indirect subsidiary of Holdings, with and into Clear Channel. As a result of the merger, Clear Channel became a wholly-owned subsidiary of Holdings, held indirectly through intermediate holding companies including Clear Channel Capital. Upon the consummation of the merger, Holdings became a public company and Clear Channel was no longer a public company.

Recent Developments

The global economic slowdown has adversely affected advertising revenue across our businesses in recent months. In this regard, we performed an interim impairment test in the fourth quarter of 2008 and recorded a non-cash impairment of approximately $5.3 billion.

On January 20, 2009, we announced that we commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. As part of the program, we eliminated approximately 1,850 full-time positions representing approximately 9% of total workforce. The restructuring program will also include other actions, including elimination of overlapping functions and other cost savings initiatives. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all. In addition, we may modify or terminate the restructuring program in response to economic conditions or otherwise. As of December 31, 2008, we had recognized approximately $95.9 million of expenses related to our restructuring program. These expenses primarily related to severance of approximately $83.3 million and $12.6 million related to professional fees.

Our Business Segments

We are a diversified media company incorporated in 1974 with three reportable business segments: Radio Broadcasting, Americas Outdoor Advertising (consisting primarily of operations in the United States, Canada and Latin America) and International Outdoor Advertising. As of December 31, 2008, we owned 894 radio stations and a leading national radio network operating in the United States. In addition, we had equity interests in various international radio broadcasting companies. For the year ended December 31, 2008, the Radio Broadcasting segment represented 49% of net revenue on a combined basis. As of December 31, 2008, we also owned or operated approximately 237,000 Americas Outdoor Advertising display faces and approximately 670,000 International Outdoor Advertising display faces. For the year ended December 31, 2008, the Americas Outdoor Advertising and International Outdoor Advertising segments represented 21% and 27% of net revenue on a combined basis, respectively. As of December 31, 2008 we also owned a media representation firm, as well as other general support services and initiatives, all of which are within the category “Other.” This segment represented 3% of net revenue on a combined basis for the year ended December 31, 2008.

We believe we offer advertisers a diverse platform of media assets across geographies, radio programming formats and outdoor products. We intend to continue to execute upon our long-standing radio broadcasting and outdoor advertising strategies, while closely managing expense growth and focusing on achieving operating efficiencies throughout our businesses. Within each of our operating segments, we share best practices across our markets in an attempt to replicate our successes throughout the markets in which we operate.

Radio Broadcasting

As of December 31, 2008, we owned 894 domestic radio stations, with 272 stations operating in the 50 largest markets. For the year ended December 31, 2008, Radio Broadcasting represented 49% of our net revenue on a combined basis. Our portfolio of stations offers a broad assortment of programming formats, including adult contemporary, country, contemporary hit radio, rock, urban and oldies, among others, to a total weekly listening base of more than 90 million individuals based on Arbitron National Regional Database figures for the Spring 2008 ratings period. Our radio broadcasting business includes radio stations for which we are the licensee and for which we program and/or sell air time under local marketing agreements (“LMAs”) or joint sales agreements (“JSAs”).

In addition to our radio broadcasting business, we operate our Premiere Radio Network, a national radio network that produces, distributes or represents approximately 90 syndicated radio programs and services for approximately 5,000 radio station affiliates. Some of our more popular syndicated radio personalities include Rush Limbaugh, Sean Hannity, Steve Harvey, Ryan Seacrest and Jeff Foxworthy. We also own various sports, news and agriculture networks.

Strategy

Our radio broadcasting strategy centers on providing programming and services to the local communities in which we operate and being a contributing member of those communities. We believe that by serving the needs of local communities, we will be able to grow listenership and deliver target audiences to advertisers.

Our radio broadcasting strategy also entails improving the ongoing operations of our stations through effective programming, promotion, marketing and sales and careful management of costs. In late 2004, we implemented price and yield optimization systems and invested in new information systems, which provide station level inventory yield and pricing information previously unavailable. We shifted our sales force compensation plan from a straight “volume-based” commission percentage system to a “value-based” system to reward success in optimizing price and inventory.

We will continue to focus on enhancing the radio listener experience by offering a wide variety of compelling content. We believe our investments in radio programming over time have created a collection of leading on-air talent. The distribution platform provided by our Premiere Radio Network allows us to attract talent and more effectively utilize quality content across many stations.

We are also continually expanding content choices for our listeners, including utilization of HD radio, Internet and other distribution channels with complementary formats. HD radio enables crystal clear reception, interactive features, data services and new applications. Further, HD radio allows for many more stations, providing greater variety of content which we believe will enable advertisers to target consumers more effectively. The interactive capabilities of HD radio will potentially permit us to participate in commercial download services. In addition, we provide streaming audio via the Internet, and accordingly, have increased listener reach and developed new listener applications as well as new advertising capabilities. Our websites hosted approximately 11.7 million unique visitors in December 2008 as measured by CommScore / Media Metrix, making the collection of these websites one of the top five trafficked music websites. Finally, we have pioneered mobile applications which allow subscribers to use their cell phones to interact directly with the station, including finding titles/artists, requesting songs and downloading station wallpapers.

Sources of Revenue

Our Radio Broadcasting segment generated 49%, 50% and 53% of our consolidated revenue in 2008 (on a combined basis), 2007 and 2006, respectively. The primary source of revenue in our Radio Broadcasting segment is the sale of spots on our radio stations for local, regional and national advertising. Our local advertisers cover a wide range of categories, including consumer services, retailers, entertainment, health and beauty products, telecommunications, automotive and media. Our contracts with our advertisers generally provide for a term which extends for less than a one-year period. We also generate additional revenue from network compensation, the Internet, air traffic, events, barter and other miscellaneous transactions. These other sources of revenue supplement traditional advertising revenue without increasing on-air-commercial time.

Each radio station’s local sales staff solicits advertising directly from local advertisers or indirectly through advertising agencies. Our strategy of producing commercials that respond to the specific needs of our advertisers helps to build local direct advertising relationships. Regional advertising sales are also generally realized by our local sales staff. To generate national advertising sales, we engage firms specializing in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station’s market and receive commissions based on advertising sold.

Advertising rates are principally based on the length of the spot and how many people in a targeted audience listen to our stations, as measured by independent ratings services. A station’s format can be important in determining the size and characteristics of its listening audience, and advertising rates are influenced by the station’s ability to attract and target audiences that advertisers aim to reach. The size of the market influences rates as well, with larger markets typically receiving higher rates than smaller markets. Rates are generally highest during morning and evening commuting periods.

We seek to maximize revenue by closely managing on-air inventory of advertising time and adjusting prices to local market conditions. We implemented price and yield optimization systems and invested in new information systems, which provide detailed inventory information. These systems enable our station managers and sales directors to adjust commercial inventory and pricing based on local market demand, as well as to manage and monitor different commercial durations (60 second, 30 second, 15 second and five second) in order to provide more effective advertising for our customers at optimal prices.

Competition

We compete in our respective markets for audiences, advertising revenue and programming with other radio stations owned by companies such as CBS, Citadel, Entercom and Cumulus. We also compete with other advertising media, including satellite radio, broadcast and cable television, print media, outdoor advertising, direct mail, the Internet and other forms of advertisement.

Radio Stations

As of December 31, 2008, we owned 264 AM and 630 FM domestic radio stations, of which 148 stations were in the 25 largest United States markets. The following table sets forth certain selected information with regard to our radio broadcasting stations:

Market	Market Rank*	Number of Stations	Market	Market Rank*	Number of Stations
New York, NY	1	5	Louisville, KY	53	8
Los Angeles, CA	2	8	Richmond, VA	54	6
Chicago, IL	3	7	New Orleans, LA	55	7
San Francisco, CA	4	7	Rochester, NY	56	7
Dallas-Ft. Worth, TX	5	6	Birmingham, AL	57	5
Houston-Galveston, TX	6	8	McAllen-Brownsville-Harlingen, TX	58	5
Atlanta, GA	7	6	Greenville-Spartanburg, SC	59	6
Philadelphia, PA	8	6	Tucson, AZ	60	7
Washington, DC	9	5	Ft. Myers-Naples-Marco Island, FL	61	4
Boston, MA	10	4	Dayton, OH	62	8
Detroit, MI	11	7	Albany-Schenectady-Troy, NY	63	7
Miami-Ft. Lauderdale-Hollywood, FL	12	7	Honolulu, HI	64	7
Seattle-Tacoma, WA	13	6	Tulsa, OK	65	6
Phoenix, AZ	15	8	Fresno, CA	66	8
Minneapolis-St. Paul, MN	16	7	Grand Rapids, MI	67	7
San Diego, CA	17	8	Albuquerque, NM	68	7
Tampa-St. Petersburg-Clearwater, FL	18	8	Allentown-Bethlehem, PA	69	4
Nassau-Suffolk (Long Island), NY	19	2	Omaha-Council Bluffs, NE-IA	72	5
St. Louis, MO	20	6	Sarasota-Bradenton, FL	73	6
Denver-Boulder, CO	21	8	Bakersfield, CA	74	5
Baltimore, MD	22	3	Akron, OH	75	4
Portland, OR	23	5	El Paso, TX	76	5
Pittsburgh, PA	24	6	Wilmington, DE	77	5
Charlotte-Gastonia-Rock Hill, NC-SC	25	5	Baton Rouge, LA	78	5
Riverside-San Bernardino, CA	26	6	Harrisburg-Lebanon-Carlisle, PA	79	6
Sacramento, CA	27	5	Stockton, CA	80	6
Cincinnati, OH	28	8	Monterey-Salinas-Santa Cruz, CA	82	5
Cleveland, OH	29	6	Syracuse, NY	83	7
Salt Lake City-Ogden-Provo, UT	30	6	Charleston, SC	84	5
San Antonio, TX	31	6	Little Rock, AR	85	5
Las Vegas, NV	33	3	Springfield, MA	88	5
Orlando, FL	34	7	Columbia, SC	89	6
San Jose, CA	35	3	Des Moines, IA	90	5
Columbus, OH	36	7	Toledo, OH	91	5
Milwaukee-Racine, WI	37	6	Spokane, WA	92	6
Austin, TX	39	6	Colorado Springs, CO	94	3
Indianapolis, IN	40	3	Ft. Pierce-Stuart-Vero Beach, FL	95	6
Providence-Warwick-Pawtucket, RI	41	4	Mobile, AL	96	4
Norfolk-Virginia Beach-Newport News, VA	42	4	Melbourne-Titusville-Cocoa, FL	97	4
Raleigh-Durham, NC	43	4	Madison, WI	98	6
Nashville, TN	44	5	Wichita, KS	99	4
Greensboro-Winston Salem-High Point, NC	45	5	Various United States Cities	101-150	104
Jacksonville, FL	46	7	Various United States Cities	151-200	91
West Palm Beach-Boca Raton, FL	47	6	Various United States Cities	201-250	53
Oklahoma City, OK	48	6	Various United States Cities	251+	67
Memphis, TN	49	6	Various United States Cities	unranked	75

Hartford-New Britain-Middletown, CT	50	5	Total (a)(b)		894

*	Per Arbitron Rankings as of November 2008.

(a)

Excluded from the 894 radio stations owned by us are three radio stations programmed pursuant to a LMA or shared services agreement (where the FCC licenses are not owned by us) and one Mexican radio station that we provide programming to and sell airtime for under exclusive sales agency arrangements. Also excluded are radio stations in

Australia, New Zealand and Mexico. We own a 50%, 50% and 20% equity interest in companies that have radio broadcasting operations in these markets, respectively. Effective January 30, 2009, we sold 57% of our remaining 20% interest in Grupo ACIR Comunicaciones, the owner of the radio stations in Mexico.

(b)	Included in the total are stations that were placed in a trust in order to bring the merger into compliance with the FCC’s media ownership rules. We will have to divest these stations.

Radio Networks

In addition to radio stations, our Radio Broadcasting segment includes our Premiere Radio Network, a national radio network that produces, distributes or represents more than 90 syndicated radio programs and services for more than 5,000 radio station affiliates. Our broad distribution platform enables us to attract and retain top programming talent. Some of our more popular radio personalities include Rush Limbaugh, Sean Hannity, Steve Harvey, Ryan Seacrest and Jeff Foxworthy. We believe recruiting and retaining top talent is an important component of the success of our radio networks.

We also own various sports, news and agriculture networks serving Alabama, California, Colorado, Florida, Georgia, Iowa, Kentucky, Missouri, Ohio, Oklahoma, Pennsylvania, Tennessee and Virginia.

International Radio Investments

We own equity interests in various international radio broadcasting companies located in Australia (50% ownership), Mexico (20% ownership) and New Zealand (50% ownership), which we account for under the equity method of accounting. Effective January 30, 2009, we sold 57% of our remaining 20% interest in Grupo ACIR Comunicaciones, the owner of the radio stations in Mexico.

Outdoor Advertising

Our Americas Outdoor Advertising segment includes our operations in the United States, Canada and Latin America, with approximately 92% of our 2008 revenue (on a combined basis) in this segment derived from the United States. We own or operate approximately 237,000 displays in our Americas Outdoor Advertising segment and have operations in 49 of the 50 largest markets in the United States, including all of the 20 largest markets. Our International Outdoor Advertising business segment includes our operations in Asia, Australia and Europe, with approximately 40% of our 2008 revenue (on a combined basis) in this segment derived from France and the United Kingdom. We own or operate approximately 670,000 displays in 36 countries.

Our outdoor assets consist of billboards, street furniture and transit displays, airport displays, mall displays, and wallscapes and other spectaculars, which we own or operate under lease management agreements. Our outdoor advertising business is focused on urban markets with dense populations.

Strategy

We have made and continue to make investments in research tools that enable our clients to better understand how our displays can successfully reach their target audiences and promote their advertising campaigns. We are working closely with clients, advertising agencies and other diversified media companies to develop more sophisticated systems that will provide improved demographic measurements of outdoor advertising. We believe that these measurement systems will further enhance the attractiveness of outdoor advertising for both existing clients and new advertisers.

We intend to continue to work toward ensuring that our customers have a superior experience by leveraging our presence in each of our markets and by increasing our focus on customer satisfaction and improved measurement systems.

Finally, we aim to capitalize on advances in electronic displays, including flat screens, LCDs and LEDs, as an alternative to traditional methods of outdoor advertising. These electronic displays may be linked through centralized computer systems to instantaneously and simultaneously change static advertisements on a large number of displays. Digital outdoor advertising provides advantages to advertisers, including the flexibility to change messaging over the course of a day, the ability to quickly change messaging and the ability to enhance targeting by reaching different demographics at different times of day. Digital outdoor displays provide us with advantages, as they are operationally efficient and eliminate safety issues from manual copy changes.

Americas Outdoor Advertising

Sources of Revenue

Americas Outdoor Advertising generated 21%, 21% and 20% of consolidated net revenue in 2008 (on a combined basis), 2007 and 2006, respectively. Americas Outdoor Advertising revenue is derived from the sale of advertising copy placed on our display inventory. Our display inventory consists primarily of billboards, street furniture displays and transit displays. Billboards comprise approximately two-thirds of display revenue. The margins on our billboard contracts tend to be higher than those on contracts for other displays, due to their greater size, impact and location along major roadways that are highly trafficked. The following table shows the approximate percentage of revenue derived from each category for our Americas Outdoor Advertising inventory:

	Year Ended December 31,
	2008	2007	2006
	Combined	Pre-merger	Pre-merger
Billboards
Bulletins (1)	51%	52%	52%
Posters	15%	16%	18%
Street furniture displays	5%	4%	4%
Transit displays	17%	16%	14%
Other displays (2)	12%	12%	12%

Total	100%	100%	100%

(1)	Includes digital displays.

(2)	Includes spectaculars, mall displays and wallscapes.

Our Americas Outdoor Advertising segment generates revenue from local, regional and national sales. Our advertising rates are based on a number of different factors including location, competition, size of display, illumination, market and gross ratings points. Gross ratings points are the total number of impressions delivered, expressed as a percentage of a market population, of a display or group of displays. The number of “impressions” delivered by a display is measured by the number of people passing the site during a defined period of time. For all of our billboards in the United States, we use independent, third-party auditing companies to verify the number of impressions delivered by a display. “Reach” is the percent of a target audience exposed to an advertising message at least once during a specified period of time, typically during a period of four weeks. “Frequency” is the average number of exposures an individual has to an advertising message during a specified period of time. Out-of-home frequency is typically measured over a four-week period.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. In addition, we have long-standing relationships with a diversified group of advertising brands and agencies that allow us to diversify client accounts and establish continuing revenue streams.

Billboards

Our billboard inventory primarily includes bulletins and posters.

•

Bulletins. Bulletins vary in size, with the most common size being 14 feet high by 48 feet wide. Almost all of the advertising copy displayed on bulletins is computer printed on vinyl and transported to the bulletin where it is secured to the display surface. Because of their greater size and impact, we typically receive our highest rates for bulletins. Bulletins generally are located along major expressways, primary commuting routes and main intersections that are highly visible and heavily trafficked. Our clients may contract for individual bulletins or a network of bulletins, meaning the clients’ advertisements are rotated among bulletins to increase the reach of the campaign. Our client contracts for bulletins generally have terms ranging from one month to one year.

•

Posters. Posters are available in two sizes, 30-sheet and eight-sheet displays. The 30-sheet posters are approximately 11 feet high by 23 feet wide, and the eight-sheet posters are approximately five feet high by 11 feet wide. Advertising copy for posters is printed using silk-screen or lithographic processes to transfer the designs onto paper that is then transported and secured to the poster surfaces. Posters generally are located in commercial areas on primary and secondary routes near point-of-purchase locations, facilitating advertising campaigns with greater demographic targeting than those displayed on bulletins. Our poster rates typically are less than our bulletin rates, and our client contracts for posters generally have terms ranging from four weeks to one year. Two types of posters are premiere panels and squares. Premiere displays are innovative hybrids between bulletins and posters that we developed to provide our clients with an alternative for their targeted marketing campaigns. The premiere displays utilize one or more poster panels, but with vinyl advertising stretched over the panels similar to bulletins. Our intent is to combine the creative impact of bulletins with the additional reach and frequency of posters.

Street Furniture Displays

Our street furniture displays, marketed under our global AdshelTM brand, are advertising surfaces on bus shelters, information kiosks, public toilets, freestanding units and other public structures, and are primarily located in major metropolitan cities and along major commuting routes. Generally, we own the street furniture structures and are responsible for their construction and maintenance. Contracts for the right to place our street furniture displays in the public domain and sell advertising space on them are awarded by municipal and transit authorities in competitive bidding processes governed by local law. Generally, these contracts have terms ranging from 10 to 20 years. As compensation for the right to sell advertising space on our street furniture structures, we pay the municipality or transit authority a fee or revenue share that is either a fixed amount or a percentage of the revenue derived from the street furniture displays. Typically, these revenue sharing arrangements include payments by us of minimum guaranteed amounts. Client contracts for street furniture displays typically have terms ranging from four weeks to one year, and, similar to billboards, may be for network packages.

Transit Displays

Our transit displays are advertising surfaces on various types of vehicles or within transit systems, including on the interior and exterior sides of buses, trains, trams and taxis, and within the common areas of rail stations and airports. Similar to street furniture, contracts for the right to place our displays on such vehicles or within such transit systems and to sell advertising space on them generally are awarded by public transit authorities in competitive bidding processes or are negotiated with private transit operators. These contracts typically have terms of up to five years. Our client contracts for transit displays generally have terms ranging from four weeks to one year.

Other Inventory

The balance of our display inventory consists of spectaculars, mall displays and wallscapes. Spectaculars are customized display structures that often incorporate video, multidimensional lettering and figures, mechanical devices and moving parts and other embellishments to create special effects. The majority of our spectaculars are located in Times Square in New York City, Dundas Square in Toronto, Fashion Show in Las Vegas, Sunset Strip in Los Angeles, Westgate City Center in Glendale, Arizona, the Boardwalk in Atlantic City and across from the Target Center in Minneapolis. Client contracts for spectaculars typically have terms of one year or longer. We also own displays located within the common areas of malls on which our clients run advertising campaigns for periods ranging from four weeks to one year. Contracts with mall operators grant us the exclusive right to place our displays within the common areas and sell advertising on those displays. Our contracts with mall operators generally have terms ranging from five to ten years. Client contracts for mall displays typically have terms ranging from six to eight weeks. A wallscape is a display that drapes over or is suspended from the sides of buildings or other structures. Generally, wallscapes are located in high-profile areas where other types of outdoor advertising displays are limited or unavailable. Clients typically contract for individual wallscapes for extended terms.

Competition

The outdoor advertising industry in the Americas is fragmented, consisting of several larger companies involved in outdoor advertising, such as CBS and Lamar Advertising Company, as well as numerous smaller and local companies operating a limited number of display faces in a single or a few local markets. We also compete with other advertising media in our respective markets, including broadcast and cable television, radio, print media, the Internet and direct mail.

Advertising Inventory and Markets

As of December 31, 2008, we owned or operated approximately 237,000 displays in our Americas Outdoor Advertising segment. The following table sets forth certain selected information with regard to our Americas Outdoor Advertising inventory, with our markets listed in order of their designated market area (“DMA®”) region ranking (DMA® is a registered service mark of Nielsen Media Research, Inc.):

DMA® Region Rank	Markets	Billboards		Street Furniture Displays	Transit Displays		Other Displays (1)	Total Displays
		Bulletins	Posters
	United States
1	New York, NY	—	—	—	—		—	17,047
2	Los Angeles, CA	—	—	—	—		—	10,689
3	Chicago, IL	—	—	—	—		—	15,532
4	Philadelphia, PA	—	—	—	—		—	6,214
5	Dallas-Ft. Worth, TX	—	—	—	—		—	16,688
6	San Francisco-Oakland-San Jose, CA	—	—	—	—		—	10,819
7	Boston, MA (Manchester, NH)	—	—	—	—		—	7,091
8	Atlanta, GA	—	—		—		—	2,950
9	Washington, DC (Hagerstown, MD)	—	—	—	—		—	3,914
10	Houston, TX	—	—		—	(2)	—	3,259
11	Detroit, MI				—		—	315
12	Phoenix, AZ	—	—		—		—	9,918
13	Tampa-St. Petersburg (Sarasota), FL	—	—	—	—		—	2,439
14	Seattle-Tacoma, WA	—	—		—		—	12,863
15	Minneapolis-St. Paul, MN	—	—		—		—	1,978
16	Miami-Ft. Lauderdale, FL	—	—	—	—		—	6,411
17	Cleveland-Akron (Canton), OH	—	—		—		—	3,399
18	Denver, CO				—		—	976
19	Orlando-Daytona Beach-Melbourne, FL	—	—		—		—	4,228
20	Sacramento-Stockton-Modesto, CA	—	—	—	—		—	2,421
21	St. Louis, MO				—		—	284
22	Portland, OR	—	—		—		—	1,224
23	Pittsburgh, PA				—		—	104
24	Charlotte, NC						—	12
25	Indianapolis, IN	—	—		—		—	3,283
26	Baltimore, MD	—	—	—	—		—	2,572
27	Raleigh-Durham (Fayetteville), NC				—		—	1,994
28	San Diego, CA	—	—		—		—	809
29	Nashville, TN	—			—		—	648
30	Hartford-New Haven, CT				—		—	340
31	Kansas City, KS/MO				—	(2)		1,169
32	Columbus, OH	—	—		—		—	1,487
33	Salt Lake City, UT				—		—	64
34	Cincinnati, OH		—				—	12
35	Milwaukee, WI	—	—	—	—		—	5,883
36	Greenville-Spartanburg, SC-Asheville, NC-Anderson, SC		—		—			85
37	San Antonio, TX	—	—	—	—	(2)	—	7,481
38	West Palm Beach-Ft. Pierce, FL	—	—		—		—	808
39	Grand Rapids-Kalamazoo-Battle Creek, MI				—			300

DMA® Region Rank	Markets	Billboards		Street Furniture Displays	Transit Displays		Other Displays (1)	Total Displays
		Bulletins	Posters
41	Harrisburg-Lancaster-Lebanon-York, PA				—			139
42	Las Vegas, NV	—	—		—		—	13,518
43	Norfolk-Portsmouth-Newport News, VA	—	—		—		—	457
44	Albuquerque-Santa Fe, NM	—	—		—		—	1,377
45	Oklahoma City, OK	—						3
46	Greensboro-High Point-Winston Salem, NC				—			1,051
47	Jacksonville, FL	—	—		—		—	987
48	Memphis, TN	—	—	—	—		—	2,239
49	Austin, TX	—	—		—	(2)	—	46
50	Louisville, KY				—		—	178
51-100	Various United States Cities	—	—	—	—	(2)	—	15,850
101-150	Various United States Cities	—	—		—		—	4,087
151+	Various United States Cities	—	—		—		—	2,186
	Non-United States Markets
n/a	Australia				—			1,398
n/a	Brazil	—	—	—				7,237
n/a	Canada			—	—		—	4,392
n/a	Chile	—	—					1,124
n/a	Mexico		—	—			—	4,974
n/a	New Zealand				—			1,607
n/a	Peru	—	—	—	—		—	3,024
n/a	Other (3)				—			3,768

				Total Americas Outdoor Advertising Displays				237,352

(1)	Includes wallscapes, spectaculars, mall and digital displays. Includes other small displays not counted as separate displays since their contribution to revenue is not material.

(2)	We have access to additional displays through arrangements with local advertising and other companies.

(3)	Includes displays in Antigua, Aruba, Bahamas, Barbados, Belize, Costa Rica, Dominican Republic, Grenada, Guam, Jamaica, Netherlands Antilles, Saint Kitts and Nevis, Saint Lucia and the Virgin Islands.

International Outdoor Advertising

Sources of Revenue

Our International Outdoor Advertising segment generated 27%, 25% and 23% of consolidated net revenue in 2008 (on a combined basis), 2007 and 2006, respectively. International Outdoor Advertising revenue is derived from the sale of advertising copy placed on our display inventory. Our international outdoor display inventory consists primarily of billboards, street furniture displays, transit displays and other out-of-home advertising displays, such as neon displays. The following table shows the approximate percentage of revenue derived from each inventory category of our International Outdoor Advertising segment:

	Year Ended December 31,
	2008	2007	2006
	Combined	Pre-merger	Pre-merger
Billboards (1)	35%	39%	41%
Street furniture displays	38%	37%	37%
Transit displays (2)	9%	8%	9%
Other displays (3)	18%	16%	13%

Total	100%	100%	100%

(1)	Includes revenue from spectaculars and neon displays.

(2)	Includes small displays.

(3)	Includes advertising revenue from mall displays, other small displays, and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services and production revenue.

Our International Outdoor Advertising segment generates revenue worldwide from local, regional and national sales. Similar to our Americas Outdoor Advertising segment, advertising rates generally are based on the gross rating points of a display or group of displays. The number of impressions delivered by a display, in some countries, is weighted to account for such factors as illumination, proximity to other displays and the speed and viewing angle of approaching traffic.

While location, price and availability of displays are important competitive factors, we believe that providing quality customer service and establishing strong client relationships are also critical components of sales. Our entrepreneurial culture allows local management to operate their markets as separate profit centers, encouraging customer cultivation and service.

Billboards

The sizes of our international billboards are not standardized. The billboards vary in both format and size across our networks, with the majority of our international billboards being similar in size to our posters used in our Americas outdoor business (30-sheet and eight-sheet displays). Our international billboards are sold to clients as network packages with contract terms typically ranging from one to two weeks. Long-term client contracts are also available and typically have terms of up to one year. We lease the majority of our billboard sites from private landowners. Billboards include our spectacular and neon displays. DEFI, our international neon subsidiary, is a global provider of neon signs with approximately 400 displays in more than 15 countries worldwide. Client contracts for international neon displays typically have terms of approximately five years.

Street Furniture Displays

Our international street furniture displays are substantially similar to their Americas street furniture counterparts, and include bus shelters, freestanding units, public toilets, various types of kiosks and benches. Internationally, contracts with municipal and transit authorities for the right to place our street furniture in the public domain and sell advertising on such street furniture typically provide for terms ranging from 10 to 15 years. The major difference between our international and Americas street furniture businesses is in the nature of the municipal contracts. In our international outdoor business, these contracts typically require us to provide the municipality with a broader range of urban amenities such as public wastebaskets and lampposts, as well as space for the municipality to display maps or other public information. In exchange for providing such urban amenities and display space, we are authorized to sell advertising space on certain sections of the structures we erect in the public domain. Our international street furniture is typically sold to clients as network packages, with contract terms ranging from one to two weeks. Long-term client contracts are also available and typically have terms of up to one year.

Transit Displays

Our international transit display contracts are substantially similar to their Americas transit display counterparts, and typically require us to make only a minimal initial investment and few ongoing maintenance expenditures. Contracts with public transit authorities or private transit operators typically have terms ranging from three to seven years. Our client contracts for transit displays generally have terms ranging from one week to one year, or longer.

Other International Inventory and Services

The balance of the revenue from our International Outdoor Advertising segment consists primarily of advertising revenue from mall displays, other small displays and non-advertising revenue from sales of street furniture equipment, cleaning and maintenance services and production revenue. Internationally, our contracts with mall operators generally have terms ranging from five to ten years and client contracts for mall displays generally have terms ranging from one to two weeks, but are available for up to six-month periods. Our international inventory includes other small displays that are counted as separate displays since they form a substantial part of our network and International Outdoor Advertising revenue. We also have a bike rental program which provides bicycles for rent to the general public in several municipalities. In exchange for providing the bike rental program, we generally derive revenue from advertising rights to the bikes, bike stations, or additional street furniture displays. Several of our international markets sell equipment or provide cleaning and maintenance services as part of a billboard or street furniture contract with a municipality. Production revenue relates to the production of advertising posters, usually for small customers.

Competition

The international outdoor advertising industry is fragmented, consisting of several larger companies involved in outdoor advertising, such as CBS and JC Decaux, as well as numerous smaller and local companies operating a limited number of display faces in a single or a few local markets. We also compete with other advertising media in our respective markets, including broadcast and cable television, radio, print media, the Internet and direct mail.

Advertising Inventory and Markets

As of December 31, 2008, we owned or operated approximately 670,000 displays in our International Outdoor Advertising segment. The following table sets forth certain selected information with regard to our International Outdoor Advertising inventory, which are listed in descending order according to 2008 revenue contribution:

International Markets	Billboards (1)	Street Furniture Displays	Transit Displays (2)	Other Displays (3)	Total Displays

France	—	—	—	—	131,049
United Kingdom	—	—	—	—	66,982
Italy	—	—			58,774
China	—	—	—	—	64,051
Spain	—	—	—	—	33,814
Australia/New Zealand		—	—		17,897
Belgium	—	—	—	—	23,984
Sweden	—	—	—	—	116,230
Switzerland	—		—	—	17,962
Norway	—	—	—	—	21,370
Ireland	—	—			9,533
Turkey	—	—	—	—	11,822
Denmark	—	—	—	—	34,106
Finland	—	—	—	—	24,700
Poland	—	—		—	11,041
Holland	—	—			4,630
India	—	—	—		737
Baltic States/Russia	—		—		16,250
Romania	—				150
Greece			—	—	1,201
Singapore		—			3,857
Hungary	—				36
Japan		—			433
Germany	—				52
Austria	—				17
Czech Republic	—				10
Indonesia	—				1
Portugal	—				15
United Arab Emirates	—				1

		Total International Outdoor Advertising Displays			670,705

(1)	Includes spectaculars and neon displays.

(2)	Includes small displays.

(3)	Includes mall displays and other small displays counted as separate displays since they form a substantial part of our network and International Outdoor Advertising revenue.

Equity Investments

In addition to the displays listed above, as of December 31, 2008, we had equity investments in various out-of-home advertising companies that operate in the following markets:

Market	Company	Equity Investment	Billboards (1)	Street Furniture Displays	Transit Displays

Outdoor Advertising Companies
Italy	Alessi	34.3%	—	—	—
Italy	AD Moving SpA	17.5%	—		—
Hong Kong	Buspak	50.0%	—		—
Spain	Clear Channel Cemusa	50.0%	—
Thailand	Master & More	32.5%	—	—
Belgium	MTB	49.0%			—
Belgium	Streep	25.0%			—

Other Media Companies
Norway	CAPA	50.0%

(1)	Includes spectaculars and neon displays.

Other

The Other category includes our media representation firm and other general support services and initiatives which are ancillary to our other businesses.

Media Representation

We own Katz Media, a full-service media representation firm that sells national spot advertising time for clients in the radio and television industries throughout the United States. As of December 31, 2008, Katz Media represented approximately 3,900 radio stations, nearly one-fifth of which are owned by us and approximately 400 television stations.

Katz Media generates revenue primarily through contractual commissions realized from the sale of national spot advertising airtime. National spot advertising is commercial airtime sold to advertisers on behalf of radio and television stations. Katz Media represents its media clients pursuant to media representation contracts, which typically have terms of up to ten years in length.

Management Team and Employees

We have an experienced management team from our senior executives to our local market managers. Our executive officers and certain radio and outdoor senior managers possess an average of 21 years of industry experience, and have combined experience of over 250 years. The core of the executive management team includes Chief Executive Officer and Chief Operating Officer Mark P. Mays, who has been with Clear Channel for over 19 years, and President and Chief Financial Officer Randall T. Mays, who has been with Clear Channel for over 15 years.

As of February 27, 2009, we had approximately 16,800 domestic employees and 5,300 international employees of which approximately 21,300 were in operations and approximately 800 were in corporate-related activities. Approximately 470 of our United States employees and approximately 230 of our non-United States employees are subject to collective bargaining agreements in their respective countries. We are a party to numerous collective bargaining agreements, none of which represent a significant number of employees. We believe that our relationship with our employees is good.

Regulation of Our Radio Broadcasting Business

Existing Regulation

Radio broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). The Communications Act prohibits the operation of a radio broadcast station except under a license issued by the FCC and empowers the FCC, among other things, to:

•	issue, renew, revoke and modify broadcasting licenses;

•	assign frequency bands;

•	determine stations’ frequencies, locations and power;

•	regulate the equipment used by stations;

•	adopt other regulations to carry out the provisions of the Communications Act;

•	impose penalties for violation of such regulations; and

•	impose fees for processing applications and other administrative functions.

The Communications Act prohibits the assignment of an FCC license or the transfer of control of an FCC licensee without prior approval of the FCC.

License Grant and Renewal

The FCC grants radio broadcast licenses for a term of up to eight years. Generally, upon application, the FCC renews a broadcast license for an additional eight year term if it finds that:

•	the station has served the public interest, convenience and necessity;

•	there have been no serious violations of either the Communications Act or the FCC’s rules and regulations by the licensee; and

•	there have been no other violations by the licensee which, taken together, constitute a pattern of abuse.

After considering these factors and any petitions to deny a license renewal application (which may lead to a hearing), the FCC may grant the license renewal application with or without conditions, including renewal for a term less than the maximum otherwise permitted. In making its licensing determination, the FCC may consider petitions to deny and informal objections, and may order a hearing if sufficiently serious issues have been raised. The FCC may grant the license renewal application with or without conditions, including renewal for less than eight years. A station may continue to operate beyond the expiration date if a timely filed license renewal application is pending.

Although in the vast majority of cases radio licenses are renewed by the FCC, even when petitions to deny or informal objections are filed, there can be no assurance that any of our stations’ licenses will be renewed for a full term and without sanctions or conditions at the expiration of their terms.

Current Multiple Ownership Restrictions

The Communications Act and FCC rules limit the ability of individuals and entities to own or have an “attributable interest” in broadcast stations and other specified mass media entities. All officers and directors of a licensee and any direct or indirect parent, general partners, limited partners and limited liability company members who are not properly “insulated” from management activities, and stockholders who own 5% or more of the outstanding voting stock of a licensee or its parent, either directly or indirectly, generally will be deemed to have an attributable interest in the licensee. Certain institutional investors who exert no control or influence over a licensee may own up to 20% of a licensee’s or its parent’s outstanding voting stock before attribution occurs. Under current FCC regulations, debt instruments, non-voting stock, minority voting stock interests in corporations having a single majority stockholder, and properly insulated limited partnership and limited liability company interests as to which the licensee certifies that the interest holders are not “materially involved” in the management and operation of the subject media property generally are not subject to attribution unless such interests implicate the FCC’s “equity/debt plus” (“EDP”) rule. Under the EDP rule, an aggregate debt and/or equity interest in excess of 33% of a licensee’s total asset value (equity plus debt) is attributable if the interest holder is either a major program supplier (providing over 15% of the licensee’s station’s total weekly broadcast programming hours) or a same-market media owner (including broadcasters, cable operators and newspapers). The FCC recently adopted revisions to the EDP rule to promote diversification of broadcast ownership. To the best of our knowledge at present, none of our officers, directors, or 5% or greater shareholders holds an interest in another television station, radio station, cable television system, or daily newspaper that is inconsistent with the FCC’s ownership rules and policies.

Additionally, an entity that owns one or more radio stations in a market and programs more than 15% of the broadcast time on another radio station in the same market pursuant to an LMA is generally required to count the LMA station toward its media ownership limits even though it does not own the station. As a result, in a market where we own one or more radio stations, we generally cannot provide programming under an LMA to another radio station if we cannot acquire that station under the FCC’s ownership rules. The media ownership rules are subject to periodic review by the FCC. As the result of its third periodic review, in 2003 the FCC adopted new rules which, among other changes, modified broadcast ownership limits, changed the way a local radio market is defined, and made certain JSAs “attributable” under the ownership limits. Numerous parties, including us, appealed the modified ownership rules. These appeals were consolidated before the United States Court of Appeals for the Third Circuit, which stayed their implementation. In June 2004, the court issued a decision that upheld the modified ownership rules in certain respects, including allowing the new local market definition to go into effect, and remanded them to the FCC for further justification in other respects.

The maximum allowable number of radio stations that may be commonly owned in a market varies depending on the total number of radio stations in that market.

•	In markets with 45 or more stations, one company may own, operate, or control eight stations, with no more than five in any one service (AM or FM).

•	In markets with 30-44 stations, one company may own seven stations, with no more than four in any one service.

•	In markets with 15-29 stations, one entity may own six stations, with no more than four in any one service.

•	In markets with 14 stations or less, one company may own up to five stations or 50% of all of the stations, whichever is less, with no more than three in any one service.

The FCC’s June 2003 decision abandoned the existing local radio market definition based on station signal contours in favor of a definition based on “metro” markets as defined by Arbitron. Under the modified approach, commercial and non-commercial radio stations licensed to communities within an Arbitron metro market, as well as stations licensed to communities outside the metro market but considered “home” to that market, are counted as stations in the local radio market for the purposes of applying the ownership limits. For geographic areas outside defined Arbitron metro markets, the FCC adopted an interim market definition methodology based on a modified signal contour overlap approach and initiated a further rulemaking proceeding to determine a permanent market definition methodology for such areas. The further proceeding is still pending. The FCC grandfathered existing combinations of owned stations that would not comply with the modified rules. However, the FCC ruled that such noncompliant combinations could not be sold intact except to certain “eligible entities,” which the agency defined as entities qualifying as a small business consistent with Small Business Administration standards.

The June 2003 rules also made JSAs involving more than 15% per week of a same-market radio station’s advertising time attributable under the ownership rules. Consequently, in a market where we own one or more radio stations, we generally cannot enter into a JSA with another radio station if we could not acquire that station under the FCC’s rules.

Irrespective of FCC rules governing radio ownership, the Antitrust Division of the DOJ (the “Antitrust Division”) and the FTC have the authority to determine that a particular transaction presents antitrust concerns. Over the past decade, the Antitrust Division has become more aggressive in reviewing proposed radio station acquisitions, particularly where the proposed purchaser already owns one or more radio stations in a particular market and seeks to acquire additional radio stations in that market. The Antitrust Division has, in some cases, obtained consent decrees requiring radio station divestitures in a particular market based on allegations that acquisitions would lead to unacceptable concentration levels. The FCC generally delays action on radio acquisitions in situations where antitrust authorities have expressed concentration concerns, even if the acquisition complies with the FCC’s numerical station limits, until after action has been taken by the antitrust authorities.

A number of cross-ownership rules pertain to licensees of a radio station, including limits on broadcast-newspaper and radio-television cross ownership. FCC rules generally prohibit an individual or entity from having an attributable interest in a radio or television station and a daily newspaper located in the same market, although in late 2007 the FCC adopted a revised rule that would allow a degree of same-market newspaper/broadcast cross-ownership based on certain presumptions, criteria and limitations.

Regarding radio-television cross ownership, FCC rules permit the common ownership of one television and up to seven same-market radio stations, or up to two television and six same-market radio stations, if the market will have at least 20 separately-owned broadcast, newspaper and cable “voices” after the combination. Common ownership of up to two television and four radio stations is permissible when at least 10 “voices” will remain, and common ownership of up to two television stations and one radio station is permissible in all markets regardless of voice count. The radio/television limits, moreover, are subject to compliance with the television and radio components of the combination with the television duopoly rule and the local radio ownership limits, respectively. Waivers of the radio/television cross-ownership rule are available only where the station being acquired is “failed” (i.e., off the air for at least four months or involved in court-supervised involuntary bankruptcy or insolvency proceedings). A buyer seeking such a waiver must also demonstrate, in most cases, that it is the only buyer ready, willing and able to operate the station, and that sale to an out-of-market buyer would result in an artificially depressed price. In its 2003 ownership decision, the FCC adopted new cross-media limits to replace these newspaper-broadcast and radio-television cross-ownership rules. These provisions were remanded by the Third Circuit for further FCC consideration, and are currently subject to judicial stay.

Developments and Future Actions Regarding Multiple Ownership Rules

Expansion of our broadcast operations in particular areas and nationwide will continue to be subject to the FCC’s ownership rules and any further changes the FCC or Congress may adopt. Recent actions by and pending proceedings before the FCC, Congress and the courts may significantly affect our business.

In June 2006, the FCC commenced its proceeding on remand from the Third Circuit of the modified media ownership rules. At an open meeting on December 18, 2007, the FCC adopted a decision that revised the newspaper/broadcast cross-ownership rule to allow a degree of same-market newspaper/broadcast ownership based on certain presumptions, criteria and limitations. The FCC made no changes to the currently effective local radio ownership rules (as modified by the 2003 decision) or the radio/television cross-ownership rule (as modified in 1999). The FCC’s 2007 decision, including the determination not to relax the numerical radio ownership limits, is the subject of a request for reconsideration and various court appeals, including by Clear Channel. Also at its December 18, 2007 meeting, the FCC adopted rules to promote diversification of broadcast ownership, including revisions to its EDP attribution rule and the “eligible entity” exception to the prohibition on the sale of grandfathered noncompliant radio station combinations.

We cannot predict the impact of any of these developments on our business. In particular, we cannot predict the ultimate outcome of the FCC’s media ownership proceedings or their effects on our ability to acquire broadcast stations in the future, to complete acquisitions that we have agreed to make, to continue to own and freely transfer groups of stations that we have already acquired, or to continue our existing agreements to provide programming to or sell advertising on stations we do not own. Moreover, we cannot predict the impact of future reviews or any other agency or legislative initiatives upon the FCC’s broadcast rules.

Alien Ownership Restrictions

The Communications Act restricts the ability of foreign entities or individuals to own or hold certain interests in broadcast licenses. Foreign governments, representatives of foreign governments, non-United States citizens, representatives of non-United States citizens and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-United States citizens, collectively, may own or vote up to 20% of the capital stock of a corporate licensee. A broadcast license may not be granted to or held by any entity that is controlled, directly or indirectly, by a business entity more than one-fourth of whose capital stock is owned or voted by non-United States citizens or their representatives, by foreign governments or their representatives, or by non-United States business entities, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such entity, and the FCC has made such an affirmative finding only in limited circumstances. Since we serve as a holding company for subsidiaries that serve as licensees for our stations, we are effectively restricted from having more than one-fourth of our stock owned or voted directly or indirectly by non-United States citizens or their representatives, foreign governments, representatives of foreign governments, or foreign business entities.

Other Regulations Affecting Broadcast Stations

General. The FCC has significantly reduced its past regulation of broadcast stations, including elimination of formal ascertainment requirements and guidelines concerning amounts of certain types of programming and commercial matter that may be broadcast. There are, however, statutes and rules and policies of the FCC and other federal agencies that regulate matters such as political advertising practices, obscenity and indecency in broadcast programming, application procedures and other areas affecting the business or operations of broadcast stations. Moreover, recent and possible future actions by the FCC in the areas of localism and public interest obligations may impose additional regulatory requirements on us.

Indecency. Provisions of federal law regulate the broadcast of obscene, indecent, or profane material. The FCC has substantially increased its monetary penalties for violations of these regulations. Legislation enacted in 2006 provides the FCC with authority to impose fines of up to $325,000 per violation for the broadcast of such material. We cannot predict whether Congress will consider or adopt further legislation in this area. Several judicial appeals of FCC indecency enforcement actions are currently pending, and their outcomes could affect future FCC policies in this area.

Public Interest Programming. Broadcasters are required to air programming addressing the needs and interests of their communities of license, and to place “issues/programs lists” in their public inspection files to provide their communities with information on the level of “public interest” programming they air. In December 2007, the FCC adopted a report on broadcast localism and proposed new localism rules. The report tentatively concluded that broadcast licensees should be required to establish and hold regular meetings with a local advisory board to ascertain the needs and interests of the communities where they own stations. The report also proposed the adoption of specific renewal application processing guidelines that would require broadcasters to air a minimum amount of local programming. Finally, it sought comment on a variety of other issues concerning localism, including potential changes to the main studio rule and sponsorship identification rules. The FCC has not yet issued a decision in this proceeding. We cannot predict whether the FCC will enact any of the initiatives discussed in the report.

Equal Employment Opportunity. The FCC’s equal employment opportunity rules generally require broadcasters to engage in broad and inclusive recruitment efforts to fill job vacancies, keep a considerable amount of recruitment data and report much of this data to the FCC and to the public via stations’ public files and websites. Radio stations with more than 10 full-time employees must file certain annual Equal Employment Opportunity reports with the FCC midway through their license term. The FCC is still considering whether to apply these rules to part-time employment positions. Broadcasters are subject to random audits to ensure compliance with the Equal Employment Opportunity rules and could be sanctioned for noncompliance. Broadcasters are also obligated not to engage in employment discrimination based on race, color, religion, national origin or sex.

Digital Radio. The FCC has approved a technical standard for the provision of “in band, on channel” terrestrial digital radio broadcasting by existing radio broadcasters (except for nighttime broadcasting by AM stations, which is undergoing further testing), and has allowed radio broadcasters to convert to a hybrid mode of digital/analog operation on their existing frequencies. We and other broadcasters have intensified efforts to roll out terrestrial digital radio service. In May 2007, the FCC established service, operational and technical rules for terrestrial digital audio broadcasting and sought public comment on what, if any, limitations should be placed on subscription services offered by digital audio broadcasters and whether any new public interest requirements should be applied to terrestrial digital audio broadcast service. We cannot predict the impact of terrestrial digital audio radio service on our business.

Low Power FM Radio Service. In January 2000, the FCC created two new classes of noncommercial low power FM radio stations (“LPFM”). One class, “LP100”, is authorized to operate with a maximum power of 100 watts and a service radius of about 3.5 miles. The other class, “LP10”, is authorized to operate with a maximum power of 10 watts and a service radius of about one to two miles. In establishing the new LPFM service, the FCC said that its goal is to create a class of radio stations designed “to serve very localized communities or underrepresented groups within communities.” The FCC has authorized a number of LPFM stations. In December 2000, Congress passed the Radio Broadcasting Preservation Act of 2000. This legislation requires the FCC to maintain interference protection requirements between LPFM stations and full-power radio stations on third-adjacent channels. It also requires the FCC to conduct field tests to determine the impact of eliminating such requirements. The FCC has commissioned a preliminary report on such impact and on the basis of that report, has recommended to Congress that such requirements be eliminated. In addition, in November 2007, the FCC adopted rules that, among other things, enhance LPFM’s interference protection from subsequently authorized full-service stations. Concurrently, the FCC solicited public comment on technical rules for possible expansion of LPFM licensing opportunities and technical and financial assistance to LPFM broadcasters from full-service stations which propose to create interference to LPFM stations. We cannot predict the number of LPFM stations that eventually will be authorized to operate or the impact of such stations on our business.

Other. Finally, Congress and the FCC from time to time consider, and may in the future adopt, new laws, regulations and policies regarding a wide variety of other matters that could affect, directly or indirectly, the operation and ownership of our broadcast properties. In addition to the changes and proposed changes noted above, such matters have included, for example, spectrum use fees, political advertising rates and potential restrictions on the advertising of certain products such as beer and wine. Other matters that could affect our broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as “streaming” of audio and video programming via the Internet, digital radio technologies and the establishment of a low power FM radio service.

The foregoing is a brief summary of certain provisions of the Communications Act and specific regulations and policies of the FCC thereunder. This description does not purport to be comprehensive and reference should be made to the Communications Act, the FCC’s rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations. Proposals for additional or revised regulations and requirements are pending before and are being considered by Congress and federal regulatory agencies from time to time. Also, various of the foregoing matters are now, or may become, the subject of court litigation, and we cannot predict the outcome of any such litigation or its impact on our broadcasting business.

Regulation of our Americas Outdoor Advertising and International Outdoor Advertising Businesses

The outdoor advertising industry in the United States is subject to governmental regulation at the federal, state and local levels. These regulations may include, among others, restrictions on the construction, repair, maintenance, lighting, upgrading, height, size, spacing and location of and, in some instances, content of advertising copy being displayed on outdoor advertising structures. In addition, the outdoor advertising industry outside of the United States is subject to certain foreign governmental regulation.

Domestically, in recent years, outdoor advertising has become the subject of targeted state and municipal taxes and fees. These laws may affect prevailing competitive conditions in our markets in a variety of ways. Such laws may reduce our expansion opportunities, or may increase or reduce competitive pressure from other members of the outdoor advertising industry. No assurance can be given that existing or future laws or regulations, and the enforcement thereof, will not materially and adversely affect the outdoor advertising industry. However, we contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

Federal law, principally the HBA, regulates outdoor advertising on controlled roads within the United States. The HBA regulates the size and placement of billboards, requires the development of state standards, mandates a state’s compliance program, promotes the expeditious removal of illegal signs and requires just compensation for takings.

To satisfy the HBA’s requirements, all states have passed billboard control statutes and regulations which regulate, among other things, construction, repair, maintenance, lighting, height, size, spacing and the placement of outdoor advertising structures. We are not aware of any state which has passed control statutes and regulations less restrictive than the prevailing federal requirements, including the requirement that an owner remove any non-grandfathered non-compliant signs along the controlled roads, at the owner’s expense and without compensation, or requiring an owner to remove any non-grandfathered structures that do not comply with certain of the states’ requirements. Municipal and county governments generally also include billboard control as part of their zoning laws and building codes regulating those items described above and include similar provisions regarding the removal of non-grandfathered structures that do not comply with certain of the local requirements.

As part of their billboard control laws, state and local governments regulate the construction of new signs. Some jurisdictions prohibit new construction, some jurisdictions allow new construction only to replace existing structures and some jurisdictions allow new construction subject to the various restrictions discussed above. In certain jurisdictions, restrictive regulations also limit our ability to relocate, rebuild, repair, maintain, upgrade, modify, or replace existing legal non-conforming billboards. While these regulations set certain limits on the construction of new outdoor advertising displays, they also benefit established companies, including us, by creating barriers to entry and by protecting the outdoor advertising industry against an oversupply of inventory.

Federal law neither requires nor prohibits the removal of existing lawful billboards, but it does mandate the payment of compensation if a state or political subdivision compels the removal of a lawful billboard along the controlled roads. In the past, state governments have purchased and removed existing lawful billboards for beautification purposes using federal funding for transportation enhancement programs, and these jurisdictions may continue to do so in the future. From time to time, state and local government authorities use the power of eminent domain and amortization to remove billboards. Thus far, we have been able to obtain satisfactory compensation for our billboards purchased or removed as a result of these types of governmental action, although there is no assurance that this will continue to be the case in the future.

Other important outdoor advertising regulations include the Intermodal Surface Transportation Efficiency Act of 1991, the Bonus Act/Bonus Program, the 1995 Scenic Byways Amendment and various increases or implementations of property taxes, billboard taxes and permit fees. From time to time, legislation has been introduced in both the United States and foreign jurisdictions attempting to impose taxes on revenue from outdoor advertising. Several state and local jurisdictions have already imposed such taxes as a percentage of our outdoor advertising revenue in that jurisdiction. While these taxes have not had a material impact on our business and financial results to date, we expect state and local governments to continue to try to impose such taxes as a way of increasing revenue.

We have introduced and intend to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change up to several times per minute. We have encountered some existing regulations that restrict or prohibit these types of digital displays. However, since digital technology for changing static copy has only recently been developed and introduced into the market on a large scale, existing regulations that currently do not apply to digital technology by their terms could be revised to impose greater restrictions. These regulations may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

International regulation of the outdoor advertising industry varies by region and country, but generally limits the size, placement, nature and density of out-of-home displays. Other regulations may limit the subject matter and language of out-of-home displays.

Properties

Corporate

Our corporate headquarters is in San Antonio, Texas, where we own an approximately 55,000 square foot executive office building and an approximately 123,000 square foot data and administrative service center.

Operations

Radio Broadcasting

Our radio executive operations are located in our corporate headquarters in San Antonio, Texas. The types of properties required to support each of our radio stations include offices, studios, transmitter sites and antenna sites. We either own or lease our transmitter and antenna sites. These leases generally have expiration dates that range from five to 15 years. A radio station’s studios are generally housed with its offices in downtown or business districts. A radio station’s transmitter sites and antenna sites are generally located in a manner that provides maximum market coverage.

Americas Outdoor Advertising and International Outdoor Advertising

The headquarters of our Americas Outdoor Advertising operations is in Phoenix, Arizona and the headquarters of our International Outdoor Advertising operations is in London, England. The types of properties required to support each of our outdoor advertising branches include offices, production facilities and structure sites. An outdoor branch and production facility is generally located in an industrial or warehouse district.

In both our Americas Outdoor Advertising and International Outdoor Advertising segments, we own or have acquired permanent easements for relatively few parcels of real property that serve as the sites for our outdoor displays. Our remaining outdoor display sites are leased. Our leases generally range from month-to-month to year-to-year and can be for terms of 10 years or longer, and many provide for renewal options. There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. We believe that an important part of our management activity is to negotiate suitable lease renewals and extensions.

Consolidated

The studios and offices of our radio stations and outdoor advertising branches are located in leased or owned facilities. These leases generally have expiration dates that range from one to 40 years. We do not anticipate any difficulties in renewing those leases that expire within the next several years or in leasing other space, if required. We own substantially all of the equipment used in our radio broadcasting and outdoor advertising businesses.

As noted above, as of December 31, 2008, we owned 894 radio stations and owned or leased approximately 908,000 outdoor advertising display faces in various markets throughout the world. Therefore, no one property is material to our overall operations. We believe that our properties are in good condition and suitable for our operations.

Legal Proceedings

We are currently involved in certain legal proceedings arising in the ordinary course of business and, as required, have accrued our estimate of the probable costs for the resolution of these claims. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in our assumptions or the effectiveness of our strategies related to these proceedings.

On September 9, 2003, the Assistant United States Attorney for the Eastern District of Missouri caused a Subpoena to Testify before Grand Jury to be issued to us. The subpoena requires us to produce certain information regarding commercial advertising run by us on behalf of offshore and/or online (Internet) gambling businesses, including sports bookmaking and casino-style gambling. On October 5, 2006, we received a subpoena from the Assistant United States Attorney for the Southern District of New York requiring us to produce certain information regarding substantially the same matters as covered in the subpoena from the Eastern District of Missouri. We are cooperating with such requirements. While we are unable to estimate the impact of any potential liabilities associated with these proceedings, the outcome of these proceedings is not expected to be material to Clear Channel.

We are a co-defendant with Live Nation, Inc. (which was spun off as an independent company in December 2005) in 22 putative class actions filed by different named plaintiffs in various district courts throughout the country. These actions generally allege that the defendants monopolized or attempted to monopolize the market for “live rock concerts” in violation of Section 2 of the Sherman Act. Plaintiffs claim that they paid higher ticket prices for defendants’ “rock concerts” as a result of defendants’ conduct. They seek damages in an undetermined amount. On April 17, 2006, the Judicial Panel for Multidistrict Litigation centralized these class action proceedings in the District Court for the Central District of California. On March 2, 2007, plaintiffs filed motions for class certification in five “template” cases involving five regional markets, Los Angeles, Boston, New York, Chicago and Denver. Defendants opposed that motion and, on October 22, 2007, the District Court issued its decision certifying the class for each regional market. On November 4, 2007, defendants filed a petition for permission to appeal the class certification ruling with the Ninth Circuit Court of Appeals. On November 5, 2007 the District Court issued a stay on all proceedings pending the Ninth Circuit’s decision on our Petition to Appeal. On February 19, 2008, the Ninth Circuit denied our Petition to Appeal, and we filed a Motion for Reconsideration of the District Court’s ruling on class certification. The plaintiffs have filed a reply to our motion and we have replied to their filing. The District Court’s decision on our Motion for Reconsideration is still pending. On February 18, 2009, the District Court requested that the parties submit briefs concerning issuing an additional stay of the proceedings. These briefs were due on March 2, 2009. In the Master Separation and Distribution Agreement between us and Live Nation, Inc. that was entered into in connection with our spin-off of Live Nation, Inc. in December 2005, Live Nation, Inc. agreed, among other things, to assume responsibility for legal actions existing at the time of, or initiated after, the spin-off in which we are a defendant if such actions relate in any material respect to the business of Live Nation, Inc.. Pursuant to the agreement, Live Nation, Inc. also agreed to indemnify us with respect to all liabilities assumed by Live Nation, Inc., including those pertaining to the claims discussed above.

Merger-Related Litigation

Eight putative class action lawsuits were filed in the District Court of Bexar County, Texas, in 2006 in connection with the merger. Of the eight, three have been voluntarily dismissed, one has been dismissed for lack of prosecution and four are still pending. The remaining putative class actions, Teitelbaum v. Clear Channel

Communications, Inc., et al., No. 2006CI17492 (filed November 14, 2006), City of St. Clair Shores Police and Fire Retirement System v. Clear Channel Communications, Inc., et al., No. 2006CI17660 (filed November 16, 2006), Levy Investments, Ltd. v. Clear Channel Communications, Inc., et al., No. 2006CI17669 (filed November 16, 2006), DD Equity Partners LLC v. Clear Channel Communications, Inc., et al., No. 2006CI7914 (filed November 22, 2006) and Pioneer Investments Kapitalanlagegesellschaft MBH v. L. Lowry Mays, et al. (filed December 7, 2006), were consolidated into one proceeding and all raised substantially similar allegations on behalf of a purported class of our shareholders against the defendants for breaches of fiduciary duty in connection with the approval of the merger. The Pioneer Investments Kapitalanlagegesellschaft MBH v. L. Lowry Mays, et al. lawsuit has been dismissed by the court for lack of prosecution and we paid nothing in connection with the termination. The plaintiffs seek monetary damages.

Three other lawsuits were filed in connection with the merger, two of which are still pending, Rauch v. Clear Channel Communications, Inc., et al., Case No. 2006-CI17436 (filed November 14, 2006 in the District Court of Bexar County, Texas), Pioneer Investments Kapitalanlagegesellschaft mbH v. Clear Channel Communications, Inc., et al., (filed January 30, 2007 in the United States District Court for the Western District of Texas) and Alaska Laborers Employees Retirement Fund v. Clear Channel Communications, Inc., et. al., Case No. SA-07-CA-0042 (filed January 11, 2007 in the United States District Court for the Western District of Texas). These lawsuits raise substantially similar allegations to those found in the pleadings of the consolidated class actions. The plaintiffs seek monetary damages. The Pioneer Investments Kapitalanlagegesellschaft mbH v. Clear Channel Communications, Inc., et al. lawsuit has been dismissed by consent of the parties and we paid nothing in connection with the dismissal.

On July 24, 2008, approximately twenty months after the filing of the first merger-related lawsuit, our shareholders approved the merger. We believe that the approval of the merger by the shareholders renders the claims in all the merger-related litigation moot. On November 5, 2008, counsel for plaintiffs in the various state court actions filed a petition in state court seeking the right to recover attorneys’ fees and expenses associated with their respective lawsuits. Clear Channel opposes the petition. The matter has not been resolved. Consequently, we may incur significant related expenses and costs that could have an adverse effect on our business and operations. Furthermore, the cases could involve a substantial diversion of the time of some members of management. At this time, we are unable to estimate the impact of any potential liabilities associated with the claims for fees and expenses.

We continue to believe that the allegations contained in each of the pleadings in the above-referenced actions are without merit and we intend to contest the actions vigorously. We cannot assure you that we will successfully defend the allegations included in the complaints or that pending motions to dismiss the lawsuits will be granted. If we are unable to resolve the claims that are the basis for the lawsuits or to prevail in any related litigation, we may be required to pay substantial monetary damages for which we may not be adequately insured, which could have a material adverse effect on our business, financial position and results of operations. Regardless of the outcome of the lawsuits, we may incur significant related expenses and costs that could have an adverse effect on our business and operations. Furthermore, the cases could involve a substantial diversion of the time of some members of management. While we are unable to estimate the impact of any potential liabilities associated with these complaints, the amount of damages claimed in these pleadings is not expected to be material to Clear Channel.

MANAGEMENT

Directors and Executive Officers

Below is a list of the names, ages and positions, and a brief account of the business experience, of (1) the individuals who serve as our executive officers and as members of our Board of Directors and (2) the individuals who serve as the members of the Board of Directors of our indirect parent, Holdings. We have included information for both Clear Channel and Holdings, an entity controlled by the Sponsor and their co-investors, since our directors and certain of our executive officers also serve as directors and officers in the same capacity for, and certain of them are compensated by, Holdings, and certain decisions relating to our business are made by the Holdings Board of Directors in their capacity as our indirect parent. See “Executive Compensation” for further discussion on the relationship between our management and the management of Holdings.

Holdings’ Board of Directors consists of 12 members. Holders of Holdings’ Class A common stock, voting as a separate class, are entitled to elect two members of the Board of Directors. However, since the Sponsors and their affiliates hold a majority of the outstanding capital stock and voting power of Holdings, the holders of Holdings Class A common stock did not have the voting power to elect the remaining 10 members of Holdings’ Board of Directors. Pursuant to an amended and restated voting agreement (the “Voting Agreement”) entered into among B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, Merger Sub, Holdings, Highfields Capital I LP, a Delaware limited partnership, Highfields Capital II LP, a Delaware limited partnership, Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (collectively, with Highfields Capital I LP and Highfields Capital II LP, the “Highfields Funds”), and Highfields Capital Management LP, a Delaware limited partnership, following the effective time of the Transactions, one of the members of the Board of Directors who was to be elected by holders of Holdings’ Class A common stock was selected by Highfields Capital Management LP, which member was named to Holdings’ nominating and governance committee and who the parties to the Voting Agreement agreed would be Jonathon S. Jacobson, and the other director was selected by Holdings’ nominating and governance committee after consultation with Highfields Capital Management LP, who the parties to the Voting Agreement agreed would be David C. Abrams. These directors will serve until Holdings’ next stockholders meeting. In addition, until the Highfields Funds own less than five percent of the outstanding voting securities of Holdings issued as stock consideration in connection with the Transactions, Holdings will nominate two candidates for election by the holders of Class A common stock, of which one candidate (who initially is Mr. Jacobson) will be selected by Highfields Capital Management LP, and one candidate (who initially is Mr. Abrams) will be selected by Holdings’ nominating and governance committee after consultation with Highfields Capital Management LP. Holdings has also agreed that until the termination of the Voting Agreement and subject to the fiduciary duties of its Board of Directors, Holdings shall cause at least one of the independent directors to be appointed to each of the committees of the Board of Directors of Holdings and if such independent director shall cease to serve as a director of Holdings or otherwise is unable to fulfill his or her duties on any such committee, Holdings shall cause the director to be succeeded by another independent director. Upon the consummation of the Transactions, the members of Holdings’ Board of Directors were appointed as members of Clear Channel’s Board of Directors. Clear Channel’s directors will serve until the next annual meeting of the shareholders of Clear Channel

Each executive officer of Clear Channel will hold office until the third meeting of the Board of Directors following the next annual meeting of the shareholders of Clear Channel.

Directors of Clear Channel and Holdings

The following information is provided with respect to (1) individuals who serve as our executive officers and as members of our Board of Directors and (2) the individuals who serve as the members of the Board of Directors of our indirect parent, Holdings, in each instance, as of March 15, 2009.

Name	Age	Position	Director of Clear Channel Since
Mark P. Mays	45	Director	1998
Randall T. Mays	43	Director	1999
David C. Abrams	48	Director	2008
Steven Barnes	48	Director	2008
Richard J. Bressler	51	Director	2008
Charles A. Brizius	40	Director	2008
John Connaughton	43	Director	2008
Blair E. Hendrix	43	Director	2008
Jonathon S. Jacobson	47	Director	2008
Ian K. Loring	42	Director	2008
Scott M. Sperling	51	Director	2008
Kent R. Weldon	41	Director	2008

Executive Officers of Clear Channel

Name	Age	Position	Officer Since
L. Lowry Mays	73	Chairman Emeritus	1972
Mark P. Mays	45	Chief Executive Officer and Chief Operating Officer	1989
Randall T. Mays	43	President and Chief Financial Officer	1993
Herbert W. Hill, Jr.	50	Senior Vice President/Chief Accounting Officer	1989
Paul J. Meyer	66	President and Chief Executive Officer—Clear Channel Americas and Asia Divisions	1997
John E. Hogan	52	President/Chief Executive Officer—Radio Division	2002
Andrew W. Levin	46	Executive Vice President/Chief Legal Officer and Secretary	2004

Mark P. Mays served as Clear Channel’s President and Chief Operating Officer from February 1997 until his appointment as its President and Chief Executive Officer in October 2004. He relinquished his duties as President in February 2006. Mr. Mark P. Mays has been one of Clear Channel’s directors since May 1998. Mr. Mark P. Mays was also appointed the Chief Executive Officer and a director of Holdings on July 30, 2008, and serves as a director or manager for each of the additional registrant guarantors (or its respective governing member or limited partner) other than Clear Channel Capital I, LLC. Additionally, he serves as the Chief Executive Officer of Clear Channel Capital and as a director for Clear Channel’s publicly traded subsidiary, CCOH. Mr. Mark P. Mays is the son of L. Lowry Mays, Clear Channel’s Chairman Emeritus and the brother of Randall T. Mays, Clear Channel’s President and Chief Financial Officer.

Randall T. Mays was appointed as Clear Channel’s Executive Vice President and Chief Financial Officer in February 1997 and was appointed as Clear Channel’s Secretary in April 2003. He relinquished his duties as Secretary in 2004. Mr. Randall T. Mays was appointed Clear Channel’s President in February 2006. Mr. Randall T. Mays has been one of Clear Channel’s directors since April 1999. He was also appointed the President, Chief Financial Officer and a director of Holdings on July 30, 2008, and serves as a director or manager for each of the additional registrant guarantors (or its respective governing member or limited partner) other than Clear Channel Capital I, LLC. Additionally, he serves as the Chief Financial Officer of Clear Channel Capital and as a director for Clear Channel’s publicly traded subsidiary, CCOH. Mr. Randall T. Mays is the son of L. Lowry Mays, Clear Channel’s Chairman Emeritus and the brother of Mark P. Mays, Clear Channel’s Chief Executive Officer and Chief Operating Officer.

David C. Abrams is the managing partner of Abrams Capital, a Boston-based investment firm he founded in 1998. Abrams Capital manages approximately $2.8 billion in assets across a wide spectrum of investments. Mr. Abrams serves on the Board of Directors of Crown Castle International, Inc. (NYSE: CCI) and several private companies and also serves as a Trustee of Berklee College of Music and Milton Academy. He received a BA from the University of Pennsylvania. Mr. Abrams has been one of Clear Channel’s and Holdings’ directors since July 30, 2008.

Steven Barnes has been associated with Bain Capital Partners, LLC since 1988 and has been a Managing Director since 2000. In addition to working for Bain Capital Partners, LLC, he also held senior operating roles of several Bain Capital portfolio companies including Chief Executive Officer of Dade Behring, Inc., President of Executone Business Systems, Inc., and President of Holson Burnes Group, Inc. Prior to 1988, he held several senior management positions in the Mergers & Acquisitions Support Group of PricewaterhouseCoopers. Mr. Barnes presently serves on several boards including CRC Health Corporation and Accellent Inc. He is also active in numerous community activities including being a member of the Board of Director’s of Make-A-Wish Foundation of Massachusetts, the United Way of Massachusetts Bay, the Trust Board of Children’s Hospital in Boston, the Syracuse University School of Management Corporate Advisory Council and the Executive Committee of the Young President’s Organization in New England. He received a B.S. from Syracuse University and is a Certified Public Accountant. Mr. Barnes has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

Richard J. Bressler is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P., Mr. Bressler was the Senior Executive Vice President and Chief Financial Officer of Viacom Inc. from May 2001 to 2005, with responsibility for managing all strategic, financial, business development and technology functions. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. Before joining Time Warner Inc., Mr. Bressler was a partner with the accounting firm of Ernst & Young LLP. He is currently a director of American Media Operations, Inc., Gartner, Inc., The Nielsen Company and Warner Music Group Corp. Mr. Bressler holds a B.B.A. from Adelphi University. Mr. Bressler has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

Charles A. Brizius is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P., Mr. Brizius worked in the Corporate Finance Department at Morgan Stanley & Co. Incorporated. Mr. Brizius has also worked as a securities analyst at The Capital Group Companies, Inc. and as an accounting intern at Coopers & Lybrand. Mr. Brizius is currently a director of Ariel Holdings Ltd. His prior directorships include Big V Supermarkets, Inc., Eye Care Centers of America, Inc., Front Line Management Companies, Inc., Houghton Mifflin Company, Spectrum Brands, Inc., TransWestern Publishing, United Industries Corporation and Warner Music Group Corp. Mr. Brizius holds a B.B.A., magna cum laude, in Finance and Accounting from Southern Methodist University and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Brizius presently serves as President of the Board of Trustees of The Institute of Contemporary Art, Boston, Trustee of the Buckingham Browne & Nichols School and Board Member of The Steppingstone Foundation—a non-profit organization that develops programs which prepare urban schoolchildren for educational opportunities that lead to college. Mr. Brizius has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

John Connaughton has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. He has played a leading role in transactions in the media, technology and medical industries. Prior to joining Bain Capital Partners, LLC, Mr. Connaughton was a consultant at Bain & Company, Inc., where he advised Fortune 500 companies. Mr. Connaughton currently serves as a director of Warner Music Group Corp., AMC Theatres, SunGard Data Systems, Hospital Corporation of America (HCA), Quintiles Transnational Corp., Warner Chilcott and CRC Health Corporation. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVA McIntire Foundation Board of Trustees. Mr. Connaughton received a B.S. in commerce from the University of Virginia and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Connaughton has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

Blair E. Hendrix joined Bain Capital Partners, LLC in 2000. Prior to joining Bain Capital Partners, LLC, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he cofounded. Earlier in his career, Mr. Hendrix was with Corporate Decisions, Inc. (now Mercer Management Consulting), a management consulting firm where he worked in a variety of industries. Mr. Hendrix received a B.A. from Brown University. Mr. Hendrix has been one of Clear Channel’s, Holdings’ and Clear Channel Capital’s directors since October 2008. Additionally, he serves as a director for Clear Channel’s publicly traded subsidiary, CCOH.

Jonathon S. Jacobson founded Highfields Capital Management, a Boston-based investment firm, in July 1998. Prior to founding Highfields, he spent eight years as a senior equity portfolio manager at Harvard Management Company, Inc. (“HMC”), which is responsible for investing Harvard University’s endowment. At HMC, Mr. Jacobson managed both a U.S. and an Emerging Markets equity fund. Prior to that, Mr. Jacobson spent three years in the Equity Arbitrage Group at Lehman Brothers and two years in investment banking at Merrill Lynch in New York. Mr. Jacobson received an M.B.A. from the Harvard Business School in 1987 and graduated magna cum laude with a B.S. in Economics from the Wharton School, University of Pennsylvania in 1983. Mr. Jacobson is a member of the Asset Managers’ Committee of the President’s Working Group on Financial Markets, which was formed in 2007 to foster a dialogue with the Federal Reserve Board and Department of the Treasury on issues of significance to the investment industry. He is a Trustee of Brandeis University, where he is a member of both the Executive and Investment Committees, and Gilman School, where he also serves on the investment committee. He also serves on the boards of the Birthright Israel Foundation and Facing History and Ourselves and is a member of the Board of Dean’s Advisors at the Harvard Business School. Mr. Jacobson has been one of Clear Channel’s and Holdings’ directors since July 30, 2008.

Ian K. Loring is a Managing Director at Bain Capital Partners, LLC. Since joining the firm in 1996, Mr. Loring has played a leading role in prominent media, technology and telecommunications investments such as Warner Music Group Corp., Pro Seiben Sat 1 Media AG, Advertising Directory Solutions, Cumulus Media Partners, Eschelon Telecom, NXP Technologies and Therma-Wave. Currently, Mr. Loring sits on the Board of Directors of Warner Music Group Corp. He also volunteers for a variety of non-profit organizations and is a Director of the Linda Loring Nature Foundation. Prior to joining Bain Capital Partners, LLC, Mr. Loring was a Vice President of Berkshire Partners, with experience in its specialty manufacturing, technology and retail industries. Previously, Mr. Loring worked in the Corporate Finance department at Drexel Burnham Lambert. He received an M.B.A. from Harvard Business School and a B.A. from Trinity College. Mr. Loring has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

Scott M. Sperling is Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling’s current directorships include Thermo Fisher Scientific Inc., Warner Music Group Corp., and Vertis, Inc. and his prior directorships include Hawkeye Holdings, Experian Information Solutions, Fisher Scientific, Front Line Management Companies, Inc., Houghton Mifflin Co., The Learning Company, LiveWire, LLC, PriCellular Corp., ProcureNet, ProSiebenSat.1, Tibbar, LLC, Wyndham Hotels and several other private companies. Prior to joining Thomas H. Lee Partners, L.P. in 1994, Mr. Sperling was Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company, for more than ten years. Before that he was a senior consultant with the Boston Consulting Group. Mr. Sperling is also a director of several charitable organizations including the Brigham & Women’s / Faulkner Hospital Group, The Citi Center for Performing Arts and Wang Theater and Harvard Business School’s Rock Center for Entrepreneurship. Mr. Sperling has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

Kent R. Weldon is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P., Mr. Weldon worked at Morgan Stanley & Co. Incorporated in the Financial Institutions Group. Mr. Weldon also worked at Wellington Management Company, an institutional money management firm. Mr. Weldon is currently a director of Michael Foods and Nortek Inc. His prior directorships include FairPoint Communications, Inc., Fisher Scientific and Progressive Moulded Products. Mr. Weldon holds a B.A., summa cum laude, in Economics and Arts and Letters Program for Administrators from the University of Notre Dame and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Weldon has been one of Clear Channel’s directors since July 30, 2008, one of Holdings’ directors since May 2007 and one of Clear Channel Capital’s directors since February 2008.

L. Lowry Mays is the founder of Clear Channel and was its Chairman and Chief Executive Officer from February 1997 to October 2004. Since that time, he served as Clear Channel’s Chairman of the Board until July 30, 2008 and was appointed Clear Channel’s and Holdings’ Chairman Emeritus on July 30, 2008. Mr. L. Lowry Mays was one of Clear Channel’s directors from its inception until July 30, 2008. Additionally, he serves as a director for Clear Channel’s publicly traded subsidiary, CCOH. Mr. L. Lowry Mays is the father of Mark P. Mays, currently Clear Channel’s Chief Executive Officer and Chief Operating Officer, and Randall T. Mays, currently Clear Channel’s President and Chief Financial Officer.

Andrew W. Levin was appointed Executive Vice President, Chief Legal Officer and Secretary of Clear Channel in February 2004, Holdings on July 30, 2008 and Clear Channel Capital on July 31, 2008. Prior thereto, he served as Senior Vice President for Governmental Affairs since he joined Clear Channel in 2002.

Herbert W. Hill, Jr. was appointed Senior Vice President and Chief Accounting Officer of Clear Channel in February 1997. Mr. Hill was appointed Senior Vice President, Chief Accounting Officer and Assistant Secretary of Holdings on July 30, 2008 and Clear Channel Capital on July 31, 2008.

John E. Hogan was appointed Chief Executive Officer of Clear Channel’s radio division in August 2002. Mr. Hogan was appointed a Senior Vice President of Holdings on July 30, 2008.

Paul J. Meyer was appointed President/Chief Executive Officer—Clear Channel Americas and Asia Divisions in October 2008 and Global President/Chief Operating Officer for Clear Channel Outdoor Holdings, Inc. (formerly Eller Media and a subsidiary of Clear Channel) in April 2005. Prior thereto, he was the President/Chief Executive Officer for Clear Channel Outdoor for the remainder of the relevant five-year period. Mr. Meyer was appointed a Senior Vice President of Holdings on July 30, 2008.

EXECUTIVE COMPENSATION

Introduction

On November 16, 2006, Clear Channel entered into an Agreement and Plan of Merger, as amended by Amendment No. 1, dated April 18, 2007, Amendment No. 2, dated May 17, 2007, and Amendment No. 3, dated May 13, 2008, to effect the acquisition of Clear Channel by Holdings. On July 30, 2008, upon the satisfaction of the conditions set forth in the merger agreement, Holdings acquired Clear Channel. The merger was effected by the merger of Merger Sub, an indirect subsidiary of Holdings, with and into Clear Channel. As a result of the merger, Clear Channel became a wholly-owned subsidiary of Holdings, held indirectly through intermediate holding companies including Clear Channel Capital. Upon the consummation of the merger, Holdings became a public company and Clear Channel ceased to be a public company.

At the effective time of the merger, Clear Channel’s shareholders who elected to receive cash consideration in connection with the merger received $36.00 in cash for each pre-merger share of Clear Channel’s outstanding common stock they owned. Pursuant to the merger agreement, as an alternative to receiving the $36.00 per share cash consideration, Clear Channel’s shareholders were offered the opportunity to exchange some or all of their pre-merger shares on a one-for-one basis for shares of common stock in Holdings. Immediately following the Transactions, those shares represented, in the aggregate, approximately 25% (whether measured by voting power or economic interest) of the equity of Holdings.

Several new entities controlled by the Sponsors acquired directly or indirectly through newly formed companies (each of which is ultimately controlled jointly by the Sponsors) shares of stock in Holdings. Immediately following the Transactions, those shares represented, in the aggregate, approximately 72% (whether measured by voting power or economic interest) of the equity of Holdings. In connection with the Transactions, Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays rolled over unrestricted common stock, restricted equity securities, and “in the money” stock options exercisable for common stock of Clear Channel, with an aggregate value of approximately $45 million, in exchange for equity securities of Holdings, and Messrs. Mark P. Mays and Randall T. Mays received restricted stock of Holdings with an aggregate value of approximately $40 million (in each case based upon the per share price paid by the Sponsors for shares of Holdings in connection with the merger). Certain other members of Clear Channel’s management also rolled over restricted equity securities and “in the money” stock options exercisable for common stock of Clear Channel in exchange for equity securities of Holdings. Accordingly, the remaining approximately 3% of the equity of Holdings was held by Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and certain members of Clear Channel’s management.

Upon consummation of the Transactions, a new Board of Directors for each of Clear Channel and Holdings was constituted, a new compensation committee of the Board of Directors of Holdings (the “Committee”), a new audit committee of the Board of Directors of Holdings, and a new nominating and governance committee of the Board of Directors of Holdings were formed, and certain members of Clear Channel’s management entered into employment agreements with Holdings.

Accordingly, upon the consummation of the Transactions, Clear Channel’s named executive officers were governed by the compensation programs and practices developed and implemented by Holdings. Consequently, this section of the prospectus primarily focuses on the objectives, administration and payment of executive compensation following the completion of the Transactions. Except where relevant to provide context for the payment of post-merger compensation, this section does not contain a detailed analysis of pre-merger compensation since Clear Channel is of the view that, as an indirectly, wholly-owned subsidiary of a recently formed, publicly-held company, an analysis of the compensation decisions that were made for the named executive officers during their employment with solely Clear Channel would not accurately reflect Holdings’ compensation programs and philosophies going forward. Notwithstanding the foregoing, the 2008 Summary Compensation Table and each of the other related tables set forth below in this section contain all of the plan and non-plan compensation awarded to, earned by, or paid to the named executive officers during 2008, 2007 and 2006.

As set forth in the 2008 Summary Compensation Table, Mark P. Mays, the Chief Executive Officer and Chief Operating Officer of Clear Channel and the Chief Executive Officer of Holdings (the Principal Executive Officer of Clear Channel and Holdings); Randall T. Mays, the President and Chief Financial Officer of Clear Channel and Holdings (the Principal Financial Officer of Clear Channel and Holdings); L. Lowry Mays, the Chairman Emeritus of the Board of Directors of Clear Channel and Holdings; John E. Hogan, the President and Chief Executive Officer of Clear Channel’s radio division; and Andrew W. Levin, the Executive Vice President, Chief Legal Officer and Secretary of Clear Channel and Holdings (L. Lowry Mays, John E. Hogan and Andrew W. Levin, together representing the three next most highly compensated executive officers for services rendered in all capacities to Clear Channel and Holdings) are Clear Channel’s and Holdings’ “named executive officers” for the 2008 fiscal year of Clear Channel and Holdings. In connection with the Transactions, each of Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and John E. Hogan entered into new, five-year employment agreements. Mr. Andrew W. Levin does not have an employment agreement with either Clear Channel or Holdings.

The new employment agreements for Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and John E. Hogan generally set forth information regarding base salary, annual incentive bonus, long-term incentive compensation and other employee benefits. These new employment agreements were negotiated on an arm’s length basis between each of the executives and Holdings’ Board of Directors prior to the effectiveness of the merger. In January 2009, Messrs. Mark P. Mays’ and Randall T. Mays’ employment agreements were amended as further described below. For a more detailed description of the employment agreements of Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and John E. Hogan, please refer to “—Employment Agreements with the Named Executive Officers”.

Compensation Discussion and Analysis

The following compensation discussion and analysis section contains statements regarding Holdings’ individual performance measures and other goals. These goals are disclosed in the limited context of Holdings’ executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Holdings specifically cautions investors not to apply these statements to other contexts.

Compensation Programs Terminated in Connection with the Transactions

On July 30, 2008, prior to the consummation of the merger, Clear Channel terminated its 2000 Employee Stock Purchase Plan. At the effective time of the merger, each share held under the plan was converted into the right to receive a cash payment equal to the value of $36.00 per share. In addition, except with respect to certain stock options and shares of restricted stock of Clear Channel that were converted into stock options and shares of restricted stock of Holdings as of July 30, 2008, Clear Channel terminated each of the following incentive plans: Clear Channel’s 1994 Incentive Stock Option Plan; 1994 Nonqualified Stock Option Plan; 1998 Stock Incentive Plan; 2001 Stock Incentive Plan; the Clear Channel Sharesave Scheme; The Ackerly Group, Inc. Fifth Amended and Restated Employees Stock Option Plan; The 1998 AMFM Inc. Stock Option Plan; The 1999 AMFM Inc. Stock Option Plan; Capstar Broadcasting Corporation 1998 Stock Option Plan; Jacor Communication, Inc. 1997 Long-Term Incentive Stock Plan; The Marquee Group, Inc. 1996 Stock Option Plan; SFX Entertainment, Inc. 1998 Stock Option and Restricted Stock Plan; and SFX Entertainment, Inc. 1999 Stock Option and Restricted Stock Plan. Each of the incentive plans under which certain stock options and shares of restricted stock of Clear Channel that were converted into stock options and shares of restricted stock of Holdings were granted (the 1994 Nonqualified Stock Option Plan; the 1998 Stock Incentive Plan; the 2001 Stock Incentive Plan; the Jacor Communications, Inc. 1997 Long-Term Incentive Stock Plan; The Marquee Group, Inc. 1996 Stock Option Plan; and the SFX Entertainment, Inc. 1999 Stock Option Plan and Restricted Stock Plan) will terminate only at the time when the last outstanding stock option or share of restricted stock granted under such plan expires or, in the case of options, is exercised or, in the case of restricted stock, is no longer subject to restrictions.

Overview and Objectives of Holdings’ Compensation Program

Holdings believes that compensation of its named executive officers should be directly and materially linked to operating performance. The fundamental objective of Holdings’ compensation program is to attract, retain and motivate top quality executives through compensation and incentives which are competitive with the various labor markets and industries in which Holdings competes for talent and which align the interests of Holdings’ executives with the interests of Holdings’ stockholders.

Overall, Holdings has designed its compensation program to:

•	support its business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement;

•	recruit, motivate and retain executive talent; and

•	create a strong performance alignment with stockholders.

Holdings seeks to achieve these objectives through a variety of compensation elements:

•	annual base salary;

•	an annual incentive bonus, the amount of which is dependent on Holdings’ performance and, for certain executives, individual performance during the prior fiscal year;

•

long-term incentive compensation, delivered in the form of equity awards that are awarded based on competitive pay practices and other factors described below, and that are designed to align the executives’ interests with those of stockholders by rewarding outstanding performance and providing long-term incentives; and

•	other executive benefits and perquisites.

Compensation Practices

The Committee will typically determine total compensation, as well as the individual components of such compensation, of Clear Channel’s and Holdings’ named executive officers on an annual basis. All compensation decisions are made within the scope of any employment agreement.

In making decisions with respect to each element of executive compensation, the Committee will consider the total compensation that may be awarded to the executive, including salary, annual incentive bonus and long-term incentive compensation. Multiple factors will be considered in determining the amount of total compensation (the sum of base salary, annual incentive bonus and long-term incentive compensation delivered through equity awards) to award the named executive officers. These factors may include, among others:

•	the terms of any employment agreement;

•	the Chief Executive Officer’s (other than for himself) recommendations;

•

how proposed amounts of total compensation to Holdings’ executives compare to amounts paid to similar executives of the Media Peers (as defined below) both for the prior year and over a multi-year period;

•	the value of previous equity awards;

•	internal pay equity considerations; and

•	broad trends in executive compensation generally.

The Committee’s goal will be to award compensation that is reasonable when all elements of potential compensation are considered.

In January 2008, Clear Channel’s compensation committee engaged Hewitt Associates, an independent leading national executive compensation consulting firm (“Hewitt”), to develop and provide market pay data (including base salary, bonus, total cash compensation, long-term incentive compensation and total compensation data) to better evaluate the appropriateness and competitiveness of the overall compensation paid to Mr. John E. Hogan. Compensation objectives were developed based on market pay data from proxy statements and other sources, when available, of leading media companies identified as key competitors for business and/or executive talent (the “Media Peers”). Mr. John E. Hogan’s individual pay components and total compensation were benchmarked against similarly situated executives of the Media Peers.

The Media Peers include Belo Corp., CBS Corporation, Comcast Corporation, The Walt Disney Company, Gannett Company, Inc., IAC/Interactive Corp., Lamar Advertising, News Corporation, Time Warner Inc., Tribune Company, Viacom, Inc. and Yahoo! Inc. Hewitt selected the Media Peers, in consultation with Clear Channel’s compensation committee, by selecting companies comparable to Clear Channel on the basis of criteria including market capitalization, total assets, total revenue, EBITDA, cash flow and number of employees. The Media Peers do not include companies in the Radio Index, which historically was used for Clear Channel’s, and is currently being used for Holdings’, stock performance graph, due to the fact that the companies comprising the Radio Index are smaller in size and have less diversified business operations than the Media Peers. The Committee believes that the Media Peers are more comparable to Holdings for executive compensation purposes.

Set forth below is a table showing the compensation of executives of the Media Peers similarly situated to Mr. John E. Hogan:

Company	Revenues ($M)	Executive (1) $	Salary $	Bonus Total (2) $	Total Cash Compensation $	Total Long- Term (Black- Scholes) $	Total Compensation $
BELO CORP.	1,588	WILLIAMSON, DENNIS A.	500,000	341,250	841,250	720,725	1,561,975
CBS CORPORATION	14,320	GORDON, SUSAN C.	780,121	475,000	1,255,121	1,511,446	2,766,567
COMCAST CORPORATION	24,966	SMITH, LAWRENCE S.	1,226,000	1,531,250	2,757,250	6,293,831	9,051,081
GANNETT COMPANY, INC.	8,033	OGDEN, ROGER L.	551,667	360,000	911,667	1,328,860	2,240,527
IAC/INTERACTIVE CORP.	6,278	BLATT, GREGORY R.	550,000	1,000,000	1,550,000	5,976,238	7,526,238
NEWS CORPORATION	28,655	DEVOE, DAVID F.	2,853,750	7,000,000	9,853,750	1,700,308	11,554,058
TIME WARNER INC.	44,224	PACE, WAYNE H.	1,000,000	2,000,000	3,000,000	2,837,900	5,837,900
TRIBUNE COMPANY	5,518	REARDON, JOHN E.	509,615	350,000	859,615	997,745	1,857,360
VIACOM INC.	11,467	FRICKLAS, MICHAEL D.	1,513,200	1,375,000	2,888,200	3,682,602	6,570,802
THE WALT DISNEY COMPANY	34,285	MAYER, KEVIN A.	537,500	1,200,000	1,737,500	445,095	2,182,595
YAHOO! INC.	6,426	NAZEM, FARZAD	479,167	1,000,000	1,479,167	13,162,500	14,641,667

25th %ile	6,352		523,558	417,500	1,083,394	1,163,303	2,211,561
50th %ile	11,467		551,667	1,000,000	1,550,000	1,700,308	5,837,900
75th %ile	26,811		1,113,000	1,453,125	2,822,725	4,829,420	8,288,660

(1)	Peer executive make-up includes four Chief Financial Officers, two General Counsels, two Group Presidents, one Business Development VP, one Chief Administrative Officer and one Chief Technology Officer.

(2)	“Bonus Total” for CBS Corporation, Gannett Company, Inc., IAC/Interactive Corp., Viacom Inc. and The Walt Disney Company reflect actual bonus values, and “Bonus Total” for all other listed peers reflect target bonuses.

The Committee, consistent with the past, will aim to set Mr. John E. Hogan’s total compensation between the 50th and 75th percentile of the Media Peers. Notwithstanding, his total compensation may from time to time be above or below these percentiles as the Committee deems appropriate due to performance or prevailing market conditions for executive talent.

Neither the Committee, nor Clear Channel’s compensation committee, requested Hewitt to perform an assessment of the compensation of Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and Andrew W. Levin in 2008 and did not set their 2008 post-merger compensation based upon any benchmarks. The individual pay components for Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays following the merger, including their base salary, any annual incentive bonus and long-term incentive compensation, were based upon arm’s-length negotiations between each such executive and Holdings’ Board of Directors. Historically, Clear Channel has not engaged an independent compensation consultant to assess Mr. Andrew W. Levin’s compensation, and his cash compensation (base salary and annual incentive bonus) did not change following the merger.

Elements of Compensation

The Committee and the Executive Performance Subcommittee of the Committee (the “Subcommittee”) believe that a combination of various elements of compensation best serves the interests of Holdings and its stockholders. Having a variety of compensation elements enables Holdings to meet the requirements of the highly competitive environment in which Holdings operates while ensuring that its named executive officers are compensated in a way that advances the interests of all stockholders. Under this approach, executive compensation generally involves a significant portion of pay that is “at risk”, namely, the annual incentive bonus. The annual incentive bonus is based entirely on Holdings’ financial performance, individual performance, or a combination of both. Equity awards constitute a significant portion of long-term remuneration that is tied directly to stock price appreciation that benefits all of Holdings’ stockholders.

Holdings’ practices with respect to each of the elements of executive compensation are set forth below, followed by a discussion of the specific factors considered in determining the amounts for each of the key elements.

Base Salary

Purpose. The objective of base salary is to reflect job responsibilities, value to Holdings and individual performance with respect to market competitiveness.

Administration. Base salaries for the named executive officers will typically be reviewed on an annual basis and at the time of promotion or other change in responsibilities. In general, any increases in salary will be based on the subjective evaluation of such factors as the level of responsibility, individual performance, level of pay both of the executive in question and other similarly situated executives of the Media Peers and competitive pay practices. All decisions regarding increasing or decreasing a named executive officer’s base salary will be made within the scope of his respective employment agreement, if any.

In reviewing base salaries, the Committee will consider the importance of linking a significant proportion of the named executive officer’s compensation to performance in the form of the annual incentive bonus, which is tied to Holdings’ financial performance measures, individual performance, or a combination of both, as well as long-term incentive compensation.

Analysis. Pursuant to their new employment agreements, effective July 28, 2008, the rate of base salary for each of Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays was set at not less than $895,000, $875,000, and $250,000, respectively. These base salary amounts were mutually agreed upon between each of Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays and Holdings’ Board of Directors on an arm’s-length basis prior to the effectiveness of the merger. However, in light of current economic conditions, Messrs. Mark P. Mays and Randall T. Mays each agreed to amend his employment agreement to reduce his base salary in 2009 to $500,000 and to a base salary of not less than $1,000,000 thereafter.

Effective February 1, 2008, Mr. John E. Hogan received a 3.3% merit increase in his base salary from $750,000 in 2007 to $775,000 in 2008. It was determined that the 3.3% merit increase was appropriate in order to maintain the competitiveness of his compensation package relative to similarly situated executives of the Media Peers. As set forth in Mr. John E. Hogan’s new employment agreement, effective June 29, 2008, Holdings’ Board of Directors agreed to continue to pay his base salary rate of $775,000 through January 31, 2009.

Effective February 1, 2008, Mr. Andrew W. Levin received a 14.3% increase in his base salary from $350,000 in 2007 to $400,000 in 2008. It was determined that the 14.3% merit increase was appropriate in order to maintain the competitiveness of his compensation package and to reward Mr. Andrew W. Levin for his performance to date in moving the merger towards a successful close. Following the merger, Holdings agreed to continue to pay his base salary rate of $400,000 through January 31, 2009.

Annual Incentive Bonus

Purpose. Holdings’ executive compensation program provides for an annual incentive bonus that is performance-linked. The objective of the annual incentive bonus compensation element is to compensate an executive based on the achievement of specific goals that are intended to correlate closely with growth of long-term stockholder value.

Administration. Our named executive officers and other key executives of Holdings participate in the Clear Channel 2008 Annual Incentive Plan (the “Annual Incentive Plan”), which replaced the Clear Channel 2005 Annual Incentive Plan (the “Clear Channel 2005 Plan”) upon the closing of the merger.

On July 28, 2008, Holdings’ sole stockholder at that time, Clear Channel Capital IV, LLC (“CC IV”), approved the Annual Incentive Plan. The Annual Incentive Plan is administered by the Subcommittee and is intended to provide an incentive to the named executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value of Holdings and to retain such executives. Under the Annual Incentive Plan, participants are eligible for performance-based awards, which represent the conditional right to receive cash or other property based upon the achievement of pre-established performance goals within a specified performance period. Awards granted under the Annual Incentive Plan are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. No single participant may receive more than $15,000,000 in awards in any calendar year.

The performance-based goals (as further described below) pursuant to which the 2008 annual incentive bonuses were calculated were set prior to the merger and pursuant to the Clear Channel 2005 Plan. For the 2008 annual incentive bonuses, (i) Messrs. Mark P. Mays’, Randall T. Mays’ and L. Lowry Mays’ performance goals were based on 2008 Core Assets OIBDAN (as defined below) (excluding the results of operations of Clear Channel’s television business sold on March 14, 2008), on a company-wide basis, (ii) Mr. John E. Hogan’s performance goals were based upon year-over-year growth in OIBDAN of Clear Channel’s radio division and other performance measures, which best reflect Mr. John E. Hogan’s respective contribution to outstanding divisional performance, and (iii) Mr. Andrew W. Levin’s performance goals were based upon year-over-year growth in OIBDAN, on a company-wide basis, and other performance measures, which were directly relevant to his position and responsibilities.

As all of the named executive officers’ 2008 performance goals were determined prior to the merger, Holdings’ Board of Directors confirmed its approval of the performance goals by resolution dated July 28, 2008.

Commencing in 2009, performance goals for each named executive officer will be set pursuant to an extensive annual operating plan developed by the Chief Executive Officer of Holdings in consultation with Holdings’ Board of Directors, the President and Chief Financial Officer of Holdings and other senior executive officers of Holdings. The Chief Executive Officer of Holdings will make recommendations as to the compensation levels and performance goals of Holdings’ named executive officers (other than his own) to the Subcommittee for its review, consideration and approval. The Subcommittee will have complete discretion to accept, reject, or modify the recommendations of the Chief Executive Officer. In accordance with the amended employment agreements, the performance goals for each of Messrs. Mark P. Mays’ and Randall T. Mays’ 2009 annual bonuses will be determined based on achievement of EBITDA goals (as defined below) rather than OIBDAN.

In 2008, and as currently contemplated for 2009, the annual incentive bonus was paid in cash. The aggregate annual incentive bonus is determined according to the level of achievement of the objective performance goals, and any individual performance goals, as applicable. Below a minimum threshold level of performance, no awards may be granted pursuant to the objective performance goal, and the Subcommittee may, in its discretion, reduce the awards pursuant to either objective or individual performance goals, as applicable.

The annual incentive bonus process for each of the named executive officers will involve four basic steps:

•	At the outset of the fiscal year:

•	Set performance goals for the year for Holdings and each participant; and

•	Set a target bonus for each participant;

•	After the end of the fiscal year:

•	Measure actual performance (individual and company-wide) against the predetermined goals of Holdings and any individual performance goals to determine the preliminary bonus; and

•	Make adjustments to the preliminary bonus calculation to reflect Holdings’ performance relative to the performance of the Media Peers, as applicable.

Analysis. In determining whether the 2008 financial performance goals were met, the Subcommittee considered, on a combined basis, the financial results of Clear Channel from January 1, 2008 to July 30, 2008 and the financial results of Holdings from July 31, 2008 to December 31, 2008.

For 2008, the performance-based goals applicable to the named executive officers are set forth below:

Mark P. Mays

Mr. Mark P. Mays’ 2008 performance-based goal consisted of achieving a targeted amount of “Core Assets OIBDAN” (excluding the results of operations of Clear Channel’s television business sold on March 14, 2008) on a company-wide basis. “Core Assets OIBDAN” is defined as operating income before depreciation, amortization, non-cash compensation expense and gain or loss on disposition of assets generated by operations that were not identified in the plan announced by Clear Channel on November 16, 2006 to sell its television group and small market radio stations. “OIBDAN” is calculated by adjusting net income to exclude non-cash compensation and the following line items presented in the statement of operations: (i) minority interest income (expense), (ii) income tax (expense) benefit, (iii) other income (expense)—net, (iv) equity in earnings of nonconsolidated affiliates, (v) gain (loss) on marketable securities, (vi) interest expense, (vii) gain (loss) on disposition of assets—net and (viii) depreciation and amortization. Mr. Mark P. Mays’ 2008 target bonus was set at $6,625,000 if Clear Channel and Holdings achieved, on a combined basis, Core Assets OIBDAN in 2008 of approximately $1.8 billion. This performance target was met in 2008 and Mr. Mark P. Mays was entitled to his target bonus of $6,625,000; however, in light of the current global economic slowdown and the resulting negative impact upon Holdings’ and Clear Channel’s businesses, Mr. Mark P. Mays agreed to be paid the lesser amount of $4,500,000 for his 2008 annual incentive bonus. Commencing for Mr. Mark P. Mays’ 2009 annual incentive bonus, the performance goals will be based on EBITDA rather than OIBDAN. For purposes of the annual incentive bonus, EBITDA is defined to mean the calculation of “Consolidated EBITDA,” as calculated in the manner provided in the senior secured credit facilities documentation. For a more detailed discussion of the use of performance goals based on EBITDA for 2009 and future years with respect to Mr. Mark P. Mays, see “—Employment Agreements with the Named Executive Officers”.

Randall T. Mays

Mr. Randall T. Mays’ 2008 performance-based goal consisted of achieving a targeted amount of Core Assets OIBDAN (excluding the results of operations of Clear Channel’s television business sold on March 14,

2008) on a company-wide basis. Mr. Randall T. Mays’ target bonus was set at $6,625,000 if Clear Channel and Holdings achieved, on a combined basis, Core Assets OIBDAN in 2008 of approximately $1.8 billion. This performance target was met in 2008 and Mr. Randall T. Mays was entitled to his target bonus of $6,625,000; however, in light of the current global economic slowdown and the resulting negative impact upon Holdings’ and Clear Channel’s businesses, Mr. Randall T. Mays agreed to be paid the lesser amount of $4,500,000 for his 2008 annual incentive bonus. Commencing for Mr. Randall T. Mays’ 2009 annual incentive bonus, the performance goals will be based on EBITDA rather than OIBDAN. For purposes of the annual incentive bonus, EBITDA is defined to mean the calculation of “Consolidated EBITDA,” as calculated in the manner provided in the senior secured credit facilities documentation. For a more detailed discussion of the use of performance goals based on EBITDA for 2009 and future years with respect to Mr. Randall T. Mays, see “—Employment Agreements with the Named Executive Officers”.

L. Lowry Mays

Mr. L. Lowry Mays’ 2008 performance-based goal consisted of achieving a targeted amount of Core Assets OIBDAN (excluding the results of operations of Clear Channel’s television business sold on March 14, 2008), on a company-wide basis. Mr. L. Lowry Mays’ target bonus was set at $1,000,000 if Clear Channel and Holdings achieved, on a combined basis, Core Assets OIBDAN in 2008 of approximately $1.8 billion. This performance target was met in 2008 and Mr. L. Lowry Mays was entitled to his target bonus of $1,000,000; however, in light of the current global economic slowdown and the resulting negative impact upon Holdings’ and Clear Channel’s businesses, Mr. L. Lowry Mays agreed to be paid the lesser amount of $452,500 for his 2008 annual incentive bonus.

In 2008, it was believed that OIBDAN was the best quantifiable indicator of operating performance; therefore, Messrs. Mark P. Mays’, Randall T. Mays’ and L. Lowry Mays’ 2008 annual bonus opportunity was based on OIBDAN. As contemplated in their employment agreements, however, the Subcommittee currently anticipates that Messrs. Mark P. Mays’ and Randall T. Mays’ annual incentive bonus in 2009 and future years, at least in part, will instead be based upon EBITDA. EBITDA is an important indicator of Holdings’ operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. The Committee believes that in the current operating environment, and under Holdings’ new capital structure, EBITDA is the best measure of Messrs. Mark P. Mays’ and Randall T. Mays’ performance.

John E. Hogan

Mr. John E. Hogan’s 2008 performance-based goals consisted of (i) year-over-year growth in OIBDAN of the radio division, (ii) implementing sales strategic initiatives, (iii) implementing a strategic audience development plan to increase and maintain overall radio audiences of Clear Channel’s radio stations, (iv) implementing a plan to increase radio revenue, (v) developing and implementing a plan to fill key employment positions and (vi) developing and implementing programming strategic initiatives. Mr. John E. Hogan’s aggregate target bonus for 2008 was set at $1,000,000, as further shown in the following table.

OIBDAN Growth (objective)		Sales Strategic Initiatives (subjective)	Strategic Audience Development Plan (subjective)	Plan to Increase Radio Revenue (subjective)	Plan to Fill Key Employment Positions (subjective)	Programming Strategic Initiatives (subjective)	Total Potential Performance-Based Bonus
OIBDAN Growth Rate	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Total Bonus Opportunity	% of Bonus Opportunity
0.2%	80,000	4,000	4,000	4,000	4,000	4,000	100,000	10.0%
0.4%	160,000	8,000	8,000	8,000	8,000	8,000	200,000	20.0%
0.6%	240,000	12,000	12,000	12,000	12,000	12,000	300,000	30.0%

OIBDAN Growth (objective)		Sales Strategic Initiatives (subjective)	Strategic Audience Development Plan (subjective)	Plan to Increase Radio Revenue (subjective)	Plan to Fill Key Employment Positions (subjective)	Programming Strategic Initiatives (subjective)	Total Potential Performance-Based Bonus
OIBDAN Growth Rate	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Total Bonus Opportunity	% of Bonus Opportunity
0.8%	320,000	16,000	16,000	16,000	16,000	16,000	400,000	40.0%
1.0%	400,000	20,000	20,000	20,000	20,000	20,000	500,000	50.0%
1.2%	480,000	24,000	24,000	24,000	24,000	24,000	600,000	60.0%
1.4%	560,000	28,000	28,000	28,000	28,000	28,000	700,000	70.0%
1.6%	640,000	32,000	32,000	32,000	32,000	32,000	800,000	80.0%
1.8%	720,000	36,000	36,000	36,000	36,000	36,000	900,000	90.0%
2.0%	800,000	40,000	40,000	40,000	40,000	40,000	1,000,000	100.0%
2.2%	920,000	46,000	46,000	46,000	46,000	46,000	1,150,000	115.0%
2.4%	1,040,000	52,000	52,000	52,000	52,000	52,000	1,300,000	130.0%
2.6%	1,160,000	58,000	58,000	58,000	58,000	58,000	1,450,000	145.0%
2.8%	1,280,000	64,000	64,000	64,000	64,000	64,000	1,600,000	160.0%
3.0%	1,400,000	70,000	70,000	70,000	70,000	70,000	1,750,000	175.0%
3.2%	1,520,000	76,000	76,000	76,000	76,000	76,000	1,900,000	190.0%
3.4%	1,640,000	82,000	82,000	82,000	82,000	82,000	2,050,000	205.0%
3.6%	1,760,000	88,000	88,000	88,000	88,000	88,000	2,200,000	220.0%
3.8%	1,880,000	94,000	94,000	94,000	94,000	94,000	2,350,000	235.0%
4.0%	2,000,000	100,000	100,000	100,000	100,000	100,000	2,500,000	250.0%

As further discussed above, in 2008, it was believed that OIBDAN was the best quantifiable indicator of operating performance; therefore, 80% of Mr. John E. Hogan’s 2008 annual bonus opportunity was based on the radio division’s OIBDAN, which best reflects Mr. John E. Hogan’s respective contribution to outstanding divisional performance. Mr. John E. Hogan’s 2008 annual bonus opportunity was also based upon the five qualitatively-evaluated initiatives described above that were deemed to be critical to Holdings’ short and long-term success and future drivers of stockholder value, each of which represented 4% of his bonus opportunity.

The radio division, on a combined basis, had negative year-over-year growth in OIBDAN in 2008, resulting in no award for the OIBDAN growth component of Mr. John E. Hogan’s performance-based bonus. However, it was determined that Mr. John E. Hogan had earned a bonus award with respect to each of the five qualitatively-evaluated initiatives and was awarded $76,000, $24,000, $52,000, $40,000 and $40,000, respectively, for such achievement.

Mr. John E. Hogan’s total performance-based bonus for 2008 was $232,000.

Andrew W. Levin

Mr. Andrew W. Levin’s 2008 performance-based goals consisted of (i) year-over-year growth in OIBDAN on a company-wide basis, (ii) overseeing the successful close of the merger, (iii) developing and implementing Clear Channel’s legal strategies and (iv) developing and implementing strategies addressing legislative and regulatory matters. Mr. Andrew W. Levin’s aggregate target bonus for 2008 was set at $200,000, as further shown in the following table.

OIBDAN Growth (objective)		Closing of the Merger (subjective)	Legal Strategies (subjective)	Legislative and Regulatory Strategies (subjective)	Total Bonus Opportunity
OIBDAN Growth Rate	Bonus	Bonus	Bonus	Bonus
0.33%	15,000	1,667	1,667	1,667	20,000
0.66%	30,000	3,333	3,333	3,333	40,000
0.99%	45,000	5,000	5,000	5,000	60,000

OIBDAN Growth (objective)		Closing of the Merger (subjective)	Legal Strategies (subjective)	Legislative and Regulatory Strategies (subjective)	Total Bonus Opportunity
OIBDAN Growth Rate	Bonus	Bonus	Bonus	Bonus
1.32%	60,000	6,667	6,667	6,667	80,000
1.65%	75,000	8,333	8,333	8,333	100,000
1.98%	90,000	10,000	10,000	10,000	120,000
2.31%	105,000	11,667	11,667	11,667	140,000
2.64%	120,000	13,333	13,333	13,333	160,000
2.97%	135,000	15,000	15,000	15,000	180,000
3.30%	150,000	16,667	16,667	16,667	200,000
3.63%	165,000	18,333	18,333	18,333	220,000
3.96%	180,000	20,000	20,000	20,000	240,000
4.29%	195,000	21,667	21,667	21,667	260,000
4.62%	210,000	23,333	23,333	23,333	280,000
4.95%	225,000	25,000	25,000	25,000	300,000
5.28%	240,000	26,667	26,667	26,667	320,000
5.61%	255,000	28,333	28,333	28,333	340,000
5.94%	270,000	30,000	30,000	30,000	360,000
6.27%	285,000	31,667	31,667	31,667	380,000
6.60%	300,000	33,333	33,333	33,333	400,000
6.93%	315,000	35,000	35,000	35,000	420,000
7.26%	330,000	36,667	36,667	36,667	440,000
7.59%	345,000	38,333	38,333	38,333	460,000
7.92%	360,000	40,000	40,000	40,000	480,000
8.25%	375,000	41,667	41,667	41,667	500,000

As further discussed above, in 2008, it was believed that OIBDAN was the best quantifiable indicator of operating performance; therefore, 75% of Mr. Andrew W. Levin’s 2008 annual bonus opportunity was based on OIBDAN and 25% of his 2008 annual bonus opportunity was based upon the three qualitatively-evaluated initiatives described above that were deemed to be directly relevant to his position and responsibilities, each of which represented 8.33% of his bonus opportunity.

Clear Channel and Holdings, on a combined basis, had negative year-over-year growth in OIBDAN in 2008, resulting in no award for the OIBDAN growth component of his performance-based bonus. However, it was determined that Mr. Andrew W. Levin had achieved target performance of the three qualitatively-evaluated initiatives and was awarded $16,667 for achieving each such initiative.

Mr. Andrew W. Levin’s total performance-based bonus for 2008 was $50,000. In addition to his performance-based bonus, Mr. Andrew W. Levin was awarded a bonus of $223,000 upon the closing of the merger on July 30, 2008.

Long-Term Incentive Compensation

Purpose. The long-term incentive compensation element provides an award that is performance-based. The objective of the program is to align compensation of the named executive officers over a multi-year period directly with the interests of stockholders of Holdings by motivating and rewarding creation and preservation of long-term stockholder value. In general, the level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the named executive officers and the overall goals of the compensation program described above. Long-term incentive compensation may be paid in cash, stock options and restricted stock. Additionally, Holdings may from time to time grant equity awards to the named executive officers that are not tied to predetermined performance goals. Equity ownership for the named executive officers is important for purposes of incentive, retention and alignment with the interests of stockholders of Holdings.

Administration. The named executive officers participate in the 2008 Executive Incentive Plan (the “2008 Incentive Plan”), which allows for the issuance of incentive and nonstatutory stock options, restricted stock and other equity awards. The 2008 Incentive Plan is administered by the Subcommittee. See “—Grants of Plan-Based Awards” for a more detailed description of the 2008 Incentive Plan.

As of March 1, 2009, there were approximately 157 employees holding outstanding stock incentive awards under the 2008 Incentive Plan.

Stock Options. Long-term incentive compensation may be granted to the named executive officers in the form of stock options, with exercise prices of not less than the fair market value of Holdings’ stock on the date of grant. Vesting schedules are set by the Subcommittee in their discretion and vary per named executive officer, as further described below. All vesting is contingent on continued employment, with rare exceptions made by the Subcommittee. Holdings typically defines fair market value as the closing price on the date of grant. All decisions to award the named executive officers stock options are in the sole discretion of the Subcommittee.

Restricted Stock Awards. Long-term incentive compensation may also be granted to the named executive officers in the form of restricted stock awards. Vesting schedules are set by the Subcommittee in their discretion and vary per named executive officer, as further described below. All vesting is contingent on continued employment, with rare exceptions made by the Subcommittee. All decisions to award the named executive officers restricted stock are in the sole discretion of the Subcommittee.

Mix of Stock Options and Restricted Stock Awards. In 2008, long-term incentive compensation generally was paid in the form of stock options. In addition, in connection with the execution of the new employment agreements, Messrs. Randall T. Mays and Mark P. Mays were made a one time grant of restricted stock in the aggregate amount of $40,000,000. All stock options and restricted stock awards that were granted to the named executive officers in 2008 were approved by the Board of Directors of Holdings. These forms of compensation reward stockholder value creation in slightly different ways. Stock options (which have exercise prices equal to the market price of Holdings’ stock at the date of grant) reward executive officers only if the stock price increases. Restricted stock awards are impacted by all stock price changes, so the value to the executive officer is affected by both increases and decreases in stock price.

Analysis

In July 2008, Holdings granted the named executive officers the following stock options and restricted stock awards:

Named Executive Officer	Stock Options		Restricted Stock
Mark P. Mays	2,083,333	(1)	555,556	(2)
Randall T. Mays	2,083,333	(1)	555,556	(2)
L. Lowry Mays	—		—
John E. Hogan	162,445	(3)	—
Andrew W. Levin	61,985	(4)	—

(1)	Of this amount, (a) stock options representing 1,041,667 shares of common stock vest one-fourth on May 13, 2011, one-fourth on May 13, 2012 and one-half on May 13, 2013 and (b) stock options representing 1,041,666 shares of common stock vest if the performance targets further described below are met. These stock options have an exercise price of $36.00, which is the same price paid by the Sponsors for shares of Holdings in connection with the merger, and expire on July 30, 2018.

(2)	These 555,556 shares of restricted stock vest in five equal installments annually beginning on July 30, 2009.

(3)

Of this amount, (a) stock options representing 54,159 shares of common stock vest in five equal installments annually beginning on May 13, 2009 and (b) stock options representing 108,286 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the performance targets further described below are met. These stock options have an exercise price of $36.00, which is the same price paid by the Sponsors for shares of Holdings in connection with the merger, and expire on July 30, 2018.

(4)	Of this amount, (a) stock options representing 20,666 shares of common stock vest in five equal installments annually beginning on May 13, 2009 and (b) stock options representing 41,319 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the performance targets further described below are met. These stock options have an exercise price of $36.00, which is the same price paid by the Sponsors for shares of Holdings in connection with the merger, and expire on July 30, 2018.

The amount and vesting schedules of Messrs. Mark P. Mays’ and Randall T. Mays’ stock option and restricted stock awards were mutually agreed upon between each individual and Holdings’ Board of Directors on an arm’s-length basis prior to the effectiveness of the merger. With respect to each of Messrs. Mark P. Mays’ and Randall T. Mays’ award of stock options representing 2,083,333 shares of common stock, (i) stock options representing 1,041,667 shares of common stock are “time-vesting” and vest one-fourth on May 13, 2011, one-fourth on the May 13, 2012 and one-half on May 13, 2013 and (ii) stock options representing 1,041,666 shares of common stock are “time-vesting” and “performance-based vesting” in that (a) stock options representing 520,833 shares of common stock will fully vest upon the Sponsors receiving a 200% return on their investment in Holdings in the form of cash returns and (b) additional stock options representing 520,833 shares of common stock will fully vest upon the Sponsors receiving a 250% return on their investment in Holdings in the form of cash returns.

The amount of Mr. John E. Hogan’s stock option award was determined by the Subcommittee based upon market pay data of the Media Peers and internal pay equity relative to other key executives of Holdings. With respect to Mr. John E. Hogan’s award of stock options representing 162,445 shares of common stock, (i) stock options representing 54,159 shares of common stock are “time-vesting” and vest in five equal installments annually beginning on May 13, 2009 and (ii) stock options representing 108,286 shares of common stock are “time-vesting” and “performance-based vesting” in that (a) stock options representing 54,143 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 200% return on their investment in Holdings in the form of cash returns by such time and (b) additional stock options representing 54,143 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 250% return on their investment in Holdings in the form of cash returns by such time.

As described above, the Committee aims to set Mr. John E. Hogan’s total compensation (base salary, annual incentive bonus and long-term incentive compensation) between the 50th and 75th percentile with respect to similarly situated executives of the Media Peers. In 2008, Mr. John E. Hogan’s total compensation fell between the 25th and 50th percentile with respect to similarly situated executives of the Media Peers. The Committee deemed Mr. John E. Hogan’s 2008 total compensation appropriate in light of the negative year-over-year growth in the radio division’s 2008 OIBDAN.

The amount of Mr. Andrew W. Levin’s stock option award was determined by the Subcommittee based upon his performance to date in moving the merger towards a successful close and internal pay equity relative to other key employees of Holdings. With respect to Mr. Andrew W. Levin’s award of stock options representing 61,985 shares of common stock, (i) stock options representing 20,666 shares of common stock are “time-vesting” and vest in five equal installments annually beginning on May 13, 2009 and (ii) stock options representing 41,319 shares of common stock are “time-vesting” and “performance-based vesting” in that (a) stock options representing 20,660 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 200% return on their investment in Holdings in the form of cash returns by such time and (b) additional stock options representing 20,659 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 250% return on their investment in Holdings in the form of cash returns by such time.

As described above, the Subcommittee considered internal pay equity when determining the stock options to be granted to Messrs. John E. Hogan and Andrew W. Levin. However, the Subcommittee did so broadly and does not have a specific policy, or seek to follow established guidelines or formulas, to maintain a particular ratio of long-term incentive compensation among the named executive officers or other executives of Holdings.

Equity Award Grant Timing Practices

Employee New Hires/Promotions Grant Dates. Grants of stock options, if any, to newly-hired or newly-promoted employees are made at the regularly scheduled meeting of the Board of Directors of Holdings immediately following the hire or promotion.

Initial Equity Award Grant Dates for Newly-Elected Non-employee Directors. Grants of stock options, if any, to newly-elected non-employee members of the Board of Directors of Holdings will be made at the regularly scheduled meeting of the Board of Directors of Holdings immediately following his or her election. If a non-employee member of the Board of Directors of Holdings is appointed between regularly scheduled meetings, then grants of stock options, if any, will be made at the first meeting in attendance after such appointment, and the first meeting after election thereafter.

Timing of Equity Awards. Holdings does not have a formal policy on timing equity awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee or Subcommittee, as applicable, prior to granting equity awards, the Committee or Subcommittee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any potential impropriety.

Executive Benefits and Perquisites

Each of the named executive officers are entitled to participate in all pension, profit sharing and other retirement plans, and all group health, hospitalization, disability and other insurance and employee welfare benefit plans in which other similarly situated employees of Holdings may participate.

Holdings provides certain other perquisites to the named executive officers of Clear Channel and Holdings. As provided in their employment agreements, Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays are entitled to use company-owned aircraft for all business and personal air travel in accordance with the Clear Channel policy as in effect on November 16, 2006. With the approval of the Chief Executive Officer of Holdings, other executive officers and members of management are permitted limited personal use of such company-owned aircraft.

Additionally, as a result of Clear Channel’s high public profile and due in part to threats against Clear Channel, its operations and management, Clear Channel engaged an outside security consultant to assess security risks to Clear Channel’s physical plant and operations, as well as its employees, including executive management. Based upon the findings and recommendation of this security consultant, Clear Channel implemented, and management and Holdings’ Board of Directors intends to continue the implementation of, numerous security measures for Clear Channel’s operations and employees, including a general security program covering selected senior executives.

Although Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays are each entitled under the terms of their respective employment agreements to the use of a company-owned automobile, none of Messrs. Mark P. Mays, Randall T. Mays, or L. Lowry Mays uses a company-owned automobile. Messrs. Mark P. Mays and L. Lowry Mays are reimbursed for the annual dues for memberships in two social dining clubs and Mr. Mark P. Mays is reimbursed for the annual dues for membership at a health and fitness club.

The Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation. In determining the named executive officers’ total compensation, the Committee will consider these benefits. However, as these benefits and perquisites represent a relatively insignificant portion of the named executive officers’ total compensation, it is unlikely that they will materially influence the Committee’s decision in setting such named executive officers’ total compensation. For further discussion of these benefits and perquisites, including the methodology for computing their costs, please refer to “—2008 Summary Compensation Table”.

Severance Arrangements

Pursuant to the employment agreements of Messrs. Mark P. Mays, Randall T. Mays, L. Lowry Mays and John E. Hogan, such individuals are entitled to certain severance payments and, except for Mr. John E. Hogan, other benefits upon the termination of such individual’s employment with Holdings and Clear Channel. Mr. Andrew W. Levin is entitled to participate in the severance plan generally applicable to employees of Clear Channel. For further discussion of these severance payments and benefits, see “—Potential Post-Employment Payments”. Upon a change in control of Holdings, the vesting of certain equity awards are accelerated, and Messrs. Mark. P. Mays and Randall T. Mays are entitled to receive a tax gross-up payment in the event a change in control causes them to pay an excise tax. The named executive officers are not entitled to any additional severance or benefits upon a change in control of Holdings.

Roles and Responsibilities

Role of the Committee and the Subcommittee. The Committee and the Subcommittee, as applicable, are primarily responsible for conducting reviews of Holdings’ executive compensation policies and strategies and overseeing and evaluating Holdings’ overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•

evaluating and approving goals and objectives relevant to the compensation of the Chief Executive Officer of Holdings and the other named executive officers, and evaluating the performance of the named executive officers in light of those goals and objectives;

•	determining and approving the compensation level for the Chief Executive Officer;

•	evaluating and approving compensation levels of the other named executive officers;

•	evaluating and approving any grants of equity-based compensation to the named executive officers;

•	recommending to the Board of Directors of Holdings compensation policies for outside directors; and

•

reviewing performance-based and equity-based incentive plans for the Chief Executive Officer and the other named executive officers and reviewing other benefit programs presented to the Committee by the Chief Executive Officer.

Role of Executive Officers. The Chief Executive Officer provides reviews and recommendations for the Committee’s consideration regarding Holdings’ executive compensation programs, policies and governance. Direct responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including their level of competitiveness and their alignment with Holdings’ objectives;

•	recommending changes and new programs, if necessary, to ensure achievement of all program objectives; and

•	recommending pay levels, payout and awards for the named executive officers other than himself.

The Committee has delegated to the Subcommittee its responsibilities in administrating performance awards under the Annual Incentive Plan in accordance with Section 162(m) of the Code. These delegated duties include, among other things, setting the performance period, setting the performance goals and certifying the achievement of the predetermined performance goals by each named executive officer.

Tax and Accounting Treatment

Deductibility of Executive Compensation

Although Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation a publicly held corporation may deduct for federal income tax purposes in any one year with respect to certain senior executives, in 2008, Holdings was not a “publicly held corporation” within the meaning of applicable provisions of Section 162(m) of the Code and Treasury regulations. This is because, on December 31, 2008, Holdings was not subject to the reporting obligations of Section 12 of the Exchange Act. In the event that Holdings subsequently becomes a “publicly held corporation” within the meaning of Section 162(m), the Committee will consider the anticipated tax treatment to Holdings and to senior executives covered by these rules of various payments and benefits. In that event, the Committee will consider various alternatives to preserving the deductibility of compensation and benefits to the extent reasonably practicable and consistent with its other compensation objectives.

Accounting for Stock-Based Compensation

Holdings accounts for stock-based payments including awards under the 2008 Incentive Plan in accordance with the requirements of Statement (123)R.

Corporate Services Agreement

In connection with CCOH’s initial public offering, CCOH entered into a corporate services agreement with Clear Channel Management Services, L.P., now known as Clear Channel Management Services, Inc. (the “Corporate Services Agreement”). Under the terms of the agreement, Clear Channel Management Services, Inc. provides, among other things, executive officer services to CCOH. These executive officer services are charged to CCOH based on CCOH’s 2007 OIBDAN as a percentage of Clear Channel’s total 2007 OIBDAN. Holdings and CCOH considered these allocations to be a reflection of the utilization of services provided. For 2008, CCOH reimbursed Holdings $313,250 and $306,250 of Mr. Mark P. Mays’ and Mr. Randall T. Mays’ “base salary”, respectively, and $1,575,000 and $1,575,000 of Mr. Mark P. Mays’ and Mr. Randall T. Mays’ “bonus”, respectively, pursuant to the terms of the corporate services agreement. For further information on Messrs. Mark P. Mays’ and Randall T. Mays’ base salary and bonus, please refer to “—2008 Summary Compensation Table”.

2009 Compensation Decisions

On January 20, 2009, Holdings, Clear Channel and each of Messrs. Mark P. Mays and Randall T. Mays entered into an amendment to their respective employment agreements. The amendment to each employment agreement included the following changes:

•	A decrease in base salary for 2009 to $500,000, and thereafter a minimum base salary of $1,000,000.

•

A change in the calculation of the annual incentive bonus. Beginning in 2009, each of Messrs. Mark P. Mays and Randall T. Mays will be entitled to receive an annual incentive bonus of between $0 and $4,000,000 based on the percentage of target EBITDA that is achieved for the applicable year; under this calculation, achievement of 100% of target EBITDA would entitle Mr. Randall T. Mays or Mr. Mark P. Mays, as applicable, to a bonus of $2,000,000. Target EBITDA is determined by the Subcommittee in consultation with the management of Holdings.

•

A change in the amount of base salary to no less than $1,000,000 for purposes of determining the amount of severance payable to either Messrs. Mark P. Mays or Randall T. Mays, if he is terminated by Holdings without Cause or if he resigns for Good Reason (each, as defined below).

Please refer to “—Employment Agreements with the Named Executive Officers” for a more detailed description of these amended employment agreements.

Summary Compensation

The Summary Compensation table shows certain compensation information for the years ended December 31, 2008, 2007 and 2006 for the named executive officers of Clear Channel and Holdings. The principal position listed is the individual’s principal position at Holdings. All data presented below for the period from January 1, 2006 through July 30, 2008 represents compensation paid by Clear Channel.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards (1) ($)	Option Awards (1) ($)	Non–Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark P. Mays— Chief Executive Officer (2) (PEO)	2008	581,750	(3)	—		6,201,266	3,351,251	2,925,000	(3)	—	260,695	(4)	13,319,962
	2007	581,750	(3)	—		2,178,583	1,340,407	4,306,250	(3)	—	298,770	(4)	8,705,760
	2006	581,750	(3)	—		1,589,869	2,551,243	4,306,250	(3)	—	282,884	(4)	9,311,996

Randall T. Mays— President and Chief Financial Officer (2) (PFO)	2008	568,750	(5)	—		6,201,266	3,351,251	2,925,000	(5)	—	340,811	(4)	13,387,078
	2007	568,750	(5)	—		2,178,583	1,340,407	4,306,250	(5)	—	412,920	(4)	8,806,910
	2006	564,417	(5)	—		1,589,869	2,551,243	4,306,250	(5)	—	270,603	(4)	9,282,382

L. Lowry Mays— Chairman Emeritus	2008	695,000		—		1,238,957	166,672	452,500		—	187,550	(4)	2,740,679
	2007	695,000		—		933,147	—	—		—	241,028	(4)	1,869,175
	2006	695,000		—		752,812	—	3,312,500		—	149,728	(4)	4,910,040

John E. Hogan— President and Chief Executive Officer of the Radio Division	2008	772,917		—		1,261,415	342,328	232,000		—	65,502	(6)	2,674,162
	2007	750,000		—		751,042	434,641	157,500		—	73,125	(6)	2,166,308
	2006	622,917		—		584,425	781,596	987,552		—	62,795	(6)	3,039,285

Andrew W. Levin— Executive Vice President, Chief Legal Officer and Secretary	2008	395,833		223,000	(7)	412,139	82,124	50,000		—	11,737	(8)	1,174,833
	2007	347,917		—		224,044	80,303	157,500		—	25,449	(8)	835,212
	2006	322,917		—		162,951	104,724	259,500		—	21,199	(8)	871,291

Scott M. Sperling— President (9)	2008	—		—		—	—	—		—	—		—
	2007	—		—		—	—	—		—	—		—
	2006	—		—		—	—	—		—	—		—

Steven Barnes— Co-President (9)	2008	—		—		—	—	—		—	—		—
	2007	—		—		—	—	—		—	—		—
	2006	—		—		—	—	—		—	—		—

(1)	Amounts reflect 2008, 2007 and 2006 compensation expense associated with the restricted stock awards and stock options calculated in accordance with Statement (123)R. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under Statement (123)R. Amounts for 2008 also reflect the compensation expense associated with the accelerated vesting and settlement of unvested restricted stock awards and unvested stock options that occurred in conjunction with the closing of the merger on July 30, 2008. There were no forfeitures of stock or option awards held by the named executive officers during 2008, 2007, or 2006, other than the cancellation and termination upon the closing of the merger of unvested stock options with an exercise price above the merger price per share of $36.00. See the footnotes to the audited financial statements included in this prospectus for a discussion of the assumptions made in calculating these amounts. The amounts reflect the accounting expense for such awards and may not correspond to the actual value recognized by the named executive officers. Dividends are paid on shares of restricted stock at the same rate as paid on common stock.

(2)	Mr. Mark P. Mays relinquished his duties as President to Mr. Randall T. Mays in February 2006.

(3)

Mr. Mark P. Mays’ “Salary” earned during each of the years ended December 31, 2008, 2007 and 2006 was $895,000, of which $313,250 was reimbursed by CCOH pursuant to the Corporate Services Agreement. Mr. Mark P. Mays’ “Non-Equity Incentive Plan Compensation” earned during each of the years ended December 31, 2008, 2007 and 2006 was $4,500,000, $6,625,000

and $6,625,000, respectively, of which $1,575,000, $2,318,750 and $2,318,750 was reimbursed by CCOH pursuant to the Corporate Services Agreement. For a further discussion of the Corporate Services Agreement, please refer to “—Corporate Services Agreement”.

(4)	As a result of Clear Channel’s high public profile and due in part to threats against Clear Channel, its operations and management, Clear Channel engaged an outside security consultant to assess security risks to Clear Channel’s physical plant and operations, as well as its employees, including executive management. Based upon the findings and recommendation of this security consultant, Clear Channel implemented, and management and Holdings’ Board of Directors intends to continue the implementation of, numerous security measures for Clear Channel’s operations and employees, including a general security program covering selected senior executives.

For security purposes and at the direction of the Board of Directors of Holdings, Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays utilize a company-owned airplane for all business and personal air travel. Included in “All Other Compensation” of 2008 is $152,240, $238,604 and $105,204 of personal use of such airplane by Mr. Mark P. Mays, Mr. Randall T. Mays and Mr. L. Lowry Mays, respectively. Included in “All Other Compensation” of 2007 is $55,012, $172,934 and $92,980 of personal use of such airplane by Mr. Mark P. Mays, Mr. Randall T. Mays and Mr. L. Lowry Mays, respectively. Included in “All Other Compensation” of 2006 is $79,615, $71,035 and $34,410 of personal use of such airplane by Mr. Mark P. Mays, Mr. Randall T. Mays and Mr. L. Lowry Mays, respectively.

Also included in Mr. Mark P. Mays’ “All Other Compensation” for the years ended December 31, 2008, 2007 and 2006 is $63,750, $215,250 and $175,500, respectively, in dividends paid on his unvested restricted stock awards and $5,750, $5,625 and $5,500, respectively, in company matching contribution to an employer-sponsored 401(k) plan. The remainder of Mr. Mark P. Mays’ “All Other Compensation” consists of personal club memberships provided by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008, and wages paid by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008 for personnel who provide personal accounting and tax services to Mr. Mark P. Mays.

Also included in Mr. Randall T. Mays’ “All Other Compensation” for the years ended December 31, 2008, 2007 and 2006 is $63,750, $215,250 and $175,500, respectively, in dividends paid on his unvested restricted stock awards and $5,750, $5,625 and $5,500, respectively, in company matching contribution to an employer-sponsored 401(k) plan. The remainder of Mr. Randall T. Mays’ “All Other Compensation” consists of personal club memberships provided by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008, and wages paid by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008 for personnel who provide personal accounting and tax services to Mr. Randall T. Mays.

Also included in Mr. L. Lowry Mays’ “All Other Compensation” for the years ended December 2008, 2007 and 2006 is $25,687, $82,875 and $63,000, respectively, in dividends paid on his unvested restricted stock awards, and $5,750, $5,625 and $5,500, respectively, in company matching contribution to an employer-sponsored 401(k) plan. The remainder of Mr. L. Lowry Mays’ “All Other Compensation” consists of personal club memberships provided by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008, wages paid by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008 for personnel who provide personal accounting and tax services, and wages paid by Clear Channel during the pre-merger period of January 1, 2006 through July 30, 2008 and by Holdings during the post-merger period of July 31, 2008 through December 31, 2008 for security personnel who provide personal security services to Mr. L. Lowry Mays.

The value of personal airplane usage reported above is based on Holdings’ direct operating costs. This methodology calculates the aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel and oil expenses, mileage, trip-related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the airplane is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the plane, depreciation and administrative expenses. On certain occasions, an executive’s spouse or other family members may accompany the executive on a flight when such persons are invited to attend an event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology. The value of all other perquisites included in “All Other Compensation” is based upon Holdings’ actual costs.

(5)	Mr. Randall T. Mays’ “Salary” earned during the years ended December 31, 2008, 2007 and 2006 was $875,000, $875,000 and $868,333, respectively, of which $306,250, $306,250 and $303,917 were reimbursed by CCOH pursuant to the Corporate Services Agreement. Mr. Randall T. Mays’ “Non-Equity Incentive Plan Compensation” earned during each of the years ended December 31, 2008, 2007 and 2006 was $4,500,000, $6,625,000 and $6,625,000, respectively, of which $1,575,000, $2,318,750 and $2,318,750 was reimbursed by CCOH pursuant to the Corporate Services Agreement. For a further discussion of the Corporate Services Agreement, please refer to “—Corporate Services Agreement”.

(6)

Amount reflects $19,688, $67,500 and $56,250 in dividends paid on unvested restricted stock awards during the years ended December 31, 2008, 2007 and 2006, respectively, and $5,750, $5,625 and $5,500 in company matching contributions to an employer-sponsored 401(k) plan paid during the years ended December 31, 2008, 2007 and 2006, respectively. The remainder of Mr. John E. Hogan’s “All Other Compensation” for the year ended December 31, 2008 consists of personal use of the company-owned airplane by Mr. John E. Hogan. The remainder of Mr. John E. Hogan’s “All Other Compensation” for the year ended December 31, 2006 consists of reimbursement for holiday gifts to employees.

(7)	Mr. Andrew W. Levin was awarded a bonus of $223,000 upon the closing of the merger on July 30, 2008.

(8)	Amount reflects $5,987, $19,824 and $15,699 in dividends paid on unvested restricted stock awards during the years ended December 31, 2008, 2007 and 2006, respectively, and $5,750, $5,625 and $5,500 in company matching contributions to an employer-sponsored 401(k) plan paid during the years ended December 31, 2008, 2007 and 2006, respectively.

(9)	Mr. Sperling was the President of Holdings from its incorporation on May 11, 2007 until July 30, 2008. Mr. Barnes was the Co-President of Holdings from March 26, 2008 until July 30, 2008. Mr. Sperling and Mr. Barnes received no compensation for their services.

Employment Agreements with the Named Executive Officers

The descriptions of the employment agreements set forth herein do not purport to be complete and are qualified in their entirety by the employment agreements. Each of the employment agreements discussed below provides for severance and change-in-control payments as more fully described under the heading “—Potential Post-Employment Payments” in this prospectus, which descriptions are incorporated herein by reference.

Certain elements of the compensation of the named executive officers are determined based on their respective employment agreements. In connection with the Transactions and effective as of the consummation of the merger, Holdings and Merger Sub entered into employment agreements with each of Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays (collectively, the “Mays executives”), each such employment agreement amending and restating in its entirety each of the Mays executives’ respective existing employment agreement with Clear Channel. Furthermore, Mark P. Mays and Randall T. Mays entered into amendments to their respective employment agreements on January 20, 2009 (such amended and restated employment agreements, as further amended, the “amended Mays employment agreements,” and together with the amended and restated employment agreement of L. Lowry Mays, the “Mays employment agreements”).

Under the Mays employment agreements, each of the Mays executives receives compensation consisting of a base salary, incentive awards and other benefits and perquisites. Each of the Mays executives is required to assign certain intellectual property rights to Clear Channel and to refrain from competing against Clear Channel and from soliciting its customers, employees and independent contractors during employment and for a period of two years following termination of employment. Each of the Mays executives is further required to protect the secrecy of Clear Channel’s confidential information for the duration of his employment and after his employment terminates, regardless of the reason for such termination.

Clear Channel will indemnify each of Messrs. L. Lowry Mays, Mark P. Mays and Randall T. Mays from any losses incurred by them because they were made a party to a proceeding as a result of their being an officer of Clear Channel. Furthermore, any expenses incurred by them in connection with any such action shall be paid by Clear Channel in advance upon request that Clear Channel pay such expenses, but only in the event that they have delivered in writing to Clear Channel (i) an undertaking to reimburse Clear Channel for such expenses with respect to which they are not entitled to indemnification, and (ii) an affirmation of their good faith belief that the standard of conduct necessary for indemnification by Clear Channel has been met.

Mark P. Mays

Upon the consummation of the Transactions, Mark P. Mays was employed by Holdings and Clear Channel as the Chief Executive Officer of each entity. Mr. Mark P. Mays’ employment agreement provides for a term of five years and will be automatically extended for consecutive one-year periods unless 12 months prior notice of non-renewal is provided by the terminating party. Upon the consummation of the Transactions, the parties agreed that Mr. Mark P. Mays would receive an annual base salary of not less than $895,000. Pursuant to the amendment to his employment agreement, Mr. Mark P. Mays will receive a base salary of $500,000 in 2009, and an annual base salary thereafter of not less than $1,000,000. Mr. Mark P. Mays will also receive benefits and perquisites consistent with his previous arrangement with Clear Channel (including “gross-up” payments for excise taxes that may be payable by Mr. Mark P. Mays in connection with any payments made in connection with the merger). Pursuant to his original employment agreement with Holdings, Mr. Mark P. Mays was eligible to receive an annual bonus in an amount to be determined by the Board of Directors of Holdings, in its sole discretion, provided, however, that if in any year Clear Channel achieved at least 80% of the budgeted OIBDAN for the given year, Mr. Mark P. Mays’ annual bonus for that year would be no less than $6,625,000. Pursuant to the amendment to his employment agreement, beginning in 2009, Mr. Mark P. Mays is entitled to receive an annual bonus of between $0 and $4,000,000 based on the percentage of target EBITDA that is achieved for the applicable year; under this calculation, achievement of 100% of target EBITDA would entitle Mr. Mark P. Mays to a bonus of $2,000,000. Target EBITDA is determined by the Subcommittee, in consultation with the management team, and EBITDA, for this limited purpose, is calculated in the manner discussed below. Mr. Mark P. Mays is bound by customary restrictive covenants not to compete and not to solicit employees during the term of his employment agreement and for two years following termination. Additionally, pursuant to his original employment agreement with Holdings, upon the consummation of the Transactions, Mr. Mark P. Mays received an equity incentive award of options to purchase shares of Holdings stock equal to 2.5% of the fully diluted equity of Holdings (subject to vesting requirements) and was issued restricted shares of Holdings Class A common stock with a value equal to $20 million (subject to vesting requirements).

Randall T. Mays

Upon the consummation of the Transactions, Randall T. Mays was employed by Holdings and Clear Channel as the President of each entity. Mr. Randall T. Mays’ employment agreement provides for a term of five years and will be automatically extended for consecutive one-year periods unless 12 months prior notice of non-renewal is provided by the terminating party. Upon the consummation of the Transactions, the parties agreed that Mr. Randall T. Mays would receive an annual base salary of not less than $875,000. Pursuant to the amendment to his employment agreement, Mr. Randall T. Mays will receive a base salary of $500,000 in 2009, and an annual base salary thereafter of not less than $1,000,000. Mr. Randall T. Mays will also receive benefits and perquisites consistent with his previous arrangement with Clear Channel (including “gross-up” payments for excise taxes that may be payable by Mr. Randall T. Mays). Pursuant to his original employment agreement with Holdings, Mr. Randall T. Mays was eligible to receive an annual bonus in an amount to be determined by the Board of Directors of Holdings, in its sole discretion, provided, however, that if in any year Clear Channel achieved at least 80% of the budgeted OIBDAN for the given year, Mr. Randall T. Mays’ annual bonus for that year would be no less than $6,625,000. Pursuant to the amendment to his employment agreement, beginning in 2009, Mr. Randall T. Mays is entitled to receive an annual bonus of between $0 and $4,000,000 based on the percentage of target EBITDA that is achieved for the applicable year; under this calculation, achievement of 100% of target EBITDA would entitle Mr. Randall T. Mays to a bonus of $2,000,000. Target EBITDA is determined by the Subcommittee, in consultation with the management team, and EBITDA, for this limited purpose, is calculated in the manner discussed below. Mr. Randall T. Mays is bound by customary restrictive covenants not to compete and not to solicit employees during the term of his employment agreement and for two years following termination. Additionally, pursuant to his original employment agreement with Holdings, upon the consummation of the Transactions, Mr. Randall T. Mays received an equity incentive award of options to purchase shares of Holdings stock equal to 2.5% of the fully diluted equity of Holdings (subject to vesting requirements) and was issued restricted shares of Holdings Class A common stock with a value equal to $20 million (subject to vesting requirements).

L. Lowry Mays

Upon the consummation of the Transactions, L. Lowry Mays was employed by Holdings and Clear Channel as the Chairman Emeritus of each entity. Mr. L. Lowry Mays’ employment agreement provides for a term of five years and will be automatically extended for consecutive one-year periods unless terminated by either party. Mr. L. Lowry Mays will receive an annual salary of $250,000 and benefits and perquisites consistent with his previous arrangement with Clear Channel. Also, Mr. L. Lowry Mays is entitled to use of company-owned aircraft for personal travel, in accordance with Clear Channel’s policy as in effect on November 16, 2006, for 10 years from the date of the closing of the merger, regardless of whether he remains employed by Holdings. Mr. L. Lowry Mays also will be eligible to receive an annual bonus in an amount to be determined by the Board of Directors of Holdings, in its sole discretion, provided, however, that if in any year Clear Channel achieves at least 80% of the budgeted OIBDAN for the given year, Mr. L. Lowry Mays’ annual bonus for that year will be no less than $1,000,000. Mr. L. Lowry Mays is bound by customary covenants not to compete and not to solicit employees during the term of his employment agreement.

The following is a calculation of OIBDAN based upon Holdings’ results of operations for the year ended December 31, 2008.

	Operating Income (Loss)	Non-Cash Compensation Expense	Depreciation and Amortization	Other Operating Income—Net	OIBDAN
Radio Division	$979,121	$37,785	$152,822	$—	$1,169,728
Outdoor Advertising	328,431	10,632	472,350	—	811,413
Other	(31,419)	1,276	53,688	—	23,545
Other Operating Income—Net	28,032	—	—	(28,032)	—
Impairment Charge	(5,268,858)	—	—	5,268,858	—
Corporate and Merger Costs	(401,684)	28,941	17,970	155,769	(199,004)

Consolidated	$(4,366,377)	$78,634	$696,830	$5,396,595	$1,805,682

Clear Channel defines EBITDA, for the limited purposes of the amended Mays employment agreements, to mean the calculation of “Consolidated EBITDA,” as calculated in the manner provided in the senior secured credit facilities documentation; provided that, unless otherwise approved by the Committee and the Board of Directors of Holdings, “achieved” EBITDA for the applicable year will (i) exclude EBITDA generated from joint venture entities formed after the date of the amended Mays employment agreements, to the extent not included in the calculation of target EBITDA and (ii) include EBITDA that is excluded from “Consolidated EBITDA” by reason of being generated from discontinued operations. “Achieved” EBITDA will also take into account any acquisitions or divestitures made during the applicable year, as reasonably determined by the Committee and the Board of Directors of Holdings.

John E. Hogan

Effective June 29, 2008, subject to the consummation of the merger, John E. Hogan entered into an employment agreement with Clear Channel Broadcasting, Inc. (“CCB”), a wholly-owned subsidiary of Clear Channel, such employment agreement amending and restating in its entirety Mr. John E. Hogan’s existing employment agreement with CCB. Pursuant to his employment agreement, Mr. John E. Hogan will serve as President and Chief Executive Officer of Clear Channel’s radio division for an initial five year term, which is automatically extended from year to year thereafter unless either party gives prior notice.

Under his employment agreement, Mr. John E. Hogan will receive compensation consisting of a base salary, incentive awards and other benefits and perquisites. Mr. John E. Hogan’s current annual base salary is $775,000 and he will be eligible for additional annual raises commensurate with company policy. No later than March 15 of each calendar year, Mr. John E. Hogan is eligible to receive a performance bonus. Mr. John E. Hogan is also entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans, and all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees may participate.

Under the employment agreement, Mr. John E. Hogan is required to protect the secrecy of CCB’s confidential information and to assign certain intellectual property rights to CCB. Mr. John E. Hogan is prohibited by the agreement from activities that compete with CCB or its affiliates for one year after he leaves CCB, and he is prohibited from soliciting CCB’s employees for employment for 12 months after termination regardless of the reason for termination of employment. However, after Mr. John E. Hogan’s employment with CCB has terminated, upon receiving written permission from the Board of Directors of CCB, Mr. John E. Hogan is permitted to engage in competing activities that would otherwise be prohibited by his employment agreement if such activities are determined in the sole discretion of the Board of Directors of CCB in good faith to be immaterial to the operations of CCB, or any subsidiary or affiliate thereof, in the location in question. Mr. John E. Hogan is also prohibited from using CCB’s confidential information at any time following the termination of his employment in competing, directly or indirectly, with CCB.

Mr. John E. Hogan is entitled to reimbursement of reasonable attorneys’ fees and expenses and full indemnification from any losses related to any proceeding to which he may be made a party by reason of his being or having been an officer of CCB or any of its subsidiaries (other than any dispute, claim, or controversy arising under or relating to his employment agreement).

Andrew W. Levin

As discussed in “—Introduction”, Mr. Andrew W. Levin does not have an employment agreement. Mr. Andrew W. Levin is entitled to participate in the severance plan applicable to employees generally. Under that plan, upon Mr. Andrew W. Levin’s termination without cause or resignation for good reason within one year of the merger, he would be entitled to receive severance of 18 months of base pay plus 18 months of his 2006 annual bonus, payable monthly.

Grants of Plan-Based Awards

2008 Incentive Plan

Holdings grants equity incentive awards to named executive officers and other eligible participants under the 2008 Incentive Plan adopted in connection with, and prior to, the consummation of the Transactions. The 2008 Incentive Plan is intended to advance the interests of Holdings and its affiliates by providing for the grant of stock-based and other incentive awards to the key employees and directors of, and consultants and advisors to, Holdings or its affiliates who are in a position to make a significant contribution to the success of Holdings and its affiliates.

The 2008 Incentive Plan allows for the issuance of restricted stock, restricted stock units, incentive and nonstatutory stock options, cash awards and stock appreciation rights to eligible participants, who include the key employees of Holdings and its subsidiaries in the case of incentive stock options, and the key employees and directors of, and consultants and advisors to, Holdings or any of its affiliates in the case of other awards. An aggregate of 10,187,406 shares of Class A common stock are available for grant under the 2008 Incentive Plan. Shares withheld to pay the exercise price of an award or to satisfy tax withholding requirements with respect to an award, restricted stock that is forfeited and shares subject to an award that is exercised or satisfied, or that terminates or expires, without the delivery of the shares do not reduce the number of shares available for issuance under the 2008 Incentive Plan. To the extent necessary to prevent the enlargement or dilution of the benefits intended to be made available under the 2008 Incentive Plan, equitable and proportionate adjustments will be made to the number of shares available for issuance under the 2008 Incentive Plan in the event of a stock dividend or similar distribution, recapitalization, stock split, and similar transactions and events. The maximum number of shares of Class A common stock for which stock options and stock appreciation rights may be granted to any person in any calendar year is 2,700,000. The maximum number of shares of Class A common stock subject to other awards granted to any person in any calendar year is 700,000. The maximum amount payable to any one person under a cash award in any calendar year is $20,000,000.

At the closing of the Transactions, a significant majority of the options and other equity securities permitted to be issued under the 2008 Incentive Plan were granted. As part of this grant, Messrs. Mark P. Mays and Randall T. Mays each received grants of options equal to 2.5% of the fully diluted equity of Holdings and received grants of restricted stock equal to $20 million (based on the per share price paid by the Sponsors for shares of Holdings in connection with the merger), and other officers and employees of Clear Channel received grants of options equal to 3.9% of the fully diluted equity of Holdings. After this initial grant, 1.7% of the fully diluted equity subject to the 2008 Incentive Plan remains available for future grants to employees. Of the options granted to Messrs. Mark P. Mays and Randall T. Mays under the 2008 Incentive Plan at the closing of the Transactions, 50% will vest solely based upon continued employment (with 25% vesting on May 13, 2011, 25% vesting on May 13, 2012 and 50% vesting on May 13, 2013) and the remaining 50% will vest based both upon continued employment and upon the achievement of the predetermined performance targets further discussed in “—Compensation Discussion and Analysis”. The shares of restricted stock granted to Messrs. Mark P. Mays and Randall T. Mays vest 20% a year over five years. Of the option grants to other employees of Clear Channel, including officers of Clear Channel, 33.34% will vest solely upon continued employment (with 20% vesting annually over five years) and the remaining 66.66% will vest both upon continued employment and the achievement of predetermined performance targets. All options granted at closing have an exercise price equal to the fair market value at the date of grant, which was the same price per share paid by the Sponsors for shares of Holdings in connection with the Transactions.

The 2008 Incentive Plan is administered by the Subcommittee. The Subcommittee determines which eligible persons receive an award and the types of awards to be granted as well as the amounts, terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award and the vesting schedule. These terms and conditions will be set forth in the award agreement furnished to each participant at the time an award is granted to him or her under the 2008 Incentive Plan. The Subcommittee will also make all other determinations and interpretations necessary to carry out the purposes of the 2008 Incentive Plan.

In general, awards under the 2008 Incentive Plan will, unless expressly provided otherwise by the Subcommittee or in the terms of a participant’s award agreement, automatically and immediately terminate upon a participant’s termination of employment. However, if a participant holds vested and exercisable awards (including options) at the time of his or her termination, those awards will remain exercisable for up to 90 days after the participant’s date of termination. In addition, if the participant’s termination is due to his or her death or disability, vested and exercisable awards (including options) will remain exercisable for up to a one-year period ending with the first anniversary of the participant’s death or disability.

Certain key participants who receive equity awards under the 2008 Incentive Plan are subject to additional restrictions on their ability to transfer the shares they receive pursuant to awards granted under the 2008 Incentive Plan. In addition, all participants in the 2008 Incentive Plan are required to enter into a “lock up” or similar agreement with respect to the shares they receive pursuant to awards granted under the 2008 Incentive Plan in connection with a public offering of Holdings’ shares on terms and conditions requested by Holdings or its underwriters.

Annual Incentive Plan

As discussed above, the named executive officers also are eligible to receive awards under the Annual Incentive Plan. See “—Elements of Compensation—Annual Incentive Bonus” for a more detailed description of the Annual Incentive Plan and the grant of awards to the named executive officers thereunder.

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ended December 31, 2008.

2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (8)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Mark P. Mays (PEO)
Annual Incentive Bonus	2/11/08	(1)	—	6,625,000	—
Stock Option Award	7/30/08	(2)					1,041,666			1,041,667	36.00	22,458,341
Restricted Stock Award	7/30/08	(3)							555,556			20,000,016

Randall T. Mays (PFO)
Annual Incentive Bonus	2/11/08	(1)	—	6,625,000	—
Stock Option Award	7/30/08	(2)					1,041,666			1,041,667	36.00	22,458,341
Restricted Stock Award	7/30/08	(3)							555,556			20,000,016

L. Lowry Mays
Annual Incentive Bonus	2/11/08	(4)	—	1,000,000	—

John E. Hogan
Annual Incentive Bonus	2/11/08	(5)	100,000	1,000,000	2,500,000
Stock Option Award	7/30/08	(6)					108,286			54,159	36.00	1,122,716

Andrew W. Levin
Annual Incentive Bonus	2/11/08	(7)	20,000	200,000	500,000
Stock Option Award	7/30/08	(8)					41,319			20,666	36.00	428,406

(1)	On February 11, 2008, Messrs. Mark P. Mays and Randall T. Mays were each granted a cash incentive award based upon achieving a targeted amount of Core Assets OIBDAN on a company-wide basis, pursuant to which they could each earn an award of $6,625,000. For further discussion of their 2008 cash incentive award, see “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus”. These awards were granted under the Clear Channel 2005 Annual Incentive Plan, which was replaced with the Annual Incentive Plan following consummation of the Transactions.

(2)	On July 30, 2008, Messrs. Mark P. Mays and Randall T. Mays were each granted an aggregate of stock options representing 2,083,333 shares of common stock under the 2008 Incentive Plan. Of the stock options representing 2,083,333 shares of common stock, (i) stock options representing 1,041,667 shares of common stock are “time-vesting” and vest one-fourth on May 13, 2011, one-fourth on May 13, 2012, and one-half on May 13, 2013, and (ii) stock options representing 1,041,666 shares of common stock are “time-vesting” and “performance-based vesting” in that (a) stock options representing 520,833 shares of common stock fully vest upon the Sponsors receiving a 200% return on their investment in Holdings in the form of cash returns, and (b) additional stock options representing 520,833 shares of common stock fully vest upon the Sponsors receiving a 250% return on their investment in Holdings in the form of cash returns. All of these stock options have an exercise price of $36.00, which is the same price paid by the Sponsors for shares of Holdings in connection with the consummation of the Transactions, and expire on July 30, 2018. For further discussion of Messrs. Mark P. Mays’ and Randall T. Mays’ stock option awards, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation”.

(3)	On July 30, 2008, Messrs. Mark P. Mays and Randall T. Mays were each granted an aggregate of 555,556 shares of restricted stock under the 2008 Incentive Plan. These restricted stock awards vest 20% percent annually beginning on July 30, 2009.

(4)	On February 11, 2008, Mr. L. Lowry Mays was granted a cash incentive bonus based upon achieving a targeted amount of Core Assets OIBDAN, on a company-wide basis, pursuant to which he could earn an award of $1,000,000. For further discussion of Mr. L. Lowry Mays’ 2008 cash incentive award, see “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus. This award was granted under the Clear Channel 2005 Annual Incentive Plan, which was replaced with the 2008 Incentive Plan following consummation of the Transactions.

(5)	On February 11, 2008, Mr. John E. Hogan was granted a cash incentive award based upon achieving (i) various levels of year-over-year growth in OIBDAN of Clear Channel’s radio division, (ii) implementing sales strategic initiatives, (iii) implementing a strategic audience development plan to increase and maintain overall radio audiences of Clear Channel’s radio stations, (iv) implementing a plan to increase radio revenue, (v) developing and implementing a plan to fill key employment positions and (vi) developing and implementing programming strategic initiatives. For further discussion of Mr. John E. Hogan’s 2008 cash incentive award, including the cash payout levels for each of the six, separate performance measures, see “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus”. This award was granted under the Clear Channel 2005 Annual Incentive Plan, which was replaced with the Annual Incentive Plan following consummation of the Transactions.

(6)	On July 30, 2008, Mr. John E. Hogan was granted stock options representing 162,445 shares of common stock under the 2008 Incentive Plan. Of the stock options representing 162,445 shares of common stock, (i) stock options representing 54,159 shares of common stock are “time-vesting” and vest in five equal installments annually beginning on May 13, 2009, and (ii) stock options representing 108,286 shares of common stock are “time vesting” and “performance-based vesting” in that (a) stock options representing 54,143 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 200% return on their investment in Holdings in the form of cash returns by such time and (b) additional stock options representing 54,143 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 250% return on their investment in Holdings in the form of cash returns by such time. All of these stock options have an exercise price of $36.00, which is the same price paid by the Sponsors for shares of Holdings in connection with the consummation of the Transactions, and expire on July 30, 2018. For further discussion of Mr. John E. Hogan’s stock option awards, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation”.

(7)	On February 11, 2008, Mr. Andrew W. Levin was granted a cash incentive award based upon achieving (i) various levels of year-over-year growth in OIBDAN, on a company-wide basis, (ii) overseeing the successful close of the Transactions, (iii) developing and implementing Clear Channel’s regulatory and legal strategies and (iv) developing and implementing strategies addressing legislative matters. For further discussion of Mr. Andrew W. Levin’s 2008 cash incentive award, see “—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus”. This award was granted under the Clear Channel 2005 Annual Incentive Plan, which was replaced with the Annual Incentive Plan following consummation of the Transactions.

(8)	On July 30, 2008, Mr. Andrew W. Levin was granted stock options representing 61,985 shares of common stock under the 2008 Incentive Plan. Of the stock options representing 61,985 shares of common stock, (i) stock options representing 20,666 shares of common stock are “time-vesting” and vest in five equal installments annually beginning on May 13, 2009 and (ii) stock options representing 41,319 shares of common stock are “time vesting” and “performance-based vesting” in that (a) stock options representing 20,660 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 200% return on their investment in Holdings in the form of cash returns by such time, and (b) additional stock options representing 20,659 shares of common stock become available to vest in five equal installments annually beginning on May 13, 2009 and will vest only if the Sponsors receive at least a 250% return on their investment in Holdings in the form of cash returns by such time. All of these stock options have an exercise price of $36.00, which is the same price paid by the Sponsors for shares of Holdings in connection with the consummation of the Transactions, and expire on July 30, 2018. For further discussion of Mr. Andrew W. Levin’s stock option awards, see “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation”.

(9)	The amounts reflect the aggregate grant date fair value of stock option awards and restricted stock awards, as applicable, for 2008, computed in accordance with Statement (123)R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in the footnotes to the financial statements included in this prospectus.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards of the named executive officers at December 31, 2008.

2008 OUTSTANDING EQUITY AWARDS

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark M. Mays (PEO)	2,851	(1)	—		—		35.06	2/19/13	—		—	—	—
	8,324	(1)	—		—		9.80	2/19/13	—		—	—	—
	3,298	(2)	—		—		30.31	1/12/15	—		—	—	—
	46,554	(2)	—		—		9.80	1/12/15	—		—	—	—
	5,601	(2)	—		—		9.80	2/16/15	—		—	—	—
	—		1,041,667	(3)	1,041,666	(4)	36.00	7/30/18	—		—	—	—
	—		—		—		—	—	635,056	(5)	1,435,227	—	—

Randall T. Mays (PFO)	2,851	(1)	—		—		35.06	2/19/13	—		—	—	—
	8,324	(1)	—		—		9.80	2/19/13	—		—	—	—
	3,298	(2)	—		—		30.31	1/12/15	—		—	—	—
	46,554	(2)	—		—		9.80	1/12/15	—		—	—	—
	5,601	(2)	—		—		9.80	2/16/15	—		—	—	—
	—		1,041,667	(3)	1,041,666	(4)	36.00	7/30/18	—		—	—	—
	—		—		—		—	—	635,056	(5)	1,435,227	—	—

L. Lowry Mays	8,426	(6)	—		—		9.80	2/19/13	—		—	—	—
	47,270	(7)	—		—		9.80	1/12/15	—		—	—	—
	5,601	(8)	—		—		9.80	2/16/15	—		—	—	—
	40,840	(9)	—		—		9.80	12/22/15	—		—	—	—
	—		—		—		—	—	39,750	(10)	89,835	—	—

John E. Hogan	—		54,148	(11)	108,297	(12)	36.00	7/30/18	—		—	—	—
	—		—		—		—	—	22,500	(10)	50,850	—	—

Andrew W. Levin	—		20,661	(11)	41,324	(12)	36.00	7/30/18	—		—	—	—
	—		—		—		—	—	8,250	(10)	18,645	—	—

(1)	Option became exercisable on February 19, 2008.

(2)	Option became exercisable on July 30, 2008.

(3)	Options representing 260,416 shares of common stock will vest and become exercisable on May 13, 2011, options representing 260,417 shares of common stock will vest and become exercisable on May 13, 2012 and options representing 520,834 shares of common stock will vest and become exercisable on May 13, 2013.

(4)	Options will vest only if certain predetermined performance and market targets are met. See “—Elements of Compensation—Annual Incentive Bonus” for a detailed description of the performance and market targets.

(5)	Restricted stock awards representing 79,500 shares of common stock will vest in three equal annual installments of 26,500 shares beginning on May 22, 2009 and restricted stock awards representing 555,556 shares of common stock will vest in four equal annual installments of 111,111 shares beginning on July 30, 2009, with the final installment of 111,112 vesting on July 30, 2013.

(6)	Option became exercisable on February 19, 2003.

(7)	Option became exercisable on January 12, 2005.

(8)	Option became exercisable on February 16, 2005.

(9)	Option became exercisable on December 22, 2005.

(8)	One third of these options will vest and become exercisable 20% annually beginning on May 13, 2009 and the remaining options become available to vest 20% annually beginning on May 13, 2009 and will vest only if certain predetermined performance and market targets are met.

(10)	Restricted stock awards will vest in three equal annual installments beginning on May 22, 2009.

(11)	Options will vest and become exercisable 20% annually beginning on May 13, 2009.

(12)	Options become available to vest 20% annually beginning on May 13, 2009 and will vest only if certain predetermined performance and market targets are met. See “—Elements of Compensation—Annual Incentive Bonus” for a detailed description of the performance and market targets.

Option Exercises and Stock Vested

The following table sets forth certain information concerning option exercises by and stock vesting for the named executive officers during the year ended December 31, 2008.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark P. Mays (PEO)	—	—	260,500	9,222,155
Randall T. Mays (PFO)	—	—	260,500	9,222,155
L. Lowry Mays	—	—	97,250	3,361,453
John E. Hogan	244,268	1,184,015	82,500	2,960,775
Andrew W. Levin	40,717	107,627	36,182	1,086,841

Pension Benefits

Neither Holdings nor Clear Channel have any pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Holdings offers a non-qualified deferred compensation plan for its highly compensated executives, under which the named executive officers are able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Matching credits on amounts deferred may be made in Holdings’ sole discretion and Holdings retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their deferrals and any Holdings matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan.

The following table sets forth certain information concerning the nonqualified deferred compensation plans for the named executive officers for the year ended December 31, 2008.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark P. Mays (PEO)	—	—	—	—	—
Randall T. Mays (PFO)	—	—	—	—	—
L. Lowry Mays	—	—	—	—	—
John E. Hogan	32,292	—	(3,170)	—	29,122
Andrew W. Levin	—	—	—	—	—

Potential Post-Employment Payments

Mark P. Mays and Randall T. Mays

The amended Mays employment agreements provide for the following severance and change-in-control payments in the event that Holdings terminates their employment without “Cause” or if the executive terminates for “Good Reason”.

Under each executive agreement, “Cause” is defined as the executive’s (i) willful and continued failure to perform his duties, following 10 days notice of the misconduct, (ii) willful misconduct that causes material and demonstrable injury, monetarily or otherwise, to Holdings, the Sponsors or any of their respective affiliates, (iii) conviction of, or plea of nolo contendere to, a felony or any misdemeanor involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to Holdings, the Sponsors or any of their respective affiliates, (iv) committing any act of fraud, embezzlement, or other act of dishonesty against Holdings or its affiliates, that causes material and demonstrable injury, monetarily or otherwise, to Holdings, the Sponsors or any of their respective affiliates and (v) breach of any of the restrictive covenants in the employment agreement.

The term “Good Reason” includes, subject to certain exceptions, (i) a reduction in the executive’s base pay or annual incentive compensation opportunity, (ii) substantial diminution of the executive’s title, duties and responsibilities, (iii) failure to provide the executive with the use of a company provided aircraft for personal travel and (iv) transfer of the executive’s primary workplace outside the city limits of San Antonio, Texas. Neither an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by Holdings within 10 days after receipt of notice thereof given by executive will constitute, nor the consummation of the Transactions alone constituted, “Good Reason”.

If the executive is terminated by Holdings without Cause or the executive resigns for Good Reason, then the executive will receive (i) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination, a prorated bonus (determined by reference to the bonus the executive would have earned had he remained employed for the full year in which the termination occurs) and accrued vacation pay through the date of termination, and (ii) provided the executive executes a release of claims, a lump-sum cash payment equal to three times the sum of the executive’s base salary and bonus (using the bonus paid to executive for the year prior to the year in which termination occurs). For purposes of the amended Mays employment agreements, if the executive is terminated by Holdings without Cause or the executive resigns for Good Reason, base salary will be equal to no less than $1,000,000.

In addition, in the event that the executive’s employment is terminated by Holdings without Cause or by the executive for Good Reason, and provided the executive executes a release of claims, Holdings must maintain in full force and effect, for the continued benefit of the executive, his spouse and his dependents for a period of three years following the date of termination, the medical, hospitalization, dental, and life insurance programs in which the executive, his spouse and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by executive for such benefits) as existed immediately prior to the date of termination. However, if the executive, his spouse, or his dependents cannot continue to participate in Holdings’ programs providing such benefits, Holdings must arrange to provide the executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs. The aggregate value of these continued benefits are capped at $50,000, even if the cap is reached prior to the end of the three-year period. Holdings is also obligated to pay the executive a tax gross-up payment to cover any taxes, interest, or penalties imposed by Section 4999 of the Code in connection with the merger.

Furthermore, pursuant to an agreement entered into by Holdings, CC IV, Clear Channel Capital V, L.P. (“CC V”) and Messrs. Mark P. Mays and Randall T. Mays, in the event that the executive’s employment is terminated by Holdings without Cause or by the executive for Good Reason, the executive is entitled to require Holdings to purchase all or a portion of the restricted stock granted to the executive in connection with the closing of the merger at a price equal to $36.00 per share. For a description of the restricted stock received by the executives in connection with the closing of the merger, see “—Grants of Plan-Based Awards—2008 Incentive Plan”.

If the executive’s employment is terminated by Holdings for Cause or by the executive other than for Good Reason, (i) Holdings will pay the executive his base salary, bonus and his accrued vacation pay through the date of termination, as soon as practicable following the date of termination, (ii) Holdings will reimburse the executive for reasonable expenses incurred, but not paid prior to such termination of employment, and (iii) the executive will be entitled to any other rights, compensation and/or benefits as may be due to the executive in accordance with the terms and provisions of any of Holdings’ agreements, plans, or programs.

During any period in which the executive fails to perform his duties under his employment agreement as a result of incapacity due to physical or mental illness, the executive will continue to receive his full base salary until his employment is terminated. If, as a result of the executive’s incapacity due to physical or mental illness, the executive has been substantially unable to perform his duties under his employment agreement for an entire period of six consecutive months, and within 30 days after written notice of termination is given after such six-month period, the executive has not returned to the substantial performance of his duties on a full-time basis, Holdings will have the right to terminate his employment for disability. In the event the executive’s employment is terminated for disability, Holdings will pay to the executive his base salary, bonus and accrued vacation pay through the date of termination. If the executive’s employment is terminated by his death, Holdings will pay in a lump sum to the executive’s beneficiary, legal representatives, or estate, as the case may be, the executive’s base salary, bonus and accrued vacation pay through the date of his death.

L. Lowry Mays

The new employment agreement for L. Lowry Mays, which was effective upon consummation of the Transactions, provides for the following severance and change-in-control payments in the event that Holdings terminates his employment without “Extraordinary Cause.”

Under Mr. L. Lowry Mays’ agreement, Holdings may terminate Mr. L. Lowry Mays’ employment only for “Extraordinary Cause” during the initial five-year term of his agreement. Subsequent to the initial five year term, Holdings may terminate his employment with or without Extraordinary Cause. “Extraordinary Cause” is defined as the executive’s (i) willful misconduct that causes material and demonstrable injury to Holdings and (ii) conviction of a felony or other crime involving moral turpitude.

If Mr. L. Lowry Mays is terminated by Holdings without Extraordinary Cause then he will receive (i) a lump-sum cash payment equal to his accrued but unpaid base salary through the date of termination, a prorated bonus (determined by reference to the bonus the executive would have earned had he remained employed for the full year in which the termination occurs) and accrued vacation pay through the date of termination, and (ii) provided he executes a release of claims, a lump-sum cash payment equal to the base salary and bonus to which the executive would otherwise have been entitled to had he remained employed for the remainder of the then current term.

In addition, if Mr. L. Lowry Mays is terminated by Holdings without Extraordinary Cause, and provided he executes a release of claims, Holdings must maintain in full force and effect, for the continued benefit of the executive, his spouse and his dependents for a period of five years following the date of termination, the medical and hospitalization insurance programs in which Mr. L. Lowry Mays, his spouse and his dependents were participating immediately prior to the date of termination, at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by him for such benefits) as existed immediately prior to the date of termination. However, if Mr. L. Lowry Mays, his spouse, or his dependents cannot continue to participate in Holdings’ programs providing such benefits, Holdings must arrange to provide him, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs. Holdings also must make an additional cash payment to Mr. L. Lowry Mays in an amount equal to the federal, state and local taxes due in connection with these continued benefits (a “gross-up payment”). The aggregate value of these continued benefits and gross-up payments are capped at $3,000,000, even if the cap is reached prior to the end of the five-year period.

If Mr. L. Lowry Mays’ employment is terminated by Holdings for Extraordinary Cause, by him for any reason, or due to death or disability (i) Holdings will pay him his base salary, bonus and his accrued vacation pay through the date of termination, as soon as practicable following the date of termination and (ii) Holdings will reimburse him for reasonable expenses incurred, but not paid prior to such termination of employment.

At any time following the initial five-year term of his agreement, during any period in which Mr. L. Lowry Mays fails to perform his duties under his employment agreement as a result of incapacity due to physical or mental illness, he will continue to receive his full base salary until his employment is terminated. If, as a result of his incapacity due to physical or mental illness, Mr. L. Lowry Mays has been substantially unable to perform his duties under the employment agreement for an entire period of six consecutive months, and within 30 days after written notice of termination is given after such six-month period, he has not returned to the substantial performance of his duties on a full-time basis, Holdings will have the right to terminate his employment for disability. In the event Mr. L. Lowry Mays’ employment is terminated for disability, Holdings will pay to him his base salary, bonus and accrued vacation pay through the date of termination. If Mr. L. Lowry Mays’ employment is terminated by his death, Holdings will pay in a lump sum to his beneficiary, legal representatives, or estate, as the case may be, his base salary, bonus and accrued vacation pay through the date of his death.

John E. Hogan

If Mr. John E. Hogan’s employment is terminated by CCB for “Cause,” CCB will, within 45 days, pay in a lump sum to Mr. John E. Hogan his accrued and unpaid base salary and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). A termination for “Cause” must be for one or more of the following reasons: (i) conduct by Mr. John E. Hogan constituting a material act of willful misconduct in connection with the performance of his duties, including violation of CCB’s policy on sexual harassment, misappropriation of funds or property of CCB, or other willful misconduct as determined in the sole reasonable discretion of CCB, (ii) continued, willful and deliberate non-performance by Mr. John E. Hogan of his duties under his employment agreement (other than by reason of Mr. John E. Hogan’s physical or mental illness, incapacity, or disability) where such non-performance has continued for more than 10 days following written notice of such non-performance, (iii) Mr. John E. Hogan’s refusal or failure to follow lawful directives where such refusal or failure has continued for more than 30 days following written notice of such refusal or failure, (iv) a criminal or civil conviction of Mr. John E. Hogan, a plea of nolo contendere by Mr. John E. Hogan, or other conduct by Mr. John E. Hogan that, as determined in the sole reasonable discretion of the Board of Directors of CCB, has resulted in, or would result in if he were retained in his position with CCB, material injury to the reputation of CCB, including conviction of fraud, theft, embezzlement, or a crime involving moral turpitude, (v) a material breach by Mr. John E. Hogan of any of the provisions of his employment agreement, or (vi) a material violation by Mr. John E. Hogan of CCB’s employment policies.

If Mr. John E. Hogan’s employment with CCB is terminated by CCB without Cause or by Mr. John E. Hogan for “Good Cause”, or if CCB gives notice of non-renewal, CCB will, within 45 days, pay Mr. John E. Hogan his accrued and unpaid base salary, any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies) and a pro-rata bonus equal to the actual bonus Mr. John E. Hogan would have received if he had remained employed for the full year in which the termination occurs. In addition, if Mr. John E. Hogan signs a severance agreement and general release of claims, CCB will pay Mr. John E. Hogan, in periodic payments twice per month over a period of three years, in accordance with ordinary payroll practices, an amount equal to three times the average of his annualized base salary for the current and prior full year of employment. The term “Good Cause” includes: (i) a repeated willful failure of CCB to comply with a material term of the employment agreement, (ii) a substantial and unusual change in Mr. John E. Hogan’s position, material duties, responsibilities, or authority without an offer of additional reasonable compensation, or (iii) a substantial and unusual reduction in Mr. John E. Hogan’s material duties, responsibility or authority. Mr. John E. Hogan’s termination of employment will be treated as being terminated by him for Good Cause if he terminates employment in the event that he no longer reports directly to Mr. L. Lowry Mays, Mr. Mark P. Mays, or Mr. Randall T. Mays.

If Mr. John E. Hogan gives notice of non-renewal of his employment term on or before April 1, 2013 or on each April 1 thereafter, Mr. John E. Hogan’s employment with CCB will end on a date to be determined by CCB and CCB will (i) pay, within 45 days, Mr. John E. Hogan his accrued and unpaid base salary and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies) and (ii) if Mr. John E. Hogan signs a severance agreement and general release of claims, pay Mr. John E. Hogan his then current base salary for one year, payable in periodic payments twice per month over a period of one year during Mr. John E. Hogan’s one year noncompete obligations, in accordance with ordinary payroll practices.

If Mr. John E. Hogan’s employment with CCB terminates by reason of his death, CCB will, within 45 days, pay in a lump sum to such person as Mr. John E. Hogan designates in a notice filed with CCB or, if no such person is designated, to Mr. John E. Hogan’s estate, Mr. John E. Hogan’s accrued and unpaid base salary and prorated bonus, if any, and any payments to which Mr. John E. Hogan’s spouse, beneficiaries, or estate may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). If Mr. John E. Hogan’s employment with CCB terminates by reason of his disability (defined as Mr. John E. Hogan’s incapacity due to physical or mental illness such that Mr. John E. Hogan is unable to perform his duties under his employment agreement on a full-time basis for more than 90 days in any 12-month period, as determined by CCB), CCB will, within 45 days, pay in a lump sum to Mr. John E. Hogan his accrued and unpaid base salary and prorated bonus, if any, and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

Andrew W. Levin

As discussed in “—Introduction”, Mr. Andrew W. Levin does not have an employment agreement. Mr. Andrew W. Levin is entitled to participate in the severance plan applicable to employees generally. Under that plan, upon Mr. Andrew W. Levin’s termination without “cause” or resignation for “good reason” within one year of the merger, he would be entitled to receive severance of 18 months of base pay plus 18 months of his 2006 annual bonus, payable monthly. “Cause” for this purpose means (i) an intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in that is adverse to the interests of Holdings or any of its subsidiaries and which is engaged in for personal profit, or (iv) willful violation of any law, rule, or regulation in connection with the performance of Mr. Andrew W. Levin’s duties. “Good reason” means (i) a material reduction in base salary or target bonus opportunity, (ii) a material adverse alteration of Mr. Andrew W. Levin’s duties, authority, or responsibilities, or (iii) the relocation of Mr. Andrew W. Levin’s primary office to a location that is more than 30 miles from both of his primary office at the time of the merger and his residence at the time of the relocation.

Other than his participation in the severance benefit plan applicable to employees generally, Mr. Andrew W. Levin does not have any other arrangement with Holdings or Clear Channel for any potential post-employment payments.

The following is a summary of potential payments due to each of the named executed officers if their employment was terminated by Holdings without Cause or, in the case of Mr. L. Lowry Mays, without Extraordinary Cause or, to the extent applicable, by them for Good Reason on December 31, 2008 (assuming the merger had been consummated on January 1, 2008).

Name	Base Salary ($)		Bonus ($)		Value of Benefits (1) ($)	Other ($)		Total ($)
Mark P. Mays (PEO)	2,685,000	(2)	19,875,000	(3)	30,693	9,121,686	(4)	31,712,379
Randall T. (PFO)	2,625,000	(2)	19,875,000	(3)	37,396	9,070,175	(4)	31,607,571
L. Lowry Mays (5)	1,000,000	(6)	4,000,000	(7)	25,615	14,915	(8)	5,040,530
John E. Hogan	2,284,375	(9)	—	(10)	—	—		2,284,375
Andrew W. Levin	600,000	(11)	389,250	(12)	—	—		989,250

(1)	The values associated with the continued provision of health benefits are based on the total 2009 premiums for medical and life insurance multiplied by the number of years the executive is entitled to those benefits pursuant to his employment agreement.

(2)	Represents three times the annual base salary for the year ended December 31, 2008 for each of Mr. Mark P. Mays and Mr. Randall T. Mays, respectively.

(3)	Represents three times the annual incentive bonus for the year ended December 31, 2007 for each of Mr. Mark P. Mays and Mr. Randall T. Mays, respectively.

(4)	Represents the excise tax gross up payment due to Mr. Mark P. Mays and Mr. Randall T. Mays under the terms of their employment agreements. The excise tax gross up payment was calculated using the provisions of Sections 280G and 4999 of the Code and the regulations thereunder. The calculation includes the value associated with the accelerated vesting and lapse of restrictions on certain restricted stock grants that may occur as a result of the termination of employment without Cause or for Good Reason. The calculation assumes a $2.26 stock price at termination date and applicable federal rates as of December 2008 to determine the value associated with the accelerated vesting and lapse of restrictions on the restricted stock.

(5)	Under the terms of his employment agreement, Mr. L. Lowry Mays’ employment may be terminated by Holdings only for “Extraordinary Cause” during the initial five-year term of his agreement. Under his employment agreement, Mr. L. Lowry Mays is entitled to use of company-owned aircraft for personal travel, in accordance with Clear Channel’s policy as in effect on November 16, 2006, for 10 years from the date of the closing of the merger, regardless of whether he remains employed by Holdings. In 2008, 2007 and 2006, the cost for Mr. L. Lowry Mays’ personal travel on company-owned aircraft was $105,204, $92,980 and $34,410, respectively. The cost for Mr. L. Lowry Mays’ personal use of company-owned aircraft for this period will fluctuate over time.

(6)	Represents the remaining annual base salary due to Mr. L. Lowry Mays under the terms of his employment agreement (namely, four years of Mr. L. Lowry Mays’ annual base salary).

(7)	Represents the remaining minimum annual bonus due to Mr. L. Lowry Mays under the terms of his employment agreement (namely, four years of Mr. L. Lowry Mays’ annual bonus).

(8)	Represents the income tax gross up payment due to Mr. L. Lowry Mays under the terms of his employment agreement.

(9)	Represents three times the average of the annual base salary for the years ended December 31, 2007 and December 31, 2008 for Mr. John E. Hogan.

(10)	Cannot be estimated as Mr. John E. Hogan’s annual incentive bonus is determined and awarded based upon his performance at the end of each year.

(11)	Represents 18 months of Mr. Andrew W. Levin’s annual base pay.

(12)	Represents 18 months value of Mr. Andrew W. Levin’s 2006 annual bonus.

Director Compensation

The directors of Holdings currently do not receive compensation for their services.

Compensation Committee Interlocks and Insider Participation

Prior to the Transactions, Clear Channel’s compensation committee consisted of B. J. McCombs, J. C. Watts and John B. Zachry, who also served as the chairperson. None of the members of the previous compensation committee during their tenure in fiscal 2008 had been an officer or employee of Clear Channel.

Following the Transactions, Holdings’ compensation committee consists of David C. Abrams, Richard J. Bressler, John Connaughton, Jonathon S. Jacobson, Ian K. Loring and Kent R. Weldon. None of the members of the current compensation committee during their tenure in fiscal 2008 or as of the date of this prospectus is or has been an officer or employee of Clear Channel.

None of Clear Channel’s executive officers currently serves as a member of the Board of Directors or compensation committee of any entity that has an executive officer who serves on Clear Channel’s Board of Directors or compensation committee, provided that certain of Clear Channel’s executive officers serve as members of the Boards of Directors of certain Clear Channel subsidiaries, where executive officers of such subsidiaries serve on the Board of Directors of Clear Channel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Clear Channel Capital directly owns all of Clear Channel’s issued and outstanding stock. All of Clear Channel Capital’s issued and outstanding equity interests are directly owned by Clear Channel Capital II, LLC, and all of the issued and outstanding equity interests of Clear Channel Capital II, LLC are owned by Holdings. All equity interests in Holdings are owned, directly or indirectly, by the Sponsors and their co-investors, the public and certain employees of Holdings and its subsidiaries, including certain named executive officers and directors.

The following table sets forth information regarding the beneficial ownership of Holdings’ common stock, as of December 31, 2008, by each of Holdings’ and Clear Channel’s named executive officers and directors, all of such named executive officers and directors as a group, and each person known by Holdings to be the beneficial owner of more than 5% of Holdings’ outstanding shares of common stock.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. As indicated in the footnotes below, certain information included in the following table and the footnotes thereto is based solely upon the beneficial ownership of these persons as reported to Holdings as of the date of the most recent Schedule 13G filed with the SEC on behalf of such persons.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percentage of Outstanding Common Stock on a Fully-Diluted Basis
Bain Capital Investors, LLC and Related Investment Funds (2)(3) c/o Bain Capital Partners, LLC 111 Huntington Avenue, Boston Massachusetts 02199	59,523,058	72%

Thomas H. Lee Partners, L.P. and Related Investment Entities (4)(5) c/o Thomas H. Lee Partners, L.P. 100 Federal Street, Boston Massachusetts 02110	59,523,058	72%

Highfields Capital Management LP and Managed Investment Funds (6) John Hancock Tower 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	9,950,510	12%

FMR LLC and Related Investment Funds (7)	4,287,500	5%

Mark P. Mays (8)	855,352	1%

Randall T. Mays (9)	855,352	1%

L. Lowry Mays (10)	722,249	*

John E. Hogan	22,500	*

Andrew W. Levin	10,250	*

David C. Abrams (11)	—	—

Steven Barnes (12)	—	—

Richard J. Bressler (13)	—	—

Charles A. Brizius (13)	—	—

John Connaughton (12)	—	—

Blair E. Hendrix (12)	—	—

Jonathon S. Jacobson (6)	—	—

Ian K. Loring (12)	—	—

Scott M. Sperling (13)	—	—

Kent R. Weldon (13)	—	—

All directors and named executive officers as a group (15 individuals) (14)	2,471,085	3%

*	Means less than 1%.

(1)	Unless otherwise indicated, the address for all beneficial owners is c/o CC Media Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209.

(2)

Includes the 555,556 shares of Class B common stock, par value of $0.001 per share, of Holdings (the “Class B common stock”) owned by CC IV. Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of Holdings (the “Holdings Certificate of Incorporation”), each share of Class B common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Each holder of shares of Class B common stock will be entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of total number of shares of Class B common stock outstanding as of the record date for such vote and the number of shares of Class C common stock (as defined below) outstanding as of the record date for such vote by (b) the number of shares of Class B common stock outstanding as of the record date for such vote. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV. Each of BCI, BCP IX and Bain Fund IX expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(3)	Includes the 58,967,502 shares of Class C common stock, par value $0.001 per share, of Holdings (the “Class C common stock”) owned by CC V. Subject to certain limitations set forth in the Holdings Certificate of Incorporation, each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Except as otherwise required by law, the holders of outstanding shares of Class C common stock will not be entitled to any votes upon any questions presented to stockholders of Holdings. BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”) and which also holds 50% of the limited liability company interests in CC Capital V Manager, LLC (“CC V Manager”). CC V Manager is the general partner of CC V. BCI is the general partner of BCP IX, which is the general partner of each of Bain Fund IX, Bain Capital (CC) IX Coinvestment, L.P. (“Bain Coinvest IX”), Bain Capital (CC) IX Offshore, L.P. (“Bain Offshore Fund IX”), and Bain Capital (CC) IX Coinvestment Offshore, L.P. (“Bain Offshore Coinvest IX” and, together with Bain Fund IX, Bain Coinvest IX and Bain Offshore Fund IX, collectively, the “Bain Fund IX Entities”). BCI is also the general partner of Bain Capital Partners (CC) X, L.P. (“BCP X”), which is the general partner of each of Bain Capital (CC) X, L.P. (“Bain Fund X”), Bain Capital (CC) X Coinvestment, L.P. (“Bain Coinvest X”), Bain Capital (CC) X Coinvestment Offshore, L.P. (“Bain Offshore Coinvest X”) and Bain Capital (CC) X Offshore, L.P. (“Bain Offshore Fund X” and, together with Bain Fund X, Bain Coinvest X and Bain Offshore Coinvest X, the “Bain Fund X Entities”). BCI is also the managing partner of each of BCIP Associates – G (“BCIP Associates G”), BCIP Associates III (“BCIP Associates III”), BCIP Associates III – B (“BCIP Associates III – B”), BCIP Trust Associates III (“BCIP Trust Associates III”) and BCIP Trust Associates III-B (“BCIP Trust Associates III B”) and BCIP Associates III is the manager and sole member of BCIP Associates III, LLC, BCIP Associates III-B is the manager and sole member of BCIP Associates III-B, LLC, BCIP Trust Associates III is the manager and sole member of BCIP T Associates III, LLC, and BCIP Trust Associates III-B is the manager and sole member of BCIP T Associates III-B, LLC. BCIP Associates III, LLC, BCIP Associates III-B, LLC, BCIP T Associates III, LLC, BCIP T Associates III-B, LLC and BCIP Associates G are collectively referred to as the “BCIP Entities”. Each of the Bain Fund IX Entities, the Bain Fund X Entities and the BCIP Entities hold limited partnership interests of Bain CC Investors, which holds 50% of the limited partnership interests in CC V. Each of BCI, Bain CC Partners, Bain CC Investors, CC V Manager, BCP IX, BCP X, each of the Bain Fund IX Entities, each of the Bain Fund X Entities, BCIP Associates III, BCIP Associates III-B, BCIP Trust Associates III, BCIP Trust Associates III-B and each of the BCIP Entities expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(4)	Includes the 555,556 shares of Class B common stock owned by CC IV. Subject to certain limitations set forth in the Holdings Certificate of Incorporation, each share of Class B common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Each holder of shares of Class B common stock will be entitled to a number of votes per share equal to the number obtained by dividing (a) the sum of total number of shares of Class B common stock outstanding as of the record date for such vote and the number of Class C common stock outstanding as of the record date for such vote by (b) the number of shares of Class B common stock outstanding as of the record date for such vote. Thomas H. Lee Advisors, LLC (“THLA”) is the general partner of Thomas H. Lee Partners, L.P. (“THLP”), which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of Thomas H. Lee Equity Fund VI, L.P. (the “THL Fund”), which holds 50% of the limited liability company interests in CC IV. Each of THLA, THLP, THL Advisors and the THL Fund expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(5)	Includes the 58,967,502 shares of Class C common stock owned by CC V. Subject to certain limitations set forth in the Holdings Certificate of Incorporation, each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Except as otherwise required by law, the holders of outstanding shares of Class C common stock will not be entitled to any votes upon any questions presented to shareholders of Holdings. THLA is the general partner of THLP, which is the sole member of THL Advisors, which is the general partner of each of the THL Fund and THL Equity Fund VI Investors (Clear Channel), L.P. (the “THL Investors Fund”). THLP is the general partner of each of THL Coinvestment Partners, L.P. (“THL Coinvestment”) and THL Operating Partners, L.P. (“THL Operating”) and THL Advisors is the general partner of each of Thomas H. Lee Parallel Fund VI, L.P. (“THL Parallel”) and Thomas H. Lee Parallel (DT) Fund VI, L.P. (“THL Parallel DT”), each of which entities is a limited partner in the THL Investors Fund. THL Advisors also holds 50% of the limited liability company interests in CC V Manager, which is the general partner of CC V. The THL Fund and the THL Investors Fund collectively hold 50% of the limited partnership interests in CC V. Each of THLA, THLP, THL Advisors, CC V Manager, the THL Fund, the THL Investors Fund, THL Coinvestment, THL Operating, THL Parallel and THL Parallel DT expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(6)

Highfields Capital Management LP (“Highfields Capital Management”) is the investment manager to Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III”). Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management. Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II, and Highfields III. Each of Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I, Highfields II and Highfields III disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself. Mr. Jacobson is a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates. Mr. Jacobson may be deemed to have voting and dispositive power with respect to all of the shares of Class A common stock held by the Highfields Funds. Mr. Jacobson disclaims beneficial ownership of any securities owned beneficially or of record by any other person or persons. The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates,

Highfields I and Highfields II is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The business address of Highfields III is c/o Goldman Sachs (Cayman) Trust, Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

(7)	As reported on Schedule 13G/A filed on February 17, 2009. FMR LLC, a Delaware limited liability company, is a parent holding company in accordance with Section 240.13d-1(b)(ii)(G) of the Exchange Act. Fidelity Management & Research Company, a Delaware corporation, is a wholly-owned subsidiary of FMR LLC, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, and provides investment advisory services to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Management & Research Company was the beneficial owner of and had sole dispositive power over 4,287,500 shares of Class A common stock as of December 31, 2008. Fidelity Dividend Growth Fund was the beneficial owner of 1,200,000 shares of Class A common stock as of December 31, 2008. Fidelity Equity-Income Fund was the beneficial owner of 2,159,142 shares of Class A common stock as of December 31, 2008. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, and the funds each have sole power to dispose of the 4,287,500 shares of Class A common stock owned by the funds. The business address of FMR LLC, Fidelity Management & Research Company, Fidelity Dividend Growth Fund, Fidelity Equity-Income Fund and Mr. Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	Includes stock options representing 66,628 shares of Class A common stock held by Mr. Mark P. Mays and 102,168 shares of Class A common stock held by MPM Partners, Ltd. Mr. Mark P. Mays controls the sole general partner of MPM Partners, Ltd.

(9)	Includes stock options representing 66,628 shares of Class A common stock held by Mr. Randall T. Mays and 102,168 shares of Class A common stock held by RTM Partners, Ltd. Mr. Randall T. Mays controls the sole general partner of RTM Partners, Ltd.

(10)	Includes stock options representing 102,137 shares of Class A common stock held by Mr. L. Lowry Mays and 542,112 shares of Class A common stock held by LLM Partners, Ltd. Mr. L. Lowry Mays shares control of the sole general partner of LLM Partners, Ltd.

(11)	David C. Abrams is the managing member of Abrams Capital Management, LLC (“Abrams Capital”) and Pamet Capital Management, LLC (“Pamet LLC”). Pamet LLC is the general partner of Pamet Capital Management, L.P. (“Pamet LP”). Pamet LP is the investment manager of Abrams Capital International, Ltd., Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, LP, and Abrams Capital is the investment manager of Riva Capital Partners, L.P. (collectively, with Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, LP, the “Abrams Funds”), which collectively owned 2,495,506 shares of Class A common stock as of December 31, 2008. By virtue of this relationship, Mr. Abrams may be deemed to share voting and dispositive power with respect to all of the shares of Class A common stock held by the Abrams Funds. Mr. Abrams expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act. The business address of Mr. Abrams is c/o Abrams Capital, LLC, 222 Berkeley Street, Boston, Massachusetts 02116.

(12)	Steven Barnes, John Connaughton, Blair E. Hendrix and Ian K. Loring are managing directors and members of BCI and, by virtue of this and the relationships described in footnotes (2) and (3) above, may be deemed to share voting and dispositive power with respect to all of the shares of Class B common stock held by CC IV and all of the shares of Class C common stock held by CC V. Each of Messrs. Barnes, Connaughton, Hendrix and Loring expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act, except to the extent of his pecuniary interest therein. The business address of each of Messrs. Barnes, Connaughton, Hendrix and Loring is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(13)	Richard J. Bressler, Charles A. Brizius, Scott M. Sperling and Kent R. Weldon are managing directors of THLA and limited partners of THLP and, by virtue of this and the relationships described in footnotes (4) and (5) above, may be deemed to share voting and dispositive power with respect to all of the shares of Class B common stock held by CC IV and all of the shares of Class C common stock held by CC V. Each of Messrs. Bressler, Brizius, Sperling and Weldon expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act, except to the extent of his pecuniary interest therein. The business address of each of Messrs. Bressler, Brizius, Sperling and Weldon is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.

(14)	Includes stock options representing 235,393 shares of Class A common stock held by such persons, 102,168 shares of Class A common stock held by MPM Partners, Ltd., 102,168 shares of Class A common stock held by RTM Partners, Ltd. and 542,112 shares of Class A common stock held by LLM Partners, Ltd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Transactions and the Management Agreement

In connection with the Transactions, we paid the Sponsors $103.4 million in fees and expenses for financial and structural advice and analysis, assistance with due diligence investigations and debt financing negotiations and for reimbursement of certain out-of-pocket costs.

We also became party to a management agreement with the Sponsors, Holdings and certain other parties thereto, pursuant to which the Sponsors will provide management and financial advisory services until 2018. Pursuant to the management agreement, we paid the Sponsors a transaction fee of $87.5 million at closing. Thereafter we may pay additional management fees to the Sponsors or their affiliates for such services at a rate not greater than $15.0 million per year, and any such additional fees will be subject to approval by independent directors as and to the extent required under arrangements entered into with the Highfields Funds and Highfields Capital Management, described below. For the post-merger period ended December 31, 2008, we accrued management fees of $6.3 million.

Stockholders Agreements

Prior to the consummation of the Transactions, Merger Sub entered into a stockholders agreement with Holdings, CC IV, CC V, Mark P. Mays, Randall T. Mays and L. Lowry Mays. The stockholders agreement, among other things, (i) specifies how the parties vote in elections to the Board of Directors of Holdings, (ii) restricts the transfer of shares subject to the agreement, (iii) includes the ability of CC IV to compel the parties to sell their shares in a change-of-control transaction or participate in a recapitalization of Holdings, (iv) gives the parties the right to subscribe for their pro rata share of proposed future issuances of equity securities by Holdings or its subsidiaries to the Sponsors or their affiliates, (v) requires the parties to agree to customary lock-up agreements in connection with underwritten public offerings and (vi) provides the parties with customary demand and “piggy-back” registration rights. Holdings, CC IV and CC V also entered into a separate agreement with Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays that set forth terms and conditions under which certain of their shares of Holdings common stock would be repurchased by Holdings following the termination of their employment (through the exercise of a “call option” by Holdings or a “put option” by Messrs. Mark P. Mays, Randall T. Mays and L. Lowry Mays, as applicable). Any shares of Holdings common stock that Mark P. Mays, Randall T. Mays, L. Lowry Mays or their estate-planning entities acquired pursuant to stock elections are not subject to the stockholders agreement.

Affiliate Transaction Agreement

As contemplated by the Voting Agreement entered into with the Highfields Funds and Highfields Capital Management, the Sponsors, Merger Sub (which obligation has been assumed by Clear Channel) and Holdings entered into an agreement under which Holdings agreed that neither it nor any of its subsidiaries will enter into or effect any affiliate transaction between Holdings or one of its subsidiaries, on the one hand, and any Sponsor or any other private investment fund under common control with either Sponsor (collectively, the “principal investors”), on the other hand, without the prior approval of either a majority of the independent directors of Holdings or a majority of the then-outstanding shares of Class A common stock of Holdings (excluding for purposes of such calculation from both (i) the votes cast and (ii) the outstanding shares of Class A common stock, all shares held at that time by any principal investor, any affiliate of a principal investor, or members of management and directors of Holdings whose beneficial ownership information is required to be disclosed in filings with the SEC pursuant to Item 403 of Regulation S-K (the “public shares”)). Such agreement became effective as of the effective time of the merger and expires upon the earlier of (i) an underwritten public offering and sale of Holdings’ common stock which results in aggregate proceeds in excess of $250 million to Holdings and after which Holdings’ common stock is listed on NASDAQ’s National Market System or another national securities exchange (a “qualified public offering”) and (ii) the consummation of a certain transaction resulting in a change of control (as defined in the agreement and summarized below) of Holdings. The following are not deemed to be affiliate transactions for purposes of the affiliate transaction agreement: (i) any commercial transaction between Holdings or any of its subsidiaries, on the one hand, and any portfolio company in which any principal investor or any affiliate of a principal investor has a direct or indirect equity interest, on the other, so long as such transaction was entered into on an arms’-length basis; (ii) any purchase of bank debt or securities by a principal investor or an affiliate of a principal investor or any transaction between a principal investor or affiliate of a principal investor on the one hand, and Holdings or one of its subsidiaries, on the other hand, related to the ownership of bank debt or securities, provided such purchase or transaction is on terms (except with respect to relief from all or part of any underwriting or placement fee applicable thereto) comparable to those consummated within an offering made to unaffiliated third parties; (iii) the payment by Holdings or one of its subsidiaries of up to $87.5 million in transaction fees to the principal investors or their affiliates in connection with the transactions contemplated by the merger agreement; (iv) any payment of management, transaction, monitoring, or any other fees to the principal investors or their affiliates pursuant to an arrangement or structure whereby the holders of public shares of Holdings are made whole for the portion of such fees paid by Holdings that would otherwise be proportionate to their share holdings; and (v) any transaction to which a principal investor or an affiliate thereof is a party in its capacity as a stockholder of Holdings that is offered generally to other stockholders of Holdings (including the holders of shares of Class A common stock of Holdings) on comparable or more favorable terms.

A change of control of Holdings will be deemed to have occurred upon the occurrence of any of the following: (i) any consolidation or merger of Holdings with or into any other corporation or other entity, or any other corporate reorganization or transaction (including the acquisition of stock of Holdings), in which the direct and indirect stockholders of Holdings immediately prior to such consolidation, merger, reorganization, or transaction, own stock either representing less than 50% of the economic interests in and less than 50% of the voting power of Holdings or other surviving entity immediately after such consolidation, merger, reorganization, or transaction or that does not have, through the ownership of voting securities, by agreement or otherwise, the power to elect a majority of the entire Board of Directors of Holdings or other surviving entity immediately after such consolidation, merger, reorganization, or transaction, excluding any bona fide primary or secondary public offering; (ii) any stock sale or other transaction or series of related transactions, after giving effect to which in excess of 50% of Holdings’ voting power is owned by any person or entity and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the SEC under the Exchange Act), other than the principal investors and their respective affiliates, excluding any bona fide primary or secondary public offering; or (iii) a sale, lease, or other disposition of all or substantially all of the assets of Holdings.

The agreement described above terminates upon the earlier of a qualified public offering and the consummation of a change of control (as defined therein). Other than as described in the prior sentence, such agreement may not be terminated, amended, supplemented, or otherwise modified without the prior written approval of either (i) a majority of the independent directors of Holdings elected by the holders of Class A common stock of Holdings, or (ii) a majority of the then-outstanding public shares.

Employment Agreement

Effective June 29, 2008, John E. Hogan, a named executive officer of Clear Channel, entered into an employment agreement with CCB, a subsidiary of Clear Channel and registrant hereunder. Please see “Executive Compensation—Employment Agreements with the Named Executive Officers—John E. Hogan” for a description of this agreement.

Review of Related Party Transactions

Holdings has not adopted any formal policies or procedures for the review, approval, or ratification of certain related party transactions with Clear Channel that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, will be reviewed by Holdings’ Board of Directors (other than the directors involved, if any) on a case-by-case basis. The Board of Directors may consider any relevant factors when reviewing the appropriateness of a related party transaction, including (i) the importance of the transaction to Clear Channel, (ii) the amount involved in the proposed transaction, (iii) the specific interest of the director or executive officer (or immediate family members of same) in the proposed transaction, and (iv) the overall fairness of the terms of the transaction to Clear Channel.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

On May 13, 2008, Merger Sub entered into senior secured credit facilities with a syndicate of institutional lenders and financial institutions. Following the consummation of the merger of Merger Sub with and into Clear Channel, with Clear Channel continuing as the surviving entity, Clear Channel succeeded to and assumed the obligations of Merger Sub under the senior secured credit facilities. The following is a summary of the terms of Clear Channel’s senior secured credit facilities.

Our senior secured credit facilities consist of:

•	a $1,332 million term loan A facility with a maturity in July 2014;

•	a $10,700 million term loan B facility with a maturity in January 2016;

•	a $696 million term loan C—asset sale facility with a maturity in January 2016;

•

$1,250 million delayed draw term loan facilities with maturities in January 2016, up to $750 million of which may be drawn to purchase or repay our outstanding senior notes due 2010 (of which $532.5 million has previously been drawn), and the remainder of which is available to purchase or repay our outstanding 4.25% senior notes due 2009; and

•	a $2,000 million revolving credit facility with a maturity in July 2014, including a letter of credit sub-facility and a swingline loan sub-facility.

The aggregate amount of the term loan A facility was the sum of $1,115 million plus the excess of $750 million over the borrowing base availability under our receivables based credit facility on the closing of the Transactions. The aggregate amount of our receivables based credit facility was correspondingly reduced by the excess of $750 million over the borrowing base availability on the closing of the Transactions.

To the extent specified assets were sold after March 27, 2008 and prior to the closing of the Transactions, actual borrowings under the term loan C—asset sale facility were reduced by the net cash proceeds received therefrom. Proceeds from the sale of specified assets after the closing of the Transactions are required to be applied to prepay our term loan C—asset sale facility (and thereafter to prepay any remaining term loan facilities) without right of reinvestment under our senior secured credit facilities. In addition, if the net proceeds of any other asset sales are not reinvested, but instead applied to prepay the senior secured credit facilities, such proceeds would first be applied to our term loan C—asset sale facility and thereafter pro rata to the remaining term loan facilities.

We may raise incremental term loans or incremental commitments under the revolving credit facility of up to (a) $1.5 billion, plus (b) the excess, if any, of (x) 0.65 times pro forma consolidated adjusted EBITDA (as calculated in the manner provided in the senior secured credit facilities documentation), over (y) $1.5 billion, plus (c) the aggregate amount of mandatory prepayments of the term loans under the senior secured credit facilities (other than mandatory prepayments with net cash proceeds of certain asset sales). Availability of such incremental term loans or revolving credit commitments is subject, among other things, to the absence of any default, pro forma compliance with the financial covenant and the receipt of commitments by existing or additional financial institutions.

All borrowings under our senior secured credit facilities are subject to the satisfaction of customary conditions, including the absence of any default and the accuracy of representations and warranties.

Proceeds of our term loans and borrowings under our revolving credit facility on the closing date of the Transactions were, together with other sources of funds described under “Summary—The Transactions,” used to finance the Transactions. Proceeds of the revolving credit facility, swingline loans and letters of credit are also available to provide financing for working capital and general corporate purposes. On February 6, 2009, we borrowed the remaining availability under our revolving credit facility.

We are the primary borrower under the senior secured credit facilities, except that certain of our domestic restricted subsidiaries are co-borrowers under a portion of the term loan facilities.

Interest Rate and Fees

Borrowings under our senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to our term loan facilities and the revolving credit facility are the following percentages per annum:

•

with respect to loans under the term loan A facility and the revolving credit facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans, subject to downward adjustments if our leverage ratio of total debt to EBITDA decreases below 7 to 1; and

•

with respect to loans under the term loan B facility, term loan C—asset sale facility and delayed draw term loan facilities, (i) 2.65% in the case of base rate loans and (ii) 3.65% in the case of Eurocurrency rate loans, subject to downward adjustments if our leverage ratio of total debt to EBITDA decreases below 7 to 1.

Since the date of delivery of financial statements for the first full fiscal quarter completed after the closing of the Transactions, the applicable margin percentages have been subject to adjustments based upon our leverage ratio.

We are required to pay each revolving credit lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is 0.50% per annum, subject to downward adjustment if our leverage ratio of total debt to EBITDA decreases below 4 to 1. We are also required to pay each delayed draw term facility lender a commitment fee in respect of any undrawn commitments under the delayed draw term facilities, which initially is 1.825% per annum until the delayed draw term facilities are fully drawn or commitments thereunder terminated.

Prepayments

Our senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% and to 0% based upon our leverage ratio) of our annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of term loans and revolving credit loans (to the extent accompanied by a permanent reduction of the commitment) and subject to customary credits;

•

100% (which percentage will be reduced to 75% and 50% based upon our leverage ratio) of the net cash proceeds of sales or other dispositions by us or our wholly-owned restricted subsidiaries (including casualty and condemnation events) of assets other than specified assets, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence of certain debt, other than debt permitted under our senior secured credit facilities.

The foregoing prepayments with the net cash proceeds of certain incurrences of debt and annual excess cash flow will be applied (i) first to the term loans other than the term loan C—asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C—asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C—asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

We may voluntarily repay outstanding loans under our senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Amortization of Term Loans

We are required to repay the loans under our term loan facilities as follows:

•

the term loan A facility will amortize in quarterly installments commencing on the first interest payment date after the second anniversary of the closing date of the Transactions in annual amounts equal to 5% of the original funded principal amount of such facility in years three and four, 10% thereafter, with the balance being payable on the final maturity date of such term loans; and

•

the term loan B facility, term loan C—asset sale facility and delayed draw term loan facilities will amortize in quarterly installments on the first interest payment date after the third anniversary of the closing date of the Transactions, in annual amounts equal to 2.5% of the original funded principal amount of such facilities in years four and five and 1% thereafter, with the balance being payable on the final maturity date of such term loans.

Collateral and Guarantees

Our senior secured credit facilities are guaranteed by our immediate parent company and each of our existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under our senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the capital stock of Clear Channel;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing our retained senior notes;

•	certain assets of Clear Channel and the guarantors that do not constitute “principal property” (as defined in the indenture governing our retained senior notes);

•

certain assets of Clear Channel and the guarantors that constitute “principal property” (as defined in the indenture governing our retained senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing our retained senior notes; and

•	a second-priority lien on the accounts receivable and related assets securing our receivables based credit facility.

The obligations of any foreign subsidiaries of Clear Channel that are borrowers under the revolving credit facility are also guaranteed by certain of their material wholly-owned restricted subsidiaries, and secured by substantially all assets of all such borrowers and guarantors, subject to permitted liens and other exceptions.

Certain Covenants and Events of Default

Our senior secured credit facilities require us to comply on a quarterly basis with a maximum consolidated senior secured net debt to adjusted EBITDA (as calculated in accordance with the senior secured credit facilities) ratio. This financial covenant becomes effective on March 31, 2009 (maximum of 9.5:1), and will become more restrictive over time, beginning in the second quarter of 2013. Our senior secured debt consists of the senior secured credit facilities, the receivables based credit facility and certain other secured subsidiary debt. Secured leverage, defined as secured debt, net of cash, divided by the trailing twelve-month consolidated EBITDA was 6.4:1 at December 31, 2008. Our consolidated EBITDA is calculated as the trailing twelve-month operating income before depreciation, amortization, impairment charges, non-cash compensation, other operating income—net and merger expenses of $1.8 billion adjusted for certain items, including: (i) an increase for expected cost savings (limited to $100.0 million in any twelve month period) of $100.0 million; (ii) an increase of $43.1 million for cash received from nonconsolidated affiliates; (iii) an increase of $17.0 million for non-cash items; (iv) an increase of $95.9 million related to expenses incurred associated with our restructuring program; and (v) an increase of $82.4 million of various other items.

In addition, our senior secured credit facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change our lines of business.

Our senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for our senior secured credit facilities, the failure of our senior secured credit facilities to be senior debt under the subordination provisions of certain of our subordinated debt and a change of control. If an event of default occurs, the lenders under our senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

Overview

On May 13, 2008, Merger Sub entered into a receivables based credit facility with a syndicate of institutional lenders and financial institutions. Following the consummation of the merger of Merger Sub with and into Clear Channel, with Clear Channel continuing as the surviving entity, Clear Channel succeeded to and assumed the obligations of Merger Sub under the secured credit facilities. The following is a summary of terms of Clear Channel’s receivables based credit facility.

Our receivables based credit facility provides revolving credit commitments in an amount equal to $783.5 million, subject to a borrowing base, of which $445.6 million was drawn as of December 31, 2008, which was the maximum amount available under the borrowing base. The borrowing base at any time equals 85% of our and certain of our subsidiaries’ eligible accounts receivable. Our receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility. Our receivables based credit facility matures in July 2014.

In addition, we may request increases to our receivables based credit facility in an aggregate amount not exceeding $750 million. Availability of such increases to our receivables based credit facility is subject to, among other things, the absence of any default and the receipt of commitments by existing or additional financial institutions.
All borrowings under our receivables based credit facility are subject to the absence of any default, the accuracy of representations and warranties and compliance with the borrowing base. In addition, borrowings (excluding borrowings upon the consummation of the Transactions) under our receivables based credit facility are subject to compliance with a minimum fixed charge coverage ratio of 1.0:1.0 if excess availability under the receivables based credit facility is less than $50 million, or if aggregate excess availability under the receivables based credit facility and revolving credit facility is less than 10% of the borrowing base.

Proceeds of the borrowings under our receivables based credit facility on the closing date of the Transactions were, together with other sources of funds described under “Summary—The Transactions,” used to finance the Transactions. Proceeds of our receivables based credit facility, swingline loans and letters of credit are also available following the closing of the Transactions to provide financing for working capital and general corporate purposes.

We and certain subsidiary borrowers are the borrowers under the receivables based credit facility. We have the ability to designate one or more of our restricted subsidiaries as borrowers under our receivables based credit facility. The receivables based credit facility loans and letters of credit are available in United States dollars.

Interest Rate and Fees

Borrowings under our receivables based credit facility bear interest at a rate equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentage applicable to our receivables based credit facility is (i) 1.40% in the case of base rate loans and (ii) 2.40% in the case of Eurocurrency rate loans, subject to downward adjustments if our leverage ratio of total debt to EBITDA decreases below 7 to 1. Since the date of delivery of financial statements for the first full fiscal quarter completed after the closing of the Transactions, the applicable margin percentage has been subject to adjustments based upon our leverage ratio.

We are required to pay each lender a commitment fee in respect of any unused commitments under our receivables based credit facility, which is 0.375% per annum, subject to downward adjustments if our leverage ratio of total debt to EBITDA decreases below 6 to 1.

Prepayments

If at any time the sum of the outstanding amounts under our receivables based credit facility (including the letter of credit outstanding amounts and swingline loans thereunder) exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under our receivables based credit facility, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess.

We may voluntarily repay outstanding loans under our receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurodollar loans.

Collateral and Guarantees

Our receivables based credit facility is guaranteed by, subject to certain exceptions, the guarantors of our senior secured credit facilities. All obligations under our receivables based credit facility, and the guarantees of those obligations, are secured by a perfected first-priority security interest in all of our and all of the guarantors’ accounts receivable and related assets and proceeds thereof, subject to permitted liens and certain exceptions.

Our receivables based credit facility includes negative covenants, representations, warranties and events of default substantially similar to those governing our senior secured credit facilities.

Retained Indebtedness

As of December 31, 2008, $4,306 million aggregate principal amount of our retained senior notes remained outstanding. Our retained senior notes bear interest at fixed rates ranging from 4.25% to 7.65%, have maturities through 2027 and contain provisions, including limitations on certain liens and sale and leaseback transactions, customary for investment grade debt securities. As of December 31, 2008, $75.9 million aggregate principal amount of our subsidiary indebtedness remained outstanding. Approximately $6.6 million principal amount of such subsidiary indebtedness is an obligation of the guarantors of our senior secured credit facilities and receivables based credit facility.

Tender Offer and Consent Solicitation

On August 7, 2008, Clear Channel launched a cash tender offer and consent solicitation for its outstanding $750 million principal amount of its 7.65% senior notes due 2010 on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement. Clear Channel’s tender offer and consent solicitation expired on September 9, 2008. Clear Channel received validly tendered notes with respect to $364 million aggregate principal amount of its 7.65% senior notes due 2010, constituting approximately 49% of the total outstanding amount of such senior notes. Clear Channel borrowed amounts available under its delayed draw 1 term loan facility in order to purchase such senior notes. The total debt outstanding following the expiration of the cash tender offer and consent solicitation remained unchanged. On November 24, 2008, Clear Channel announced that it commenced a cash tender offer for a portion of its outstanding $386 million principal amount of 7.65% senior notes due 2010, on the terms and conditions set forth in the Offer to Purchase dated November 24, 2008. Clear Channel’s cash tender offer expired on December 23, 2008. Clear Channel received validly tendered notes with respect to $252 million principal amount of its 7.65% senior notes due 2010, constituting approximately 65% of the total outstanding amount of such senior notes. Clear Channel purchased such senior notes with the second of three borrowings permitted to be drawn under its delayed draw 1 term loan facility. After settlement of the cash tender offer, $134 million principal amount of Clear Channel’s 7.65% senior notes due 2010 remains outstanding.

On December 17, 2007, AMFM Operating Inc. commenced a cash tender offer and consent solicitation for the outstanding $644.9 million principal amount of its 8% senior notes due 2008 on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated December 17, 2007. On July 30, 2008, AMFM Operating Inc. completed its tender offer. AMFM Operating Inc. received validly tendered notes with respect to $639 million aggregate principal amount of its 8% senior notes due 2008, constituting approximately 99% of the total outstanding principal amount of such senior notes, and a loss of $8.0 million was recorded in other expense in the pre-merger consolidated income statement. The remaining AMFM Operating Inc. 8% senior notes were redeemed at maturity on November 1, 2008.

On November 24, 2008, CC Finco, an indirect wholly-owned subsidiary of Clear Channel, commenced a cash tender offer for Clear Channel’s outstanding 6.25% senior notes due 2011 and outstanding 4.40% senior notes due 2011, on the terms and conditions set forth in the governing Offer to Purchase. On the same date, CC Finco commenced a cash tender offer for Clear Channel’s outstanding 5.00% senior notes due 2012 and outstanding 5.75% senior notes due 2013, on the terms and conditions set forth in the governing Offer to Purchase. CC Finco’s cash tender offers expired on December 23, 2008. CC Finco received validly tendered notes with respect to $27 million principal amount of each of Clear Channel’s 6.25% senior notes due 2011 and 4.40% senior notes due 2011, constituting approximately 4% and 11% of the total outstanding amounts of such senior notes, respectively. Furthermore, CC Finco received validly tendered notes with respect to $24 million principal amount of each of Clear Channel’s 5.00% senior notes due 2012 and 5.75% senior notes due 2013, constituting approximately 8% and 5% of the total outstanding amounts of such senior notes, respectively. CC Finco purchased and currently holds such tendered notes.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuer” refers to BT Triple Crown Merger Co., Inc. (the “merger sub”) and, following the merger (the “merger”) of the merger sub with and into Clear Channel Communications, Inc. (“Clear Channel”), to only Clear Channel as the surviving corporation in the merger and not to any of its Subsidiaries, (ii) the terms “we,” “our” and “us” each refer to the Issuer, its successors and their respective consolidated Subsidiaries, following the merger, and (iii) consistent with the use of the term “Holdings” in the Indenture (as defined below), the term “Holdings” refers to Clear Channel Capital I, LLC.

The terms of the exchange notes are identical in all material respects to the outstanding notes except that, upon completion of the exchange offers, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

The Issuer issued $2,310,000,000 of notes, consisting of $980,000,000 aggregate principal amount of 10.75% senior cash pay notes due 2016 (the “Senior Cash Pay Notes”) and $1,330,000,000 aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016 (together with any PIK Notes (as defined under “Principal, Maturity and Interest”) issued in respect thereof, the “Senior Toggle Notes” and, together with the Senior Cash Pay Notes, the “Notes”). The Issuer issued the Notes under an indenture dated as of the Issue Date (the “Indenture”) among the Issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”), registrar and transfer agent. The Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. The terms of the Indenture include those stated therein and include those made part thereof by reference to the Trust Indenture Act. The Senior Cash Pay Notes and the Senior Toggle Notes were each issued as a separate class, but, except as otherwise provided below, are treated as a single class for all purposes of the Indenture.

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used below. We urge you to read the Indenture because that agreement, not this description, defines your rights as Holders of the Notes.

Brief Description of Notes

The Notes:

•	are unsecured senior obligations of the Issuer;

•	are pari passu in right of payment with all existing and future unsubordinated Indebtedness (including the Senior Credit Facilities and the Existing Senior Notes);

•	are effectively subordinated to all existing and future Secured Indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness (including the Senior Credit Facilities);

•	are senior in right of payment to all Subordinated Indebtedness of the Issuer;

•

are initially guaranteed by Holdings and each of the Issuer’s Restricted Subsidiaries that guarantee the General Credit Facilities (i) on an unsecured senior subordinated basis with respect to such Guarantor’s guarantee under Designated Senior Indebtedness and (ii) on a senior unsecured basis with respect to all of the applicable Guarantor’s existing and future unsecured senior debt other than such Guarantor’s guarantee under Designated Senior Indebtedness; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior subordinated basis solely with respect to any Designated Senior Indebtedness, and on an unsecured senior basis in all other instances, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by their execution of a supplemental indenture.

Holdings and each Restricted Subsidiary that is a Domestic Subsidiary that guarantees the General Credit Facilities have guaranteed the Notes, subject to release as provided below and in the ABL Facility. Each Guarantor’s Guarantees of the Notes is a general unsecured obligation of such Guarantor, is subordinated to such Guarantor’s guarantee under any Designated Senior Indebtedness, is pari passu in right of payment with all other existing and future unsubordinated Indebtedness of such Guarantor, and is effectively subordinated to all secured Indebtedness of each such entity to the extent of the value of the assets securing such Indebtedness and is senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not guarantee the Notes.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of the Issuer’s Foreign Subsidiaries, non-Wholly-Owned Subsidiaries, special purpose Subsidiaries, Securitization Subsidiaries, any Receivables Subsidiary or any other Subsidiary that does not guarantee the General Credit Facilities have guaranteed the Notes. On a pro forma basis after giving effect to the Transactions, the non-guarantor Subsidiaries would have accounted for approximately $3.3 billion, or 50%, of total net revenue, for the year ended December 31, 2008. The non-guarantor Subsidiaries accounted for approximately $8.5 billion, or 40%, of total assets as of December 31, 2008. As of December 31, 2008, the non-guarantor Subsidiaries had $4.8 billion of total balance sheet liabilities (including trade payables) to which the Notes would have been structurally subordinated.

The obligations of each Restricted Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in a manner in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the General Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes by the Issuer ranks pari passu in right of payment to all unsubordinated Indebtedness of the Issuer, including the obligations of the Issuer under the Senior Credit Facilities.

The payment of any Guarantee of the Notes is subordinated to obligations of such Guarantor under its Designated Senior Indebtedness and ranks pari passu in right of payment to all other unsubordinated indebtedness of the relevant Guarantor.

Each Guarantor’s obligations under its Guarantees of the Notes are subordinated to the obligations of that Guarantor under its Designated Senior Indebtedness. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of the holders of such Guarantor’s Designated Senior Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Designated Senior Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

No Guarantor is permitted to make any payment or distribution of any kind or character with respect to its Obligations under its Guarantee of the Notes if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due; or

(2) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, each Guarantor is permitted to make a payment or distribution under its Guarantee of the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, no Guarantor is permitted to make any payment or distribution of any kind or character with respect to its Obligations under its Guarantee of the Notes for a period (a “Payment Blockage Period”)

commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee, the relevant Guarantor and the Issuer from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above (but subject to the subordination provisions of the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representatives of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, each Guarantor is permitted to make any payment or distribution of any kind or character with respect to its Obligations under its Guarantee of the Notes after the end of such Payment Blockage Period. The Guarantees shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Guarantees are in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Payment Blockage Period will be, or be made, the basis for a subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In connection with the Guarantees, in the event of any payment or distribution of the assets of a Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Guarantor or its property:

(1) the holders of Designated Senior Indebtedness of such Guarantor will be entitled to receive payment in full in cash of such Designated Senior Indebtedness before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or related to, such Guarantor’s Guarantee of the Notes; and

(2) until the Designated Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Designated Senior Indebtedness as their interests may appear.

If a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Designated Senior Indebtedness of the applicable Guarantor and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay cash interest or principal (including any accretion) with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on any Guarantor pursuant to its Guarantee, the Guarantors must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated

Senior Indebtedness of the acceleration, provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. So long as any Designated Senior Indebtedness under the Senior Credit Facilities remains outstanding and the relevant Guarantor is a guarantor thereof, a Blockage Notice may be given only by the respective Representatives thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of a Guarantor is outstanding, such Guarantor may not make any payment or distribution under its Guarantee of the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may make any payment or distribution under its Guarantee of the Notes only if the Indenture otherwise permits payment at that time.

A Holder by its acceptance of Notes agrees to be bound by the provisions described in this section and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Guarantor who are holders of Designated Senior Indebtedness of such Guarantor may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Designated Senior Indebtedness may recover less, ratably, than holders of Designated Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the Trustee for the payment of principal (including any accretion) of and interest on the Notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions and the respective deposit in the trust was otherwise made in accordance with such provisions.

The Notes are effectively subordinated to all of the existing and future Secured Indebtedness of the Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be unsubordinated Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more Paying Agents for each series of Notes. The initial Paying Agent for each series of Notes is Deutsche Bank Trust Company Americas.

The Issuer will also maintain a registrar in respect of each series of Notes, initially Deutsche Bank Trust Company Americas. If the Issuer fails to appoint a registrar the Trustee will act as such. The registrar for each series of Notes will maintain a register reflecting ownership of that series of Notes outstanding from time to time and will make payments on and facilitate transfer of those Notes on behalf of the Issuer.

The Issuer may change the Paying Agents or the registrars without prior notice to the Holders. The Issuer, any Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may act as a Paying Agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. Any registrar or the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $2,310,000,000 of Notes, consisting of $980,000,000 in aggregate principal amount of Senior Cash Pay Notes and $1,330,000,000 in aggregate principal amount of Senior Toggle Notes. The Notes will mature on August 1, 2016. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). In addition, in connection with the payment of PIK Interest or Partial PIK Interest in respect of the Senior Toggle Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Senior Toggle Notes or issue additional Senior Toggle Notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Senior Toggle Notes (in each case, a “PIK Payment”). The Notes offered by the Issuer and any Additional Notes and PIK Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes and any PIK Notes that are actually issued and references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Interest accrues on the Notes from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually using a 360-day year comprised of twelve 30-day months to Holders of record at the close of business on the January 15 or July 15 immediately preceding the interest payment date, on February 1 and August 1 of each year, commencing February 1, 2009. If a payment date is not on a Business Day at the place of payment, payment may be made at the place on the next succeeding Business Day and no interest will accrue for the intervening period.

Interest on the Senior Toggle Notes was paid in cash on the first interest payment date. The Issuer elected to pay PIK Interest on all of the outstanding principal amount of the Senior Toggle Notes for the interest period commencing on February 1, 2009. The Issuer will be deemed to have elected to pay PIK Interest on the Senior Toggle Notes for future interest periods unless and until the Issuer elects otherwise. For any other interest payment period, the Issuer may, at its option, elect to pay interest on the Senior Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•

on 50% of the outstanding principal amount of the Senior Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Senior Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee and the Paying Agent no later than 10 business days prior to the beginning of such interest period. The Trustee or the Paying Agent shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Senior Toggle Notes shall be payable according to the election for the previous interest period. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Notes as described under “Optional Redemption” or “Repurchase at the Option of Holders” shall be made solely in cash.

Cash Interest on the Senior Toggle Notes accrues at a rate of 11.00% per annum and is payable in cash. PIK Interest on the Senior Toggle Notes accrues at a rate of 11.75% per annum and is payable (x) with respect to Senior Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of any outstanding global Senior Toggle Notes by an amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to the requirements of the depositary or otherwise, to authenticate new global notes executed by the Issuer with such increased principal amounts) and (y) with respect to Senior Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest or Partial PIK Interest, as applicable, for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the registrar of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant record date and Partial PIK Interest in respect of 50% of the principal amount of the Senior Toggle Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Senior Toggle Notes as a result of a PIK Payment or Partial PIK Payment, the global Senior Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment or Partial PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Senior Toggle Notes issued pursuant to a PIK Payment will mature on August 1, 2016 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Senior Toggle Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

Interest on the Senior Cash Pay Notes accrues at a rate of 10.75% per annum and is payable in cash.

Special Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement for the Notes. Any Special Interest on the Notes will be payable in the same form elected by the Issuer for payment of interest for the applicable interest payment period. All references to the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Special Interest pursuant to the Registration Rights Agreement for the Notes.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of Cash Interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and Cash Interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Paying Agent maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

On August 1, 2015 (the “Special Redemption Date”), the Issuer will be required to redeem for cash a portion (the “Special Redemption Amount”) of Senior Toggle Notes equal to the product of (x) $30.0 million and (y) the lesser of (i) one and (ii) a fraction the numerator of which is the aggregate principal amount outstanding on the Special Redemption Date of the Senior Toggle Notes for United States federal income tax purposes and the denominator of which is $1,330,000,000, as determined by the Issuer in good faith and rounded to the nearest $2,000 (such redemption, the “Special Redemption”). The redemption price for each portion of a Senior Toggle Note so redeemed pursuant to the Special Redemption will equal 100% of the principal amount of such portion plus any accrued and unpaid interest thereon to the Special Redemption Date.

On the first interest payment date following the fifth anniversary of the “issue date” as defined in Treasury Regulation Section 1.1273-2(a)(2) of each series of Notes (i.e., the Senior Cash Pay Notes and Senior Toggle Notes), and on each interest payment date thereafter, the Issuer shall redeem a portion of the principal amount of each then outstanding Note in such series in an amount equal to the AHYDO Catch-Up Payment for such interest payment date with respect to such Note. The “AHYDO Catch-Up Payment” for a particular interest payment date with respect to each Note in a series means the minimum principal prepayment sufficient to ensure that as of the close of such interest payment date, the aggregate amount which would be includible in gross income with respect to such Note before the close of such interest payment date (as described in Section 163(i)(2)(A) of the Code) does not exceed the sum (described in Section 163(i)(2)(B) of the Code) of (i) the aggregate amount of interest to be paid on such Note (including for this purpose any AHYDO Catch-Up Payments) before the close of such interest payment date plus (ii) the product of the issue price of such Note as defined in Section 1273(b) of the Code (i.e., the first price at which a substantial amount of the Notes in such series is sold, disregarding for this purpose sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and its yield to maturity (within the meaning of Section 163(i)(2)(B) of the Code), with the result that such Note is not treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code; provided, however, for avoidance of doubt, that if the yield to maturity of such Note is less than the amount described in Section 163(i)(1)(B) of the Code, the AHYDO Catch-Up Payment shall be zero for each interest payment date with respect to such Note. It is intended that no Senior Cash Pay Note and that no Senior Toggle Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Code, and this provision will be interpreted consistently with such intent. The computations and determinations required in connection with any AHYDO Catch-Up Payment will be made by the Issuer in its good faith reasonable discretion and will be binding upon the Holders absent manifest error.

The Issuer is not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Senior Cash Pay Notes

At any time prior to August 1, 2012, the Senior Cash Pay Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “Selection and Notice,” at a redemption price equal to 100% of the principal amount of Senior Cash Pay Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Senior Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after August 1, 2012, the Senior Cash Pay Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The Senior Cash Pay Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the Senior Cash Pay Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of Senior Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2012	105.375%
2013	102.688%
2014 and thereafter	100.000%

In addition, until August 1, 2011, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Senior Cash Pay Notes at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Senior Cash Pay Notes originally issued under the Indenture and any Additional Notes that are Senior Cash Pay Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee or the Paying Agent shall select the Notes to be purchased in the manner described under “Selection and Notice.”

Senior Toggle Notes

At any time prior to August 1, 2012, the Senior Toggle Notes may be redeemed or purchased (by the Issuer or any other Person), in whole or in part, upon notice as described under “Selection and Notice,” at a redemption price equal to 100% of the principal amount of Senior Toggle Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Senior Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

On and after August 1, 2012, the Senior Toggle Notes may be redeemed or purchased (by the Issuer or any other Person), at the Issuer’s option, in whole or in part, upon notice as described under “Selection and Notice,” at any time and from time to time at the redemption prices set forth below. The Issuer may provide in such notice that the payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The Senior Toggle Notes will be redeemable at the redemption prices (expressed as percentages of principal amount of the Senior Toggle Notes to be redeemed) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of Senior Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2012	105.500%
2013	102.750%
2014 and thereafter	100.000%

In addition, until August 1, 2011, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the then outstanding aggregate principal amount of Senior Toggle Notes (and any PIK Notes issued in respect thereof) at a redemption price equal to 111.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer;

provided that at least 50% of the sum of the aggregate principal amount of Senior Toggle Notes originally issued under the Indenture and any Additional Notes that are Senior Toggle Notes issued under the Indenture after the Issue Date (but excluding PIK Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect thereto may be performed by another Person. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee or the Paying Agent shall select the Notes to be purchased in the manner described under “Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders—Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in principal amount; provided, however, that if PIK Notes are issued or PIK Interest or Partial PIK Interest is paid, the principal amount of such unpurchased portion may equal a minimum of $1.00 or an integral multiple of $1.00;

(8) if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes by the Issuer pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation (and delivery to the Paying Agent) the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities do, and future credit agreements or other agreements to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, dispositions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and its Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions in the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the then outstanding Notes under the Indenture.

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to the Issuer or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $300.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 18 months after the receipt of any Net Proceeds of any Asset Sale by the Issuer or any Restricted Subsidiary, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Pari Passu Indebtedness (as defined below) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under (i) Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other Pari Passu Indebtedness of the Issuer or a Restricted Guarantor (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase a pro rata amount of Notes at 100% of the principal amount thereof, plus accrued but unpaid interest; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2) to (a) make an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) acquire properties, (c) make capital expenditures or (d) acquire other assets that, in the case of each of clauses (a), (b), (c) and (d) are either (x) used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of 18 months after receipt of such Net Proceeds and 180 days following such commitment; provided that if such commitment is cancelled or terminated after the later of such 18 month or 180 day period for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from any Asset Sale described in the preceding paragraph that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $100.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu in right of payment with such Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Notes and the maximum aggregate principal amount (or accreted value, if less) of such Pari Passu Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 thereof, or if PIK Notes are issued or PIK Interest or Partial PIK Interest is paid, a minimum of $1.00 and an integral multiple of $1.00, (in each case in aggregate principal amount) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted value, if applicable) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer, in its sole discretion, may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 18 month period (or such longer period provided above) or with respect to Excess Proceeds of $100.0 million or less.

To the extent that the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds with respect to the Notes, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, if applicable) of the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds with respect to the Notes, the Trustee or the Paying Agent shall select the Notes and the Issuer or the agent for such Pari Passu Indebtedness will select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes and the aggregate principal amount (or accreted value, if applicable) of such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under any Senior Credit Facility, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Except as described in clause (11) of the second paragraph under “Amendment, Supplement and Waiver,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

Selection and Notice

If the Issuer is redeeming less than all of a series of Notes at any time, the Trustee or the Paying Agent will select the Notes of such series to be redeemed (a) if such Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee or the Paying Agent shall deem appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to (x) each Holder of Notes to be redeemed at such Holder’s registered address, (y) to the Trustee to forward to each Holder of Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution or any payment having the effect thereof on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests (in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness other than:

(a) Indebtedness permitted under clause (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof only), (6)(c) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer, after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such proceeds or other property are actually contributed to the capital of the Issuer or any Restricted Subsidiary, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt of the Issuer or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer or a direct or indirect parent company of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to the Issuer or a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of net proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) contributed to the capital of the Issuer following the Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, (ii) by a Restricted Subsidiary and (iii) from any Excluded Contributions); plus

(d) 100% of the aggregate amount of proceeds (including cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property) received by the Issuer or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the Issue Date; or

(ii) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if such fair market value may exceed $100.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any (i) Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or (ii) Equity Interests of any direct or indirect parent company of the Issuer, in the case of each of clause (i) and (ii), in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer, or any direct or indirect parent company of the Issuer to the extent contributed to the capital of the Issuer or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Restricted Subsidiary, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, exchanged, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Issuer, any of its

Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with any such repurchase, retirement or acquisition), or any stock subscription or shareholder agreement, including any Equity Interest rolled over by management of the Issuer or any direct or indirect parent company of the Issuer in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $50.0 million with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the capital of the Issuer, Equity Interests of any of the direct or indirect parent companies of the Issuer, in each case to employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date (other than Equity Interests the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer (or by any direct or indirect parent company to the extent actually contributed in cash to the Issuer) or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees, directors, officers or consultants of the Issuer, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Issuer or any of the Issuer’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date, provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, that, in the case of each of (a), (b) and (c) of this clause (6), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the

Consolidated Leverage Ratio test set forth in the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the declaration and payment of dividends on the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Issue Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Issuer in or from any such public Equity Offering;

(9) Restricted Payments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed $400.0 million;

(11) distributions or payments of Receivables Fees and Securitization Fees;

(12) any Restricted Payment used to fund or effect the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”, and any payments to holders of Equity Interests of the Issuer (immediately prior to giving effect to the Transactions) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(13) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(14) the declaration and payment of dividends or the payment of other distributions by the Issuer or a Restricted Subsidiary to, or the making of loans or advances to, any of the Issuer’s direct or indirect parent companies in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their legal existence;

(b) federal, foreign, state and local income or franchise and similar taxes; provided that, in each fiscal year, the amount of such payments shall not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year (and to the extent of any amounts actually received in cash from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

(c) customary salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) amounts payable to the Investors pursuant to the Sponsor Management Agreement;

(f) fees and expenses other than to Affiliates of the Issuer related to (i) any equity or debt offering of such parent entity (whether or not successful) and (ii) any Investment otherwise permitted under this covenant (whether or not successful);

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and

(h) to finance Investments otherwise permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment; (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment; (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture; (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph; and (E) such Investment shall be deemed to be made by the Issuer or a Restricted Subsidiary by another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(15) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(16) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, merger or transfer of assets, the Issuer shall make a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(17) any Restricted Payments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Financing; and

(18) purchase Equity Interests of CCO not owned by the Issuer or its Restricted Subsidiaries (whether by tender offer, open market purchase, merger or otherwise);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Subsidiaries of the Issuer were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s

Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Issuer, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1) or (10) of the second paragraph of this covenant or clause (12) of the definition of “Permitted Investments,” unless the most recent interest payment made by the Issuer was a Cash Interest payment and the Issuer has not made a PIK Election with respect to the next interest payment due and, in each case, such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 7.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided, however, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $750.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors is outstanding pursuant to this paragraph at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,770,638,000 outstanding at any one time, less the aggregate amount of proceeds received from the sale of any Securitization Assets made since the Issue Date;

(2) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Notes (including any PIK Notes and any Guarantee, but excluding any Additional Notes);

(3) the incurrence by the Issuer and any Restricted Guarantor of Indebtedness represented by the Exchange Notes and related guarantees of the Exchange Notes to be issued in exchange for the Notes (including any PIK Notes but excluding any Additional Notes) and Guarantees pursuant to the Registration Rights Agreement;

(4) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(5) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness incurred and Disqualified Stock and/or Preferred Stock issued and outstanding under this clause (5), not to exceed $150.0 million at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(6) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 or in respect of acquired contingencies and contingent consideration recorded under FAS 141(R)) of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

(8) Indebtedness of the Issuer to a Restricted Subsidiary or a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that any such Indebtedness (other than pursuant to the CCU Mirror Note) owing by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes or the Guarantee of the Notes, as the case may be; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary or pursuant to any pledge of such Preferred Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance, customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof); provided, however, that any amounts in excess of 100.0% shall be Subordinated Indebtedness of the Issuer or any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes or Disqualified Stock or Preferred Stock of any Restricted Subsidiary that has a Stated Maturity that is no earlier than 90 days after the Stated Maturity of the Notes, and (b) Indebtedness or Disqualified Stock of the Issuer or a Restricted Guarantor not otherwise permitted hereunder, and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,000.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease:

(a) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4), (5), (12)(a) and (14) below, or

(b) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (except by virtue of prepayment of such Indebtedness),

(B) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclauses (A) and (B) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness under a Credit Facility;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, or

(ii) the Consolidated Leverage Ratio is less than the Consolidated Leverage Ratio immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such Restricted Subsidiary shall comply with the covenant described below under “Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) $250.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(20) cash management obligations and Indebtedness in respect of netting services, employee credit card programs and similar arrangements in connection with cash management and deposit accounts; and

(21) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2) at the time of incurrence or any reclassification thereafter, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not (i) exceed the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

The Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer or such Restricted Guarantor (other than Indebtedness constituting Designated Senior Indebtedness), as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Restricted Guarantor, as the case may be. The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Modification of Existing Senior Notes

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend any of the Existing Senior Notes or the Existing Senior Notes Indenture, or any supplemental indenture in respect thereof, to create, incur or assume any Lien that secures any of the Existing Senior Notes other than to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date.

Limitation on Layering

The Issuer will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness that is subordinate in right of payment to any Designated Senior Indebtedness of such Restricted Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the such Restricted Guarantor’s Guarantee of the Notes; or

(2) expressly subordinated in right of payment to such Restricted Guarantor’s Guarantee of the Notes.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) unsubordinated Indebtedness as subordinated or junior to any other unsubordinated Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Restricted Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to (a) Liens securing the Notes (including PIK Notes) and the related Guarantees or the Exchange Notes (including PIK Notes issued in respect thereof) and related guarantees, (b) Liens securing Obligations under any Indebtedness and related guarantees under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any other Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 6.75 to 1.0.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (b) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or less than such Consolidated Leverage Ratio immediately prior to such transaction;

(5) each Restricted Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer under the Indenture and the Notes, as applicable. Notwithstanding the foregoing, clauses (2), (3), (4), (5) and (6) above shall not apply to the Transactions (including the merger). Notwithstanding the foregoing clauses (3) and (4),

(1) the Issuer or any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or a Restricted Guarantor; and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Restricted Guarantor will, and the Issuer will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Restricted Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under the Indenture and such Restricted Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction complies with clauses (1) and (2) of the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Indenture and such Restricted Guarantor’s Guarantee. Notwithstanding the foregoing, any Restricted Guarantor may (1) merge or consolidate with or into or wind up into or transfer all or part of its properties and assets to another Restricted Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (3) convert into (which may be effected by merger with a Restricted Subsidiary that has substantially no assets and liabilities) a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor (which may be effected by merger so long as the survivor thereof is a Restricted Guarantor).

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $40.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses and indemnities, directly or indirectly, to the Investors, in each case pursuant to the Sponsor Management Agreement;

(4) the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date (other than the Sponsor Management Agreement), or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) by the Issuer or a Restricted Subsidiary;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith or as otherwise permitted by the Indenture;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, severance arrangements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of the Issuer in good faith; and

(14) Investments by the Investors in debt securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including without limitation, pursuant to the Existing Senior Notes;

(b)(x) the Senior Credit Facilities and the related documentation, (y) the Indenture, the Notes and the Guarantees and (z) the Exchange Notes and the related indenture and guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary thereof in existence at the time of such acquisition, merger, consolidation or amalgamation (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so assumed;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) the Issuer or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement or other similar agreement relating solely to such joint venture;

(k) customary provisions contained in any lease, sublease, license, sublicense or similar agreement, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions created in connection with any Receivables Facility or Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Receivables Facility or Qualified Securitization Financing; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Issuer (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any Restricted Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a related Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Restricted Guarantor’s related Guarantee; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided, that this covenant shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of any Qualified Securitization Financing by any Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Restricted Guarantor to become a Restricted Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day periods described above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date no later than 15 days after the periods set forth below,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 5 days after the time the Issuer would have been required to file such information with the SEC as required pursuant to the first sentence of this paragraph. To the extent any such information is not furnished within the time periods specified above and such information is subsequently furnished (including upon becoming publicly available, by filing such information with the SEC), the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement in accordance with the terms of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Party to pay final non-appealable judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 90 days after such judgments become final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Party;

(7) failure of any Person required by the terms of the Indenture to be a Guarantor as of the Issue Date to execute a supplemental indenture to the Indenture within five (5) Business Days following the Issue Date; or

(8) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the then total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligations discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to such other Indebtedness, and in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which, the Issuer or any Restricted Guarantor is a party or by which the Issuer or any Restricted Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Restricted Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption thereof, as the case may be;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any Senior Credit Facility or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, other than Notes beneficially owned by the Issuer or any of its Affiliates, including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or any of its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes); provided that if any amendment, waiver or other modification would only affect the Senior Cash Pay Notes or the Senior Toggle Notes, only the consent of the holders of at least a majority in principal amount of the then outstanding Senior Cash Pay Notes or Senior Toggle Notes (and not the consent of at least a majority in principal amount of all of the then outstanding Notes), as the case may be, shall be required.

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes; or

(11) after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any respect materially adverse to the Holders of the Notes the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or, after such Change or Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto in a manner that is materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer and the Trustee may amend or supplement the Indenture and the Notes and the Issuer, the Trustee and the Guarantors may amend or supplement any Guarantee issued under the Indenture, in each case, without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the Indenture;

(10) to conform the text of the Indenture or the Guarantees or the Notes issued thereunder to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(11) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable; or

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

However, no amendment to, or waiver of, the subordination provisions of the Indenture with respect to the Guarantees (or the component definitions used therein), if adverse to the interests of the holders of the Designated Senior Indebtedness of the Guarantors, may be made without the consent of the holders of a majority of such Designated Senior Indebtedness (or their Representative). In addition, no amendment or supplement to the Indenture or the Notes that modifies or waives the specific rights or obligations of the Paying Agent, registrar or transfer agent may be made without the consent of such agent (it being understood that the Trustee’s execution of any such amendment or supplement will constitute such consent if the Trustee is then also acting as such agent).

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ABL Facility” means the asset-based revolving Credit Facility provided under the Credit Agreement entered into as of the Issue Date by and among the Issuer, the co-borrowers party thereto, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at August 1, 2012 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (B) all required remaining interest payments (calculated based on the cash interest rate) due on such Note through August 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note on such Redemption Date.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants— Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Code, any exchange of like property or assets (excluding any boot thereon) for use in a Similar Business;

(g) the sale, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Receivables Facility or any Qualified Securitization Financing;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) sales of accounts receivable in connection with the collection or compromise thereof;

(m) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(n) voluntary terminations of Hedging Obligations;

(o) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(p) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(q) the unwinding of any Hedging Obligations; or

(r) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) Canadian dollars, pounds sterling, euro, or any national currency of any participating member state of the EMU; or

(b) in the case of the Issuer or a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (10) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest” has the meaning set forth under “Principal, Maturity and Interest.”

“CCO” means Clear Channel Outdoor Holdings, Inc., a Delaware corporation.

“CCU Mirror Note” means the Revolving Promissory Note dated as of November 10, 2005 between the Issuer, as maker, and CCO, as payee.

“Change of Control” means the occurrence of any of the following after the Issue Date (and excluding, for the avoidance of doubt, the Transactions):

(1) the sale, lease or transfer, in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries set forth on the Issuer’s consolidated balance sheet (excluding any letters of credit except to the extent of unreimbursed amounts drawn thereunder), plus (2) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Issuer and the Restricted Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions or any acquisition, (u) penalties and interest relating to taxes, (v) any Special Interest, any “special interest” with respect to other securities and any liquidated damages for failure to timely comply with registration rights obligations, (w) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility or Qualified Securitization Financing and (z) any accretion of accrued interest on discounted liabilities); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses related thereto) or expenses and Transaction Expenses incurred within 180 days of the Issue Date shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed or discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date) to the extent included in discontinued operations prior to consummation of the disposition thereof) and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to such Person or a Subsidiary thereof that is the Issuer or a Restricted Subsidiary in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded; and

(12) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence with a deduction for any amount so added back to the extent not so reimbursed within 365 days, expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Issuer or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Debt Ratio is made (the “Consolidated Secured Debt Ratio Calculation Date”), then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any notes, indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer, a Restricted Subsidiary or any direct or indirect parent corporation of the Issuer (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuer or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Designated Senior Indebtedness” means:

(1) all Indebtedness of any Guarantor under its guarantee of (i) the Senior Credit Facilities permitted to be incurred pursuant to clause (1) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” plus (ii) the amount of Indebtedness permitted to be incurred pursuant to clause (12)(b) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” plus (iii) the amount of additional Indebtedness permitted to be incurred by such Guarantor under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” that is also permitted to be and is secured by a Lien pursuant to (A) the Consolidated Secured Debt Ratio test set forth in clause (c) of the second paragraph under “Certain Covenants—Liens” or (B) clause (20) of the definition of Permitted Liens (in each case plus interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2); provided, however, that Designated Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations; provided further that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Immediate Family Members), of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment, in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement or any distributor equity plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries.

“Domestic Subsidiary” means any Subsidiary of the Issuer that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes of such Person and such Subsidiaries paid or accrued during such period, including penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of unreimbursed value added taxes to be added back for any four consecutive quarter period shall not exceed $2.0 million; plus

(b) Fixed Charges of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges related to any Equity Offering, Investment, acquisition, Asset Sale, disposition, recapitalization, the incurrence, repayment or refinancing of Indebtedness permitted to be incurred by the Indenture (including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with FAS 141(R) and gains or losses associated with FIN 45)), or the offering, amendment or modification of any debt instrument, including (i) the offering, any amendment or other modification of the Notes, Exchange Notes or the Senior Credit Facilities and any amendment or modification of the Existing Senior Notes and (ii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)(x) Transaction Expenses to the extent deducted (and not added back) in computing Consolidated Net Income, (y) the amount of any severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans and (z) any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after the Issue Date, costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs, conversion costs and excess pension charges and consulting fees incurred in connection with any of the foregoing; provided, that the aggregate amount added back pursuant to subclause (z) of this clause (e) shall not exceed 10% of the LTM Cost Base in any four consecutive four quarter period; plus

(f) any other non-cash charges, including any (i) write-offs or write-downs, (ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(i) the amount of cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period or expected to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such amounts are reasonably identifiable and factually supportable, (B) such actions are taken, committed to be taken or expected to be taken within 18 months after the Issue Date, (C) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges that are otherwise added back in computing EBITDA with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100,000,000 for any period consisting of four consecutive quarters; plus

(j) to the extent no Default or Event of Default has occurred and is continuing, the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” deducted (and not added back) in computing Consolidated Net Income; plus

(k) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of the Issuer or a Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2) decreased by (without duplication) (a) any non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or of a direct or indirect parent of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to the Issuer or any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means new notes of the Issuer issued in exchange for the Notes pursuant to, or as contemplated by, the Registration Rights Agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Issuer from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clauses (3)(b) and 3(c) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Senior Notes” means the Issuer’s 4.625% Senior Notes Due 2008, 6.625% Senior Notes Due 2008, 4.25% Senior Notes Due 2009, 4.5% Senior Notes Due 2010, 6.25% Senior Notes Due 2011, 4.4% Senior Notes Due 2011, 5.0% Senior Notes Due 2012, 5.75% Senior Notes Due 2013, 5.5% Senior Notes Due 2014, 4.9% Senior Notes Due 2015, 5.5% Senior Notes Due 2016, 6.875% Senior Debentures Due 2018 and 7.25% Debentures Due 2027.

“Existing Senior Notes Indenture” means the Senior Indenture dated as of October 1, 1997 between the Issuer and The Bank of New York, as trustee, as the same may have been amended or supplemented as of the Issue Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Issuer or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Issuer or a Restricted Subsidiary during such period.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“General Credit Facilities” means the term and revolving credit facilities under the Credit Agreement entered into as of the Issue Date by and among the Issuer, the subsidiary guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any one or more notes, indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount that may be borrowed thereunder or alters the maturity of the loans thereunder or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or other agent, lender or group of lenders or investors.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guaranteed Leverage Ratio” means, as of the date of determination, the ratio of (a) Designated Senior Indebtedness of the Guarantors, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that any Guarantor (i) incurs, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Guaranteed Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Guaranteed Leverage Ratio is made (the “Guaranteed Leverage Ratio Calculation Date”), then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date, and other operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Guaranteed Leverage Ratio Calculation Date shall be calculated on a pro forma basis as set forth below assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any

Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation (other than the Specified Assets (as defined in the Senior Credit Facilities as in effect on the Issue Date)) or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Guaranteed Leverage Ratio shall be calculated giving pro forma effect thereto in the manner set forth below for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized); provided, that actions to realize such cost savings and operating expense reductions are taken within 12 months after the date of such Investment, acquisition, amalgamation, merger or consolidation.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means Clear Channel Capital I, LLC.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) liabilities accrued in the ordinary course of business and (iii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and (b) obligations under or in respect of Receivables Facilities or any Qualified Securitization Financing.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and the Subsidiaries of the Issuer;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Thomas H. Lee Partners L.P. and Bain Capital LLC, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means July 30, 2008.

“Issuer” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“LTM Cost Base” means, for any consecutive four quarter period, the sum of (a) direct operating expenses, (b) selling, general and administrative expenses and (c) corporate expenses, in each case excluding depreciation and amortization, of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on unsubordinated Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and in the case of any Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, a portion of the aggregate cash proceeds equal to the portion of the outstanding Equity Interests of such non-Wholly-Owned Subsidiary owned by Persons other than the Issuer and any other Restricted Subsidiary (to the extent such proceeds are committed to be distributed to such Persons).

“Obligations” means any principal (including any accretion), interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Partial PIK Interest” has the meaning set forth under “Principal, Maturity and Interest.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.

“Permitted Holder” means any of the Investors and members of management of the Issuer (or its direct parent or CC Media Holdings, Inc.) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (x) in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies and (y) for purposes of this definition, the amount of Equity Interests held by members of management who qualify as “Permitted Holders” shall never exceed the amount of Equity Interests held by such members of management on the Issue Date. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to a binding commitment in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (y) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment, accounts receivable or notes receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or notes receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “Certain Covenants—Limitation on Restricted Payments”;

(9) Indebtedness (including any guarantee thereof) permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(11) any Investment consisting of a purchase or other acquisition of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $600.0 million and 2.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility;

(14) advances to, or guarantees of Indebtedness of, employees, directors, officers and consultants not in excess of $20.0 million outstanding at any one time, in the aggregate;

(15) loans and advances to officers, directors and employees consistent with industry practice or past practice, as well as for moving expenses and other similar expenses incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(16) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(17) Investments by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to a “local marketing agreement” or similar arrangement relating to a station owned or licensed by such Person;

(18) any performance guarantee and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “Certain Covenants—Liens”;

(19) any purchase or repurchase of the Notes; and

(20) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, not to exceed $200.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation (including in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or any Subsidiary thereof has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing obligations under Indebtedness permitted to be incurred pursuant to clause (5), (12)(b) or (18) of the second paragraph of the covenant described under “Certain Covenants—Limitation on

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing obligations under Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets or Equity Interests of Foreign Subsidiaries;

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing obligations under Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations permitted to be incurred under the Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on (x) accounts receivable and related assets incurred in connection with a Receivables Facility, and (y) any Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), and (9); provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the obligations under Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing Indebtedness or other obligations which do not exceed $50.0 million in the aggregate at any one time outstanding

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens securing the Existing Senior Notes to the extent permitted by the Senior Credit Facilities as in effect on the Issue Date;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under any Senior Credit Facility or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any Restricted Subsidiary thereof or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted; and

(32) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Qualified Securitization Financing” means any transaction or series of transactions that may be entered into by Holdings, the Issuer or any of its Restricted Subsidiaries pursuant to which such Person may sell, convey or otherwise transfer to (A) one or more Securitization Subsidiaries or (B) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of CCO or any of its Subsidiaries (other than any assets that have been transferred or contributed to CCO or its Subsidiaries by the Issuer or any other Restricted Subsidiary of the Issuer) that are customarily granted in connection with asset securitization transactions similar to the Qualified Securitization Financing entered into of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including the terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales, transfers and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value, (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Issuer), (d) after giving pro forma effect to such Qualified Securitization Financing, (x) the Consolidated Leverage Ratio of the Issuer would be (A) less than 8.0 to 1.0 and (B) lower than the Consolidated Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing and (y) the Guaranteed Leverage Ratio of the Issuer would be (A) less than 6.5 to 1.0 and (B) lower than the Guaranteed Leverage Ratio of the Issuer immediately prior to giving pro forma effect to such Qualified Securitization Financing, (e) the proceeds from such sale will be used by the Issuer to permanently reduce Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto and (f) the Trustee shall have received an Officer’s Certificate of the Issuer certifying that all of the requirements of clauses (a) through (e) have been satisfied.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness of a Guarantor.

“Restricted Guarantor” means a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means any properties, assets and revenue streams associated with the Americas Outdoor Advertising segment of the Issuer and its Subsidiaries, and any other assets related thereto, subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Subsidiary” means a Restricted Subsidiary or direct Wholly-Owned Subsidiary of Holdings (other than the Issuer) to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers Securitization Assets and related assets that engages in no activities other than in connection with the ownership and financing of Securitization Assets, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer or such other Person as provided below as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Issuer or any other Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to Holdings, the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer and (c) to which none of Holdings, the Issuer or any other Subsidiary of the Issuer, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Senior Credit Facilities” means (i) any ABL Facility and (ii) the General Credit Facilities.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Sponsor Management Agreement” means the management agreement between certain management companies associated with the Investors and the Issuer and/or any direct or indirect parent company, in substantially the form delivered to the Initial Purchasers prior to the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the original agreement in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings (or any direct or indirect parent company of Holdings) or any of its Subsidiaries that the Issuer has determined in good faith to be customary in a securitization financing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Total Assets” means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions.

“Transactions” means the “Transactions” as defined in the Senior Credit Facilities as in effect on the Issue Date.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to August 1, 2012; provided, however, that if the period from the Redemption Date to August 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

The certificates representing the notes were issued in fully registered form without interest coupons.

Qualified Institutional Buyers (“QIBs”) or non-United States purchasers may elect to take physical delivery of their certificates (each a “certificated security”) instead of holding their interests through the global notes (and which are then ineligible to trade through DTC) (collectively referred to herein as the “non-global purchasers”). Upon the transfer to a QIB of any certificated security initially issued to a non-global purchaser, such certificated security will, unless the transferee requests otherwise or the global notes have previously been exchanged in whole for certificated securities, be exchanged for an interest in the global notes.

The Global Notes

DTC has advised us that (i) upon the issuance of the global notes, DTC or its custodian credited, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global notes was shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below)) and the records of participants (with respect to interests of persons other than participants). Such accounts initially were designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, premium (if any) and interest (including additional interest) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the trustee, or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium (if any) and interest (including additional interest) on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated securities, which it will distribute to its participants and which will be legended as set forth under the heading “Notice to Investors.”

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, its participants, or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities shall be issued in exchange for beneficial interests in the global notes (i) after the occurrence and during the continuation of a default, or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or has ceased to be a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by us within 120 days.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

To ensure compliance with requirements imposed by the IRS, you are hereby notified that any discussion of tax matters contained herein was written in connection with the promotion of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any investor, for the purpose of avoiding tax-related penalties under federal, state, or local tax law. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences relevant to the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes, as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets within the meaning of Section 1221 of the Code and does not address the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion, or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a pass-through entity or a person who is an investor in a pass-through entity that holds the notes;

•	a former United States citizen or long-term resident subject to taxation as an expatriate under Section 877 of the Code; or

•	a United States Holder (as defined below) whose “functional currency” is not the United States dollar.

The discussion below does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state, local, or foreign income or other tax laws. The discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurances that the IRS would not take a different position concerning the tax consequences of the purchase, ownership, or disposition (including an exchange) of the notes or that any such position would not be sustained.

Under the terms of the notes, we may be obligated to pay holders amounts in excess of stated interest and principal on the notes upon a change of control or upon a registration default. The obligation to make such payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under applicable Treasury regulations, the possibility of such excess amounts being paid will not cause the notes to be treated as contingent payment debt instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be “incidental.” Although the matter is not free from doubt, we intend to take the position that these contingencies are remote and/or incidental and, therefore, should not cause the notes to be treated as contingent payment debt instruments. Our determination that these contingencies are remote and/or incidental will be binding on a holder unless you explicitly disclose your contrary position to the IRS in the manner required by applicable United States Treasury regulations. Our determination, however, is not binding on the IRS, and should the IRS successfully challenge this determination, you would be required to accrue interest income on the notes at a rate higher than the stated interest rate on the notes and other tax consequences of ownership and disposition of the notes could be materially and adversely different from those described herein. In the event a contingency occurs, it could affect the amount, character and timing of the income recognized by you. If we pay additional interest on the notes pursuant to the registration rights provisions or a premium pursuant to the change of control provisions, you will be required to recognize such amounts as income. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

If a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding notes, you should consult your tax advisors.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Exchange Offers

The exchange of outstanding notes for exchange notes will not constitute a taxable exchange. As a result, (1) you should not recognize a taxable gain or loss as a result of exchanging your outstanding notes, (2) the holding period of the exchange notes should include the holding period of the outstanding notes exchanged therefor and (3) the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange. Accordingly, references herein to “notes” apply equally to the exchange notes and the outstanding notes.

United States Holders

The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States Holder of notes.

As used in this section, “United States Holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•

an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Senior Cash Pay Notes

Original Issue Discount. A senior cash pay note is issued with OID in an amount equal to any excess of its “stated redemption price at maturity” (the sum of all payments to be made on the senior cash pay note other than “qualified stated interest”) over its “issue price.” If that excess is less than 1/4 of 1% of the senior cash pay note’s “stated redemption price at maturity” multiplied by the number of complete years from its issue date to its maturity, the senior cash pay note is treated under a de minimis rule as having zero OID. You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

Because all of the stated interest on a senior cash pay note is “qualified stated interest,” the “stated redemption price at maturity” of a senior cash pay note is its stated principal amount, and any OID on a senior cash pay note is solely attributable to any excess of its stated principal amount over its “issue price.” The “issue price” of each senior cash pay note is the first price at which a substantial amount of the senior cash pay notes in the issue that included such senior cash pay note was sold (other than to an underwriter, placement agent, or wholesaler). We are not currently able to determine the issue price and the amount of any OID on any senior cash pay notes.

If you are an initial purchaser of a senior cash pay note, the amount of OID that you are required to include in income generally will equal the sum of the “daily portions” of OID with respect to the senior cash pay note for each day during the taxable year or portion of the taxable year in which you held such senior cash pay note. The daily portion is determined by allocating to each day in an “accrual period” the pro rata portion of the OID allocable to that accrual period. The “accrual period” for the senior cash pay note may be of any length and may vary in length over the term of the senior cash pay note, provided that each accrual period is not longer than one year and that each scheduled payment of interest or principal occurs on the first or final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the senior cash pay note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) reduced by any qualified stated interest allocable to such accrual period. OID allocable to a final accrual period is the excess of the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period reduced any qualified stated interest allocable to such final accrual period. The yield to maturity of a senior cash pay note is the discount rate that causes the present value of all payments on the senior cash pay note as of its original issue date to equal the issue price of such senior cash pay note.

The “adjusted issue price” of a senior cash pay note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any cash payments made on such senior cash pay note on or before the first day of the accrual period that were not qualified stated interest. We are required to provide information returns stating the amount of OID accrued on senior cash pay notes held of record by persons other than corporations and other holders exempt from information reporting.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Market Discount. If a United States Holder purchases a senior cash pay note at a cost that is less than its adjusted issue price, the amount of such difference is treated as a “market discount” for federal income tax purposes, unless such difference is less than a specified de minimis amount.

Under the market discount rules of the Code, a United States Holder is required to treat any payments of principal on a senior cash pay note, and any gain on the sale, exchange, retirement or other taxable disposition of a senior cash pay note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, make an election to determine the amount of accrued market discount on an constant yield basis.

A United States Holder that purchases a senior cash pay note with market discount may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the senior cash pay note. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

Acquisition Premium. If a United States Holder purchases a senior cash pay note at an “acquisition premium,” the amount of the OID that the United States Holder includes in gross income in each taxable period is reduced by an allocable portion of the acquisition premium. A senior cash pay note will be purchased at an acquisition premium if its adjusted tax basis, immediately after its purchase is (i) less than or equal to the stated principal amount of the senior cash pay note and (ii) greater than the senior cash pay note’s adjusted issue price.

Sale or Other Taxable Disposition of the Senior Cash Pay Notes

Upon the sale, exchange (other than for exchange notes pursuant to the exchange offers or in a tax-free transaction), redemption, retirement, or other taxable disposition of each of your senior cash pay notes, you will recognize gain or loss equal to the difference between the amount received by you (other than amounts representing accrued and unpaid stated interest, if any) and your adjusted tax basis in the senior cash pay note. Your tax basis will, in general, be your cost for the senior cash pay note, increased by OID previously included in income (as adjusted by any acquisition premium) and the amount of market discount, if any, previously included in income in respect of the senior cash pay note and reduced by any cash payments (other than stated interest) on the senior cash pay note. Subject to the market discount rules discussed above, such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. The tax treatment of the receipt of any make-whole premium upon certain optional redemptions of the senior cash pay notes is unclear and United States Holders are urged to consult their tax advisors regarding the tax treatment of any such payment.

Any AHYDO Catch-Up Payments that you receive in redemption of a portion of the principal amount of a senior cash pay note will be treated in their entirety as tax-free payments of a portion of the then-accrued OID on such senior cash pay note.

Senior Toggle Notes

Treatment of PIK Senior Toggle Notes. Because we have the option to pay PIK Interest on the senior toggle notes in lieu of paying cash interest in any interest payment period after the initial interest payment, and because the senior toggle notes may be issued at a discount to their stated principal amount, we will treat the senior toggle notes as issued with OID, as described below. The issuance of PIK notes generally is not treated as a payment of interest. Instead, the senior toggle notes and any PIK senior toggle notes issued in respect of PIK Interest thereon are treated as a single debt instrument under the OID rules.

Original Issue Discount. A senior toggle note is issued with OID in an amount equal to the excess of its “stated redemption price at maturity” (the sum of all payments to be made on the senior toggle note other than “qualified stated interest”) over its “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income. The “issue price” of each senior toggle note is the first price at which a substantial amount of the senior toggle notes in the issue that included such senior toggle note was sold (other than to an underwriter, placement agent, or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period after the initial interest payment period to make interest payments in PIK Interest instead of paying cash, none of the stated interest payments on the senior toggle notes is qualified stated interest.

If you are an initial purchaser of a senior toggle note, the amount of OID that you are required to include in income generally will equal the sum of the “daily portions” of OID with respect to the senior toggle note for each day during the taxable year or portion of the taxable year in which you held such senior toggle note. The daily portion is determined by allocating to each day in an “accrual period” the pro rata portion of the OID allocable to that accrual period. The “accrual period” for the senior toggle note may be of any length and may vary in length over the term of the senior toggle note, provided that each accrual period is not longer than one year and that each scheduled payment of interest or principal occurs on the first or final day of an accrual period.

The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the senior toggle note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of a senior toggle note is the discount rate that causes the present value of all payments on the senior toggle note as of its original issue date to equal the issue price of such senior toggle note. For purposes of determining the yield to maturity, we will be assumed to pay interest in cash unless the exercise of our option to pay PIK Interest would decrease the yield on the senior toggle notes. If the senior toggle notes are issued at a significant enough discount to their stated principal amount, the yield will decrease if we exercise our option to pay PIK Interest, and we will calculate the yield to maturity of the senior toggle notes on the assumption that we will exercise such option. We are not currently able to determine the issue price, yield to maturity or amount of OID with respect to the senior toggle notes.

The “adjusted issue price” of a senior toggle note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any cash payments made on such senior toggle note on or before the first day of the accrual period. We are required to provide information returns stating the amount of OID accrued on senior toggle notes held of record by persons other than corporations and other holders exempt from information reporting.

If we are assumed to pay interest in cash on the senior toggle notes and do in fact pay such cash interest, you will not be required to adjust your OID inclusions. Each payment made in cash under a senior toggle note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the senior toggle notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

If we are assumed to pay cash interest on the senior toggle notes and, for an interest payment period, we exercise our option to pay interest in the form of PIK Interest, your OID calculation for future periods will be adjusted by treating the senior toggle note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the last date of such interest payment period, and re-calculating the yield to maturity of the reissued note by treating the amount of such PIK Interest (and of any prior PIK Interest) as a payment that will be made on the maturity date on such senior toggle note.

If we are assumed to pay PIK Interest on the senior toggle notes and do in fact pay such PIK Interest, you will not be required to adjust your OID inclusions. If we are assumed to pay PIK Interest and, for an interest payment period, we pay cash interest, such cash payment would be treated as a prepayment of OID.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Market Discount. If a United States Holder purchases a senior toggle note at a cost that is less than its adjusted issue price, the amount of such difference is treated as a “market discount” for federal income tax purposes, unless such difference is less than a specified de minimis amount.

Under the market discount rules of the Code, a United States Holder is required to treat any payments of principal on a senior toggle note, and any gain on the sale, exchange, retirement or other taxable disposition of a senior toggle note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, make an election to determine the amount of accrued market discount on an constant yield basis.

A United States Holder that purchases a senior toggle note with market discount may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the senior toggle note. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

Acquisition Premium. If a United States Holder purchases a senior toggle note at an “acquisition premium,” the amount of the OID that the United States Holder includes in gross income in each taxable period is reduced by an allocable portion of the acquisition premium. A senior toggle note will be purchased at an acquisition premium if its adjusted tax basis, immediately after its purchase is (i) less than or equal to the sum of all amounts payable on the senior toggle note after the purchase date (including stated interest) and (ii) greater than the senior cash pay note’s adjusted issue price.

Sale or Other Taxable Disposition of the Senior Toggle Notes

Upon the sale, exchange (other than for exchange notes pursuant to the exchange offers or in a tax-free transaction), redemption, retirement, or other taxable disposition of each of your senior toggle notes:

•

You generally will recognize gain or loss equal to the difference between the sum of the cash and the fair market value of any property you receive in exchange and your adjusted tax basis in the senior toggle note (or the PIK senior toggle note).

•

In general, your adjusted tax basis in a senior toggle note is your cost of the senior toggle note, increased by OID previously included in income (as adjusted by any acquisition premium) and the amount of market discount, if any, previously included in income in respect of the senior toggle note and decreased by any cash payments previously received by such holder on the senior toggle note.

•

Subject to the market discount rules discussed above, your gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if at the time of the disposition you have held the senior toggle note for more than one year. Otherwise, your gain or loss generally will be a short-term gain or loss. For some non-corporate taxpayers (including individuals) long-term capital gains are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Although not free from doubt, your adjusted tax basis in the senior toggle note should be allocated between the original senior toggle note and any PIK senior toggle notes received in respect of PIK Interest thereon in proportion to their relative principal amounts. Your holding period in any PIK senior toggle note received in respect of PIK Interest would likely be identical to your holding period for the original senior toggle note with respect to which the PIK senior toggle note was received.

Any AHYDO Catch-Up Payments that you receive in redemption of a portion of the principal amount of a senior toggle note and payments you receive upon a Special Redemption of a portion of a senior toggle note will be treated in their entirety as tax-free payments of a portion of the then-accrued OID on such senior toggle note.

Non-United States Holders

The following is a summary of certain United States federal tax consequences that will apply to you if you are a “Non-United States Holder” of notes. As used in this section, “Non-United States Holder” means a beneficial owner of a note, other than a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes), who is not a United States Holder (as defined under “—United States Holders” above).

Special rules may apply to you if you are subject to special treatment under the Code, including, but not limited to if you are a “controlled foreign corporation” or a “passive foreign investment company.” If you are such a Non-United States Holder, you should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

United States federal withholding tax will not apply to any payment of interest (including OID) on the notes under the “portfolio interest” rule, provided that:

•	interest (including OID) paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation for United States federal income tax purposes that is related to us (actually or constructively) through stock ownership;

•	you are not a bank receiving interest (including OID) on a note on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of your trade or business; and

•

either (1) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person (within the meaning of the Code), or (2) you hold your notes through certain financial intermediaries and you or the financial intermediaries satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you do not satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty, or (2) IRS Form W-8ECI (or other applicable form) stating that interest (including OID) paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. United States federal withholding tax generally will not apply to any payment of principal.

You should consult your taxation advisor regarding the certification requirements for Non-United States Holders.

United States Trade or Business

If you are engaged in a trade or business in the United States and your investment in the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by you), you will be subject to United States federal income tax on interest (including OID) on a net income basis at regular graduated rates (although you will be exempt from United States federal withholding tax on interest (including OID), provided the certification requirements on IRS Form W-8ECI (or a successor form) as discussed above in “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

Sale or Other Taxable Disposition of the Notes

Subject to the discussion below concerning backup withholding, any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment) in which case you will be subject to United States federal income tax as described in the preceding paragraph; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain generally will be subject to a flat 30% United States federal income tax).

The exchange of notes for exchange notes pursuant to the exchange offers will not constitute a taxable exchange.

United States Federal Estate Tax

A note held or beneficially owned by an individual who, for United States federal estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the individual’s gross estate for United States federal estate tax purposes, provided that (1) such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the consolidated voting power of all classes of our stock entitled to vote and (2) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, under the terms of an applicable estate tax treaty, the United States federal estate tax may not apply with respect to a note.

Information Reporting and Backup Withholding

United States Holders

A United States Holder may be subject to a backup withholding tax upon the receipt of interest (including OID) and principal payments on the notes or upon the receipt of proceeds upon the sale or other disposition of such notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. A United States Holder will be subject to this backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest (including OID) or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the United States Holder that it is subject to backup withholding.

United States Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their United States federal income tax.

Non-United States Holders

Information reporting also will generally apply to payments of interest (including OID) made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest (including OID) payments and any withholding may be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or agreement.

In general, backup withholding will not apply to interest (including OID) payments to you provided that we do not have actual knowledge or reason to know that you are a United States person (within the meaning of the Code) and we have received the required certification that you are a Non-United States Holder described above in the fifth bullet point under “—Non-United States Holders—United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our notes (including a redemption or retirement) within the United States or conducted through a broker or other United States financial intermediaries, unless you certify under penalties of perjury that you are a Non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person (within the meaning of the Code)) or you otherwise establish an exemption. Information reporting (but generally not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States.

We suggest that you consult your tax advisors concerning the application of information reporting and backup withholding rules.

CERTAIN CONSIDERATIONS FOR PLAN INVESTORS

The following is a summary of certain considerations associated with the purchase of the notes (and exchange notes) by employee benefit plans, including (i) employee benefit plans (such as private United States-based retirement and welfare plans) subject to Title I of ERISA, (ii) any plan to which Section 4975 of the Code applies, including an individual retirement arrangement under Section 408 of the Code, (iii) plans (such as a governmental, church, or non-United States plan) not subject to Title I of ERISA but subject to provisions under applicable federal, state, local, non-United States, or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and (iv) any entity whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements under United States Department of Labor regulations or Section 3(42) of ERISA, as enacted by Section 611(f) of the Pension Protection Act of 2006 (each, a “Plan Investor”). This summary considers certain issues raised by ERISA and the Code as they apply to those Plan Investors subject to those statutes and does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings, or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of enactment or release. Note in particular the representation to be made by Plan Investors as described below in connection with the purchase of the notes.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan Investor subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes (and exchange notes) with assets of an Plan Investor, a fiduciary should consider, among other matters:

•	whether the acquisition and holding of the notes (and exchange notes) is in accordance with the documents and instruments governing such Plan Investor and applicable law; and

•

whether the acquisition and holding of the notes (and exchange notes) is solely in the interest of Plan Investor participants and beneficiaries and otherwise consistent with the fiduciary’s responsibilities and in compliance with the applicable requirements of ERISA, the Code or any Similar Laws, including, in particular, any diversification, prudence and liquidity requirements.

Any insurance company proposing to invest assets of its general account in the notes (and exchange notes) should consider the extent that such investment would be subject to the requirements of ERISA in light of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Under United States Department of Labor regulation Section 2510.3-101 (the “Plan Asset Regulation”), guidance is provided as to when assets of an underlying investment will be deemed to be assets of an investing Plan Investor. Additional rules were enacted under Section 611(f) of the Pension Protection Act of 2006. In general (subject to certain exceptions), where a Plan Investor holds an “equity interest” in an entity, the assets of the entity are deemed to be plan assets of the Plan Investor. “Equity interest” is defined as “any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.” While no assurances can be given, it is intended that the notes (and exchange notes) should not be treated as an “equity interest” for purposes of the Plan Asset Regulations. Moreover, the notes will not be sold or monitored in such a way so as to take advantage of any exception to the general Plan Asset Regulation rule governing equity interests, including without limitation the so-called “significant” participation or venture capital operating company exceptions.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions, “prohibited transactions,” involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, including an obligation to correct the transaction.

The acquisition and/or holding of the notes and exchange notes by an ERISA Plan with respect to which we (the obligor with respect to the notes and exchange notes) or the initial purchasers or their affiliates may be a party in interest or a disqualified person, may give rise to a prohibited transaction. Consequently, before investing in the notes (and exchange notes), any person who is acquiring such securities for, or on behalf of, an ERISA Plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules is applicable to such investment in the notes (and exchange notes), or that such acquisition and holding of such securities will not result in a non-exempt prohibited transaction.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA Plan investing in the notes and exchange notes include, without limitation, the following:

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.

In addition, Section 408(b)(17) of ERISA provides a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Governmental plans, non-United States plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes (and exchange notes). Any fiduciary of such a governmental, non-United States, or church plan considering an investment in the notes (and exchange notes) should consult with its counsel before purchasing notes and exchange notes to consider the applicable fiduciary standards and to determine the need for, and the availability, if necessary, of any exemptive relief under such Similar Laws.

Because of the foregoing, the notes and exchange notes should not be purchased or held by any person investing plan assets of any Plan Investor unless such purchase, holding and, if applicable, conversion will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation under any applicable Similar Laws.

Representation

Accordingly, each purchaser and subsequent transferee of the notes (and exchange notes) will represent and warrant that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes (or exchange notes) constitutes assets of any Plan Investor or (ii) the purchase and holding of the notes (and the exchange of notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes or exchange notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan Investor, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes (and exchange notes). The sale of the notes to any Plan Investor or plan subject to Similar Laws is in no respect a representation by Clear Channel or any or its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The issuers have agreed that, starting on the expiration date of the exchange offers and ending on the close of business 180 days after the expiration date of the exchange offers, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 2009, all dealers effecting transactions in the new securities may be required to deliver a prospectus.

The issuers will not receive any proceeds from any sale of new securities by broker-dealers. New securities received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offers, the issuers will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The issuers have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchanges notes and the related guarantees offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some partners of Ropes & Gray LLP are members of RGIP, LLC, which is an investor in certain investment funds associated with the Sponsors and often a co-investor with such funds. RGIP, LLC owns, directly and indirectly, shares of capital stock of Holdings representing less than 1% of the outstanding shares of stock of Holdings.

EXPERTS

The consolidated balance sheet of Clear Channel Capital I, LLC (“Clear Channel Capital”) as of December 31, 2008, the consolidated balance sheet of Clear Channel Communications, Inc. (“Clear Channel”) as of December 31, 2007, the related consolidated statements of operations, members’ interest (deficit)/shareholders’ equity (deficit), and cash flows of Clear Channel Capital for the period from July 31, 2008 through December 31, 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows of Clear Channel for the period from January 1, 2008 through July 30, 2008, and each of the two years in the period ended December 31, 2007 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3

Consolidated Statements of Operations for the post-merger period from July 31 through December  31, 2008, the pre-merger period from January 1 through July 30, 2008, and the pre-merger years ended December 31, 2007 and 2006

F-5
Consolidated Statements of Changes in Shareholders’ Equity as of December 31, 2008, July 30, 2008, and December 31, 2007 and 2006	F-6

Consolidated Statements of Cash Flows for the post-merger period from July 31 through December  31, 2008, the pre-merger period from January 1 through July 30, 2008, and the pre-merger years ended December 31, 2007 and 2006

F-7
Notes to Consolidated Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Clear Channel Capital I, LLC

We have audited the accompanying consolidated balance sheet of Clear Channel Capital I, LLC (Clear Channel Capital) as of December 31, 2008, the accompanying consolidated balance sheet of Clear Channel Communications, Inc. (Clear Channel) as of December 31, 2007, the related consolidated statements of operations, members’ interest (deficit)/shareholders’ equity, and cash flows of Clear Channel Capital for the period from July 31, 2008 through December 31, 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows of Clear Channel for the period from January 1, 2008 through July 30, 2008, and each of the two years in the period ended December 31, 2007. These financial statements are the responsibility of Clear Channel Capital’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clear Channel Capital at December 31, 2008, the consolidated financial position of Clear Channel at December 31, 2007, the consolidated results of Clear Channel Capital’s operations and cash flows for the period from July 31, 2008 through December 31, 2008, and the consolidated results of Clear Channel’s operations and cash flows for the period from January 1, 2008 through July 30, 2008, and each of the two years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note L to the consolidated financial statements, in 2007 Clear Channel changed its method of accounting for income taxes, and as discussed in Note A to the consolidated financial statements, in 2006 Clear Channel changed its method of accounting for share-based compensation.

/s/ Ernst & Young LLP

San Antonio, Texas

March 25, 2009

CONSOLIDATED BALANCE SHEETS OF

CLEAR CHANNEL CAPITAL I, LLC

ASSETS

(In thousands)	Post-merger December 31, 2008	Pre-merger December 31, 2007
CURRENT ASSETS
Cash and cash equivalents	$239,846	$145,148
Accounts receivable, net of allowance of $97,364 in 2008 and $59,169 in 2007	1,431,304	1,693,218
Prepaid expenses	133,217	116,902
Other current assets	262,188	243,248
Current assets from discontinued operations	—	96,067

Total Current Assets	2,066,555	2,294,583

PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	614,811	840,832
Structures	2,355,776	3,901,941
Towers, transmitters and studio equipment	353,108	600,315
Furniture and other equipment	242,287	527,714
Construction in progress	128,739	119,260

	3,694,721	5,990,062
Less accumulated depreciation	146,562	2,939,698

	3,548,159	3,050,364
Property, plant and equipment from discontinued operations, net	—	164,724

INTANGIBLE ASSETS
Definite-lived intangibles, net	2,881,720	485,870
Indefinite-lived intangibles—licenses	3,019,803	4,201,617
Indefinite-lived intangibles—permits	1,529,068	251,988
Goodwill	7,090,621	7,210,116
Intangible assets from discontinued operations, net	—	219,722

OTHER ASSETS
Notes receivable	11,633	12,388
Investments in, and advances to, nonconsolidated affiliates	384,137	346,387
Other assets	560,260	303,791
Other investments	33,507	237,598
Other assets from discontinued operations	—	26,380

Total Assets	$21,125,463	$18,805,528

See Notes to Consolidated Financial Statements

LIABILITIES AND MEMBERS’ INTEREST (DEFICIT) / SHAREHOLDERS’ EQUITY OF

CLEAR CHANNEL CAPITAL I, LLC

(In thousands, except share data)	Post-merger December 31, 2008	Pre-merger December 31, 2007
CURRENT LIABILITIES
Accounts payable	$155,240	$165,533
Accrued expenses	793,366	912,665
Accrued interest	181,264	98,601
Accrued income taxes	—	79,973
Current portion of long-term debt	562,923	1,360,199
Deferred income	153,153	158,893
Current liabilities from discontinued operations	—	37,413

Total Current Liabilities	1,845,946	2,813,277
Long-term debt	18,940,697	5,214,988
Other long-term obligations	—	127,384
Deferred income taxes	2,679,312	793,850
Other long-term liabilities	575,739	567,848
Long-term liabilities from discontinued operations	—	54,330
Minority interest	463,916	436,360
Commitments and contingent liabilities (Note J)

MEMBERS’ INTEREST (DEFICIT) / SHAREHOLDERS’ EQUITY
Members’ interest	2,101,076	—
Common Stock, par value $.10 per share, authorized 1,500,000,000 shares, issued 498,075,417 shares in 2007	—	49,808
Additional paid-in capital	—	26,858,079
Retained deficit	(5,041,998)	(18,489,143)
Accumulated other comprehensive income (loss)	(439,225)	383,698
Cost of shares (157,744 in 2007) held in treasury	—	(4,951)

Total Members’ Interest (Deficit) / Shareholders’ Equity	(3,380,147)	8,797,491

Total Liabilities and Members’ Interest (Deficit) / Shareholders’ Equity	$21,125,463	$18,805,528

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS OF

CLEAR CHANNEL CAPITAL I, LLC

	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31,
			2007	2006
(In thousands, except per share data)	Post-merger	Pre-merger	Pre-merger	Pre-merger
Revenue	$2,736,941	$3,951,742	$6,921,202	$6,567,790
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,198,345	1,706,099	2,733,004	2,532,444
Selling, general and administrative expenses (excludes depreciation and amortization)	806,787	1,022,459	1,761,939	1,708,957
Depreciation and amortization	348,041	348,789	566,627	600,294
Corporate expenses (excludes depreciation and amortization)	102,276	125,669	181,504	196,319
Merger expenses	68,085	87,684	6,762	7,633
Impairment charge	5,268,858	—	—	—
Other operating income—net	13,205	14,827	14,113	71,571

Operating income (loss)	(5,042,246)	675,869	1,685,479	1,593,714
Interest expense	715,768	213,210	451,870	484,063
Gain (loss) on marketable securities	(116,552)	34,262	6,742	2,306
Equity in earnings of nonconsolidated affiliates	5,804	94,215	35,176	37,845
Other income (expense)—net	131,505	(5,112)	5,326	(8,593)

Income (loss) before income taxes, minority interest and discontinued operations	(5,737,257)	586,024	1,280,853	1,141,209
Income tax benefit (expense) expense:
Current	76,729	(27,280)	(252,910)	(278,663)
Deferred	619,894	(145,303)	(188,238)	(191,780)

Income tax benefit (expense)	696,623	(172,583)	(441,148)	(470,443)
Minority interest income (expense), net of tax	481	(17,152)	(47,031)	(31,927)

Income (loss) before discontinued operations	(5,040,153)	396,289	792,674	638,839
Income (loss) from discontinued operations, net	(1,845)	640,236	145,833	52,678

Net income (loss)	$(5,041,998)	$1,036,525	$938,507	$691,517

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(364,164)	28,866	88,823	92,810
Unrealized holding gain (loss) on marketable securities	(95,669)	(52,460)	(8,412)	(60,516)
Unrealized holding gain (loss) on cash flow derivatives	(75,079)	—	(1,688)	76,132
Reclassification adjustments for realized (gain) loss on securities and derivatives included in net income	95,687	(25,997)	—	—

Comprehensive income (loss)	$(5,481,223)	$986,934	$1,017,230	$799,943

Net income (loss) per common share:
Income (loss) before discontinued operations— Basic		$.80	$1.60	$1.27
Discontinued operations—Basic		1.29	.30	.11

Net income (loss)—Basic		$2.09	$1.90	$1.38

Weighted average common shares—basic		495,044	494,347	500,786
Income (loss) before discontinued operations—Diluted		$.80	$1.60	$1.27
Discontinued operations—Diluted		1.29	.29	.11

Net income (loss)—Diluted		$2.09	$1.89	$1.38

Weighted average common shares—diluted		496,519	495,784	501,639
Dividends declared per share		$—	$.75	$.75

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ INTEREST (DEFICIT) / SHAREHOLDERS’ EQUITY OF

CLEAR CHANNEL CAPITAL I, LLC

(In thousands, except share data)	Common Shares Issued	Common Stock	Additional Paid-in Capital / Members’ Interest	Retained (Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Pre-merger Balances at December 31, 2005	538,287,763	$53,829	$27,945,725	$(19,371,411)	$201,928	$(3,609)	$8,826,462
Net income				691,517			691,517
Dividends declared				(374,471)			(374,471)
Subsidiary common stock issued for a business acquisition			67,873				67,873
Purchase of common shares						(1,371,462)	(1,371,462)
Treasury shares retired and cancelled	(46,729,900)	(4,673)	(1,367,032)			1,371,705	—
Exercise of stock options and other	2,424,988	243	60,139			11	60,393
Amortization and adjustment of deferred compensation			38,982				38,982
Currency translation adjustment					87,431		87,431
Unrealized gains on cash flow derivatives					76,132		76,132
Unrealized (losses) on investments					(60,516)		(60,516)

Pre-merger Balances at December 31, 2006	493,982,851	49,399	26,745,687	(19,054,365)	304,975	(3,355)	8,042,341
Cumulative effect of FIN 48 adoption				(152)			(152)
Net income				938,507			938,507
Dividends declared				(373,133)			(373,133)
Exercise of stock options and other	4,092,566	409	74,827			(1,596)	73,640
Amortization and adjustment of deferred compensation			37,565				37,565
Currency translation adjustment					88,823		88,823
Unrealized (losses) on cash flow derivatives					(1,688)		(1,688)
Unrealized (losses) on investments					(8,412)		(8,412)

Pre-merger Balances at December 31, 2007	498,075,417	49,808	26,858,079	(18,489,143)	383,698	(4,951)	8,797,491
Net income				1,036,525			1,036,525
Exercise of stock options and other	82,645	30	4,963			(2,024)	2,969
Amortization and adjustment of deferred compensation			57,855				57,855
Currency translation adjustment					28,866		28,866
Unrealized (losses) on investments					(52,460)		(52,460)
Realized (losses) on investments					(25,997)		(25,997)

Pre-merger Balances at July 30, 2008	498,158,062	49,838	26,920,897	(17,452,618)	334,107	(6,975)	9,845,249

Elimination of pre-merger equity	(498,158,062)	(49,838)	(26,920,897)	17,452,618	(334,107)	6,975	(9,845,249)
Post-merger Balances at July 31, 2008			2,089,347	—	—	—	2,089,347
Net (loss)				(5,041,998)			(5,041,998)
Amortization and adjustment of deferred compensation			11,729				11,729
Currency translation adjustment					(364,164)		(364,164)
Unrealized (losses) on cash flow derivatives					(75,079)		(75,079)
Unrealized (losses) on investments					(95,669)		(95,669)
Reclassification adjustment for realized loss included in net income					95,687		95,687

Post-merger Balances at December 31, 2008			$2,101,076	$(5,041,998)	$(439,225)	$—	$(3,380,147)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS OF

CLEAR CHANNEL CAPITAL I, LLC

(In thousands)	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Year Ended December 31,
			2007	2006
	Post-merger	Pre-merger	Pre-merger	Pre-merger
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net income (loss)	$(5,041,998)	$1,036,525	$938,507	$691,517
Less: Income (loss) from discontinued operations, net	(1,845)	640,236	145,833	52,678

Net income (loss) from continuing operations	(5,040,153)	396,289	792,674	638,839
Reconciling Items:
Depreciation	197,702	290,454	461,598	449,624
Amortization of intangibles	150,339	58,335	105,029	150,670
Impairment charge	5,268,858	—	—	—
Deferred taxes	(619,894)	145,303	188,238	191,780
Provision for doubtful accounts	54,603	23,216	38,615	34,627
Amortization of deferred financing charges, bond premiums and accretion of note discounts, net	102,859	3,530	7,739	3,462
Share-based compensation	15,911	62,723	44,051	42,030
(Gain) on sale of operating and fixed assets	(13,205)	(14,827)	(14,113)	(71,571)
Loss on forward exchange contract	—	2,496	3,953	18,161
(Gain) loss on securities	116,552	(36,758)	(10,696)	(20,467)
Equity in earnings of nonconsolidated affiliates	(5,804)	(94,215)	(35,176)	(37,845)
Minority interest, net of tax	(481)	17,152	47,031	31,927
Gain (loss) on extinguishment of debt	(116,677)	13,484	—	—
Increase (decrease) other, net	12,089	9,133	(91)	9,027
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	158,142	24,529	(111,152)	(190,191)
Decrease (increase) in prepaid expenses	6,538	(21,459)	5,098	(23,797)
Decrease (increase) in other current assets	156,869	(29,329)	694	(2,238)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(130,172)	190,834	27,027	86,887
Federal income tax refund	—	—	—	390,438
Increase (decrease) in accrued interest	98,909	(16,572)	(13,429)	14,567
Increase (decrease) in deferred income	(54,938)	51,200	26,013	6,486
Increase (decrease) in accrued income taxes	(112,021)	(40,260)	13,325	25,641

Net cash provided by operating activities	246,026	1,035,258	1,576,428	1,748,057

See Notes to Consolidated Financial Statements

	Period from July 31 through December 31, 2008	Period from January 1 through July 30, 2008	Years Ended December 31,
			2007	2006
	Post-merger	Pre-merger	Pre-merger	Pre-merger
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Decrease (increase) in notes receivable, net	741	336	(6,069)	1,163
Decrease in investments in, and advances to nonconsolidated affiliates—net	3,909	25,098	20,868	20,445
Cross currency settlement of interest	—	(198,615)	(1,214)	1,607
Purchase of other investments	(26)	(98)	(726)	(520)
Proceeds from sale of other investments	—	173,467	2,409	—
Purchases of property, plant and equipment	(190,253)	(240,202)	(363,309)	(336,739)
Proceeds from disposal of assets	16,955	72,806	26,177	99,682
Acquisition of operating assets	(23,228)	(153,836)	(122,110)	(341,206)
(Increase) in other—net	(47,342)	(95,207)	(38,703)	(51,443)
Cash used to purchase equity	(17,472,459)	—	—	—

Net cash used in investing activities	(17,711,703)	(416,251)	(482,677)	(607,011)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Draws on credit facilities	180,000	692,614	886,910	3,383,667
Payments on credit facilities	(128,551)	(872,901)	(1,705,014)	(2,700,004)
Proceeds from long-term debt	557,520	5,476	22,483	783,997
Payments on long-term debt	(579,089)	(1,282,348)	(343,041)	(866,352)
Debt used to finance the merger	15,382,076	—	—	—
Equity contribution used to finance the merger	2,142,830	—	—	—
Payment to terminate forward exchange contract	—	(110,410)	—	(83,132)
Proceeds from exercise of stock options, stock purchase plan and common stock warrants	—	17,776	80,017	57,452
Dividends paid	—	(93,367)	(372,369)	(382,776)
Payments for purchase of common shares	(47)	(3,781)	—	(1,371,462)

Net cash provided by (used in) financing activities	17,554,739	(1,646,941)	(1,431,014)	(1,178,610)

CASH FLOWS PROVIDED BY (USED IN) DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	2,429	(67,751)	33,832	99,265
Net cash provided by (used in) investing activities	—	1,098,892	332,579	(30,038)
Net cash provided by financing activities	—	—	—	—

Net cash provided by discontinued operations	2,429	1,031,141	366,411	69,227
Net increase in cash and cash equivalents	91,491	3,207	29,148	31,663
Cash and cash equivalents at beginning of period	148,355	145,148	116,000	84,337

Cash and cash equivalents at end of period	$239,846	$148,355	$145,148	$116,000

SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for:
Interest	$527,083	$231,163	$462,181	$461,398
Income taxes	37,029	138,187	299,415	—

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF

CLEAR CHANNEL CAPITAL I, LLC

NOTE A—SUMMARY OF

SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Clear Channel Capital I, LLC (the “Company”), together with its subsidiaries, is a limited liability company organized under Delaware law, with all of its interests being held by Clear Channel Capital II, a direct, wholly owned subsidiary of CC Media Holdings, Inc. (“CCMH”). CCMH was formed in May 2007 by private equity funds sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (the “Sponsors”) for the purpose of acquiring the business of Clear Channel Communications, Inc., a Texas company (“Clear Channel”). The acquisition was completed on July 30, 2008 pursuant to the Agreement and Plan of Merger, dated November 16, 2006, as amended on April 18, 2007, May 17, 2007 and May 13, 2008 (the “Merger Agreement”).

Clear Channel is a wholly-owned subsidiary of the Company. Upon the consummation of the merger, CCMH became a public company and Clear Channel was no longer a public company. Prior to the acquisition, the Company had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition. Subsequent to the acquisition, Clear Channel became a direct, wholly-owned subsidiary of the Company and the business of the Company became that of Clear Channel and its subsidiaries. As a result, all of the operations of the Company are conducted by Clear Channel.

As a result of the merger, each issued and outstanding share of Clear Channel, other than shares held by certain principals of CCMH that were rolled over and exchanged for Class A common stock of CCMH, were either exchanged for (i) $36.00 in cash consideration, without interest, or (ii) one share of Class A common stock of CCMH.

The purchase price was approximately $23 billion including $94 million in capitalized transaction costs. The merger was funded primarily through a $3 billion equity contribution, including the rollover of Clear Channel shares, and $20.8 billion in debt financing, including the assumption of $5.1 billion aggregate principal amount of Clear Channel debt.

CCMH accounted for the transaction as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“Statement 141”), and Emerging Issues Task Force Issue 88-16, Basis in Leveraged Buyout Transactions (“EITF 88-16”). CCMH preliminarily allocated a portion of the consideration paid to the assets and liabilities acquired at their respective initially estimated fair values with the remaining portion recorded at the continuing shareholders basis. Excess consideration after this preliminary allocation was recorded as goodwill.

CCMH has initially estimated the fair value of the acquired assets and liabilities as of the merger date utilizing information available at the time CCMH’s financial statements were prepared. These estimates are subject to refinement until all pertinent information is obtained. CCMH is currently in the process of obtaining third-party valuations of certain of the acquired assets and liabilities and will finalize its purchase price allocation in 2009. The final allocation of the purchase price may be different than the initial allocation.

The merger is more fully discussed in Note B.

CCMH Purchase Accounting Adjustments

Purchase accounting adjustments, including goodwill, are reflected in the financial statements of the Company and its subsidiaries.

Omission of Per Share Information for the Post-merger period

Net loss per share information is not presented for the post-merger period as such information is not required by Statement of Financial Accounting Standards No. 128, Earnings per Share. During the post-merger period ended December 31, 2008, Clear Channel Capital II, LLC is the sole member of the Company and owns 100% of the limited liability company interests. Clear Channel Capital does not have any publicly traded common stock or potential common stock.

Liquidity and Asset Impairments

The Company’s primary source of liquidity is cash flow from operations, which has been adversely affected by the global economic slowdown. The risks associated with the Company’s businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. The current global economic slowdown has resulted in a decline in advertising and marketing services among the Company’s customers, resulting in a decline in advertising revenues across its businesses. This reduction in advertising revenues has had an adverse effect on the Company’s revenue, profit margins, cash flow and liquidity, particularly during the second half of 2008. The continuation of the global economic slowdown may continue to adversely impact the Company’s revenue, profit margins, cash flow and liquidity.

In January 2009, in response to the deterioration in general economic conditions and the resulting negative impact on the Company’s business, it commenced a restructuring program targeting a reduction of fixed costs by approximately $350 million on an annualized basis. As part of the program, the Company eliminated approximately 1,850 full-time positions representing approximately 9% of total workforce. The program is expected to result in restructuring and other non-recurring charges of approximately $200 million, although additional costs may be incurred as the program evolves. The cost savings initiatives are expected to be fully implemented by the end of the first quarter of 2010. No assurance can be given that the restructuring program will be successful or will achieve the anticipated cost savings in the timeframe expected or at all.

Based on the Company’s current and anticipated levels of operations and conditions in its markets, it believes that cash flow from operations as well as cash on hand (including amounts drawn or available under the senior secured credit facilities) will enable the Company to meet its working capital, capital expenditure, debt service and other funding requirements for at least the next 12 months.

Continuing adverse securities and credit market conditions could significantly affect the availability of equity or credit financing. While there is no assurance in the current economic environment, Clear Channel believes the lenders participating in its credit agreements will be willing and able to provide financing in accordance with the terms of their agreements. In this regard, on February 6, 2009 Clear Channel borrowed the approximately $1.6 billion of remaining availability under its $2.0 billion revolving credit facility to improve its liquidity position in light of continuing uncertainty in credit market and economic conditions. Clear Channel expects to refinance its $500.0 million 4.25% notes due May 15, 2009 with a draw under the $500.0 million delayed draw term loan facility that is specifically designated for this purpose. The remaining $69.5 million of indebtedness maturing in 2009 will either be refinanced or repaid with cash flow from operations or on hand.

Clear Channel expects to be in compliance with the covenants under its senior secured credit facilities in 2009. However, the Company’s anticipated results are subject to significant uncertainty and there can be no assurance that actual results will be in compliance with the covenants. In addition, Clear Channel’s ability to comply with the covenants in its financing agreements may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any covenants set forth in the financing agreements would result in a default thereunder. An event of default would permit the lenders under a defaulted financing agreement to declare all indebtedness thereunder to be due and payable prior to maturity. Moreover, the lenders under the revolving credit facility under the senior secured credit facilities would have the option to terminate their commitments to make further extensions of revolving credit thereunder. If Clear Channel is unable to repay its obligations under any senior secured credit facilities or the receivables based credit facility, the lenders under such senior secured credit facilities or receivables based credit facility could proceed against any assets that were pledged to secure such senior secured credit facilities or receivables based credit facility. In addition, a default or acceleration under any of Clear Channel’s financing agreements could cause a default under other of its obligations that are subject to cross-default and cross-acceleration provisions.

The Company performed an interim impairment test on its indefinite-lived intangible assets as of December 31, 2008 as a result of the current global economic slowdown and its negative impact on the Company’s business. The estimated fair value of the Company’s FCC licenses and permits was below their carrying values, which resulted in a non-cash impairment charge of $1.7 billion. As discussed, the United States and global economies are undergoing a period of economic uncertainty, which has caused, among other things, a general tightening in the credit markets, limited access to the credit markets, lower levels of liquidity and lower consumer and business spending. These disruptions in the credit and financial markets and the continuing impact of adverse economic, financial and industry conditions on the demand for advertising negatively impacted the key assumptions in the discounted cash flow models used to value FCC licenses and permits.

The Company also performed an interim goodwill impairment test as of December 31, 2008. The estimated fair value of the reporting units was below their carrying values, which required the Company to compare the implied fair value of each reporting units’ goodwill with its carrying value. As a result, the Company recognized a non-cash impairment charge of $3.6 billion to reduce goodwill. The macroeconomic factors discussed above had an adverse effect on the estimated cash flows and discount rates used in the discounted cash flow model.

Format of Presentation

The accompanying consolidated balance sheets, statements of operations, statements of cash flows and members’ interest (deficit)/shareholders’ equity are presented for two periods: post-merger and pre-merger. CCMH applied preliminary purchase accounting pursuant to the aforementioned standards and these adjustments are reflected in the Company’s opening balance sheet on July 31, 2008 as the merger occurred at the close of business on July 30, 2008. The merger resulted in a new basis of accounting beginning on July 31, 2008. The financial reporting periods are presented as follows:

•

The period from July 31 through December 31, 2008 includes the post-merger period of the Company, reflecting the merger of CCMH and Clear Channel. Subsequent to the acquisition, Clear Channel became a direct, wholly-owned subsidiary of the Company and the business of the Company became that of Clear Channel and its subsidiaries.

•

The period from January 1 through July 30, 2008 includes the pre-merger period of Clear Channel. Prior to the consummation of the acquisition of Clear Channel, the Company had not conducted any activities, other than activities incident to its formation and in connection with the acquisition, and did not have any assets or liabilities, other than as related to the acquisition.

•

The 2007 and 2006 periods presented are pre-merger. The consolidated financial statements for all pre-merger periods were prepared using the historical basis of accounting for Clear Channel. As a result of the merger and the associated preliminary purchase accounting, the consolidated financial statements of the post-merger periods are not comparable to periods preceding the merger.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts have been eliminated in consolidation. Investments in nonconsolidated affiliates are accounted for using the equity method of accounting.

The Company owns stations that were placed in a trust in order to bring the merger into compliance with the FCC’s media ownership rules. The Company will have to divest these stations. The trust is terminated if at any time the stations may be owned by the Company under the then current FCC media ownership rules. The trust agreement stipulates that the Company must fund any operating shortfalls of the trust activities and any excess cash flow generated by the trust is distributed to the Company. The Company is also the beneficiary of proceeds from the sale of stations held in the trust. The Company consolidates the trust in accordance with Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46R”), as the trust was determined to be a variable interest entity and the Company is its primary beneficiary.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Allowance for Doubtful Accounts

The Company evaluates the collectibility of its accounts receivable based on a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations, it records a specific reserve to reduce the amounts recorded to what it believes will be collected. For all other customers, it recognizes reserves for bad debt based on historical experience of bad debts as a percent of revenue for each business unit, adjusted for relative improvements or deteriorations in the agings and changes in current economic conditions. The Company believes its concentration of credit risk is limited due to the large number and the geographic diversification of its customers.

Land Leases and Other Structure Licenses

Most of the Company’s outdoor advertising structures are located on leased land. Americas outdoor land rents are typically paid in advance for periods ranging from one to twelve months. International outdoor land rents are paid both in advance and in arrears, for periods ranging from one to twelve months. Most international street furniture display faces are operated through contracts with the municipalities for up to 20 years. The street furniture contracts often include a percent of revenue to be paid along with a base rent payment. Prepaid land leases are recorded as an asset and expensed ratably over the related rental term and license and rent payments in arrears are recorded as an accrued liability.

Purchase Accounting

The Company accounts for its business acquisitions under the purchase method of accounting. The total cost of acquisitions is allocated to the underlying identifiable net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items. Various acquisition agreements may include contingent purchase consideration based on performance requirements of the investee. The Company accrues these payments under the guidance in Emerging Issues Task Force issue 95-8: Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination, after the contingencies have been resolved.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates that, in the opinion of management, are adequate to allocate the cost of such assets over their estimated useful lives, which are as follows:

Buildings and improvements—10 to 39 years

Structures—5 to 40 years

Towers, transmitters and studio equipment—7 to 20 years

Furniture and other equipment—3 to 20 years

Leasehold improvements—shorter of economic life or lease term assuming renewal periods, if appropriate

For assets associated with a lease or contract, the assets are depreciated at the shorter of the economic life or the lease or contract term, assuming renewal periods, if appropriate. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company tests for possible impairment of property, plant, and equipment whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable. If indicators exist, the Company compares the estimated undiscounted future cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the estimated undiscounted future cash flow amount, an impairment charge is recorded in depreciation and amortization expense in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value. The impairment loss calculations require management to apply judgment in estimating future cash flows and the discount rates that reflect the risk inherent in future cash flows.

Intangible Assets

The Company classifies intangible assets as definite-lived, indefinite-lived or goodwill. Definite-lived intangibles include primarily transit and street furniture contracts, talent and representation contracts, customer and advertiser relationships, and site-leases, all of which are amortized over the respective lives of the agreements, or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows. The Company periodically reviews the appropriateness of the amortization periods related to its definite-lived assets. These assets are stated at cost. The Company’s indefinite-lived intangibles include broadcast FCC licenses in its radio broadcasting segment and billboard permits in its Americas outdoor advertising segment. The excess cost over fair value of net assets acquired is classified as goodwill. The indefinite-lived intangibles and goodwill are not subject to amortization, but are tested for impairment at least annually. The Company tests for possible impairment of definite-lived intangible assets whenever events or changes in circumstances, such as a reduction in operating cash flow or a dramatic change in the manner for which the asset is intended to be used indicate that the carrying amount of the asset may not be recoverable. If indicators exist, the Company compares the undiscounted cash flows related to the asset to the carrying value of the asset. If the carrying value is greater than the undiscounted cash flow amount, an impairment charge is recorded in amortization expense in the statement of operations for amounts necessary to reduce the carrying value of the asset to fair value.

The Company performs its annual impairment test for its FCC licenses and permits using a direct valuation technique as prescribed by the Emerging Issues Task Force (“EITF”) Topic D-108, Use of the Residual Method to Value Acquired Assets Other Than Goodwill (“D-108”). Certain assumptions are used under the Company’s direct valuation technique, including market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up cost and losses incurred during the build-up period, the risk adjusted discount rate and terminal values. The Company utilizes Mesirow Financial Consulting LLC, a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its FCC licenses and permits.

As previously discussed, the Company performed an interim impairment test as of December 31, 2008 which resulted in a non-cash impairment charge of $1.7 billion on its indefinite-lived FCC licenses and permits.

At least annually, the Company performs its impairment test for each reporting unit’s goodwill using a discounted cash flow model to determine if the carrying value of the reporting unit, including goodwill, is less than the fair value of the reporting unit. The Company identified its reporting units under the guidance in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement 142”) and EITF D-101, Clarification of Reporting Unit Guidance in Paragraph 30 of FASB Statement No. 142. The Company’s reporting units for radio broadcasting and Americas outdoor advertising are the reportable segments. The Company determined that each country in its International outdoor segment constitutes a reporting unit.

Each of the Company’s reporting units is valued using a discounted cash flow model which requires estimating future cash flows expected to be generated from the reporting unit, discounted to their present value using a risk-adjusted discount rate. Terminal values were also estimated and discounted to their present value. Assessing the recoverability of goodwill requires the Company to make estimates and assumptions about sales, operating margins, growth rates and discount rates based on its budgets, business plans, economic projections, anticipated future cash flows and marketplace data. There are inherent uncertainties related to these factors and management’s judgment in applying these factors. The Company utilizes Mesirow Financial Consulting LLC, a third party valuation firm, to assist the Company in the development of these assumptions and the Company’s determination of the fair value of its reporting units.

As previously discussed, the Company performed an interim impairment test as of December 31, 2008 and recognized a non-cash impairment charge of $3.6 billion to reduce its goodwill.

Other Investments

Other investments are composed primarily of equity securities. These securities are classified as available-for-sale or trading and are carried at fair value based on quoted market prices. Securities are carried at historical value when quoted market prices are unavailable. The net unrealized gains or losses on the available-for-sale securities, net of tax, are reported as a separate component of shareholders’ equity. The net unrealized gains or losses on the trading securities are reported in the statement of operations. In addition, the Company holds investments that do not have quoted market prices. The Company periodically reviews the value of available-for-sale, trading and non-marketable securities and records impairment charges in the statement of operations for any decline in value that is determined to be other-than-temporary. The average cost method is used to compute the realized gains and losses on sales of equity securities.

The Company assessed the value of its available-for-sale securities at December 31, 2008. After this assessment, the Company concluded that an other-than-temporary impairment existed and recorded a $116.6 million impairment charge on the statement of operations in “Gain (loss) on marketable securities”.

Nonconsolidated Affiliates

In general, investments in which the Company owns 20 percent to 50 percent of the common stock or otherwise exercises significant influence over the investee are accounted for under the equity method. The Company does not recognize gains or losses upon the issuance of securities by any of its equity method investees. The Company reviews the value of equity method investments and records impairment charges in the statement of operations for any decline in value that is determined to be other-than-temporary.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at December 31, 2008 and 2007.

Income Taxes

The operations of the Company for periods subsequent to the merger are included in a consolidated federal income tax return filed by CCMH. The Company’s provision for income taxes has been computed on the basis that the Company files separate consolidated income tax returns with its subsidiaries.

The Company computes its deferred income tax provision using the liability method as if the Company was a separate taxpayer. Deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or all of the asset will not be realized.

Revenue Recognition

Radio broadcasting revenue is recognized as advertisements or programs are broadcast and is generally billed monthly. Outdoor advertising contracts typically cover periods of up to three years and are generally billed monthly. Revenue for outdoor advertising space rental is recognized ratably over the term of the contract. Advertising revenue is reported net of agency commissions. Agency commissions are calculated based on a stated percentage applied to gross billing revenue for the Company’s broadcasting and outdoor operations. Payments received in advance of being earned are recorded as deferred income.

Barter transactions represent the exchange of airtime or display space for merchandise or services. These transactions are generally recorded at the fair market value of the airtime or display space or the fair value of the merchandise or services received. Revenue is recognized on barter and trade transactions when the advertisements are broadcasted or displayed. Expenses are recorded ratably over a period that estimates when the merchandise or service received is utilized or the event occurs. Barter and trade revenues and expenses from continuing operations are included in consolidated revenue and selling, general and administrative expenses, respectively. Barter and trade revenues and expenses from continuing operations were:

	Post-merger period ended December 31, 2008	Pre-merger period ended July 30, 2008	Years ended December 31,
			2007	2006
(In millions)	Post-merger	Pre-merger	Pre-merger	Pre-merger
Barter and trade revenues	$33.7	$40.2	$70.7	$77.8
Barter and trade expenses	35.0	38.9	70.4	75.6

Share-Based Payments

Clear Channel adopted Financial Accounting Standard No. 123 (R), Share-Based Payment (“Statement 123(R)”) on January 1, 2006 using the modified-prospective transition method. Under the fair value recognition provisions of this statement, stock based compensation cost is measured at the grant date based on the fair value of the award. For awards that vest based on service conditions, this cost is recognized as expense on a straight-line basis over the vesting period. For awards that will vest based on market, performance and service conditions, this cost will be recognized when it becomes probable that the performance conditions will be satisfied. Determining the fair value of share-based awards at the grant date requires assumptions and judgments about expected volatility and forfeiture rates, among other factors. If actual results differ significantly from these estimates, the Company’s results of operations could be materially impacted.

Derivative Instruments and Hedging Activities

Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities, (“Statement 133”), requires the Company to recognize all of its derivative instruments as either assets or liabilities in the consolidated balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship, and further, on the type of hedging relationship. For derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company formally assesses, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in either the fair value or cash flows of the hedged item. If a derivative ceases to be a highly effective hedge, the Company discontinues hedge accounting. The Company accounts for its derivative instruments that are not designated as hedges at fair value, with changes in fair value recorded in earnings. The Company does not enter into derivative instruments for speculation or trading purposes.

Foreign Currency

Results of operations for foreign subsidiaries and foreign equity investees are translated into U.S. dollars using the average exchange rates during the year. The assets and liabilities of those subsidiaries and investees, other than those of operations in highly inflationary countries, are translated into U.S. dollars using the exchange rates at the balance sheet date. The related translation adjustments are recorded in a separate component of shareholders’ equity, “Accumulated other comprehensive income”. Foreign currency transaction gains and losses, as well as gains and losses from translation of financial statements of subsidiaries and investees in highly inflationary countries, are included in operations.

Advertising Expense

The Company records advertising expense as it is incurred. Advertising expenses from continuing operations was:

	Post-merger period ended December 31, 2008	Pre-merger period ended July 30, 2008	Years ended December 31,
			2007	2006
(In millions)	Post-merger	Pre-merger	Pre-merger	Pre-merger
Advertising expenses	$51.8	$56.1	$138.5	$130.4

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates, judgments, and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes including, but not limited to, legal, tax and insurance accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Certain Reclassifications

The historical financial statements and footnote disclosures have been revised to reflect the reclassification of amounts related to the Clear Channel’s television business and certain radio stations from continuing operations to discontinued operations.

New Accounting Pronouncements

Statement of Financial Accounting Standards No. 141(R), Business Combinations (“Statement 141(R)”), was issued in December 2007. Statement 141(R) requires that upon initially obtaining control, an acquirer will recognize 100% of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. Additionally, contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs will be expensed as incurred. Statement 141(R) also modifies the recognition for preacquisition contingencies, such as environmental or legal issues, restructuring plans and acquired research and development value in purchase accounting. Statement 141(R) amends Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. Statement 141(R) is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. The Company will adopt Statement 141 (R) on January 1, 2009. Statement 141R’s impact on accounting for business combinations is dependent upon the nature of future acquisitions.

Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“Statement 160”), was issued in December 2007. Statement 160 clarifies the classification of noncontrolling interests in consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and holders of such noncontrolling interests. Under Statement 160 noncontrolling interests are considered equity and should be reported as an element of consolidated equity, net income will encompass the total income of all consolidated subsidiaries and there will be separate disclosure on the face of the income statement of the attribution of that income between the controlling and noncontrolling interests, and increases and decreases in the noncontrolling ownership interest amount will be accounted for as equity transactions. Statement 160 is effective for the first annual reporting period beginning on or after December 15, 2008, and earlier application is prohibited. Statement 160 is required to be adopted prospectively, except for reclassifying noncontrolling interests to equity, separate from the parent’s shareholders’ equity, in the consolidated statement of financial position and recasting consolidated net income (loss) to include net income (loss) attributable to both the controlling and noncontrolling interests, both of which are required to be adopted retrospectively. The Company will adopt Statement 160 on January 1, 2009 which will result in a reclassification of approximately $463.9 million of noncontrolling interests to members’ equity/shareholders’ equity.

On March 19, 2008, the Financial Accounting Standards Board issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities (“Statement 161”). Statement 161 requires additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items effect an entity’s financial position, results of operations and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company will adopt the disclosure requirements beginning January 1, 2009.

In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, Goodwill and Other Intangible Assets (“Statement 142”). FSP FAS 142-3 removes an entity’s requirement under paragraph 11 of Statement 142 to consider whether an intangible asset can be renewed without substantial cost or material modifications to the existing terms and conditions. It is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, and early adoption is prohibited. The Company will adopt FSP FAS 142-3 on January 1, 2009. FSP FAS 142-3’s impact is dependent upon future acquisitions.

The Company adopted Financial Accounting Standards Board Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“Statement 159”), which permits entities to measure many financial instruments and certain other items at fair value at specified election dates that are not currently required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings at each subsequent reporting date. The provisions of Statement 159 were effective as of January 1, 2008. The Company did not elect the fair value option under this standard upon adoption.

NOTE B—BUSINESS ACQUISITIONS

2008 Acquisitions

CCMH completed its acquisition of Clear Channel on July 30, 2008. CCMH accounted for the transaction as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“Statement 141”), and Emerging Issues Task Force Issue 88-16, Basis in Leveraged Buyout Transactions (“EITF 88-16”). CCMH preliminarily allocated a portion of the consideration paid to the assets and liabilities acquired at their respective initially estimated fair values with the remaining portion recorded at the continuing shareholders basis. Excess consideration after this preliminary allocation was recorded as goodwill.

CCMH has initially estimated the fair value of the acquired assets and liabilities as of the merger date utilizing information available at the time the Company’s financial statements were prepared. These estimates are subject to refinement until all pertinent information is obtained. CCMH is currently in the process of obtaining third-party valuations of certain of the acquired assets and liabilities and will finalize its purchase price allocation in 2009. The final allocation of the purchase price may be different than the initial allocation.

CCMH’s preliminary purchase accounting adjustments, including goodwill, are reflected in the financial statements of the Company and its subsidiaries for the period subsequent to July 30, 2008.

The opening balance sheet presented as of July 31, 2008 reflected the preliminary allocation of purchase price, based on available information and certain assumptions management believed reasonable. Following is a summary of the preliminary purchase price allocations, adjusted for additional information management has obtained:

(In thousands)	Preliminary July 31, 2008	Adjustments	Adjusted July 31, 2008
Consideration paid	$18,082,938		$18,082,938
Debt assumed	5,136,929		5,136,929
Historical carryover basis	(825,647)		(825,647)

	$22,394,220		$22,394,220

Total current assets	2,311,777	5,041	2,316,818
PP&E—net	3,745,422	125,357	3,870,779
Intangible assets—net	20,634,499	(764,472)	19,870,027
Long-term assets	1,079,704	44,787	1,124,491
Current liabilities	(1,219,033)	(13,204)	(1,232,237)
Long-term liabilities	(4,158,149)	602,491	(3,555,658)

	$22,394,220	$—	$22,394,220

The adjustments to PP&E—net primarily relate to fair value appraisals received for land and buildings. The adjustments to intangible assets—net primarily relate to an aggregate $3.6 billion adjustment to lower the estimated fair value of the Company’s FCC licenses and permits based on appraised values, partially offset by a $1.5 billion fair value adjustment to recognize advertiser relationships and trade names in the Company’s radio segment based on appraised values, a $240.6 million fair value adjustment to advertising contracts in the Company’s Americas and International outdoor segments based on appraised values and an increase of $1.0 billion to goodwill. The adjustment to long-term liabilities primarily relates to the deferred tax effects of the fair value adjustments.

The adjustments related to the Company’s FCC licenses, permits and goodwill were recorded prior to the Company’s interim impairment test.

The following unaudited supplemental pro forma information reflects the consolidated results of operations of the Company as if the merger had occurred on January 1, 2007. The historical financial information was adjusted to give effect to items that are (i) directly attributed to the merger, (ii) factually supportable, and (iii) expected to have a continuing impact on the consolidated results. Such items include depreciation and amortization expense associated with preliminary valuations of property, plant and equipment and definite-lived intangible assets, corporate expenses associated with new equity based awards granted to certain members of management, expenses associated with the accelerated vesting of employee share based awards upon closing of the merger, interest expense related to debt issued in conjunction with the merger and the fair value adjustment to Clear Channel’s existing debt and the related tax effects of these items. This unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the merger had actually occurred on that date, nor of the results that may be obtained in the future.

(In thousands)	Pre-merger	Pre-merger	Pre-merger
	Period from January 1 through July 30, 2008	Year ended December 31, 2007	Year ended December 31, 2006
Revenue	$3,951,742	$6,921,202	$6,567,790
Income (loss) before discontinued operations	$(23,403)	$4,179	$(127,620)
Net income (loss)	$616,833	$150,012	$(74,942)

The Company also acquired assets in its operating segments in addition to the merger described above. The Company acquired FCC licenses in its radio segment for $11.7 million in cash during 2008. The Company acquired outdoor display faces and additional equity interests in international outdoor companies for $96.5 million in cash during 2008. The Company’s national representation business acquired representation contracts for $68.9 million in cash during 2008.

2007 Acquisitions

Clear Channel acquired domestic outdoor display faces and additional equity interests in international outdoor companies for $69.1 million in cash during 2007. Clear Channel’s national representation business acquired representation contracts for $53.0 million in cash during 2007.

2006 Acquisitions

Clear Channel acquired radio stations for $16.4 million and a music scheduling company for $44.3 million in cash plus $10.0 million of deferred purchase consideration during 2006. Clear Channel also acquired Interspace Airport Advertising, Americas and international outdoor display faces and additional equity interests in international outdoor companies for $242.4 million in cash. Clear Channel exchanged assets in one of its Americas outdoor markets for assets located in a different market and recognized a gain of $13.2 million in “Other operating income—net”. In addition, Clear Channel’s national representation firm acquired representation contracts for $38.1 million in cash.

Acquisition Summary

The following is a summary of the assets and liabilities acquired and the consideration given for acquisitions made during 2007 and 2006:

(In thousands)	2007	2006
Property, plant and equipment	$28,002	$49,641
Accounts receivable	—	18,636
Definite lived intangibles	55,017	177,554
Indefinite-lived intangible assets	15,023	32,862
Goodwill	41,696	253,411
Other assets	3,453	6,006

	143,191	538,110
Other liabilities	(13,081)	(64,303)
Minority interests	—	(15,293)
Deferred tax	—	(21,361)
Subsidiary common stock issued, net of minority interests	—	(67,873)

	(13,081)	(168,830)

Less: fair value of net assets exchanged in swap	(8,000)	(28,074)

Cash paid for acquisitions	$122,110	$341,206

The Company has entered into certain agreements relating to acquisitions that provide for purchase price adjustments and other future contingent payments based on the financial performance of the acquired company. The Company will continue to accrue additional amounts related to such contingent payments if and when it is determinable that the applicable financial performance targets will be met. The aggregate of these contingent payments, if performance targets were met, would not significantly impact the Company’s financial position or results of operations.

NOTE C—DISCONTINUED OPERATIONS

Sale of non-core radio stations

The Company determined that each radio station market in Clear Channel’s previously announced non-core radio station sales represents a disposal group consistent with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (“Statement 144”). Consistent with the provisions of Statement 144, the Company classified these assets that are subject to transfer under the definitive asset purchase agreements as discontinued operations for all periods presented. Accordingly, depreciation and amortization associated with these assets was discontinued. Additionally, the Company determined that these assets comprise operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company.

Sale of the television business

On March 14, 2008, Clear Channel completed the sale of its television business to Newport Television, LLC for $1.0 billion, adjusted for certain items including proration of expenses and adjustments for working capital. As a result, Clear Channel recorded a gain of $662.9 million as a component of “Income from discontinued operations, net” in its consolidated statement of operations during the first quarter of 2008. Additionally, net income and cash flows from the television business were classified as discontinued operations in the consolidated statements of operations and the consolidated statements of cash flows, respectively, in 2008 through the date of sale and for the years ended December 31, 2007 and 2006. The net assets related to the television business were classified as discontinued operations as of December 31, 2007.

Summarized Financial Information of Discontinued Operations

Summarized operating results for the years ended December 31, 2008, 2007 and 2006 from these businesses are as follows:

(In thousands)	Five months ended December 31, 2008	Seven months ended July 30, 2008	Years ended December 31,
			2007	2006
	Post-merger	Pre-merger	Pre-merger	Post-merger
Revenue	$1,364	$74,783	$442,263	$531,621
Income (loss) before income taxes	(3,160)	$702,698	$209,882	$84,969

Included in income from discontinued operations, net is an income tax benefit of $1.3 million for the period July 31 through December 31, 2008. Included for the period from January 1 through July 30, 2008 is income tax expense of $62.4 million and a gain of $695.8 million related to the sale of Clear Channel’s television business and certain radio stations. The Company estimates utilization of approximately $585.3 million of capital loss carryforwards to offset a portion of the taxes associated with these gains. The Company had approximately $699.6 million, before valuation allowance, in capital loss carryforwards remaining as of December 31, 2008.

Included in income from discontinued operations, net are income tax expenses of $64.0 million and $32.3 million for the years ended December 31, 2007 and 2006, respectively. Also included in income from discontinued operations for the years ended December 31, 2007 and 2006 are gains on the sale of certain radio stations of $144.6 million and $0.3 million, respectively.

The following table summarizes the carrying amount at December 31, 2007 of the major classes of assets and liabilities of the businesses classified as discontinued operations.

(In thousands) Assets	Pre-merger December 31, 2007	Liabilities	Pre-merger December 31, 2007
Accounts receivable, net	$76,426	Accounts payable and accrued expenses	$10,565
Other current assets	19,641	Film liability	18,027

Total current assets	$96,067	Other current liabilities	8,821

		Total current liabilities	$37,413

Land, buildings and improvements	$73,138
Transmitter and studio equipment	207,230
Other property, plant and equipment	22,781	Film liability	$19,902
Less accumulated depreciation	138,425	Other long-term liabilities	34,428

Property, plant and equipment, net	$164,724	Total long-term liabilities	$54,330

Definite-lived intangibles, net	$283
Licenses	107,910
Goodwill	111,529

Total intangible assets	$219,722

Film rights	$18,042
Other long-term assets	8,338

Total other assets	$26,380

NOTE D—INTANGIBLE ASSETS AND GOODWILL

Definite-lived intangible assets

The Company has transit and street furniture contracts, site-leases and other contractual rights in its Americas and International outdoor segments (with an estimated 6 year weighted average useful life at the date of CCMH’s acquisition of Clear Channel), talent and program right contracts in its radio segment (with an estimated 8 year weighted average useful life at the date of CCMH’s acquisition of Clear Channel), advertiser and customer relationships in its radio segment (with an estimated 10 year weighted average useful life at the date of CCMH’s acquisition of Clear Channel) and contracts for non-affiliated radio and television stations in the Company’s media representation operations (with an estimated 6 year weighted average useful life at the date of CCMH’s acquisition of Clear Channel). These definite-lived intangible assets are amortized over the shorter of either the respective lives of the agreements or over the period of time the assets are expected to contribute directly or indirectly to the Company’s future cash flows.

The following table presents the gross carrying amount and accumulated amortization for each major class of definite-lived intangible assets at December 31, 2008 and 2007:

(In thousands)	Post-merger		Pre-merger
	December 31, 2008		December 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Transit, street furniture, and other outdoor contractual rights	$883,130	$49,818	$867,283	$613,897
Customer / advertiser relationships	1,210,205	49,970	—	—
Talent contracts	161,644	7,479	—	—
Representation contracts	216,955	21,537	400,316	212,403
Other	548,180	9,590	84,004	39,433

Total	$3,020,114	$138,394	$1,351,603	$865,733

Total amortization expense from continuing operations related to definite-lived intangible assets was:

(In millions)	Five months ended December 31, 2008	Seven months ended July 30, 2008	Years ended December 31,
			2007	2006
	Post-merger	Pre-merger	Pre-merger	Pre-merger
Amortization expense	$150.3	$58.3	$105.0	$150.7

As acquisitions and dispositions occur in the future and as purchase price allocations are finalized, amortization expense may vary. The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years for definite-lived intangible assets:

(In thousands)
2009	$339,443
2010	316,413
2011	301,721
2012	287,174
2013	267,096

Indefinite-lived Intangibles

The Company’s indefinite-lived intangible assets consist of Federal Communications Commission (“FCC”) broadcast licenses and billboard permits. FCC broadcast licenses are granted to both radio and television stations for up to eight years under the Telecommunications Act of 1996. The Act requires the FCC to renew a broadcast license if: it finds that the station has served the public interest, convenience and necessity; there have been no serious violations of either the Communications Act of 1934 or the FCC’s rules and regulations by the licensee; and there have been no other serious violations which taken together constitute a pattern of abuse. The licenses may be renewed indefinitely at little or no cost. The Company does not believe that the technology of wireless broadcasting will be replaced in the foreseeable future. The Company’s billboard permits are issued in perpetuity by state and local governments and are transferable or renewable at little or no cost. Permits typically include the location which allows the Company the right to operate an advertising structure. The Company’s permits are located on either owned or leased land. In cases where the Company’s permits are located on leased land, the leases are typically from 10 to 20 years and renew indefinitely, with rental payments generally escalating at an inflation based index. If the Company loses its lease, the Company will typically obtain permission to relocate the permit or bank it with the municipality for future use.

The Company does not amortize its FCC broadcast licenses or billboard permits. The Company tests these indefinite-lived intangible assets for impairment at least annually using a direct valuation method. This direct valuation method assumes that rather than acquiring indefinite-lived intangible assets as a part of a going concern business, the buyer hypothetically obtains indefinite-lived intangible assets and builds a new operation with similar attributes from scratch. Thus, the buyer incurs start-up costs during the build-up phase which are normally associated with going concern value. Initial capital costs are deducted from the discounted cash flows model which results in value that is directly attributable to the indefinite-lived intangible assets.

Under the direct valuation method, the Company aggregates its indefinite-lived intangible assets at the market level for purposes of impairment testing. The Company’s key assumptions using the direct valuation method are market revenue growth rates, market share, profit margin, duration and profile of the build-up period, estimated start-up capital costs and losses incurred during the build-up period, the risk-adjusted discount rate and terminal values. This data is populated using industry normalized information.

The Company performed an impairment test as of December 31, 2008. As a result, the Company recognized a non-cash impairment charge of $1.7 billion on its indefinite-lived FCC licenses and permits. The United States and global economies are undergoing a period of economic uncertainty, which has caused, among other things, a general tightening in the credit markets, limited access to the credit markets, lower levels of liquidity and lower consumer and business spending. These disruptions in the credit and financial markets and the continuing impact of adverse economic, financial and industry conditions on the demand for advertising negatively impacted the key assumptions in the discounted cash flow models used to value the FCC licenses and permits.

Goodwill

The Company tests goodwill for impairment using a two-step process. The first step, used to screen for potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. The second step, used to measure the amount of the impairment loss, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. The Company’s reporting units for radio broadcasting and Americas outdoor advertising are the reportable segments. The Company determined that each country in its International outdoor segment constitutes a reporting unit. Goodwill of approximately $10.8 billion resulted from the merger, $896.5 million of which is expected to be deductible for tax purposes.

(In thousands)	Radio	Americas Outdoor	International Outdoor	Other	Total
Pre-merger
Balance as of December 31, 2006	6,140,613	667,986	425,630	6	7,234,235
Acquisitions	5,608	20,361	13,733	1,994	41,696
Dispositions	(3,974)	—	—	—	(3,974)
Foreign currency	—	78	35,430	—	35,508
Adjustments	(96,720)	(89)	(540)	—	(97,349)

Balance as of December 31, 2007	$6,045,527	$688,336	$474,253	$2,000	$7,210,116

Acquisitions	7,051	—	12,341	—	19,392
Dispositions	(20,931)	—	—	—	(20,931)
Foreign currency	—	(293)	28,596	—	28,303
Adjustments	(423)	(970)	—	—	(1,393)

Balance as of July 30, 2008	$6,031,224	$687,073	$515,190	$2,000	$7,235,487
In 2007, the Company recorded a $97.3 million adjustment to its balance of goodwill related to tax positions established as part of various radio station acquisitions for which the IRS audit periods have now closed.

(In thousands)	Radio	Americas Outdoor	International Outdoor	Other	Total
Post-merger
Balances at July 31, 2008	$—	$—	$—	$—	$—
Preliminary purchase price allocation	6,335,220	2,805,780	603,712	60,115	9,804,827
Purchase price adjustments—net	356,040	438,025	(76,116)	271,175	989,124
Impairment	(1,115,033)	(2,321,602)	(173,435)	—	(3,610,070)
Acquisitions	3,486	—	—	—	3,486
Foreign exchange	—	(29,605)	(63,519)	—	(93,124)
Other	(523)	—	(3,099)	—	(3,622)

Balance as of December 31, 2008	$5,579,190	$892,598	$287,543	$331,290	$7,090,621

The Company performed an interim impairment test as of December 31, 2008. The estimated fair value of the Company’s reporting units was below their carrying values, which required it to compare the implied fair value of each reporting units’ goodwill with its carrying value. As a result, the Company recognized a non-cash impairment charge of $3.6 billion to reduce its goodwill. The macroeconomic factors discussed above had an adverse effect on the estimated cash flows and discount rates used in the discounted cash flow model.

NOTE E—INVESTMENTS

The Company’s most significant investments in nonconsolidated affiliates are listed below:

Australian Radio Network

The Company owns a fifty-percent (50%) interest in Australian Radio Network (“ARN”), an Australian company that owns and operates radio stations in Australia and New Zealand.

Grupo ACIR Comunicaciones

Clear Channel sold a portion of its investment in Grupo ACIR Comunicaciones (“ACIR”) for approximately $47.0 million on July 1, 2008 and recorded a gain of $9.2 million in “equity in earnings of nonconsolidated affiliates” during the pre-merger period ended July 30, 2008. As a result, the Company now owns a twenty-percent (20%) interest in ACIR. ACIR owns and operates radio stations throughout Mexico.

All Others

Included within the “All Others” category in the table below at December 31, 2007 was Clear Channel’s 50% interest in Clear Channel Independent, a South African outdoor advertising company. Clear Channel sold its 50% interest in Clear Channel Independent in the pre-merger period ended July 30, 2008. The sale resulted in a gain of $75.6 million recorded in “Equity in earnings of nonconsolidated affiliates” based on the fair value of the equity securities received. The equity securities received are classified as available-for-sale and recorded as a component of “Other investments” on the Company’s consolidated balance sheets at December 31, 2008.

Summarized Financial Information

The following table summarizes the Company’s investments in nonconsolidated affiliates:

(In thousands)	ARN	ACIR	All Others	Total
At December 31, 2007	$165,474	$72,905	$108,008	$346,387
Acquisition (disposition) of investments, net	—	(47,559)	(117,577)	(165,136)
Cash advances (repayments)	(16,164)	28	(8,962)	(25,098)
Equity in net earnings (loss)	12,108	11,264	70,843	94,215
Foreign currency transaction adjustment	(1,454)	—	—	(1,454)
Foreign currency translation adjustment	3,519	2,481	(4,392)	1,608

At July 30, 2008	$163,483	$39,119	$47,920	$250,522

Fair value adjustments	167,683	7,085	3,797	178,565
Balances at July 31, 2008	331,166	46,204	51,717	429,087
Acquisition (disposition) of investments, net	—	—	500	500
Cash advances (repayments)	(11,188)	27	6,752	(4,409)
Equity in net earnings (loss)	7,397	517	(2,110)	5,804
Foreign currency transaction adjustment	11,179	—	—	11,179
Foreign currency translation adjustment	(47,746)	(5,230)	(5,048)	(58,024)

At December 31, 2008	$290,808	$41,518	$51,811	$384,137

The investments in the table above are not consolidated, but are accounted for under the equity method of accounting, whereby the Company records its investments in these entities in the balance sheet as “Investments in, and advances to, nonconsolidated affiliates.” The Company’s interests in their operations are recorded in the statement of operations as “Equity in earnings of nonconsolidated affiliates”. Accumulated undistributed earnings included in retained deficit for these investments were $3.6 million, $133.6 million and $112.8 million for December 31, 2008, 2007 and 2006, respectively.

The fair value adjustments to the Company’s investment in ARN primarily relate to the Company’s proportionate share of indefinite-lived intangible assets and equity method goodwill.

Other Investments

Other investments of $33.5 million and $237.6 million at December 31, 2008 and 2007, respectively, include marketable equity securities and other investments classified as follows:

(In thousands)	Fair Value	Cost
Investments
2008
Available-for sale	$27,110	$27,110
Other cost investments	6,397	6,397

Total	$33,507	$33,507

	Fair Value	Unrealized Gains	Realized (Losses)	Cost
2007
Available-for sale	$140,731	$104,996	$—	$35,735
Trading	85,649	78,391	—	7,258
Other cost investments	11,218	—	—	11,218

Total	$237,598	$183,387	$—	$54,211

The accumulated net unrealized gain on available-for-sale securities, net of tax, of $69.4 million was recorded in shareholders’ equity in “Accumulated other comprehensive income” at December 31, 2007. The Company sold its American Tower Corporation securities in the second quarter of 2008 and recorded a gain of $30.4 million on the statement of operations in “Gain (loss) on marketable securities”. The net unrealized gain (loss) on trading securities of $10.7 million and $20.5 million for the years ended December 31, 2007 and 2006, respectively, is recorded on the statement of operations in “Gain (loss) on marketable securities”. Other cost investments include various investments in companies for which there is no readily determinable market value.

The fair value of certain of the Company’s available-for-sale securities were below their cost each month subsequent to the closing of the merger. As a result, the Company considered the guidance in SAB Topic 5M and reviewed the length of the time and the extent to which the market value was less than cost and the financial condition and near-term prospects of the issuer. After this assessment, the Company concluded that the impairment was other than temporary and recorded a $116.6 million impairment charge on the statement of operations in “Gain (loss) on marketable securities”.

NOTE F—ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation is reported in “Other long-term liabilities” and relates to its obligation to dismantle and remove outdoor advertising displays from leased land and to reclaim the site to its original condition upon the termination or non-renewal of a lease. The liability is capitalized as part of the related long-lived assets’ carrying value. Due to the high rate of lease renewals over a long period of time, the calculation assumes that all related assets will be removed at some period over the next 50 years. An estimate of third-party cost information is used with respect to the dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on an estimated risk adjusted credit rate for the same period.

The following table presents the activity related to the Company’s asset retirement obligation:

(In thousands)	Post-merger Period from July 31 to December 31, 2008	Pre-merger Period from January 1 to July 30, 2008	Pre-merger December 31, 2007
Beginning balance	$59,278	$70,497	$59,280
Adjustment due to change in estimate of related costs	(3,123)	1,853	8,958
Accretion of liability	2,233	3,084	4,236
Liabilities settled	(2,796)	(2,558)	(1,977)

Ending balance	$55,592	$72,876	$70,497

The Company decreased the liability by $13.6 million as a result of a change in the discount rate used to fair value the liability in purchase accounting.

NOTE G—LONG-TERM DEBT

Long-term debt at December 31, 2008 and 2007 consisted of the following:

(In thousands)	Post-merger	Pre-merger
	December 31, 2008	December 31, 2007
Senior Secured Credit Facilities:
Term loan A	$1,331,500	$—
Term loan B	10,700,000	—
Term loan C	695,879	—
Revolving Credit Facility	220,000	—
Delayed Draw Facility	532,500	—
Receivables Based Facility	445,609	—
Other Secured Long-term Debt	6,604	8,297

Total Consolidated Secured Debt	13,932,092	8,297
Senior Cash Pay Notes	980,000	—
Senior Toggle Notes	1,330,000	—
Clear Channel Senior Notes:
4.625% Senior Notes Due 2008	—	500,000
6.625% Senior Notes Due 2008	—	125,000
4.25% Senior Notes Due 2009	500,000	500,000
7.65% Senior Notes Due 2010	133,681	750,000
4.5% Senior Notes Due 2010	250,000	250,000
6.25% Senior Notes Due 2011	722,941	750,000
4.4% Senior Notes Due 2011	223,279	250,000
5.0% Senior Notes Due 2012	275,800	300,000
5.75% Senior Notes Due 2013	475,739	500,000
5.5% Senior Notes Due 2014	750,000	750,000
4.9% Senior Notes Due 2015	250,000	250,000
5.5% Senior Notes Due 2016	250,000	250,000
6.875% Senior Debentures Due 2018	175,000	175,000
7.25% Senior Debentures Due 2027	300,000	300,000
Subsidiary level notes	—	644,860
Other long-term debt	69,260	97,822
$1.75 billion multi-currency revolving credit facility	—	174,619
Purchase accounting adjustments and original issue (discount) premium	(1,114,172)	(11,849)
Fair value adjustments related to interest rate swaps	—	11,438

	19,503,620	6,575,187
Less: current portion	562,923	1,360,199

Total long-term debt	$18,940,697	$5,214,988

Clear Channel’s weighted average interest rate at December 31, 2008 was 6.0%. The aggregate market value of Clear Channel’s debt based on quoted market prices for which quotes were available was approximately $17.2 billion and $5.9 billion at December 31, 2008 and 2007, respectively.

The following is a summary of the terms of Clear Channel’s debt incurred in connection with the merger:

•	a $1.33 billion term loan A facility, with a maturity in July 2014;

•	a $10.7 billion term loan B facility with a maturity in January 2016;

•	a $695.9 million term loan C—asset sale facility, with a maturity in January 2016;

•

a $750.0 million delayed draw term loan facility with a maturity in January 2016 which may be drawn to purchase or redeem Clear Channel’s outstanding 7.65% senior notes due 2010, of which $532.5 million was drawn as of December 31, 2008;

•

a $500.0 million delayed draw term loan facility with a maturity in January 2016 may be drawn to purchase or redeem Clear Channel’s outstanding 4.25% senior notes due 2009, of which none was drawn as of December 31, 2008;

•

a $2.0 billion revolving credit facility with a maturity in July 2014, including a letter of credit sub-facility and a swingline loan sub-facility. At December 31, 2008, the outstanding balance on this facility was $220.0 million and, taking into account letters of credit of $304.1 million, $1.5 billion was available for future borrowings. Interest rates on this facility varied from 3.9% to 4.6%;

•

a $783.5 million receivables based credit facility with a maturity in July 2014 providing revolving credit commitments in an amount equal to the initial borrowing of $533.5 million on the merger closing date plus $250.0 million, subject to a borrowing base. At December 31, 2008 the outstanding balance on this facility was $445.6 million, which was the maximum available under the borrowing base; and

•	$980.0 million aggregate principal amount of 10.75% senior cash pay notes due 2016 and $1.33 billion aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016.

Each of the proceeding obligations are among Clear Channel Communications, Inc., a wholly owned subsidiary of the Company, and each lender from time to time party to the credit agreements or senior cash pay and senior toggle notes.

Senior Secured Credit Facilities

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentages applicable to the term loan facilities and revolving credit facility are the following percentages per annum:

•

with respect to loans under the term loan A facility and the revolving credit facility, (i) 2.40% in the case of base rate loans and (ii) 3.40% in the case of Eurocurrency rate loans, subject to downward adjustments if Clear Channel’s leverage ratio of total debt to EBITDA decreases below 7 to 1; and

•

with respect to loans under the term loan B facility, term loan C—asset sale facility and delayed draw term loan facilities, (i) 2.65% in the case of base rate loans and (ii) 3.65% in the case of Eurocurrency rate loans subject to downward adjustments if Clear Channel’s leverage ratio of total debt to EBITDA decreases below 7 to 1.

Clear Channel is required to pay each revolving credit lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is 0.50% per annum. Clear Channel is required to pay each delayed draw term facility lender a commitment fee in respect of any undrawn commitments under the delayed draw term facilities, which initially is 1.825% per annum until the delayed draw term facilities are fully drawn or commitments thereunder terminated.

The senior secured credit facilities require Clear Channel to prepay outstanding term loans, subject to certain exceptions, with:

•

50% (which percentage will be reduced to 25% and to 0% based upon Clear Channel’s leverage ratio) of Clear Channel’s annual excess cash flow (as calculated in accordance with the senior secured credit facilities), less any voluntary prepayments of term loans and revolving credit loans (to the extent accompanied by a permanent reduction of the commitment) and subject to customary credits;

•

100% (which percentage will be reduced to 75% and 50% based upon Clear Channel’s leverage ratio) of the net cash proceeds of sales or other dispositions by Clear Channel or its wholly-owned restricted subsidiaries (including casualty and condemnation events) of assets subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence of certain debt, other than debt permitted under the senior secured credit facilities.

The foregoing prepayments with the net cash proceeds of certain incurrences of debt and annual excess cash flow will be applied (i) first to the term loans other than the term loan C—asset sale facility loans (on a pro rata basis) and (ii) second to the term loan C—asset sale facility loans, in each case to the remaining installments thereof in direct order of maturity. The foregoing prepayments with the net cash proceeds of the sale of assets (including casualty and condemnation events) will be applied (i) first to the term loan C—asset sale facility loans and (ii) second to the other term loans (on a pro rata basis), in each case to the remaining installments thereof in direct order of maturity.

Clear Channel may voluntarily repay outstanding loans under its senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

Clear Channel is required to repay the loans under its term loan facilities as follows:

•

the term loan A facility will amortize in quarterly installments commencing on the first interest payment date after the second anniversary of the closing date of the merger in annual amounts equal to 5% of the original funded principal amount of such facility in years three and four, 10% thereafter, with the balance being payable on the final maturity date of such term loans; and

•

the term loan B facility, term loan C—asset sale facility and delayed draw term loan facilities will amortize in quarterly installments on the first interest payment date after the third anniversary of the closing date of the merger, in annual amounts equal to 2.5% of the original funded principal amount of such facilities in years four and five and 1% thereafter, with the balance being payable on the final maturity date of such term loans.

The senior secured credit facilities are guaranteed by each of Clear Channel’s existing and future material wholly-owned domestic restricted subsidiaries, subject to certain exceptions.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the capital stock of Clear Channel;

•	100% of the capital stock of any future material wholly-owned domestic license subsidiary that is not a “Restricted Subsidiary” under the indenture governing the Clear Channel senior notes;

•	certain assets that do not constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes);

•

certain assets that constitute “principal property” (as defined in the indenture governing the Clear Channel senior notes) securing obligations under the senior secured credit facilities up to the maximum amount permitted to be secured by such assets without requiring equal and ratable security under the indenture governing the Clear Channel senior notes; and

•	a second-priority lien on the accounts receivable and related assets securing the receivables based credit facility.

The obligations of any foreign subsidiaries that are borrowers under the revolving credit facility will also be guaranteed by certain of their material wholly-owned restricted subsidiaries, and secured by substantially all assets of all such borrowers and guarantors, subject to permitted liens and other exceptions.

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a maximum consolidated senior secured net debt to adjusted EBITDA (as calculated in accordance with the senior secured credit facilities) ratio. This financial covenant becomes effective on March 31, 2009 (maximum of 9.5:1) and will become more restrictive over time. Clear Channel’s senior secured debt consists of the senior secured facilities, the receivables based facility and certain other secured subsidiary debt. Secured leverage, defined as secured debt, net of cash, divided by the trailing 12-month consolidated EBITDA was 6.4:1 at December 31, 2008. Clear Channel’s consolidated EBITDA is calculated as its trailing twelve months operating income before depreciation, amortization, impairment charge, non-cash compensation, other operating income—net and merger expenses of $1.8 billion adjusted for certain items, including: (i) an increase for expected cost savings (limited to $100.0 million in any twelve month period) of $100.0 million; (ii) an increase of $43.1 million for cash received from nonconsolidated affiliates; (iii) an increase of $17.0 million for non-cash items; (iv) an increase of $95.9 million related to expenses incurred associated with Clear Channel’s restructuring program; and (v) an increase of $82.4 million for various other items.

In addition, the senior secured credit facilities include negative covenants that, subject to significant exceptions, limit Clear Channel’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers, consolidations, liquidations and dissolutions;

•	sell assets;

•	pay dividends and distributions or repurchase its capital stock;

•	make investments, loans, or advances;

•	prepay certain junior indebtedness;

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain junior indebtedness; and

•	change its lines of business.

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, the invalidity of material provisions of the senior secured credit facilities documentation, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of Clear Channel’s subordinated debt and a change of control. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Receivables Based Credit Facility

The receivables based credit facility of $783.5 million provides revolving credit commitments in an amount equal to the initial borrowing of $533.5 million on the closing date plus $250 million, subject to a borrowing base. The borrowing base at any time equals 85% of the eligible accounts receivable for certain subsidiaries of Clear Channel. The receivables based credit facility includes a letter of credit sub-facility and a swingline loan sub-facility.

All borrowings under the receivables based credit facility are subject to the absence of any default, the accuracy of representations and warranties and compliance with the borrowing base. If at any time, borrowings, excluding the initial borrowing, under the receivables based credit facility following the closing date will be subject to compliance with a minimum fixed charge coverage ratio of 1.0:1.0 if excess availability under the receivables based credit facility is less than $50 million, or if aggregate excess availability under the receivables based credit facility and revolving credit facility is less than 10% of the borrowing base.

Borrowings under the receivables based credit facility bear interest at a rate equal to an applicable margin plus, at Clear Channel’s option, either (i) a base rate determined by reference to the higher of (A) the prime lending rate publicly announced by the administrative agent and (B) the federal funds effective rate from time to time plus 0.50%, or (ii) a Eurocurrency rate determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs.

The margin percentage applicable to the receivables based credit facility which is (i) 1.40% in the case of base rate loans and (ii) 2.40% in the case of Eurocurrency rate loans subject to downward adjustments if Clear Channel’s leverage ratio of total debt to EBITDA decreases below 7 to 1.

Clear Channel is required to pay each lender a commitment fee in respect of any unused commitments under the receivables based credit facility, which is 0.375% per annum subject to downward adjustments if Clear Channel’s leverage ratio of total debt to EBITDA decreases below 6 to 1.

If at any time the sum of the outstanding amounts under the receivables based credit facility (including the letter of credit outstanding amounts and swingline loans thereunder) exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the receivables based credit facility, Clear Channel will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess.

Clear Channel may voluntarily repay outstanding loans under the receivables based credit facility at any time without premium or penalty, other than customary “breakage” costs with respect to Eurocurrency rate loans.

The receivables based credit facility is guaranteed by, subject to certain exceptions, the guarantors of the senior secured credit facilities. All obligations under the receivables based credit facility, and the guarantees of those obligations, are secured by a perfected first priority security interest in all of Clear Channel’s and all of the guarantors’ accounts receivable and related assets and proceeds thereof, subject to permitted liens and certain exceptions.

The receivables based credit facility includes negative covenants, representations, warranties, events of default, conditions precedent and termination provisions substantially similar to those governing the senior secured credit facilities.

Senior Notes

Clear Channel has outstanding $980.0 million aggregate principal amount of 10.75% senior cash pay notes due 2016 (the “senior cash pay notes”) and $1.3 billion aggregate principal amount of 11.00%/11.75% senior toggle notes due 2016 (the “senior toggle notes” and, together with the senior cash pay notes, the “notes”).

The senior toggle notes mature on August 1, 2016 and may require a special redemption on August 1, 2015. Clear Channel may elect on each interest election date to pay all or 50% of such interest on the senior toggle notes in cash or by increasing the principal amount of the senior toggle notes or by issuing new senior toggle notes (such increase or issuance, “PIK Interest”). Interest on the senior toggle notes payable in cash will accrue at a rate of 11.00% per annum and PIK Interest will accrue at a rate of 11.75% per annum.

Clear Channel may redeem some or all of the notes at any time prior to August 1, 2012, at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to the redemption date and a “make-whole premium,” as described in the notes. Clear Channel may redeem some or all of the notes at any time on or after August 1, 2012 at the redemption prices set forth in notes. In addition, Clear Channel may redeem up to 40% of any series of the outstanding notes at any time on or prior to August 1, 2011 with the net cash proceeds raised in one or more equity offerings. If Clear Channel undergoes a change of control, sells certain of its assets, or issues certain debt offerings, it may be required to offer to purchase notes from holders.

The notes are senior unsecured debt and rank equal in right of payment with all of Clear Channel’s existing and future senior debt. Guarantors of obligations under the senior secured credit facilities and the receivables based credit facility guarantee the notes with unconditional guarantees that are unsecured and equal in right of payment to all existing and future senior debt of such guarantors, except that the guarantees are subordinated in right of payment only to the guarantees of obligations under the senior secured credit facilities and the receivables based credit facility. In addition, the notes and the guarantees are structurally senior to Clear Channel’s senior notes and existing and future debt to the extent that such debt is not guaranteed by the guarantors of the notes. The notes and the guarantees are effectively subordinated to the existing and future secured debt and that of the guarantors to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of subsidiaries that do not guarantee the notes.

Subsidiary Level Notes

AMFM Operating Inc. (“AMFM”), a wholly-owned subsidiary of the Company, had outstanding 8% senior notes due 2008. An aggregate principal amount of $639.2 million of the 8% senior notes was repurchased pursuant to a tender offer and consent solicitation in connection with the merger and a loss of $8.0 million was recorded in “Other income (expense)—net” in the pre-merger consolidated income statement. The remaining 8% senior notes were redeemed at maturity on November 1, 2008.

Debt Maturities

On January 15, 2008, Clear Channel redeemed its 4.625% senior notes at their maturity for $500.0 million plus accrued interest with proceeds from its bank credit facility.

On June 15, 2008, Clear Channel redeemed its 6.625% Senior Notes at their maturity for $125.0 million with available cash on hand.

Clear Channel’s $1.75 billion multi-currency revolving credit facility was terminated in connection with the closing of the merger. There was no outstanding balance on the facility on the date it was terminated.

Tender Offers

On August 7, 2008, Clear Channel announced that it commenced a cash tender offer and consent solicitation for its outstanding $750.0 million principal amount of 7.65% senior notes due 2010. The tender offer and consent payment expired on September 9, 2008. The aggregate principal amount of 7.65% senior notes validly tendered and accepted for payment was $363.9 million. Clear Channel recorded a loss of $21.8 million in “Other income (expense)—Net” during the post-merger period as a result of the tender.

On November 24, 2008, Clear Channel announced that it commenced another cash tender offer to purchase its outstanding 7.65% Senior Notes due 2010. The tender offer and consent payment expired on December 23, 2008. The aggregate principal amount of 7.65% senior notes validly tendered and accepted for payment was $252.4 million. The Company recorded a gain of $74.7 million in “Other income (expense)—Net” during the post-merger period as a result of the tender.

Clear Channel also announced on November 24, 2008 that its indirect wholly-owned subsidiary, CC Finco, LLC, commenced a cash tender offers for Clear Channel’s outstanding 6.25% Senior Notes due 2011 (“6.25 Notes”), Clear Channel’s outstanding 4.40% Senior Notes due 2011 (“4.40% Notes”), Clear Channel’s outstanding 5.00% Senior Notes due 2012 (“5.00% Notes”) and Clear Channel’s outstanding 5.75% Senior Notes due 2013 (“5.75% Notes”). The tender offers and consent payments expired on December 23, 2008. The aggregate principal amounts of the 6.25% Notes, 4.40% Notes, 5.00% Notes and 5.75% Notes validly tendered and accepted for payment pursuant to the tender offers was $27.1 million, $26.7 million, $24.2 million and $24.3 million, respectively, and CC Finco, LLC purchased and currently holds such tendered notes. The Company recorded an aggregate gain of $49.7 million in “Other income (expense)—Net” during the post-merger period as a result of the tenders.

Other

All purchase accounting fair value adjustments to debt, fees and initial offering discounts are being amortized as interest expense over the life of the respective notes.

Future maturities of long-term debt at December 31, 2008 are as follows:

(In thousands)
2009	$569,527
2010	417,779
2011	1,162,280
2012	674,282
2013	822,372
Thereafter	16,971,552

Total (1)	$20,617,792

(1)	Excludes a negative purchase accounting fair value adjustment of $1.1 billion, which is amortized through interest expense over the life of the underlying debt obligations.

NOTE H—FINANCIAL INSTRUMENTS

The Company has entered into $6.0 billion aggregate notional amount of interest rate swaps. The Company continually monitors its positions with, and credit quality of, the financial institutions which are counterparties to its interest rate swaps. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the interest rate swaps. However, the Company considers this risk to be low.

Interest Rate Swaps

The Company’s aggregate $6.0 billion notional amount interest rate swap agreements are designated as a cash flow hedge and the effective portion of the gain or loss on the swap is reported as a component of other comprehensive income. The Company entered into the swaps to effectively convert a portion of its floating-rate debt to a fixed basis, thus reducing the impact of interest-rate changes on future interest expense. The aggregate fair value of these interest rate swaps of $118.8 million was recorded on the balance sheet as “Other long-term liabilities” at December 31, 2008. Accumulated other comprehensive income is adjusted to reflect the change in the fair value of the swaps. The balance in other comprehensive income was $75.1 million at December 31, 2008. No ineffectiveness was recorded in earnings related to these interest rate swaps.

Clear Channel had $1.1 billion of interest rate swaps at December 31, 2007 that were designated as fair value hedges of the underlying fixed-rate debt obligations. On December 31, 2007, the fair value of the interest rate swap agreements was recorded on the balance sheet as “Other long-term assets” with the offset recorded in “Long-term debt” of approximately $11.4 million. Clear Channel terminated these interest rate swaps effective July 10, 2008 and received proceeds of approximately $15.4 million. These interest rate swaps were recorded on the balance sheet at fair value, which was equivalent to the proceeds received.

Secured Forward Exchange Contracts

In 2001, Clear Channel Investments, Inc., a wholly owned subsidiary of Clear Channel, entered into two ten-year secured forward exchange contracts that monetized 2.9 million shares of its investment in American Tower Corporation (“AMT”). The AMT contracts had a value of $17.0 million recorded in “Other long term liabilities” at December 31, 2007. These contracts were not designated as a hedge of Clear Channel’s cash flow exposure of the forecasted sale of the AMT shares. During the years ended December 31, 2007 and 2006, Clear Channel recognized losses of $6.7 million and $22.0 million, respectively, in “Gain (loss) on marketable securities” related to the change in the fair value of these contracts. To offset the change in the fair value of these contracts, Clear Channel recorded AMT shares as trading securities. During the years ended December 31, 2007 and 2006, Clear Channel recognized income of $10.7 million and $20.5 million, respectively, in “Gain (loss) on marketable securities” related to the change in the fair value of the shares. Clear Channel terminated the contracts effective June 13, 2008, receiving net proceeds of $15.2 million. A net gain of $27.0 million was recorded in the pre-merger period in “Gain on marketable securities” related to terminating the contracts and selling the underlying AMT shares.

Foreign Currency Rate Management

Clear Channel held two United States dollar—Euro cross currency swaps with an aggregate Euro notional amount of €706.0 million and a corresponding aggregate U.S. dollar notional amount of $877.7 million. These cross currency swaps had a value of $127.4 million at December 31, 2007 and were recorded in “Other long-term obligations”. Clear Channel designated the cross currency swaps as a hedge of its net investment in Euro denominated assets. Clear Channel recorded all changes in the fair value of the cross currency swaps and the semiannual cash payments as a cumulative translation adjustment in other comprehensive income (loss). As of December 31, 2007, a $73.5 million loss, net of tax, was recorded as a cumulative translation adjustment to “Other comprehensive income (loss)” related to the cross currency swaps. Clear Channel terminated its cross currency swap contracts on July 30, 2008 by paying the counterparty $196.2 million from available cash on hand. The contracts were recorded on the balance sheet at fair value, which was equivalent to the cash paid to terminate them. The related fair value adjustments in other comprehensive income were deleted when the merger took place.

NOTE I – FAIR VALUE MEASUREMENTS

Clear Channel adopted Financial Accounting Standards Board Statement No. 157, Fair Value Measurements (“Statement 157”) on January 1, 2008 and began to apply its recognition and disclosure provisions to its financial assets and financial liabilities that are remeasured at fair value at least annually. Statement 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s marketable equity securities and interest rate swaps are measured at fair value on each reporting date.

The marketable equity securities are measured at fair value using quoted prices in active markets. Due to the fact that the inputs used to measure the marketable equity securities at fair value are observable, the Company has categorized the fair value measurements of the securities as Level 1. The fair value of these securities at December 31, 2008 was $27.1 million.

The Company’s aggregate $6.0 billion notional amount of interest rate swap agreements are designated as a cash flow hedge. Due to the fact that the inputs to the model used to estimate fair value are either directly or indirectly observable, the Company classified the fair value measurements of these agreements as Level 2. The aggregate fair value of the interest rate swaps at December 31, 2008 was a liability of $118.8 million.

NOTE J—COMMITMENTS AND CONTINGENCIES

The Company accounts for its rentals that include renewal options, annual rent escalation clauses, minimum franchise payments and maintenance related to displays under the guidance in EITF 01-8, Determining Whether an Arrangement Contains a Lease (“EITF 01-8”), Financial Accounting Standards No. 13, Accounting for Leases, Financial Accounting Standards No. 29, Determining Contingent Rentals an amendment of FASB Statement No. 13 (“Statement 29”) and FASB Technical Bulletin 85-3, Accounting for Operating Leases with Scheduled Rent Increases (“FTB 85-3”).

The Company considers its non-cancelable contracts that enable it to display advertising on buses, taxis, trains, bus shelters, etc. to be leases in accordance with the guidance in EITF 01-8. These contracts may contain minimum annual franchise payments which generally escalate each year. The Company accounts for these minimum franchise payments on a straight-line basis in accordance with FTB 85-3. If the rental increases are not scheduled in the lease, for example an increase based on the CPI, those rents are considered contingent rentals and are recorded as expense when accruable. Other contracts may contain a variable rent component based on revenue. The Company accounts for these variable components as contingent rentals under Statement 29, and records these payments as expense when accruable.

The Company accounts for annual rent escalation clauses included in the lease term on a straight-line basis under the guidance in FTB 85-3. The Company considers renewal periods in determining its lease terms if at inception of the lease there is reasonable assurance the lease will be renewed. Expenditures for maintenance are charged to operations as incurred, whereas expenditures for renewal and betterments are capitalized.

The Company leases office space, certain broadcasting facilities, equipment and the majority of the land occupied by its outdoor advertising structures under long-term operating leases. The Company accounts for these leases in accordance with the policies described above.

The Company’s contracts with municipal bodies or private companies relating to street furniture, billboard, transit and malls generally require the Company to build bus stops, kiosks and other public amenities or advertising structures during the term of the contract. The Company owns these structures and is generally allowed to advertise on them for the remaining term of the contract. Once the Company has built the structure, the cost is capitalized and expensed over the shorter of the economic life of the asset or the remaining life of the contract.

Certain of the Company’s contracts contain penalties for not fulfilling its commitments related to its obligations to build bus stops, kiosks and other public amenities or advertising structures. Historically, any such penalties have not materially impacted the Company’s financial position or results of operations.

As of December 31, 2008, the Company’s future minimum rental commitments under non-cancelable operating lease agreements with terms in excess of one year, minimum payments under non-cancelable contracts in excess of one year, and capital expenditure commitments consist of the following:

(In thousands)	Non-Cancelable Operating Leases	Non-Cancelable Contracts	Capital Expenditures
2009	$383,568	$673,900	$76,760
2010	337,654	454,402	44,776
2011	290,230	404,659	17,650
2012	247,364	265,011	4,666
2013	220,720	206,755	4,670
Thereafter	1,265,574	643,535	3,141

Total	$2,745,110	$2,648,262	$151,663

Rent expense charged to continuing operations for the post-merger period ended December 31, 2008 was $526.6 million. Rent expense charged to continuing operations for the pre-merger period ended July 30, 2008 was $755.4 million. Rent expense charged to continuing operations for the pre-merger periods 2007 and 2006 was $1.2 billion and $1.1 billion, respectively.

Clear Channel is currently involved in certain legal proceedings and, as required, the Company has accrued its estimate of the probable costs for the resolution of these claims. These estimates have been developed in consultation with counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of the strategies related to these proceedings.

In various areas in which the Company operates, outdoor advertising is the object of restrictive and, in some cases, prohibitive zoning and other regulatory provisions, either enacted or proposed. The impact to the Company of loss of displays due to governmental action has been somewhat mitigated by federal and state laws mandating compensation for such loss and constitutional restraints.

Certain acquisition agreements include deferred consideration payments based on performance requirements by the seller typically involving the completion of a development or obtaining appropriate permits that enable the Company to construct additional advertising displays. At December 31, 2008, the Company believes its maximum aggregate contingency, which is subject to performance requirements by the seller, is approximately $35.0 million. As the contingencies have not been met or resolved as of December 31, 2008, these amounts are not recorded. If future payments are made, amounts will be recorded as additional purchase price.

The Company is a party to various put agreements that may require additional investments to be made by the Company in the future. The put values are contingent upon the financial performance of the investee and are typically based on the investee meeting certain EBITDA targets, as defined in the agreement. The Company will continue to accrue additional amounts related to such contingent payments if and when it is determinable that the applicable financial performance targets will be met. The aggregate of these contingent payments, if performance targets are met, would not significantly impact the financial position or results of operations of the Company.

NOTE K—GUARANTEES

At December 31, 2008, the Company guaranteed $39.8 million of credit lines provided to certain of its international subsidiaries by a major international bank. Most of these credit lines related to intraday overdraft facilities covering participants in the Company’s European cash management pool. As of December 31, 2008, no amounts were outstanding under these agreements.

As of December 31, 2008, the Company had outstanding commercial standby letters of credit and surety bonds of $367.6 million and $211.4 million, respectively. Letters of credit in the amount of $154.8 million are collateral in support of surety bonds and these amounts would only be drawn under the letters of credit in the event the associated surety bonds were funded and the Company did not honor its reimbursement obligation to the issuers.

These letters of credit and surety bonds relate to various operational matters including insurance, bid, and performance bonds as well as other items.

NOTE L—INCOME TAXES

The operations of the Company are included in a consolidated federal income tax return filed by CCMH. However, for financial reporting purposes, the Company’s provision for income taxes has been computed on the basis that the Company files separate consolidated federal income tax returns with its subsidiaries.

Significant components of the provision for income tax expense (benefit) are as follows:

(In thousands)	Post-merger period ended December 31, 2008	Pre-merger period ended July 30, 2008	Pre-merger 2007	Pre-merger 2006
Current—federal	$(100,578)	$(6,535)	$187,700	$211,444
Current—foreign	15,755	24,870	43,776	40,454
Current—state	8,094	8,945	21,434	26,765

Total current (benefit) expense	(76,729)	27,280	252,910	278,663
Deferred—federal	(555,679)	145,149	175,524	185,053
Deferred—foreign	(17,762)	(12,662)	(1,400)	(9,134)
Deferred—state	(46,453)	12,816	14,114	15,861

Total deferred (benefit) expense	(619,894)	145,303	188,238	191,780

Income tax (benefit) expense	$(696,623)	$172,583	$441,148	$470,443

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2008 and 2007 are as follows:

(In thousands)	2008	2007
Deferred tax liabilities:
Intangibles and fixed assets	$2,332,924	$921,497
Long-term debt	352,057	—
Unrealized gain in marketable securities	—	20,715
Foreign	87,654	7,799
Equity in earnings	27,872	44,579
Investments	15,268	17,585
Deferred Income	—	4,940
Other	25,836	11,814

Total deferred tax liabilities	2,841,611	1,028,929
Deferred tax assets:
Accrued expenses	129,684	91,080
Long-term debt	—	56,026
Unrealized gain in marketable securities	29,438	—
Net operating loss/Capital loss carryforwards	319,530	521,187
Bad debt reserves	28,248	14,051
Deferred Income	976	—
Other	17,857	90,511

Total gross deferred tax assets	525,733	772,855
Valuation allowance	319,530	516,922

Total deferred tax assets	206,203	255,933

Net deferred tax liabilities	$2,635,408	$772,996

For the year ended December 31, 2008, the Company recorded approximately $2.5 billion in additional deferred tax liabilities associated with the applied purchase accounting adjustments resulting from the acquisition of Clear Channel. The additional deferred tax liabilities primarily relate to differences between the purchase accounting adjusted book basis and the historical tax basis of the Company’s intangible assets. During the post-merger period ended December 31, 2008, the Company recorded an impairment charge to its FCC licenses, permits and tax deductible goodwill resulting in a decrease of approximately $648.2 million in recorded deferred tax liabilities. Included in the Company’s net deferred tax liabilities are $43.9 million and $20.9 million of current net deferred tax assets for 2008 and 2007, respectively. The Company presents these assets in “Other current assets” on its consolidated balance sheets. The remaining $2.7 billion and $793.9 million of net deferred tax liabilities for 2008 and 2007, respectively, are presented in “Deferred tax liabilities” on the consolidated balance sheets.

At December 31, 2008, net deferred tax liabilities include a deferred tax asset of $16.1 million relating to stock-based compensation expense under Statement 123(R). Full realization of this deferred tax asset requires stock options to be exercised at a price equaling or exceeding the sum of the grant price plus the fair value of the option at the grant date and restricted stock to vest at a price equaling or exceeding the fair market value at the grant date. Accordingly, there can be no assurance that the stock price will rise to levels sufficient to realize the entire tax benefit currently reflected in its balance sheet.

The deferred tax liability related to intangibles and fixed assets primarily relates to the difference in book and tax basis of acquired FCC licenses, permits and tax deductible goodwill created from various stock acquisitions. In accordance with Statement 142, the Company no longer amortizes FCC licenses and permits. As a result, this deferred tax liability will not reverse over time unless the Company recognizes future impairment charges related to its FCC licenses, permits and tax deductible goodwill or sells its FCC licenses or permits. As the Company continues to amortize its tax basis in its FCC licenses, permits and tax deductible goodwill, the deferred tax liability will increase over time.

During 2005, Clear Channel recognized a capital loss of approximately $2.4 billion as a result of the spin-off of Live Nation. Of the $2.4 billion capital loss, approximately $734.5 million was used to offset capital gains recognized in 2002, 2003 and 2004 and Clear Channel received the related $257.0 million tax refund on October 12, 2006. During 2008, Clear Channel used $585.3 million of the capital loss to offset the gain on sale of its television business and certain radio stations. As of December 31, 2008, the remaining capital loss carryforward is approximately $699.6 million and it can be used to offset future capital gains through 2009. The Company has recorded an after tax valuation allowance of $257.4 million related to the capital loss carryforward due to the uncertainty of the ability to utilize the carryforward prior to its expiration. If the Company is able to utilize the capital loss carryforward in future years, the valuation allowance will be released and be recorded as a current tax benefit in the year the losses are utilized.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense (benefit) is:

(In thousands)	Post-merger period ended December 31, 2008		Pre-merger period ended July 30, 2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Income tax expense (benefit) at statutory rates	$(2,008,040)	35%	$205,108	35%	$448,298	35%	$399,423	35%
State income taxes, net of federal tax benefit	(38,359)	1%	21,760	4%	35,548	3%	42,626	4%
Foreign taxes	95,478	(2)%	(29,606)	(5)%	(8,857)	(1)%	6,391	1%
Nondeductible items	1,591	(0)%	2,464	0%	6,228	0%	2,607	0%
Changes in valuation allowance and other estimates	53,877	(1)%	(32,256)	(6)%	(34,005)	(3)%	16,482	1%
Impairment charge	1,194,182	(21)%	—	—	—	—	—	—
Other, net	4,648	(0)%	5,113	1%	(6,064)	(0)%	2,914	0%

	$(696,623)	12%	$172,583	29%	$441,148	34%	$470,443	41%

A tax benefit was recorded for the post-merger period ended December 31, 2008 of 12% and reflects the Company’s ability to recover a limited amount of the Company’s prior period tax liabilities through certain net operating loss carrybacks. Due to the lack of earnings history as a merged company and limitations on net operating loss carryback claims allowed; the Company cannot rely on future earnings and carryback claims as a means to realize deferred tax assets which may arise as a result of future period net operating losses. Pursuant to the provision of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, deferred tax valuation allowances would be required on those deferred tax assets. The effective tax rate for the post-merger period was primarily impacted due to the impairment charge. In addition, the Company recorded a valuation allowance on certain net operating losses generated during the post-merger period that are not able to be carried back to prior years. The effective tax rate for the pre-merger period was primarily impacted by the tax effect of the disposition of certain radio broadcasting assets and investments.

During 2007, Clear Channel utilized approximately $2.2 million of net operating loss carryforwards, the majority of which were generated by certain acquired companies prior to their acquisition by Clear Channel. The utilization of the net operating loss carryforwards reduced current taxes payable and current tax expense for the year ended December 31, 2007. Clear Channel’s effective income tax rate for 2007 was 34.4% as compared to

41.2% for 2006. For 2007, the effective tax rate was primarily affected by the recording of current tax benefits of approximately $45.7 million related to the settlement of several tax positions with the Internal Revenue Service (“IRS”) for the 1999 through 2004 tax years and deferred tax benefits of approximately $14.6 million related to the release of valuation allowances for the use of certain capital loss carryforwards. These tax benefits were partially offset by additional current tax expense being recorded in 2007 due to an increase in Income before income taxes of $139.6 million.

During 2006, Clear Channel utilized approximately $70.3 million of net operating loss carryforwards, the majority of which were generated during 2005. The utilization of the net operating loss carryforwards reduced current taxes payable and current tax expense for the year ended December 31, 2006. In addition, current tax expense was reduced by approximately $22.1 million related to the disposition of certain operating assets and the filing of an amended tax return during 2006. As discussed above, Clear Channel recorded a capital loss on the spin-off of Live Nation. During 2006 the amount of capital loss carryforward and the related valuation allowance was adjusted to the final amount reported on Clear Channel’s 2005 filed tax return.

The remaining federal net operating loss carryforwards of $168.8 million expires in various amounts from 2009 to 2028.

Clear Channel adopted Financial Accounting Standard Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements. FIN 48 prescribes a recognition threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken within an income tax return. The adoption of FIN 48 resulted in a decrease of $0.2 million to the January 1, 2007 balance of “Retained deficit”, an increase of $101.7 million in “Other long term-liabilities” for unrecognized tax benefits and a decrease of $123.0 million in “Deferred income taxes”. The total amount of unrecognized tax benefits at January 1, 2007 was $416.1 million, inclusive of $89.6 million for interest.

The Company continues to record interest and penalties related to unrecognized tax benefits in current income tax expense. The total amount of interest accrued at December 31, 2008 and 2007 was $53.5 million and $43.0 million, respectively. The total amount of unrecognized tax benefits and accrued interest and penalties at December 31, 2008 and 2007 was $267.8 million and $237.1 million, respectively, and is recorded in “Other long-term liabilities” on the Company’s consolidated balance sheets. Of this total, $250.0 million at December 31, 2008 represents the amount of unrecognized tax benefits and accrued interest and penalties that, if recognized, would favorably affect the effective income tax rate in future periods.

Unrecognized Tax Benefits (In thousands)	Post-merger period ended December 31, 2008	Pre-merger period ended July 30, 2008	Pre-merger 2007
Balance at beginning of period	$207,884	$194,060	$326,478
Increases for tax position taken in the current year	35,942	8,845	18,873
Increases for tax positions taken in previous years	3,316	7,019	45,404
Decreases for tax position taken in previous years	(20,564)	(1,764)	(175,036)
Decreases due to settlements with tax authorities	(9,975)	(276)	(21,200)
Decreases due to lapse of statute of limitations	(2,294)	—	(459)

Balance at end of period	$214,309	$207,884	$194,060

The Company and its subsidiaries file income tax returns in the United States federal jurisdiction and various state and foreign jurisdictions. As stated above, Clear Channel settled several federal tax positions with the Internal Revenue Service (“IRS”) during the year ended December 31, 2007. As a result of the settlement Clear Channel reduced its balance of unrecognized tax benefits by $246.2 million. During 2008, the Company favorably settled certain issues in foreign jurisdictions that resulted in the decrease in unrecognized tax benefits. In addition, as a result of the currency fluctuations during 2008, the balance of unrecognized tax benefits decreased approximately $12.0 million. The IRS is currently auditing Clear Channel’s 2005 and 2006 tax years. The Company does not expect to resolve any material federal tax positions within the next twelve months. Substantially all material state, local, and foreign income tax matters have been concluded for years through 2000.

NOTE M—MEMBERS’ INTEREST (DEFICIT)/SHAREHOLDERS’ EQUITY

Dividends

Clear Channel’s Board of Directors declared quarterly cash dividends as follows.

(In millions, except per share data)	Amount per Common Share	Record Date	Payment Date	Total Payment
Declaration Date
2007:
February 21, 2007	0.1875	March 31, 2007	April 15, 2007	$93.0
April 19, 2007	0.1875	June 30, 2007	July 15, 2007	93.4
July 27, 2007	0.1875	September 30, 2007	October 15, 2007	93.4
December 3, 2007	0.1875	December 31, 2007	January 15, 2008	93.4

Clear Channel did not declare dividends in 2008.

Share-Based Payments

The Company does not have any equity incentive plans. The Company’s employees receive equity awards from CCMH’s equity incentive plans. Prior to the merger, Clear Channel granted stock awards to its employees under its equity incentive plans. The following provides information related to CCMH’s and Clear Channel’s equity incentive plans.

Vesting of certain Clear Channel stock options and restricted stock awards was accelerated upon closing of the merger. As a result, except for certain executive officers and holders of certain options that could not, by their terms, be cancelled prior to their stated expiration date, holders of stock options received cash or, if elected, an amount of CCMH stock, in each case equal to the intrinsic value of the awards based on a market price of $36.00 per share. Holders of restricted stock awards received $36.00 per share in cash, without interest, if elected, or a share of CCMH stock per share of Clear Channel restricted stock. Approximately $39.2 million of share-based compensation was recognized in the pre-merger period as a result of the accelerated vesting of the stock options and restricted stock awards.

Stock Options

The Company does not have any compensation plans under which it grants stock awards to employees. Prior to the merger, Clear Channel granted options to purchase its common stock to its employees and directors and its affiliates under its various equity incentive plans typically at no less than the fair value of the underlying stock on the date of grant. These options were granted for a term not exceeding ten years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with Clear Channel or one of its affiliates. Prior to acceleration, if any, in connection with the merger, these options vested over a period of up to five years. All equity incentive plans contained anti-dilutive provisions that permitted an adjustment of the number of shares of Clear Channel’s common stock represented by each option for any change in capitalization.

At July 30, 2008, immediately prior to the effectiveness of the merger, there were 23,433,092 outstanding Clear Channel stock options held by Clear Channel’s employees and directors under Clear Channel’s equity incentive plans. Of these Clear Channel stock options, 7,407,103 had an exercise price below $36.00, and were considered “in the money.” Each Clear Channel stock option that was outstanding and unexercised as of the date of the merger, other than certain stock options described below, whether vested or unvested, automatically became fully vested and converted into the right to receive a cash payment or equity in CCMH equal to the value of the product of the excess, if any, of the $36.00 over the exercise price per share of the Clear Channel stock option. Following the merger, Clear Channel stock options automatically ceased to exist and are no longer outstanding and, following the receipt of the cash payment or equity, if any, described in the preceding sentence, the holders thereof ceased to have any rights with respect to Clear Channel stock options.

Some of the outstanding “in the money” Clear Channel stock options held by certain executive officers were not converted into the right to receive a cash payment or equity in CCMH based on their intrinsic value on the date of the merger, but rather were converted into options to purchase shares of CCMH following the merger. Such conversions were based on the fair market value of CCMH stock on the merger date and also preserved the aggregate spread value of the converted options. An aggregate of 1,749,075 shares of Clear Channel stock options held by these executive officers with a weighted average exercise price of $32.63 per share were converted into vested stock options to purchase 235,393 shares of CCMH’s Class A common stock with a weighted average exercise price of $10.99 per share. Additionally, vested options to acquire 170,329 shares of Clear Channel common stock at a weighted average exercise price of $57.28 on the date of the merger could not, by their terms, be cancelled prior to their stated expiration date. These stock options were converted, on a one-for-one basis, into stock options to acquire shares of CCMH’s Class A common stock.

The following table presents a summary of Clear Channel’s stock options outstanding at and stock option activity during the pre-merger period from January 1 through July 30, 2008 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price
Outstanding, January 1, 2008	30,643	$43.56
Granted	—	n/a
Exercised (a)	(438)	30.85
Forfeited	(298)	31.47
Expired	(22,330)	47.61
Settled at merger (b)	(5,658)	32.16
Converted into options in CCMH	(1,919)	34.82

Outstanding, July 30, 2008	0	n/a

(a)	Cash received from option exercises during the pre-merger period from January 1 through July 30, 2008 was $13.5 million, and Clear Channel received an income tax benefit of $0.9 million relating to the options exercised during the pre-merger period from January 1 through July 30, 2008. The cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) is to be classified as financing cash flows. The excess tax benefit that is required to be classified as a financing cash inflow is not material. The total intrinsic value of options exercised during the pre-merger period from January 1 through July 30, 2008 was $1.7 million.

(b)	Clear Channel received an income tax benefit of $8.1 million relating to the options settled upon the closing of the merger.

A summary of Clear Channel’s unvested options at December 31, 2007, and changes during the pre-merger period from January 1 through July 30, 2008, is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Unvested, January 1, 2008	6,817	$10.80
Granted	—	n/a
Vested (a)	(6,519)	10.81
Forfeited	(298)	8.33

Unvested, July 30, 2008	0	n/a

(a)	The total fair value of options vested during the pre-merger period from January 1 through July 30, 2008 was $71.2 million. Upon closing of the merger, 4.1 million Clear Channel unvested stock options became vested. As a result, Clear Channel recorded $12.9 million in non-cash compensation expense on July 30, 2008.

Subsequent to the merger, CCMH grants stock options to the Company’s officers and other key employees on behalf of the Company. In connection with, and prior to, the merger, CCMH adopted a new equity incentive plan (“2008 Incentive Plan”), under which it grants options to purchase its Class A common stock to the Company’s employees and directors and their affiliates at no less than the fair value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with the Company or one of its affiliates. The 2008 Incentive Plan contains antidilutive provisions that permit an adjustment of the number of shares of CCMH’s common stock represented by each option for any change in capitalization.

On July 30, 2008, CCMH granted 7,417,307 options to purchase its Class A common stock to certain key executives at $36.00 per share under the 2008 Incentive Plan. Of these options, 3,166,830 will vest based solely on continued service over a period of up to five years with the remainder becoming eligible to vest over five years if certain predetermined performance targets are met. All options were granted for a term of ten years and will be forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with the Company. The fair value of the portion of options that vest based on continued service was estimated on the grant date using a Black-Scholes option-pricing model and the fair value of the remaining options which contain vesting provisions subject to service, market and performance conditions was estimated on the grant date using a Monte Carlo model. Expected volatilities were based on implied volatilities from traded options on peer companies, historical volatility on peer companies’ stock, and other factors. The expected life of the options granted represents the period of time that the options granted are expected to be outstanding. CCMH used historical data to estimate option exercises and employee terminations within the valuation model. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of these options:

Expected volatility	58%
Expected life in years	5.5 – 7.5
Risk-free interest rate	3.46% – 3.83%
Dividend yield	0%

The following table presents a summary of CCMH’s stock options outstanding at and stock option activity during the post-merger period from July 31 through December 31, 2008 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Clear Channel options converted	406	$30.42
Granted (a)	7,417	36.00
Exercised	—	n/a
Forfeited	(64)	36.00
Expired	(8)	46.32

Outstanding, December 31, 2008	7,751	35.70	9.28 years	$0

Exercisable	397	30.05	3.73 years	$0
Expect to Vest	3,004	36.00	9.58 years	$0

(a)	The weighted average grant date fair value of options granted on July 30, 2008 was $21.20. Non-cash compensation expense has not been recorded with respect to 4.3 million shares of this grant as the vesting of these options is subject to performance conditions that have not yet been determined probable to meet.

A summary of CCMH’s unvested options and changes during the post-merger period from July 31 through December 31, 2008, is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Granted	7,417	$21.20
Vested	—	n/a
Forfeited	(63)	20.73

Unvested, December 31, 2008	7,354	21.20

Restricted Stock Awards

Prior to the merger, Clear Channel granted restricted stock awards to its employees and directors and its affiliates under its various equity incentive plans. These common shares held a legend which restricted their transferability for a term of up to five years and were forfeited, except in certain circumstances, in the event the employee or director terminated his or her employment or relationship with Clear Channel prior to the lapse of the restriction. Recipients of the restricted stock awards were entitled to all cash dividends as of the date the award was granted.

At July 30, 2008, there were 2,692,904 outstanding Clear Channel restricted stock awards held by Clear Channel’s employees and directors under Clear Channel’s equity incentive plans. Pursuant to the Merger Agreement, 1,876,315 of the Clear Channel restricted stock awards became fully vested and converted into the right to receive, with respect to each share of such restricted stock, a cash payment or equity in CCMH equal to the value of $36.00 per share. The remaining 816,589 shares of Clear Channel restricted stock were converted on a one-for-one basis into restricted stock of CCMH. These converted shares continue to vest in accordance with their original terms. Following the merger, Clear Channel restricted stock automatically ceased to exist and is no longer outstanding, and, following the receipt of the cash payment or equity, if any, described above, the holders thereof no longer have any rights with respect to Clear Channel restricted stock.

The following table presents a summary of Clear Channel’s restricted stock outstanding at and restricted stock activity during the pre-merger period from January 1 through July 30, 2008 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Outstanding, January 1, 2008	3,301	$34.52
Granted	—	n/a
Vested (restriction lapsed) (a)	(470)	36.58
Forfeited	(138)	33.60
Settled at merger (b)	(1,876)	32.53
Converted into restricted stock of CCMH	(817)	38.06

Outstanding, July 30, 2008	0	n/a

(a)	Clear Channel received an income tax benefit of $6.5 million relating to restricted shares that vested during the pre-merger period from January 1 through July 30, 2008.

(b)	Upon closing of the merger, 1.9 million shares of Clear Channel restricted stock became vested. As a result, Clear Channel recorded $26.3 million in non-cash compensation on July 30, 2008. Clear Channel received an income tax benefit of $25.4 million relating to the restricted shares settled upon closing of the merger, $23.2 million was recorded as a tax benefit on the consolidated statements of operations and $2.2 million was recorded to additional paid in capital.

On July 30, 2008, CCMH granted 555,556 shares of restricted stock to Clear Channel’s Chief Executive Officer and Chief Financial Officer under its 2008 Incentive Plan. The aggregate fair value of these awards was $40.0 million, based on the market value of a share of CCMH’s Class A common stock on the grant date, or $36.00 per share. These Class A common shares are subject to restrictions on their transferability, which lapse ratably over a term of five years and will be forfeited, except in certain circumstances, in the event the employee terminates his employment or relationship with the Company prior to the lapse of the restriction. The following table presents a summary of CCMH’s restricted stock outstanding at and restricted stock activity during the post-merger period from July 31 through December 31, 2008 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Clear Channel restricted stock converted	817	$36.00
Granted	1,111	36.00
Vested (restriction lapsed)	(1)	36.00
Forfeited	(40)	36.00

Outstanding, December 31, 2008	1,887	36.00

Subsidiary Share-Based Awards

The Company’s subsidiary, Clear Channel Outdoor Holdings, Inc. (“CCO”), grants options to purchase shares of its Class A common stock to its employees and directors and its affiliates under its equity incentive plan typically at no less than the fair market value of the underlying stock on the date of grant. These options are granted for a term not exceeding ten years and are forfeited, except in certain circumstances, in the event the employee or director terminates his or her employment or relationship with CCO or one of its affiliates. These options vest over a period of up to five years. The incentive stock plan contains anti-dilutive provisions that permit an adjustment of the number of shares of CCO’s common stock represented by each option for any change in capitalization.

Prior to CCO’s IPO, CCO did not have any compensation plans under which it granted stock awards to employees. However, Clear Channel had granted certain of CCO’s officers and other key employees, stock options to purchase shares of Clear Channel’s common stock under its own equity incentive plans. Concurrent with the closing of CCO’s IPO, all such outstanding options to purchase shares of Clear Channel’s common stock held by CCO employees were converted using an intrinsic value method into options to purchase shares of CCO Class A common stock.

The fair value of each option awarded on CCO common stock is estimated on the date of grant using a Black-Scholes option-pricing model. Expected volatilities are based on implied volatilities from traded options on CCO’s stock, historical volatility on CCO’s stock, and other factors. The expected life of options granted represents the period of time that options granted are expected to be outstanding. CCO uses historical data to estimate option exercises and employee terminations within the valuation model. CCO includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of awards. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods equal to the expected life of the option. The following assumptions were used to calculate the fair value of CCO’s options on the date of grant:

	Post-Merger	Pre-Merger
	Period from July 31 through December 31,	Period from January 1 through July 30,	Year Ended December 31,	Year Ended December 31,
	2008	2008	2007	2006
Expected volatility	n/a	27%	27%	27%
Expected life in years	n/a	5.5 – 7.0	5.0 – 7.0	5.0 – 7.5
Risk-free interest rate	n/a	3.24% – 3.38%	4.76% – 4.89%	4.58% – 5.08%
Dividend yield	n/a	0%	0%	0%

The following table presents a summary of CCO’s stock options outstanding at and stock option activity during the year ended December 31, 2008 (“Price” reflects the weighted average exercise price per share):

(In thousands, except per share data)	Options	Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Pre-Merger
Outstanding, January 1, 2008	7,536	$23.08
Granted (a)	1,881	20.64
Exercised (b)	(233)	18.28
Forfeited	(346)	19.95
Expired	(548)	30.62

Outstanding, July 30, 2008	8,290	22.30

Post-Merger
Granted	—	n/a
Exercised	—	n/a
Forfeited	(49)	19.87
Expired	(528)	26.41

Outstanding, December 31, 2008	7,713	22.03	5.2 years	$—

Exercisable	2,979	24.28	2.4 years	—
Expect to vest	4,734	20.62	6.9 years	—

(a)	The weighted average grant date fair value of CCO options granted during the pre-merger prior from January 1, 2008 through July 30, 2008 was $7.10. The weighted average grant date fair value of CCO options granted during the pre-merger years ended December 31, 2007 and 2006 was $11.05 and $6.76, respectively.

(b)	Cash received from CCO option exercises during the pre-merger period from January 1, 2008 through July 30, 2008, was $4.3 million. Cash received from CCO option exercises during the pre-merger year ended December 31, 2007, was $10.8 million. The total intrinsic value of CCO options exercised during the pre-merger period from January 1, 2008 through July 30, 2008, was $0.7 million. The total intrinsic value of CCO options exercised during the pre-merger years ended December 31, 2007 and 2006, was $2.0 million and $0.3 million, respectively.

A summary of CCO’s nonvested options at and changes during the year ended December 31, 2008, is presented below:

(In thousands, except per share data)	Options	Weighted Average Grant Date Fair Value
Pre-Merger
Nonvested, January 1, 2008	4,622	$7.01
Granted	1,881	7.10
Vested (a)	(978)	5.81
Forfeited	(346)	7.01

Nonvested, July 31, 2008	5,179	7.28

Post-Merger
Granted	—	n/a
Vested (a)	(396)	5.81
Forfeited	(49)	7.17

Nonvested, December 31, 2008	4,734	7.40

(a)	The total fair value of CCO options vested during the pre-merger period from January 1, 2008 through July 30, 2008 was $5.7 million. The total fair value of CCO options vested during the post-merger period from July 31 through December 31, 2008 was $2.3 million. The total fair value of CCO options vested during the pre-merger years ended December 31, 2007 and 2006, was $2.0 million and $1.6 million, respectively.

Restricted Stock Awards

CCO also grants restricted stock awards to employees and directors of CCO and its affiliates. These common shares hold a legend which restricts their transferability for a term of up to five years and are forfeited, except in certain circumstances, in the event the employee terminates his or her employment or relationship with CCO prior to the lapse of the restriction. Restricted stock awards are granted under the CCO equity incentive plan.

The following table presents a summary of CCO’s restricted stock outstanding at and restricted stock activity during the year ended December 31, 2008 (“Price” reflects the weighted average share price at the date of grant):

(In thousands, except per share data)	Awards	Price
Pre-Merger
Outstanding, January 1, 2008	491	$24.57
Granted	—	n/a
Vested (restriction lapsed)	(72)	29.03
Forfeited	(15)	25.77

Outstanding, July 30, 2008	404	23.76

Post-Merger
Granted	—	n/a
Vested (restriction lapsed)	(46)	18.00
Forfeited	(7)	21.34

Outstanding, December 31, 2008	351	24.54

Share-based compensation cost

The share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the vesting period. The following table presents the amount of share-based compensation recorded during the five months ended December 31, 2008, the seven months ended July 30, 2008 and the years ended December 31, 2007 and 2006:

(In thousands)	Post-Merger	Pre-Merger
	July 31 – December 31, 2008	January 1 – July 30, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
Direct Expense	$4,631	$21,162	$16,975	$16,142
Selling, General & Administrative Expense	2,687	21,213	14,884	16,762
Corporate Expense	8,593	20,348	12,192	9,126

Total Share Based Compensation Expense	$15,911	$62,723	$44,051	$42,030

As of December 31, 2008, there was $130.3 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on service conditions. This cost is expected to be recognized over four years. In addition, as of December 31, 2008, there was $80.2 million of unrecognized compensation cost, net of estimated forfeitures, related to unvested share-based compensation arrangements that will vest based on market, performance and service conditions. This cost will be recognized when it becomes probable that the performance condition will be satisfied.

Reconciliation of Earnings (Loss) per Share

Net loss per share information is not presented for the post-merger period as such information is not required by Statement of Financial Accounting Standards No. 128, Earnings per Share. During the post-merger period ended December 31, 2008, Clear Channel Capital II, LLC is the sole member of the Company and owns 100% of the limited liability company interests. Clear Channel Capital does not have any publicly traded common stock or potential common stock.

(In thousands, except per share data)	Pre-merger period ended July 30, 2008	Pre-merger 2007	Pre-merger 2006
NUMERATOR:
Income (loss) before discontinued operations	$396,289	$792,674	$638,839
Income (loss) from discontinued operations, net	640,236	145,833	52,678

Net income (loss)—basic and diluted	1,036,525	938,507	691,517

DENOMINATOR:
Weighted average common shares—basic	495,044	494,347	500,786
Effect of dilutive securities:
Stock options and common stock warrants (a)	1,475	1,437	853

Denominator for net income (loss) per common share—diluted	496,519	495,784	501,639

Net income (loss) per common share:
Income (loss) before discontinued operations—Basic	$.80	$1.60	$1.27
Discontinued operations—Basic	1.29	.30	.11

Net income (loss) —Basic	$2.09	$1.90	$1.38

Income (loss) before discontinued operations—Diluted	$.80	$1.60	$1.27
Discontinued operations—Diluted	1.29	.29	.11

Net income (loss)—Diluted	$2.09	$1.89	$1.38

(a)	7.6 million, 7.8 million, 22.2 million and 24.2 million stock options were outstanding at July 30, 2008, December 31, 2008, December 31, 2007 and December 31, 2006 that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive as the respective options’ strike price was greater than the current market price of the shares.

NOTE N—EMPLOYEE STOCK AND SAVINGS PLANS

Employees of the Company may participate in various 401(k) savings and other plans providing retirement benefits. Under these plans, an employee can make pre-tax contributions and Clear Channel will match a portion of such an employee’s contribution. Employees vest in these Clear Channel matching contributions based upon their years of service. Contributions from continuing operations to these plans of $12.4 million for the post-merger period ended December 31, 2008 and $17.9 million for the pre-merger period ended July 30, 2008 were charged to expense. Contributions from continuing operations to these plans of $39.1 million and $36.2 million were charged to expense for 2007 and 2006, respectively.

Clear Channel sponsored a non-qualified employee stock purchase plan for all eligible employees. Under the plan, employees were provided with the opportunity to purchase shares of Clear Channel’s common stock at 95% of the market value on the day of purchase. During each calendar year, employees were able to purchase shares having a value not exceeding 10% of their annual gross compensation or $25,000, whichever was lower. During 2006, employees purchased 144,444 shares at weighted average share price of $28.56. Clear Channel stopped accepting contributions to this plan, effective January 1, 2007, as a condition of its Merger Agreement. Clear Channel terminated this plan upon the closing of the merger and each share held under the plan was converted into the right to receive a cash payment equal to the value of $36.00 per share.

Clear Channel offered a non-qualified deferred compensation plan for its highly compensated executives, under which such executives were able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. Clear Channel accounted for the plan in accordance with the provisions of EITF No. 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested. The asset and liability under the nonqualified deferred compensation plan at December 31, 2007 were approximately $39.5 million recorded in “Other assets” and $40.9 million recorded in “Other long-term liabilities”, respectively. Clear Channel terminated this plan upon the closing of the merger and the related asset and liability of approximately $38.4 million were settled.

Certain employees of the Company may participate in a non-qualified deferred compensation plan for highly compensated executives, under which such executives are able to make an annual election to defer up to 50% of their annual salary and up to 80% of their bonus before taxes. The Company accounts for the plan in accordance with the provisions of EITF No. 97-14, Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested. Matching credits on amounts deferred may be made in Clear Channel’s sole discretion and Clear Channel retains ownership of all assets until distributed. Participants in the plan have the opportunity to allocate their deferrals and any Clear Channel matching credits among different investment options, the performance of which is used to determine the amounts to be paid to participants under the plan. In accordance with the provisions of EITF No. 97-14, the assets and liabilities of the non-qualified deferred compensation plan are presented in “Other assets” and “Other long-term liabilities” in the accompanying consolidated balance sheets, respectively. The asset and liability under the deferred compensation plan at December 31, 2008 were approximately $2.5 million recorded in “Other assets” and $2.5 million recorded in Other long-term liabilities”, respectively.

NOTE O—OTHER INFORMATION

(In thousands)	Post-merger period ended December 31,	Pre-merger period ended July 30,	For the year ended December 31,
	2008	2008	2007	2006
The following details the components of “Other income (expense)—net”:
Foreign exchange gain (loss)	$21,323	$7,960	$6,743	$(8,130)
Gain (loss) on early redemption of debt	108,174	(13,484)	—	—
Other	2,008	412	(1,417)	(463)

Total other income (expense)—net	$131,505	$(5,112)	$5,326	$(8,593)

The following details the income tax expense (benefit) on items of other comprehensive income (loss):
Foreign currency translation adjustments	$(20,946)	$(24,894)	$(16,233)	$(22,012)
Unrealized gain (loss) on securities and derivatives:
Unrealized holding gain (loss)	$—	$(27,047)	$(5,155)	$(37,091)
Unrealized gain (loss) on cash flow derivatives	$(43,706)	$—	$(1,035)	$46,662

(In thousands)	As of December 31,
	2008	2007
	Post-merger	Pre-merger
The following details the components of “Other current assets”:
Inventory	$28,012	$27,900
Deferred tax asset	43,903	20,854
Deposits	7,162	27,696
Other prepayments	53,280	90,631
Income taxes receivable	46,615	—
Other	83,216	76,167

Total other current assets	$262,188	$243,248

(In thousands)	As of December 31,
	2008	2007
	Post-merger	Pre-merger
The following details the components of “Other assets”:
Prepaid expenses	$125,768	$18,709
Deferred loan costs	295,143	11,678
Deposits	27,943	14,507
Prepaid rent	92,171	74,077
Other prepayments	16,685	70,265
Prepaid income taxes	—	75,096
Non-qualified plan assets	2,550	39,459

Total other assets	$560,260	$303,791

(In thousands)	As of December 31,
	2008	2007
	Post-merger	Pre-merger
The following details the components of “Other long-term liabilities”:
FIN 48 unrecognized tax benefits	$266,852	$237,085
Asset retirement obligation	55,592	70,497
Non-qualified plan liabilities	2,550	40,932
SAILS obligation	—	103,849
Interest rate swap	118,785	—
Other	131,960	115,485

Total other long-term liabilities	$575,739	$567,848

	2008	2007
	Post-merger	Pre-merger
The following details the components of “Accumulated other comprehensive income (loss)”:
Cumulative currency translation adjustment	$(364,164)	$314,282
Cumulative unrealized gain (losses) on securities	(95,669)	67,693
Reclassification adjustments	95,687	—
Cumulative unrealized gain (losses) on cash flow derivatives	(75,079)	1,723

Total accumulated other comprehensive income (loss)	$(439,225)	$383,698

NOTE P—SEGMENT DATA

The Company’s reportable operating segments, which it believes best reflects how the Company is currently managed, are radio broadcasting, Americas outdoor advertising and international outdoor advertising. Revenue and expenses earned and charged between segments are recorded at fair value and eliminated in consolidation. The radio broadcasting segment also operates various radio networks. The Americas outdoor advertising segment consists of the Company’s operations primarily in the United States, Canada and Latin America, with approximately 92% of its 2008 revenue in this segment derived from the United States. The international outdoor segment includes operations in Europe, Asia and Australia. The Americas and international display inventory consists primarily of billboards, street furniture displays and transit displays. The other category includes our media representation firm as well as other general support services and initiatives which are ancillary to the Company’s other businesses. Share-based payments are recorded by each segment in direct operating and selling, general and administrative expenses.

(In thousands)	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Post-Merger Period from July 31, 2008 through December 31, 2008
Revenue	$1,355,894	$587,427	$739,797	$97,975	$—	$(44,152)	$2,736,941
Direct operating expenses	409,090	276,602	486,102	46,193	—	(19,642)	1,198,345
Selling, general and administrative expenses	530,445	114,260	147,264	39,328	—	(24,510)	806,787
Depreciation and amortization	90,166	90,624	134,089	24,722	8,440	—	348,041
Corporate expenses	—	—	—	—	102,276	—	102,276
Merger expenses	—	—	—	—	68,085	—	68,085
Impairment charge	—	—	—	—	5,268,858	—	5,268,858
Other operating income—net	—	—	—	—	13,205	—	13,205

Operating income (loss)	$326,193	$105,941	$(27,658)	$(12,268)	$(5,434,454)	$—	$(5,042,246)

Intersegment revenues	$15,926	$3,985	$—	$24,241	$—	$—	$44,152
Identifiable assets	$11,905,689	$5,187,838	$2,409,652	$1,016,073	$606,211	$—	$21,125,463
Capital expenditures	$24,462	$93,146	$66,067	$2,567	$4,011	$—	$190,253
Share-based payments	$3,399	$3,012	$797	$110	$8,593	$—	$15,911

Pre-Merger Period from January 1, 2008 through July 30, 2008
Revenue	$1,937,980	$842,831	$1,119,232	$111,990	$—	$(60,291)	$3,951,742
Direct operating expenses	570,234	370,924	748,508	46,490	—	(30,057)	1,706,099
Selling, general and administrative expenses	652,162	138,629	206,217	55,685	—	(30,234)	1,022,459
Depreciation and amortization	62,656	117,009	130,628	28,966	9,530	—	348,789
Corporate expenses	—	—	—	—	125,669	—	125,669
Merger expenses	—	—	—	—	87,684	—	87,684
Other operating income—net	—	—	—	—	14,827	—	14,827

Operating income (loss)	$652,928	$216,269	$33,879	$(19,151)	$(208,056)	$—	$675,869

Intersegment revenues	$23,551	$4,561	$—	$32,179	$—	$—	$60,291
Identifiable assets	$11,667,570	$2,876,051	$2,704,889	$558,638	$656,616	$—	$18,463,764
Capital expenditures	$37,004	$82,672	$116,450	$1,609	$2,467	$—	$240,202
Share-based payments	$34,386	$5,453	$1,370	$1,166	$20,348	$—	$62,723

(In thousands)	Radio Broadcasting	Americas Outdoor Advertising	International Outdoor Advertising	Other	Corporate and other reconciling items	Eliminations	Consolidated
Pre-merger 2007
Revenue	$3,558,534	$1,485,058	$1,796,778	$207,704	$—	$(126,872)	$6,921,202
Direct operating expenses	982,966	590,563	1,144,282	78,513	—	(63,320)	2,733,004
Selling, general and administrative expenses	1,190,083	226,448	311,546	97,414	—	(63,552)	1,761,939
Depreciation and amortization	107,466	189,853	209,630	43,436	16,242	—	566,627
Corporate expenses	—	—	—	—	181,504	—	181,504
Merger expenses	—	—	—	—	6,762	—	6,762
Other operating income—net	—	—	—	—	14,113	—	14,113

Operating income (loss)	$1,278,019	$478,194	$131,320	$(11,659)	$(190,395)	$—	$1,685,479

Intersegment revenues	$44,666	$13,733	$—	$68,473	$—	$—	$126,872
Identifiable assets	$11,732,311	$2,878,753	$2,606,130	$736,037	$345,404	$—	$18,298,635
Capital expenditures	$78,523	$142,826	$132,864	$2,418	$6,678	$—	$363,309
Share-based payments	$22,226	$7,932	$1,701	$—	$12,192	$—	$44,051

Pre-merger 2006
Revenue	$3,567,413	$1,341,356	$1,556,365	$223,929	$—	$(121,273)	$6,567,790
Direct operating expenses	994,686	534,365	980,477	82,372	—	(59,456)	2,532,444
Selling, general and administrative expenses	1,185,770	207,326	279,668	98,010	—	(61,817)	1,708,957
Depreciation and amortization	125,631	178,970	228,760	47,772	19,161	—	600,294
Corporate expenses	—	—	—	—	196,319	—	196,319
Merger expenses	—	—	—	—	7,633	—	7,633
Other operating income—net	—	—	—	—	71,571	—	71,571

Operating income (loss)	$1,261,326	$420,695	$67,460	$(4,225)	$(151,542)	$—	$1,593,714

Intersegment revenues	$40,119	$10,536	$—	$70,618	$—	$—	$121,273
Identifiable assets	$11,873,784	$2,820,737	$2,401,924	$701,239	$360,440	$—	$18,158,124
Capital expenditures	$93,264	$90,495	$143,387	$2,603	$6,990	$—	$336,739
Share-based payments	$25,237	$4,699	$1,312	$1,656	$9,126	$—	$42,030

Revenue of $799.8 million and identifiable assets of $2.6 billion derived from foreign operations are included in the data above for the post-merger period from July 31, 2008 through December 31, 2008. Revenue of $1.2 billion and identifiable assets of $2.9 billion derived from foreign operations are included in the data above for the pre-merger period from January 1, 2008 through July 30, 2008. Revenue of $1.9 billion and $1.7 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2007 and 2006. Identifiable assets of $2.9 billion and $2.7 billion derived from the Company’s foreign operations are included in the data above for the years ended December 31, 2007 and 2006, respectively.

NOTE Q—QUARTERLY RESULTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)	March 31,		June 30,		September 30,		December 31,
	2008	2007	2008	2007	2008	2007	2008	2007
	Pre-merger	Pre-merger	Pre-merger	Pre-merger	Combined (1)	Pre-merger	Post-merger	Pre-merger
Revenue	$1,564,207	$1,505,077	$1,831,078	$1,802,192	$1,684,593	$1,751,165	$1,608,805	$1,862,768
Operating expenses:
Direct operating expenses	705,947	627,879	743,485	676,255	730,405	689,681	724,607	739,189
Selling, general and administrative expenses	426,381	416,319	445,734	447,190	441,813	431,366	515,318	467,064
Depreciation and amortization	152,278	139,685	142,188	141,309	162,463	139,650	239,901	145,983
Corporate expenses	46,303	48,150	47,974	43,044	64,787	47,040	68,881	43,270
Merger expenses	389	1,686	7,456	2,684	79,839	2,002	68,085	390
Impairment charge	—	—	—	—	—	—	5,268,858	—
Other operating income—net	2,097	6,947	17,354	3,996	(3,782)	678	12,363	2,492

Operating income (loss)	235,006	278,305	461,595	495,706	201,504	442,104	(5,264,482)	469,364
Interest expense	100,003	118,077	82,175	116,422	312,511	113,026	434,289	104,345
Gain (loss) on marketable securities	6,526	395	27,736	(410)	—	676	(116,552)	6,081
Equity in earnings of nonconsolidated affiliates	83,045	5,264	8,990	11,435	4,277	7,133	3,707	11,344
Other income (expense)—net	11,787	(12)	(6,086)	340	(21,727)	(1,403)	142,419	6,401

Income (loss) before income taxes, minority interest and discontinued operations	236,361	165,875	410,060	390,649	(128,457)	335,484	(5,669,197)	388,845
Income tax (expense) benefit	(66,581)	(70,466)	(125,137)	(159,786)	52,344	(70,125)	663,414	(140,771)
Minority interest income (expense)—net	(8,389)	(276)	(7,628)	(14,970)	(10,003)	(11,961)	9,349	(19,824)

Income (loss) before discontinued operations	161,391	95,133	277,295	215,893	(86,116)	253,398	(4,996,434)	228,250
Discontinued operations	638,262	7,089	5,032	20,097	(4,071)	26,338	(832)	92,309

Net income (loss)	$799,653	$102,222	$282,327	$235,990	$(90,187)	$279,736	$(4,997,266)	$320,559

Net income per common share:
Basic:
Income (loss) before discontinued operations	$.33	$.19	$.56	$.44		$.51		$.46
Discontinued operations	1.29	.02	.01	.04		.06		.19

Net income (loss)	$1.62	$.21	$.57	$.48		$.57		$.65

Diluted:
Income (loss) before discontinued operations	$.32	$.19	$.56	$.44		$.51		$.46
Discontinued operations	1.29	.02	.01	.04		.05		.19

Net income (loss)	$1.61	$.21	$.57	$.48		$.56		$.65

Dividends declared per share	$—	$.1875	$—	$.1875		$.1875		$.1875

(1)	The third quarter results of operations contain two months of post-merger and one month of pre-merger results, which relate to the period succeeding the merger and the periods preceding the merger, respectively. The Company believes that the presentation on a combined basis is more meaningful as it allows the results of operations to be analyzed to comparable periods in 2007. The following table separates the combined results into the post-merger and pre-merger periods:

(In thousands)	Post-merger	Pre-merger
	Period from July 31 through September 30, 2008	Period from July 1 through July 30, 2008	Combined Three Months ended September 30, 2008
Revenue	$1,128,136	$556,457	$1,684,593
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	473,738	256,667	730,405
Selling, general and administrative expenses (excludes depreciation and amortization)	291,469	150,344	441,813
Depreciation and amortization	108,140	54,323	162,463
Corporate expenses (excludes depreciation and amortization)	33,395	31,392	64,787
Merger expenses	—	79,839	79,839
Gain (loss) on disposition of assets—net	842	(4,624)	(3,782)

Operating income (loss)	222,236	(20,732)	201,504
Interest expense	281,479	31,032	312,511
Equity in earnings of nonconsolidated affiliates	2,097	2,180	4,277
Other income (expense)—net	(10,914)	(10,813)	(21,727)

Income (loss) before income taxes, minority interest and discontinued operations	(68,060)	(60,397)	(128,457)
Income tax benefit	33,209	19,135	52,344
Minority interest expense, net of tax	8,868	1,135	10,003

Income (loss) before discontinued operations	(43,719)	(42,397)	(86,116)
Income (loss) from discontinued operations, net	(1,013)	(3,058)	(4,071)

Net income (loss)	$(44,732)	$(45,455)	$(90,187)

Net income (loss) per common share:
Income (loss) before discontinued operations—Basic		$(.09)
Discontinued operations—Basic		—

Net income (loss)—Basic		$(.09)

Weighted average common shares—basic		495,465
Income (loss) before discontinued operations—Diluted		$(.09)
Discontinued operations—Diluted		—

Net income (loss)—Diluted		$(.09)

Weighted average common shares—diluted		495,465
Dividends declared per share		$—

NOTE R—CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the merger, certain affiliates of the Sponsors were paid $87.5 million in fees and expenses for financial and structural advice and analysis, assistance with due diligence investigations and debt financing negotiations and $15.9 million for reimbursement of escrow and other out-of-pocket expenses. This amount was preliminarily allocated between merger expenses, debt issuance costs or included in the overall purchase price of the merger.

CCMH has agreements with certain affiliates of the Sponsors pursuant to which such affiliates of the Sponsors will provide management and financial advisory services until 2018. The agreements require management fees to be paid to such affiliates of the Sponsors for such services at a rate not greater than $15.0 million per year, with any additional fees subject to approval by CCMH’s board of directors. For the post-merger period ended December 31, 2008, the Company recognized Sponsors’ management fees of $6.3 million.

NOTE S—GUARANTOR SUBSIDIARIES

Clear Channel Capital I, LLC (the “Parent Company”) and its domestic, wholly-owned subsidiaries (the “Guarantor Subsidiaries”) have fully and unconditionally guaranteed on a joint and several basis certain of Clear Channel’s (the “Subsidiary Issuer”) outstanding debt obligations. The following consolidating schedules present financial information on a combined basis in conformity with the Securities and Exchange Commission’s Regulation S-X Rule 3-10(d):

Post-merger (In thousands)	December 31, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$139,433	$100,413	—	$239,846
Accounts receivable, net of allowance	—	—	622,255	809,049	—	1,431,304
Intercompany receivables	—	6,609,523	—	431,641	(7,041,164)	—
Prepaid expenses	1,472	14,677	46,603	70,465	—	133,217
Other current assets	1,960	178,985	(62,689)	145,565	(1,633)	262,188

Total Current Assets	3,432	6,803,185	745,602	1,557,133	(7,042,797)	2,066,555
Property, plant and equipment, net	—	—	959,555	2,588,604	—	3,548,159
Definite-lived intangibles, net	—	—	1,869,528	1,012,192	—	2,881,720
Indefinite-lived intangibles—licenses	—	—	3,019,803	—	—	3,019,803
Indefinite-lived intangibles—permits	—	—	—	1,529,068	—	1,529,068
Goodwill	—	—	5,809,000	1,281,621	—	7,090,621
Notes receivable	—	—	8,493	3,140	—	11,633
Intercompany notes receivable (a)	—	2,712,000	—	—	(2,712,000)	—
Investments in, and advances to, nonconsolidated affiliates	—	—	—	384,137	—	384,137
Investment in subsidiaries	(3,443,136)	7,333,787	3,730,759	—	(7,621,410)	—
Other assets	—	297,694	141,215	145,806	(24,455)	560,260
Other investments	—	—	10,089	23,418	—	33,507

Total Assets	$(3,439,704)	$17,146,666	$16,294,044	$8,525,119	$(17,400,662)	$21,125,463

Post-merger (In thousands)	December 31, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Accounts payable	$—	$—	$36,732	$118,508	—	$155,240
Accrued expenses	—	—	295,402	497,964	—	793,366
Accrued interest	—	182,605	—	292	(1,633)	181,264
Intercompany payable	6,616	431,641	6,589,024	13,884	(7,041,165)	—
Current portion of long-term debt (b)	—	493,395	6	69,522	—	562,923
Deferred income	—	—	40,268	112,885	—	153,153

Total Current Liabilities	6,616	1,107,641	6,961,432	813,055	(7,042,798)	1,845,946
Long-term debt (b)	—	18,982,760	4,004	32,332	(78,399)	18,940,697
Intercompany long-term debt	—	—	212,000	2,500,000	(2,712,000)	—
Deferred income taxes	(12,229)	339,189	1,320,322	1,032,030	—	2,679,312
Other long-term liabilities	—	160,213	236,467	179,059	—	575,739
Minority interest	—	—	252,103	211,813	—	463,916
Total members’ interest (deficit)/shareholders’ equity (deficit)	(3,434,091)	(3,443,137)	7,307,716	3,756,830	(7,567,465)	(3,380,147)

Total Liabilities and Members’ Interest (Deficit)/Shareholders’ Equity (Deficit)	$(3,439,704)	$17,146,666	$16,294,044	$8,525,119	$(17,400,662)	$21,125,463

(a)	Included in the balance is Clear Channel’s note receivable in the original principal amount of $2.5 billion from Clear Channel Outdoor, Inc. which matures on August 2, 2010 and may be prepaid in whole at any time, or in part from time to time. The note accrues interest at a variable per annum rate equal to the weighted average cost of debt for Clear Channel, calculated on a monthly basis. This note is mandatorily payable upon a change of control of Clear Channel Outdoor, Inc. (as defined in the note) and, subject to certain exceptions, all net proceeds from debt or equity raised by Clear Channel Outdoor, Inc. must be used to prepay such note. At December 31, 2008, the interest rate on the $2.5 billion note was 6.0%.

(b)	Clear Channel is the issuer of substantially all of the Company’s indebtedness.

Pre-merger (In thousands)	December 31, 2007
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash and cash equivalents	$—	$—	$4,975	$140,173	—	$145,148
Accounts receivable, net of allowance	—	—	762,932	930,286	—	1,693,218
Intercompany receivables	—	—	474,691	277,260	(751,951)	—
Prepaid expenses	—	50	30,819	86,033	—	116,902
Other current assets	—	11,451	41,536	190,261	—	243,248
Current assets from discontinued operations	—	—	93,257	2,810	—	96,067

Total Current Assets	—	11,501	1,408,210	1,626,823	(751,951)	2,294,583
Property, plant and equipment, net	—	—	804,670	2,245,694	—	3,050,364
Property, plant and equipment from discontinued operations, net	—	—	164,672	52	—	164,724
Definite-lived intangibles, net	—	—	228,552	257,318	—	485,870
Indefinite-lived intangibles—licenses	—	—	4,201,617	—	—	4,201,617
Indefinite-lived intangibles—permits	—	—	—	251,988	—	251,988
Goodwill	—	—	6,047,037	1,163,079	—	7,210,116
Intangible assets from discontinued operations, net	—	—	219,722	—	—	219,722
Notes receivable	—	—	8,962	3,426	—	12,388
Intercompany notes receivable (a)	—	6,290,000	—	—	(6,290,000)	—
Investments in, and advances to, nonconsolidated affiliates	—	—	—	346,387	—	346,387
Investment in subsidiaries	—	9,220,385	2,232,865	—	(11,453,250)	—
Other assets	—	90,620	95,485	117,686	—	303,791
Other investments	—	—	236,606	992	—	237,598
Other assets from discontinued operations	—	—	24,720	1,660	—	26,380

Total Assets	$—	$15,612,506	$15,673,118	$6,015,105	$(18,495,201)	$18,805,528

Pre-merger (In thousands)	December 31, 2007
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Accounts payable	$—	$—	$25,692	$139,841	—	$165,533
Accrued expenses	—	100,999	272,430	539,236	—	912,665
Accrued interest	—	89,072	8,455	1,074	—	98,601
Accrued income taxes	—	61,194	(21,003)	39,782	—	79,973
Intercompany payables	—	724,345	—	27,606	(751,951)	—
Current portion of long-term debt (b)	—	624,953	648,147	87,099	—	1,360,199
Deferred income	—	—	34,391	124,502	—	158,893
Current liabilities from discontinued operations	—	—	37,211	202	—	37,413

Total Current Liabilities	—	1,600,563	1,005,323	959,342	(751,951)	2,813,277
Long-term debt (b)	—	5,116,057	4,009	94,922	—	5,214,988
Intercompany long-term debt	—	—	3,790,000	2,500,000	(6,290,000)	—
Other long-term obligations	—	127,384	—	—	—	127,384
Deferred income taxes	—	(85,180)	1,088,457	(209,427)	—	793,850
Other long-term liabilities	—	56,192	290,619	221,037	—	567,848
Long-term liabilities from discontinued operations	—	—	53,828	502	—	54,330
Minority interest	—	—	220,496	215,864	—	436,360
Total shareholders’ equity	—	8,797,490	9,220,386	2,232,865	(11,453,250)	8,797,491

Total Liabilities and Shareholders’ Equity	$—	$15,612,506	$15,673,118	$6,015,105	$(18,495,201)	$18,805,528

(a)	Included in the balance is Clear Channel’s note receivable in the original principal amount of $2.5 billion from Clear Channel Outdoor, Inc. which matures on August 2, 2010 and may be prepaid in whole at any time, or in part from time to time. The note accrues interest at a variable per annum rate equal to the weighted average cost of debt for Clear Channel, calculated on a monthly basis. This note is mandatorily payable upon a change of control of Clear Channel Outdoor, Inc. (as defined in the note) and, subject to certain exceptions, all net proceeds from debt or equity raised by Clear Channel Outdoor, Inc. must be used to prepay such note. At December 31, 2008, the interest rate on the $2.5 billion note was 6.0%.

(b)	Clear Channel is the issuer of substantially all of the Company’s indebtedness.

Post-merger (In thousands)	Period from July 31 through December 31, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$1,403,440	$1,338,014	$(4,513)	$2,736,941
Operating expenses:
Direct operating expenses	—	—	438,698	760,175	(528)	1,198,345
Selling, general and administrative expenses	—	—	536,440	274,332	(3,985)	806,787
Depreciation and amortization	—	—	122,807	225,234	—	348,041
Impairment charge	—	—	2,051,209	3,217,649	—	5,268,858
Corporate expenses	4,236	391	65,968	31,681	—	102,276
Merger expenses	—	68,085	—	—	—	68,085
Other operating income—net	—	—	8,335	4,870	—	13,205

Operating income (loss)	(4,236)	(68,476)	(1,803,347)	(3,166,187)	—	(5,042,246)
Interest expense	9	635,731	7,756	72,767	(495)	715,768
Gain (loss) on marketable securities	—	—	(56,710)	(59,842)	—	(116,552)
Equity in earnings of nonconsolidated affiliates	(5,093,258)	(4,675,297)	(3,007,885)	5,804	12,776,440	5,804
Other income (expense)—net	(2)	52,243	3,496	22,319	53,449	131,505

Income before income taxes, minority interest and discontinued operations	(5,097,505)	(5,327,261)	(4,872,202)	(3,270,673)	12,830,384	(5,737,257)
Income tax benefit (expense)	1,563	234,003	196,586	264,471	—	696,623
Minority interest income (expense), net of tax	—	—	2,136	(1,655)	—	481

Income (loss) before discontinued operations	(5,095,942)	(5,093,258)	(4,673,480)	(3,007,857)	12,830,384	(5,040,153)
Income (loss) from discontinued operations, net	—	—	(1,845)	—	—	(1,845)

Net income (loss)	$(5,095,942)	$(5,093,258)	$(4,675,325)	$(3,007,857)	$12,830,384	$(5,041,998)

Pre-merger (In thousands)	Period from January 1 through July 30, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$1,978,039	$1,978,264	$(4,561)	$3,951,742
Operating expenses:
Direct operating expenses	—	—	579,094	1,127,005	—	1,706,099
Selling, general and administrative expenses	—	—	675,333	351,687	(4,561)	1,022,459
Depreciation and amortization	—	—	100,675	248,114	—	348,789
Corporate expenses	—	275	86,030	39,364	—	125,669
Merger expenses	—	87,684	—	—	—	87,684
Other operating income—net	—	—	3,849	10,978	—	14,827

Operating income (loss)	—	(87,959)	540,756	223,072	—	675,869
Interest income (expense)	—	132,888	(257,445)	(88,653)	—	(213,210)
Gain (loss) on marketable securities	—	—	34,262	—	—	34,262
Equity in earnings of nonconsolidated affiliates	—	744,920	185,444	94,215	(930,364)	94,215
Other income (expense)—net	—	(28)	(17,576)	12,492	—	(5,112)

Income before income taxes, minority interest and discontinued operations	—	789,821	485,441	241,126	(930,364)	586,024
Income tax benefit (expense)	—	246,704	(358,541)	(60,746)	—	(172,583)
Minority interest income (expense), net of tax	—	—	(19,100)	1,948	—	(17,152)

Income (loss) before discontinued operations	—	1,036,525	107,800	182,328	(930,364)	396,289
Income (loss) from discontinued operations, net	—	—	637,120	3,116	—	640,236

Net income (loss)	$—	$1,036,525	$744,920	$185,444	$(930,364)	$1,036,525

Pre-merger (In thousands)	Year ended December 31, 2007
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$3,627,890	$3,307,105	$(13,793)	$6,921,202
Operating expenses:
Direct operating expenses	—	—	993,464	1,739,540	—	2,733,004
Selling, general and administrative expenses	—	—	1,220,013	555,719	(13,793)	1,761,939
Depreciation and amortization	—	—	166,328	400,299	—	566,627
Corporate expenses	—	1,452	113,972	66,080	—	181,504
Merger expenses	—	6,762	—	—	—	6,762
Other operating income—net	—	—	2,289	11,824	—	14,113

Operating income (loss)	—	(8,214)	1,136,402	557,291	—	1,685,479
Interest income (expense)	—	159,516	(453,686)	(157,700)	—	(451,870)
Gain on marketable securities	—	—	6,742	—	—	6,742
Equity in earnings of nonconsolidated affiliates	—	776,688	266,428	35,176	(1,043,116)	35,176
Other income (expense)—net	—	80	(3,302)	8,548	—	5,326

Income before income taxes, minority interest and discontinued operations	—	928,070	952,584	443,315	(1,043,116)	1,280,853
Income tax benefit (expense)	—	10,437	(293,143)	(158,442)	—	(441,148)
Minority interest income (expense), net of tax	—	—	(27,770)	(19,261)	—	(47,031)

Income (loss) before discontinued operations	—	938,507	631,671	265,612	(1,043,116)	792,674
Income (loss) from discontinued operations, net	—	—	145,017	816	—	145,833

Net income (loss)	$—	$938,507	$776,688	$266,428	$(1,043,116)	$938,507

Pre-merger (In thousands)	Year ended December 31, 2006
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$—	$—	$3,662,690	$2,915,746	$(10,646)	$6,567,790
Operating expenses:
Direct operating expenses	—	—	1,013,267	1,519,177	—	2,532,444
Selling, general and administrative expenses	—	—	1,220,574	499,029	(10,646)	1,708,957
Depreciation and amortization	—	—	191,945	408,349	—	600,294
Corporate expenses	—	2,081	128,696	65,542	—	196,319
Merger expenses	—	7,633	—	—	—	7,633
Other operating income—net	—	—	48,752	22,819	—	71,571

Operating income (loss)	—	(9,714)	1,156,960	446,468	—	1,593,714
Interest income (expense)	—	132,238	(453,924)	(162,377)	—	(484,063)
Gain (loss) on marketable securities	—	—	2,306	—	—	2,306
Equity in earnings of nonconsolidated affiliates	—	628,406	172,850	37,845	(801,256)	37,845
Other income (expense)—net	—	(8,221)	(795)	423	—	(8,593)

Income before income taxes, minority interest and discontinued operations	—	742,709	877,397	322,359	(801,256)	1,141,209
Income tax benefit (expense)	—	(51,192)	(285,174)	(134,077)	—	(470,443)
Minority interest income (expense), net of tax	—	—	(16,412)	(15,515)	—	(31,927)

Income (loss) before discontinued operations	—	691,517	575,811	172,767	(801,256)	638,839
Income (loss) from discontinued operations, net	—	—	52,595	83	—	52,678

Net income (loss)	$—	$691,517	$628,406	$172,850	$(801,256)	$691,517

Post-merger (In thousands)	Period from July 31 through December 31, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by operating activities:
Net income (loss)	$(5,095,942)	$(5,093,258)	$(4,675,325)	$(3,007,857)	$12,830,384	$(5,041,998)
Less: Income (loss) from discontinued operations, net	—	—	(1,845)	—	—	(1,845)

Net income (loss) from continuing operations	(5,095,942)	(5,093,258)	(4,673,480)	(3,007,857)	12,830,384	(5,040,153)
Reconciling items:
Depreciation	—	—	36,507	161,195	—	197,702
Amortization of intangibles	—	—	86,300	64,039	—	150,339
Impairment charge	—	—	2,051,209	3,217,649	—	5,268,858
Deferred taxes	397	(71,627)	(278,330)	(270,334)	—	(619,894)
Provision for doubtful accounts	—	—	30,363	24,240	—	54,603
Amortization of deferred financing charges, bond premiums and accretion of note discounts, net	—	104,687	(1,288)	—	(540)	102,859
Share-based compensation	—	—	11,728	4,183	—	15,911
(Gain) on sale of operating and fixed assets	—	—	(8,335)	(4,870)	—	(13,205)
(Gain) loss on securities	—	—	56,710	59,842	—	116,552
Equity in earnings of nonconsolidated affiliates	5,093,258	4,675,297	3,007,885	(5,804)	(12,776,440)	(5,804)
Minority interest, net of tax	—	—	(2,136)	1,655	—	(481)
(Gain) loss on extinguishment of debt	—	(60,690)	(2,538)	—	(53,449)	(116,677)
Increase (decrease) other, net	—	—	1,590	10,499	—	12,089
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	—	—	70,022	88,120	—	158,142
Decrease (increase) in prepaid expenses	(1,473)	136	(16,073)	23,948	—	6,538
Decrease (increase) in other current assets	—	—	115,833	41,036	—	156,869
Increase (decrease) in accounts payable, accrued expenses and other liabilities	—	(122,571)	71,675	(79,276)	—	(130,172)
Increase (decrease) in accrued interest	—	101,907	(443)	(1,012)	(1,543)	98,909
Increase (decrease) in deferred income	—	—	(5,963)	(48,975)	—	(54,938)
Increase (decrease) in accrued income taxes	(1,960)	143,437	(248,968)	(4,530)	—	(112,021)

Net cash provided by operating activities	(5,720)	(322,682)	302,268	273,748	(1,588)	246,026

Post-merger (In thousands)	Period from July 31 through December 31, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows used in investing activities:
Decrease (increase) in notes receivable—net	—	—	572	169	—	741
Decrease in investments in and advances to nonconsolidated affiliates—net	—	—	—	3,909	—	3,909
Purchase of other investments	—	—	—	(26,068)	26,042	(26)
Purchases of property, plant and equipment	—	—	(30,536)	(159,717)	—	(190,253)
Proceeds from disposal of assets	—	—	14,038	2,917	—	16,955
Acquisition of operating assets	—	(26,042)	(11,551)	(11,677)	26,042	(23,228)
(Increase) in other—net	—	39,891	(69,382)	(17,851)	—	(47,342)
Cash used to purchase equity	(2,142,830)	(15,329,629)	—	—	—	(17,472,459)

Net cash used in investing activities	(2,142,830)	(15,315,780)	(96,859)	(208,318)	52,084	(17,711,703)
Cash flows used in financing activities:
Draws on credit facilities	—	150,000	—	30,000	—	180,000
Payments on credit facilities	—	(127,891)	—	(660)	—	(128,551)
Proceeds from long-term debt	—	532,500	—	25,020	—	557,520
Payments on long-term debt	—	(513,392)	(4,098)	(37,145)	(24,454)	(579,089)
Intercompany funding	5,720	215,169	(134,895)	(85,994)	—	—
Debt used to finance the merger	—	15,382,076	—	—	—	15,382,076
Equity contribution used to finance the merger	2,142,830	—	—	—	—	2,142,830
Payments for purchase of common shares	—	—	—	25,995	(26,042)	(47)

Net cash used in financing activities	2,148,550	15,638,462	(138,993)	(42,784)	(50,496)	17,554,739
Cash flows provided by discontinued operations:
Net cash provided by operating activities	—	—	2,429	—	—	2,429
Net cash provided by investing activities	—	—	—	—	—	—
Net cash provided by financing activities	—	—	—	—	—	—

Net cash provided by discontinued operations	—	—	2,429	—	—	2,429
Net increase in cash and cash equivalents	—	—	68,845	22,646	—	91,491
Cash and cash equivalents at beginning of period	—	—	70,590	77,765	—	148,355

Cash and cash equivalents at end of period	$—	$—	$139,435	$100,411	—	$239,846

Pre-merger (In thousands)	Period from January 1 through July 30, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by operating activities:
Net income	$—	$1,036,525	$744,920	$185,444	$(930,364)	$1,036,525
Less: Income (loss) from discontinued operations, net	—	—	637,120	3,116	—	640,236

Net income from continuing operations	—	1,036,525	107,800	182,328	(930,364)	396,289

Reconciling items:
Depreciation	—	—	73,194	217,260	—	290,454
Amortization of intangibles	—	—	27,481	30,854	—	58,335
Deferred taxes	—	54,276	67,172	23,855	—	145,303
Provision for doubtful accounts	—	—	14,601	8,615	—	23,216
Amortization of deferred financing charges, bond premiums and accretion of note discounts, net	—	4,499	(969)	—	—	3,530
Share-based compensation	—	—	56,218	6,505	—	62,723
(Gain) on sale of operating and fixed assets	—	—	(3,849)	(10,978)	—	(14,827)
Loss forward exchange contract	—	—	2,496	—	—	2,496
(Gain) loss on securities	—	—	(36,758)	—	—	(36,758)
Equity in earnings of nonconsolidated affiliates	—	(744,920)	(185,444)	(94,215)	930,364	(94,215)
Minority interest, net of tax	—	—	19,100	(1,948)	—	17,152
(Gain) loss on extinguishment of debt	—	—	13,484	—	—	13,484
Increase (decrease) other, net	—	72	4,628	4,433	—	9,133

Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	—	—	18,100	6,429	—	24,529
Decrease (increase) in prepaid expenses	—	(143)	(12,620)	(8,696)	—	(21,459)
Decrease (increase) in other current assets	—	—	(19,868)	(9,461)	—	(29,329)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	—	118,654	98,456	(26,276)	—	190,834
Increase (decrease) in accrued interest	—	(8,374)	(8,405)	207	—	(16,572)
Increase (decrease) in deferred income	—	—	17,068	34,132	—	51,200
Increase (decrease) in accrued income taxes	—	(353,505)	345,060	(31,815)	—	(40,260)

Net cash provided by operating activities	—	107,084	596,945	331,229	—	1,035,258

Pre-merger (In thousands)	Period from January 1 through July 30, 2008
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows used in investing activities:
Decrease (increase) in notes receivable—net	—	—	97	239	—	336
Decrease in investments in and advances to nonconsolidated affiliates—net	—	—	—	25,098	—	25,098
Cross currency settlement of interest	—	(198,615)	—	—	—	(198,615)
Purchase of other investments	—	—	—	(98)	—	(98)
Proceeds from sale of other investments	—	—	125,700	47,767	—	173,467
Purchases of property, plant and equipment	—	—	(40,642)	(199,560)	—	(240,202)
Proceeds from disposal of assets	—	—	34,176	38,630	—	72,806
Acquisition of operating assets	—	—	(69,015)	(84,821)	—	(153,836)
(Increase) in other—net	—	(41,118)	(56,411)	2,322	—	(95,207)

Net cash used in investing activities	—	(239,733)	(6,095)	(170,423)	—	(416,251)
Cash flows used in financing activities:
Draws on credit facilities	—	620,464	—	72,150	—	692,614
Payments on credit facilities	—	(715,127)	—	(157,774)	—	(872,901)
Proceeds from long-term debt	—	—	—	5,476	—	5,476
Payments on long-term debt	—	(625,000)	(652,686)	(4,662)	—	(1,282,348)
Intercompany funding	—	935,681	(789,261)	(146,420)	—	—
Payments on to terminate forward exchange contract	—	—	(110,410)	—	—	(110,410)
Proceeds from exercise of stock options, stock purchase plan and common stock warrants	—	13,515	—	4,261	—	17,776
Dividends paid	—	(93,367)	—	—	—	(93,367)
Payments for purchase of common shares	—	(3,517)	—	(264)	—	(3,781)

Net cash used in financing activities	—	132,649	(1,552,357)	(227,233)	—	(1,646,941)
Cash flows provided by (used in) discontinued operations:
Net cash (used in) provided by operating activities	—	—	(68,770)	1,019	—	(67,751)
Net cash provided by investing activities	—	—	1,095,892	3,000	—	1,098,892
Net cash provided by financing activities	—	—	—	—	—	—

Net cash provided by discontinued operations	—	—	1,027,122	4,019	—	1,031,141
Net (decrease) increase in cash and cash equivalents	—	—	65,615	(62,408)	—	3,207
Cash and cash equivalents at beginning of period	—	—	4,975	140,173	—	145,148

Cash and cash equivalents at end of period	$—	$—	$70,590	$77,765	—	$148,355

Pre-merger (In thousands)	Year ended December 31, 2007
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows provided by operating activities:
Net income	$—	$938,507	$776,688	$266,428	$(1,043,116)	$938,507
Less: Income (loss) from discontinued operations, net	—	—	145,034	799	—	145,833

Net income from continuing operations	—	938,507	631,654	265,629	(1,043,116)	792,674

Reconciling items:
Depreciation	—	—	114,846	346,752	—	461,598
Amortization of intangibles	—	—	51,482	53,547	—	105,029
Deferred taxes	—	(15,426)	163,576	40,088	—	188,238
Provision for doubtful accounts	—	—	28,017	10,598	—	38,615
Amortization of deferred financing charges, bond premiums and accretion of note discounts, net	—	6,335	1,404	—	—	7,739
Share-based compensation	—	—	34,681	9,370	—	44,051
(Gain) on sale of operating and fixed assets	—	—	(2,289)	(11,824)	—	(14,113)
Loss forward exchange contract	—	—	3,953	—	—	3,953
(Gain) loss on securities	—	—	(10,696)	—	—	(10,696)
Equity in earnings of nonconsolidated affiliates	—	(776,688)	(266,428)	(35,176)	1,043,116	(35,176)
Minority interest, net of tax	—	—	27,770	19,261	—	47,031
Increase (decrease) other, net	—	(200)	604	(495)	—	(91)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	—	—	27,157	(138,309)	—	(111,152)
Decrease (increase) in prepaid expenses	—	—	(667)	5,765	—	5,098
Decrease (increase) in other current assets	—	—	(2,586)	3,280	—	694
Increase (decrease) in accounts payable, accrued expenses and other liabilities	—	(67,883)	(121)	95,031	—	27,027
Increase (decrease) in accrued interest	—	(10,554)	(340)	(2,535)	—	(13,429)
Increase (decrease) in deferred income	—	—	(94)	26,107	—	26,013
Increase (decrease) in accrued income taxes	—	13,916	(4,561)	3,970	—	13,325

Net cash provided by operating activities	—	88,007	797,362	691,059	—	1,576,428

Pre-merger (In thousands)	Year ended December 31, 2007
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows used in investing activities:
Decrease (increase) in notes receivable—net	—	—	(5,835)	(234)	—	(6,069)
Decrease in investments in and advances to nonconsolidated affiliates—net	—	—	(2,353)	23,221	—	20,868
Cross currency settlement of interest	—	(1,214)	—	—	—	(1,214)
Purchase of other investments	—	—	(67)	(659)	—	(726)
Proceeds from sale of other investments	—	—	2,409	—	—	2,409
Purchases of property, plant and equipment	—	—	(86,683)	(276,626)	—	(363,309)
Proceeds from disposal of assets	—	—	8,856	17,321	—	26,177
Acquisition of operating assets	—	—	(53,051)	(69,059)	—	(122,110)
(Increase) in other—net	—	(24,813)	15,041	(28,931)	—	(38,703)

Net cash used in investing activities	—	(26,027)	(121,683)	(334,967)	—	(482,677)
Cash flows used in financing activities:
Draws on credit facilities	—	780,138	—	106,772	—	886,910
Payments on credit facilities	—	(1,628,400)	—	(76,614)	—	(1,705,014)
Proceeds from long-term debt	—	—	—	22,483	—	22,483
Payments on long-term debt	—	(250,000)	(26,751)	(66,290)	—	(343,041)
Intercompany funding	—	1,339,415	(1,009,695)	(329,720)	—	—
Proceeds from exercise of stock options, stock purchase plan and common stock warrants	—	69,236	1	10,780	—	80,017
Dividends paid	—	(372,369)	—	—	—	(372,369)

Net cash used in financing activities	—	(61,980)	(1,036,445)	(332,589)	—	(1,431,014)
Cash flows provided by discontinued operations:
Net cash provided by operating activities	—	—	33,332	500	—	33,832
Net cash provided by investing activities	—	—	332,579	—	—	332,579
Net cash provided by financing activities	—	—	—	—	—	—

Net cash provided by discontinued operations	—	—	365,911	500	—	366,411
Net increase in cash and cash equivalents	—	—	5,145	24,003	—	29,148
Cash and cash equivalents at beginning of period	—	—	(170)	116,170	—	116,000

Cash and cash equivalents at end of period	$—	$—	$4,975	$140,173	—	$145,148

Pre-merger (In thousands)	Year ended December 31, 2006
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities:
Net income	$—	$691,517	$628,406	$172,850	$(801,256)	$691,517
Less: Income (loss) from discontinued operations, net	—	—	52,595	83	—	52,678

Income from continuing operations	—	691,517	575,811	172,767	(801,256)	638,839

Reconciling items:
Depreciation	—	—	127,129	322,495	—	449,624
Amortization of intangibles	—	—	64,816	85,854	—	150,670
Deferred taxes	—	(1,531)	146,888	46,423	—	191,780
Provision for doubtful accounts	—	—	25,706	8,921	—	34,627
Amortization of deferred financing charges, bond premiums and accretion of note discounts, net	—	6,933	(3,471)	—	—	3,462
Share-based compensation	—	—	36,734	5,296	—	42,030
(Gain) on sale of operating and fixed assets	—	—	(48,752)	(22,819)	—	(71,571)
Loss forward exchange contract	—	—	18,161	—	—	18,161
(Gain) loss on securities	—	—	(20,467)	—	—	(20,467)
Equity in earnings of nonconsolidated affiliates	—	(628,406)	(172,850)	(37,845)	801,256	(37,845)
Minority interest, net of tax	—	—	16,412	15,515	—	31,927
Increase (decrease) other, net	—	8,219	6,590	(5,782)	—	9,027
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	—	—	(89,592)	(100,599)	—	(190,191)
Decrease (increase) in prepaid expenses	—	—	(3,099)	(20,698)	—	(23,797)
Decrease (increase) in other current assets	—	—	5,841	(8,079)	—	(2,238)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	—	18,069	2,515	66,303	—	86,887
Federal income tax refund	—	—	390,438	—	—	390,438
Increase (decrease) in accrued interest	—	13,408	5	1,154	—	14,567
Increase (decrease) in deferred income	—	—	9,193	(2,707)	—	6,486
Increase (decrease) in accrued income taxes	—	57,831	(50,123)	17,933	—	25,641

Net cash provided by operating activities	—	166,040	1,037,885	544,132	—	1,748,057

Pre-merger (In thousands)	Year ended December 31, 2006
	Parent Company	Subsidiary Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows used in investing activities:
Decrease (increase) in notes receivable—net	—	—	(1,203)	2,366	—	1,163
Decrease in investments in and advances to nonconsolidated affiliates—net	—	—	(1,725)	22,170	—	20,445
Cross currency settlement of interest	—	1,607	—	—	—	1,607
Purchase of other investments	—	—	(520)	—	—	(520)
Proceeds from sale of other investments	—	—	—	—	—	—
Purchases of property, plant and equipment	—	—	(102,527)	(234,212)	—	(336,739)
Proceeds from disposal of assets	—	—	84,231	15,451	—	99,682
Acquisition of operating assets	—	—	(96,225)	(244,981)	—	(341,206)
(Increase) in other—net	—	(6,499)	(7,049)	(37,895)	—	(51,443)

Net cash used in investing activities	—	(4,892)	(125,018)	(477,101)	—	(607,011)
Cash flows used in financing activities:
Draws on credit facilities	—	3,264,800	—	118,867	—	3,383,667
Payments on credit facilities	—	(2,599,175)	(753)	(100,076)	—	(2,700,004)
Proceeds from long-term debt	—	746,763	(1)	37,235	—	783,997
Payments on long-term debt	—	(750,000)	(658)	(115,694)	—	(866,352)
Intercompany funding	—	875,425	(859,742)	(15,683)	—	—
Payment to terminate forward exchange contract	—	—	(83,132)	—	—	(83,132)
Proceeds from exercise of stock options, stock purchase plan and common stock warrants	—	55,277	(1)	2,176	—	57,452
Dividends paid	—	(382,776)	—	—	—	(382,776)
Payments for purchase of common shares	—	(1,371,462)	—	—	—	(1,371,462)

Net cash used in financing activities	—	(161,148)	(944,287)	(73,175)	—	(1,178,610)
Cash flows provided by (used in) discontinued operations:
Net cash (used in) provided by operating activities	—	—	99,806	(541)	—	99,265
Net cash provided by (used in) investing activities	—	—	(30,038)	—	—	(30,038)
Net cash provided by financing activities	—	—	—	—	—	—

Net cash provided by discontinued operations	—	—	69,768	(541)	—	69,227
Net (decrease) increase in cash and cash equivalents	—	—	38,348	(6,685)	—	31,663
Cash and cash equivalents at beginning of period	—	—	(38,518)	122,855	—	84,337

Cash and cash equivalents at end of period	$—	$—	$(170)	$116,170	—	$116,000

NOTE T—SUBSEQUENT EVENTS

On January 15, 2009, Clear Channel made a permitted election under the indenture governing the senior toggle notes to pay PIK Interest with respect to 100% of the outstanding senior toggle notes. In the absence of such an election for any interest period, interest on the senior toggle notes will be payable according to the election for the immediately preceding interest period. As a result, the PIK Interest election is now the default election for future interest periods unless and until Clear Channel elects otherwise.

Effective January 30, 2009 the Company sold 57% of its remaining interest in Grupo ACIR Comunicaciones for approximately $23.5 million and recorded a loss of approximately $2.2 million. As a result of the sale, the Company will no longer account for the investment under Accounting Principles Board No. 18, The Equity Method of Accounting for Investments in Common Stock.

On February 6, 2009, Clear Channel borrowed the approximately $1.6 billion of remaining availability under the $2.0 billion revolving credit facility. Clear Channel made the borrowing to improve its liquidity position in light of continuing uncertainty in credit market and economic conditions.

Clear Channel Communications, Inc.

OFFERS TO EXCHANGE

$980,000,000 aggregate principal amount of its 10.75% Senior Cash Pay Notes due 2016 and $1,330,000,000 aggregate principal amount of its 11.00%/11.75% Senior Toggle Notes due 2016, the issuance of each of which has been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 10.75% Senior Cash Pay Notes due 2016 and any and all of its 11.00%/11.75% Senior Toggle Notes due 2016, respectively.

PROSPECTUS

Until                     , 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Registrants Incorporated in California

The following registrants are corporations incorporated in the State of California: Cine Guarantors II, Inc. and Jacor Broadcasting of Denver, Inc.

Section 317 of the California Corporations Code, as amended, provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person has been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court determines otherwise.

Neither the articles of incorporation nor the by-laws of Cine Guarantors II, Inc. and Jacor Broadcasting of Denver, Inc. provide for indemnification under Section 317 of the California Corporations Code, as amended.

Registrants Incorporated in or Organized Under the Laws of Delaware

(a) The following registrants are corporations incorporated in the State of Delaware: AMFM Air Services, Inc.; AMFM Broadcasting, Inc.; AMFM Holdings Inc.; AMFM Inc.; AMFM Operating Inc.; AMFM Radio Group, Inc.; Capstar Broadcasting Partners, Inc.; Capstar Radio Operating Company; Christal Radio Sales, Inc.; Clear Channel Satellite Services, Inc.; Katz Communications, Inc.; Katz Media Group, Inc.; Katz Millennium Sales & Marketing Inc.; Katz Net Radio Sales, Inc.; KTZMedia Corporation; Premiere Radio Networks, Inc.; and Radio-Active Media, Inc.

Section 145(a) of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The certificates of incorporation and/or the by-laws of the following Delaware corporation registrants provide for full indemnification under Section 145(a) of the DCGL: AMFM Inc.; AMFM Radio Group, Inc.; Capstar Radio Operating Company; Christal Radio Sales, Inc; Clear Channel Satellite Services, Inc.; and Katz Millennium Sales & Marketing Inc.

The certificates of incorporation and/or the by-laws of the following Delaware corporation registrants provide for full indemnification under Section 145(b) of the DCGL: AMFM Inc.; AMFM Radio Group, Inc.; Capstar Radio Operating Company; Christal Radio Sales, Inc; Clear Channel Satellite Services, Inc.; and Katz Millennium Sales & Marketing Inc.

The certificates of incorporation of the following Delaware corporation registrants provide for full indemnification under Section 102(b)(7) of the DGCL: AMFM Air Services, Inc.; AMFM Broadcasting, Inc.; AMFM Inc.; AMFM Operating Inc.; AMFM Radio Group, Inc.; Capstar Broadcasting Partners, Inc.; Capstar Radio Operating Company; Clear Channel Satellite Services, Inc.; Katz Communications, Inc.; Katz Media Group, Inc.; Katz Millennium Sales & Marketing Inc.; Katz Net Radio Sales, Inc.; KTZMedia Corporation; and Premiere Radio Networks, Inc.

The certificate of incorporation of AMFM Air Services, Inc. provides that AMFM Air Services, Inc. will indemnify every person who is or was a party, or is or was threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of AMFM Air Services, Inc. or, while a director, officer or employee of AMFM Air Services, Inc., is or was serving at the request of AMFM Air Services, Inc. as a director, officer, employee, agent, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, to the full extent permitted by the DGCL.

The certificate of incorporation of AMFM Holdings Inc. provides that the corporation may indemnify employees or agents of AMFM Holdings Inc. to the fullest extent permitted by the DGCL. Furthermore, the Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, AMFM Holdings Inc. to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of AMFM Holdings Inc., or is or was serving at the request of AMFM Holdings Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not AMFM Holdings Inc. would have the power to indemnify him or her against such liability under the provisions of its certificate of incorporation.

The by-laws of AMFM Inc. provide that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by AMFM Inc. in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by AMFM Inc. as authorized by the by-laws. Furthermore, the Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, AMFM Inc. to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of AMFM Inc., or is or was serving at the request of AMFM Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not AMFM Inc. would have the power to indemnify him or her against such liability under its by-laws.

The by-laws of AMFM Operating Inc. provide that AMFM Operating Inc. must indemnify any person under Sections 145(a) and 145(b) of the DGCL by reason of the fact that the person is or was or has agreed to become a director or officer, or is or was serving or has agreed to serve at the request of AMFM Operating Inc. as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, for all amounts permitted under Sections 145(a) and 145(b) actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit, or proceeding and any appeal therefrom. AMFM Operating Inc. will be required to indemnify a person in connection with any action, suit, or proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to above in defending a civil or criminal action, suit, or proceeding will be paid by AMFM Operating Inc. in advance of the final disposition of such action, suit, or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit, or proceeding will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined that such director or officer is not entitled to be indemnified by AMFM Operating Inc. as authorized by the by-laws. AMFM Operating Inc. may also indemnify any and all other persons it has the power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. AMFM Operating Inc. will purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of AMFM Operating Inc., or is or was serving at the request of AMFM Operating Inc. as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not AMFM Operating Inc. would have the power to indemnify him or her against such liability under its by-laws, provided that such insurance is available on acceptable terms, which determination will be made by a vote of a majority of the Board of Directors in their sole discretion.

The by-laws of AMFM Radio Group, Inc. provide that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by AMFM Radio Group, Inc. in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by AMFM Radio Group, Inc. as authorized by the by-laws. The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, AMFM Radio Group, Inc. to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of AMFM Radio Group, Inc., or is or was serving at the request of AMFM Radio Group, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not AMFM Radio Group, Inc. would have the power to indemnify him or her against such liability under the by-laws.

The by-laws of Capstar Broadcasting Partners, Inc. provide for indemnification of all persons under Sections 145(a) and 145(b) of the DGCL; provided, however, that Capstar Broadcasting Partners, Inc. will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought against Capstar Broadcasting Partners, Inc. for improperly withholding indemnification, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the Board of Directors. This indemnification right includes the right to be paid by Capstar Broadcasting Partners, Inc. the expenses incurred in defending any such proceeding in advance of its final disposition, upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that such indemnified person is not entitled to be indemnified, if such undertaking is required by the DGCL. Furthermore, Capstar Broadcasting Partners, Inc. may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee, or agent of Capstar Broadcasting Partners, Inc. or is or was serving at the request of Capstar Broadcasting Partners, Inc. as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not Capstar Broadcasting Partners, Inc. would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The certificate of incorporation of Christal Radio Sales, Inc. provides that it may pay expenses incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by Christal Radio Sales, Inc. Furthermore, Christal Radio Sales, Inc. has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Christal Radio Sales, Inc. would have the power to indemnify him or her against such liability under the provisions of its certificate of incorporation.

The certificate of incorporation and by-laws of Katz Communications, Inc. provide for indemnification under Sections 145(a) and 145(b) of the DGCL; provided that Katz Communications, Inc. will not be liable to indemnify any person seeking indemnification for any amounts paid in settlement of any action or claim effected without its written consent. Furthermore, the certificate of incorporation and by-laws provide that Katz Communications, Inc. will pay any expenses incurred by an officer, director, employee, or agent in defending any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in advance of the final disposition, other than those expenses for which such director or officer is not entitled to indemnification pursuant to the certificate of incorporation and by-laws. Katz Communications, Inc. will make such payments upon receipt of (i) a written request made by such person for payment of such expenses, (ii) an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Katz Communications, Inc. and (iii) evidence satisfactory to Katz Communications, Inc. as to the amount of such expenses.

The certificate of incorporation of Katz Media Group, Inc. provides for indemnification of all persons under Sections 145(a) and 145(b) of the DGCL; provided, however, that Katz Media Group, Inc. will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought against Katz Media Group, Inc. for improperly withholding indemnification, only if such proceeding (or part thereof) was authorized by the Board of Directors. This indemnification obligation includes the right to be paid by Katz Media Group, Inc. the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan, in advance of the final disposition of a proceeding, will be made only upon delivery to Katz Media Group, Inc. of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by Katz Media Group, Inc. Furthermore, Katz Media Group, Inc. may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of Katz Media Group, Inc. or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not Katz Media Group, Inc. would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

The certificate of incorporation of KTZMedia Corporation provides that each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer, or partner of another enterprise will be indemnified by the KTZMedia Corporation in accordance with, and to the fullest extent authorized by, the DGCL as the same now exists or may be hereafter amended. The by-laws of KTZMedia Corporation provide that KTZMedia Corporation will indemnify any person under Sections 145(a) and 145(b) of the DGCL by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The by-laws further provide that KTZMedia Corporation may pay expenses incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by KTZMedia Corporation. KTZMedia Corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of KTZMedia Corporation, or is or was serving at the request of KTZMedia Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not KTZMedia Corporation would have the power to indemnify him or her against such liability.

Neither the certificate of incorporation nor the by-laws of Radio-Active Media, Inc. provide for indemnification of, or limit the liability of, its directors or officers under the DGCL.

(b) The following registrants are limited liability companies organized under the State of Delaware: Ackerley Broadcasting Operations, LLC; AMFM Broadcasting Licenses, LLC; AMFM Michigan, LLC; AMFM Radio Licenses, LLC; AMFM Texas, LLC; CC Finco Holdings, LLC; CC Licenses, LLC; Clear Channel Aviation, LLC; Clear Channel Capital I, LLC; Clear Channel Collective Marketing, LLC; and Clear Channel Real Estate, LLC.

Section 18-108 of the Delaware Limited Liability Company Act, as amended, provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of AMFM Broadcasting Licenses, LLC, AMFM Michigan, LLC and AMFM Texas, LLC provide that each such company will, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless any person or entity and such person’s or entity’s executors, administrators, heirs, legal representatives, successors and assigns (each, a “covered person”) who was or is a party or was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person or entity is or was a member, manager, officer, authorized person, employee, or agent of such company or is or was serving at the request of such company as a member, manager, director, officer, authorized person, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, domestic or foreign, against all expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses (collectively “losses”) incurred or suffered by such covered person in connection with such action, suit, or proceeding; provided, however, that such company is not obligated to indemnify a covered person for any such losses if a court of competent jurisdiction, in a judgment that has become final and nonappealable, has determined that the acts or omissions of such covered person constituted willful misconduct, bad faith, recklessness, or gross negligence, and (ii) advance expenses incurred by such covered person in defending or otherwise participating in such action, suit, or proceeding in advance of its final disposition. Such limited liability company agreements provide that the member will not be liable for the debts, obligations, or liabilities of the company, whether arising in contract, tort, or otherwise, solely by reason of being a member of the company, or to the company or to any other member of the company or other person or entity who may become a party to or bound by the limited liability company agreement for any breach of the limited liability company agreement or of any duties (including fiduciary duties) arising under or in connection with the limited liability company agreement or the company, other than for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreement of Clear Channel Aviation, LLC provides that, to the fullest extent permitted by applicable law, a “covered person” will be entitled to indemnification from Clear Channel Aviation, LLC for any loss, damage, or claim incurred by such covered person by reason of any act or omission performed or omitted by such covered person in good faith on behalf of Clear Channel Aviation, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such covered person by the limited liability company agreement, except that no covered person will be entitled to be indemnified in respect of any loss, damage, or claim incurred by such covered person by reason of such covered person’s gross negligence or willful misconduct with respect to such acts or omissions. The limited liability company agreement defines a “covered person” to be the member of Clear Channel Aviation, LLC, any employee or agent of Clear Channel Aviation, LLC, and any employee, representative, agent and affiliate of the member. Expenses (including legal fees) incurred by a covered person will be advanced upon receipt by Clear Channel Aviation, LLC of an undertaking of repayment should it be determined that such person is not entitled to be indemnified. Finally, no covered person will be liable to Clear Channel Aviation, LLC or any other person who has an interest in or claim against Clear Channel Aviation, LLC for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such covered person in good faith on behalf of Clear Channel Aviation, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such covered person by the limited liability company agreement, except that a covered person will be liable for any such loss, damage, or claim incurred by reason of such covered person’s gross negligence or willful misconduct.

The limited liability company agreements of CC Finco Holdings, LLC and Clear Channel Capital I, LLC provide that each of CC Finco Holdings, LLC and Clear Channel Capital I, LLC will indemnify and hold harmless its managers (in the case of Clear Channel Capital I, LLC), its member, and each other “indemnified person” from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative, arbitral, or investigative, in which such indemnified person is or was involved, may be involved, or is threatened to be involved, as a party or otherwise, arising out of (i) any action or inaction on the part of such company, or on the part of the indemnified person in connection with the business and affairs of such company, (ii) the limited liability company agreement of such company, (iii) its member’s, any manager’s (in the case of Clear Channel Capital, I, LLC), or any representative’s (in the case of CC Finco Holdings, LLC, as defined in its limited liability company agreement) status, and (iv) any action taken by its member, any manager (in the case of Clear Channel Capital, I, LLC), or any representative (in the case of CC Finco Holdings, LLC) or otherwise on behalf of such company, to the fullest extent permitted by the Delaware Limited Liability Company Act and all other applicable laws; provided that such indemnified person’s conduct did not constitute willful misfeasance, bad faith, or gross negligence. The limited liability company agreements define an “indemnified person” to be the member, the managers (in the case of Clear Channel Capital, I, LLC), the representatives (in the case of CC Finco Holdings, LLC), and any partner, manager, or other affiliate, agent, or representative of the member, and any officer, director, manager, employee, stockholder, member, partner, or other affiliate, agent, or representative of any such person, and any of the heirs, executors, successors, or assigns of any of the foregoing. Expenses incurred by an indemnified person will be advanced upon receipt by each such company of an undertaking of repayment should it be determined that such person is not entitled to be indemnified; provided, however, that Clear Channel Capital I, LLC will not be required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim, or counterclaim initiated by or on behalf of such person. Each such company may purchase and maintain insurance on behalf of any indemnified person and other persons determined by its member. The limited liability company agreement of Clear Channel Capital I, LLC provides that neither the member nor any other indemnified person will be personally liable to Clear Channel Capital I, LLC for the repayment of any distributions made by Clear Channel Capital I, LLC to its member or for monetary damages for the breach of its fiduciary duty as a manager, except to the extent that exculpation from liability is not permitted under the Delaware Limited Liability Company Act as in effect at the time such liability is determined. The limited liability company agreement of CC Finco Holdings, LLC provides that neither the member nor any other indemnified person will be personally liable to CC Finco Holdings, LLC for the repayment of any distributions made by CC Finco Holdings, LLC to its member, or for any other act or omission by such indemnified person in connection with the conduct of affairs of CC Finco Holdings, LLC, its limited liability company agreement or the matters contemplated therein, except as a result of such person’s willful misfeasance, bad faith, or gross negligence.

The limited liability company agreements of the following Delaware limited liability company registrants do not provide for indemnification of members, managers, or officers or limit the liability of members, managers, or officers: Ackerley Broadcasting Operations, LLC; AMFM Radio Licenses, LLC; CC Licenses, LLC; Clear Channel Collective Marketing, LLC; and Clear Channel Real Estate, LLC.

(c) The following registrants are limited partnerships organized under the State of Delaware: AMFM Texas Broadcasting, LP; AMFM Texas Licenses, LP; and Capstar TX Limited Partnership.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, as amended, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The limited partnership agreements of AMFM Texas Broadcasting, LP and AMFM Texas Licenses, LP provide that the general partner will not be liable in damages or otherwise to the partnership or any partner for any action taken or failure to act on behalf of the partnership within the scope of the authority conferred on the general partner by such partnership agreement unless such act or omission was performed or omitted fraudulently. Furthermore, the general partner will not be liable for any loss or damage to partnership property caused by acts of a public enemy, natural disasters, or other causes beyond the general partner’s control.

The limited partnership agreement of Capstar TX Limited Partnership provides for indemnification of the general partner against any liability, loss, or expense, including, without limitation, reasonable attorneys’ fees, litigation costs, settlement amounts and judgments, it may incur by reason of any act or omission in connection with the management and operation of the partnership and its business, unless the liability, loss, or expense is caused by the willful misconduct, bad faith, or gross negligence of the general partner or its directors, officers, employees, or agents. Furthermore, the general partner will have no personal liability for the repayment of the capital contributions of any partner.

Registrant Incorporated in Massachusetts

The following registrant is a corporation incorporated in the Commonwealth of Massachusetts: Broadcast Architecture, Inc.

Section 8.58 of Chapter 156D of the Massachusetts General Laws, as amended, provides that the corporation may agree, in its articles of organization or by-laws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, to indemnify an individual who is a party to a proceeding because the individual is a director or an officer if: (i) the individual conducted himself in good faith, the individual reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful; or (ii) the individual engaged in conduct for which the corporation has limited or eliminated liability in its articles of organization in a manner permitted by the statute. Section 2.02(b)(4) of Chapter 156D permits the corporation to eliminate or limit the personal liability of a director to the corporation for monetary damages for the breach of his or her fiduciary duty as a director notwithstanding any provision of law imposing such liability, except for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) distributions not permitted under the statute, or (iv) for any transaction from which the director derived an improper personal benefit. Under Section 8.53 of Chapter 156D, the corporation may also agree to advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because the individual is a director or officer, before final disposition of a proceeding, if the individual delivers to the corporation: (i) a written affirmation of his or her good faith belief that the individual has met the relevant standard of conduct described above or that the proceeding involves conduct for which liability has been permissibly eliminated under a provision of the articles of organization; and (ii) his or her written undertaking to repay any funds advanced if the individual is not entitled to mandatory indemnification and it is ultimately determined by a court or by disinterested directors, by special legal counsel appointed by the Board of Directors, or by disinterested shareholders that the individual has not met the relevant standard of conduct for indemnification. In addition, Sections 8.52 and 8.56 of Chapter 156D require the corporation to indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

The articles of organization of Broadcast Architecture, Inc. provide that no director will be personally liable to Broadcast Architecture, Inc. or any of its shareholders for monetary damages for any breach of fiduciary duty in accordance with Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws, as amended. The articles of organization and the by-laws of Broadcast Architecture, Inc. do not provide for indemnification of its directors or officers.

Registrant Incorporated in Colorado

The following registrant is a corporation incorporated in the State of Colorado: Jacor Broadcasting of Colorado, Inc.

Pursuant to Section 7-109-102 of the Colorado Business Corporation Act, a corporation has the power to indemnify a person who is or was a director of a corporation or who, while a director, is or was serving at the corporation’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or holds any similar position with, another foreign or domestic corporation if the person’s conduct was in good faith and (ii) the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, or (ii) in all other cases, believed that such conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, a corporation has the power to indemnify a director for liability if the person’s conduct was in good faith and the person had no reasonable cause to believe the person’s conduct was unlawful.

Pursuant to subsection 4 of such section of the Colorado Business Corporation Act, however, a corporation “may not indemnify a director (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.”

Section 7-109-103 of the Colorado Business Corporation Act requires that, unless limited by its articles of incorporation, a corporation is required to indemnify a person who is or was a director or officer of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party in such person’s capacity as a director or officer of the corporation. The indemnity covers all reasonable expenses the person incurred in connection with such defense.

Section 7-109-105 of the Colorado Business Corporation Act states that, unless the articles of incorporation provide to the contrary, a court of competent jurisdiction may determine that a director has a right to indemnification because the director has been wholly successful on the merits, and therefore may order indemnification, including indemnification for reasonable expenses necessary to obtain the court-ordered indemnification.

Under Section 7-109-107 of the Colorado Business Corporation Act, unless the articles of incorporation provide otherwise, officers have the right to mandatory indemnification and to court-ordered indemnification to the same extent as directors.

Finally, pursuant to Section 7-109-108 of the Colorado Business Corporation Act, a corporation may provide insurance to directors and officers without restriction, even though the corporation does not have the power to indemnify such persons. The corporation may self-insure to provide insurance for officers and directors.

The articles of incorporation and/or by-laws of Jacor Broadcasting of Colorado, Inc., as amended and restated, are silent with respect to director and officer liability and indemnification.

Registrant Incorporated in Florida

The following registrant is a corporation incorporated under the laws of the State of Florida: Jacor Communications Company.

Section 607.0850(1) of the Florida Business Corporation Act (other section references under this sub-heading below also refer to this statute) provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (proceeding other than a derivative law suit), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or serving in such a capacity for another business enterprise at the request of the corporation, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation (i.e., a derivative law suit) to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or serving in such capacity for another business enterprise at the request of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850(3) provides that to the extent that any such director, officer, employee, or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. This provision is mandatory and applies irrespective of anything in the articles or the by-laws to the contrary.

Under Section 607.0850(4), any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee, or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

Section 607.0850(7) provides that the indemnification and advancement of expenses pursuant to Section 607.0850 are not exclusive and that the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, this statutory section provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 (relating to unlawful distributions to shareholders) are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850(12) also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or on behalf of another business enterprise at the request of the corporation, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Section 607.0831 provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

The amended and restated articles of incorporation of Jacor Communications Company provide in Article Eight that Jacor Communications Company shall, to the fullest extent permitted by the Florida Business

Corporation Act, as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under such provisions from and after against any and all expenses, liabilities or other matters referred to and/or covered by such provisions, and this indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-Law, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The by-Laws of Jacor Communications Company provide in Section 7.7 that Jacor Communications Company shall indemnify, to the fullest extent permitted by the Florida Business Corporation Act, as applicable from time to time, all persons who are at any time were or are directors or officers of Jacor Communications Company from any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director and officer. Jacor Communications Company shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of Jacor Communications Company in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, and in the event the final disposition of the proceeding, to the fullest extent permitted by, in accordance with the applicable requirements of, the Florida Business Corporation Act, as applicable from time to time. Jacor Communications Company may indemnify any other persons permitted but not required to be indemnified by the Florida Business Corporation Act, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law by the Board of Directors, the stockholders or special legal counsel appointed by the Board of Directors. Jacor Communications Company may but shall not be required to purchase or maintain insurance on behalf of any present or former directors or officers or other persons required or permitted to be indemnified.

Registrants Incorporated in Nevada

The following registrants are corporations incorporated in the State of Nevada: CC Broadcast Holdings, Inc.; Clear Channel Broadcasting Licenses, Inc.; Clear Channel Broadcasting, Inc.; Clear Channel Company Store, Inc.; Clear Channel Holdings, Inc.; Clear Channel Investments, Inc.; Clear Channel Mexico Holdings, Inc.; Clear Channel Wireless, Inc.; Clearmart, Inc.; Terrestrial RF Licensing, Inc.; and The New Research Group, Inc.

The Nevada Revised Statutes (the “NRS”) provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

The NRS also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened, or completed action, suit, or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee, or agent of the corporation or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee, or agent with respect to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud, or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; however, indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

CC Broadcast Holdings, Inc.’s by-laws provide in Article Seven that CC Broadcast Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Broadcasting Licenses, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Broadcasting Licenses, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Broadcasting Licenses, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300.

Clear Channel Broadcasting, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Broadcasting, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Broadcasting, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300.

Clear Channel Company Store, Inc.’s articles of incorporation provide in Article Ten that Clear Channel Company Store, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Company Store, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Company Store, Inc.’s by-laws provide in Article Six that Clear Channel Company Store, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Holdings, Inc.’s articles of incorporation provide in Article Ten that Clear Channel Holdings, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Holdings, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Holdings, Inc.’s by-laws provide in Article Six that Clear Channel Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Investments, Inc.’s articles of incorporation, as amended, provide in Article Ten that Clear Channel Investments, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of

Nevada. Article Ten also specifically provides that Clear Channel Investments, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Investments, Inc.’s by-laws provide in Article Six that Clear Channel Investments, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Mexico Holdings, Inc.’s by-laws provide in Article Seven that Clear Channel Mexico Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clear Channel Wireless, Inc.’s articles of incorporation provide in Article Ten that Clear Channel Wireless, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada. Article Ten also specifically provides that Clear Channel Wireless, Inc. shall indemnify its directors to the fullest extent permitted by the laws of the State of Nevada for damages resulting from a breach of fiduciary duty as a director. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of dividends in violation of the NRS 78.300. Clear Channel Wireless, Inc.’s by-laws provide in Article Six that Clear Channel Wireless, Inc. shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada.

Clearmart, Inc.’s articles of incorporation provide in Article Twelve that directors and officers of Clearmart, Inc. shall be entitled, to the fullest extent permitted by the laws of the State of Nevada, to the benefits of the provisions in such laws limiting the personal liability of directors and officers. Article Twelve also specifically provides that directors and officers of Clearmart, Inc. shall not be personally liable to Clearmart, Inc. or its stockholders for damages resulting from a breach of fiduciary duty as a director or officer. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of distributions in violation of the NRS 78.300. Furthermore, Article Thirteen provides that Clearmart, Inc. shall indemnify its directors and officers to the fullest extent permitted by NRS 78.751.

Terrestrial RF Licensing, Inc.’s articles of incorporation provide in Article Twelve that directors and officers of Terrestrial RF Licensing, Inc. shall be entitled, to the fullest extent permitted by the laws of the State of Nevada, to the benefits of the provisions in such laws limiting the personal liability of directors and officers. Article Twelve also specifically provides that directors and officers of Terrestrial RF Licensing, Inc. shall not be personally liable to Terrestrial RF Licensing, Inc. or its stockholders for damages resulting from a breach of fiduciary duty as a director or officer. Notwithstanding the foregoing, the provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or payment of distributions in violation of the NRS 78.300. Furthermore, Article Thirteen provides that Terrestrial RF Licensing, Inc. shall indemnify its directors and officers to the fullest extent permitted by NRS 78.751.

The New Research Group, Inc.’s articles of incorporation and by-laws are silent with respect to director and officer liability and indemnification.

Registrants Incorporated in Ohio

The following registrants are corporations incorporated in the State of Ohio: Broadcast Finance, Inc.; Citicasters Co.; Critical Mass Media, Inc.; and Jacor Broadcasting Corporation (the “Ohio Registrants”).

Under Section 1701.13 of the Ohio General Corporation Law (“Ohio Law”), Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit without a court order determining that the person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, indemnification is discretionary except if otherwise provided by a corporation’s articles of incorporation, regulations (code of regulations) or contract, and except with respect to the advancement of expenses of directors which is required under certain conditions.

With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorney’s fees, incurred in defending any action, including derivative actions, brought against the director, so long as the director agrees to reasonably cooperate with the corporation in the matter and agrees to repay the amount advanced if it is proven by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

There are no provisions contained in the articles of incorporation or regulations of the Ohio Registrants with respect to mandatory indemnification of officers or directors. The Ohio Registrants have not entered into indemnification agreements with their directors and officers. Ohio Law authorizes the purchase of insurance or similar protection on behalf of or for any person who is a director, officer, employee or agent of a corporation irrespective of the corporation’s power to indemnify that person.

Registrants Incorporated in Texas

The following registrants are corporations incorporated under the laws of the State of Texas and are governed by the Texas Business Corporation Act (“TBCA”): AMFM Shamrock Texas, Inc. and Clear Channel Communications, Inc. Additionally, each of CCB Texas Licenses, Inc., Citicasters Licenses, Inc., Clear Channel Identity, Inc., and Clear Channel Management Services, Inc. are corporations incorporated under the laws of the State of Texas and are governed by the Texas Business Organizations Code (“TBOC”), which is the successor statute to the TBCA. The foregoing Texas corporations are hereinafter collectively referred to as the “Texas Registrants.”

Texas law, the governing documents and other arrangements of the Texas Registrants (with the exception of AMFM Shamrock Texas, Inc.) contain provisions for indemnification of their respective directors and officers.

Texas Law

Both Chapter 8 of the TBOC and Article 2.02-1 of the TBCA provide generally that a person sued as a director, officer, employee or agent of a corporation, or while serving at the request of the corporation as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the corporation against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and it is reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the corporation’s best interests (and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful). The TBOC and TBCA provide that a corporation may advance expenses incurred by a director in defending a suit or similar proceeding. A Texas corporation is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors to such extent as may be provided by its articles of incorporation, certificate of formation, by-laws, action of board of directors, a contract or required by common law. Indemnification of a person found liable to the corporation or found liable on the basis that a personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC and TBCA also authorize a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1 of the TBCA or Chapter 8 of the TBOC, as the case may be.

Section 7.001 of the TBOC and Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, or TMCLA, each provide that a corporation’s articles of incorporation may limit or eliminate the directors’ liability for monetary damages to the corporation or its shareholders for an act or omission in the director’s capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.

Governing Documents of Clear Channel Communications, Inc.

Article Ten of the restated articles of incorporation of Clear Channel Communications, Inc. (“Clear Channel”) states that a director of such company shall not be liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the TBCA as in effect at the time such liability is determined.

Article Eleven of the restated articles of incorporation of the company states that the company shall, to the maximum extent permitted from time to time under the law of the State of Texas, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suite, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suite, proceeding, claim or counterclaim initiated by or on behalf of such person.

Governing Documents of Citicasters Licenses, Inc., CCB Texas Licenses, Inc., Clear Channel Management Services, Inc. and Clear Channel Identity, Inc. (collectively, the “TBOC Registrants”)

Article VII of the certificate of formation of each TBOC Registrant provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for any of the following: (a) a breach of the director’s duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of the director’s duty to the corporation; (c) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law; (d) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (e) an act or omission for which the director’s liability is expressly provided by an applicable statute.

Article VIII of the certificate of formation of each TBOC Registrant provides that the corporation shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities as and to the fullest extent permitted under the TBOC and shall have the power to purchase and maintain liability insurance for those persons or make other arrangements on such person’s behalf as and to the fullest extent permitted by the TBOC.

Section 8.1 of the by-laws of each TBOC Registrant provides that each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding, whether or not by or in the right of such TBOC Registrant, because such person is or was a director of such TBOC Registrant or, while a director of such TBOC Registrant, is or was serving at the request of the TBOC Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (hereinafter a “Covered Director”) shall be indemnified by such TBOC Registrant to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.2 of the by-laws of each TBOC Registrant extends the same right to indemnification afforded to directors and former directors pursuant to Section 8.1 of the by-laws to a person who is or was an officer of such TBOC Registrant or, while an officer of such TBOC Registrant, is or was serving at the request of such TBOC Registrant as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that such TBOC Registrant may indemnify and advance expenses to a director of such TBOC Registrant under the TBOC, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.3 of the by-laws of each TBOC Registrant provides that such TBOC Registrant will pay or reimburse the reasonable expenses incurred by a Covered Person in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to such TBOC Registrant of a written affirmation by such person of such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the TBOC and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBOC.

Section 8.7 of the by-laws of each TBOC Registrant provides that such TBOC Registrant may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of such TBOC Registrant, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement on behalf of any person who is or was serving as a director, officer, employee, or agent of such TBOC Registrant or is or was serving at the request of such TBOC Registrant as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not such TBOC Registrant would have the power to indemnify such person against such liability. If the insurance or other arrangement involves self- insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which such TBOC Registrant would not have the power to indemnify the person only if the insurance or arrangement has been approved by the shareholders.

The by-laws of each TBOC Registrant expressly acknowledge that the indemnification provided in Article VIII of the by-laws could involve indemnification for negligence or under theories of strict liability.

Other Arrangements

The Texas Registrants understand that the position of the SEC is that indemnification for liabilities arising under the Securities Act that may be permitted to directors, officers or persons controlling the Texas Registrants pursuant to the foregoing provisions is against public policy as expressed in the Securities Act and is therefore unenforceable.

Clear Channel has obtained liability insurance for its officers and directors and those of its subsidiaries, including each other Texas Registrant.

Each of the directors of Clear Channel and its indirect parent, Holdings (collectively, with Clear Channel, the “Clear Channel companies” and each individually, a “Clear Channel company”), have entered into an indemnification agreement with the Clear Channel companies. The Clear Channel companies will indemnify each individual with respect to, and hold each individual harmless from and against, liabilities, losses, costs, expenses (as defined in the indemnification agreement) and other matters that may result from or arise in connection with his or her capacity as a director or officer of any of the Clear Channel companies (“corporate status”) and will advance expenses to each individual, to the fullest extent permitted by applicable law. Such indemnification obligations will include, without limitation, claims for monetary damages against such individual in respect of any alleged breach of fiduciary duty, to the fullest extent permitted under applicable law.

To the extent that each individual is, by reason of his or her corporate status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any proceeding (as defined in the indemnification agreement), the Clear Channel companies will indemnify such individual with respect to, and hold such individual harmless from and against, all expenses reasonably incurred by such individual or on behalf of such individual in connection therewith. If an individual is not wholly successful in the defense of such proceeding but is successful, on the merits or otherwise, as to one or more, but less than all, claims, issues, or matters in such proceeding, the Clear Channel companies will indemnify such individual against all expenses reasonably incurred by such individual or on behalf of such individual in connection with each successfully resolved claim, issue, or matter. The Clear Channel companies will indemnify each individual with respect to, and hold such individual harmless from and against, any and all expenses and, if requested by such individual, will (within 20 calendar days of such request) advance such expenses to such individual, which are reasonably incurred by such individual in connection with any action brought by such individual for (i) indemnification or advance payment of expenses by the Clear Channel companies under the indemnification agreement, any other agreement, the governing documents of the applicable Clear Channel company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Clear Channel company, or any of their respective subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise with respect to which such individual serves as a director, officer, employee, partner, representative, fiduciary, or agent, or in any similar capacity, at the request of any Clear Channel company (each, a “Clear Channel entity”), to the fullest extent permitted by law. Except as may otherwise be agreed by any Clear Channel company, each individual will not be entitled to indemnification or the advancement of expenses under the indemnification agreement with respect to any proceeding brought by such individual (other than a proceeding by such individual by way of defense or to enforce his rights under the indemnification agreement or under statute or other law including any rights under Section 145 of the DGCL), unless the bringing of such proceeding or making of such claim has been approved by the Board of Directors of the applicable Clear Channel company.

To the extent that any of the Clear Channel entities maintains an insurance policy or policies providing liability insurance for directors, officers, employees, fiduciaries, representatives, partners, or agents of any Clear Channel entity, each such individual will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, fiduciary, representative, partner, or agent insured under such policy or policies.

Registrant Incorporated in Washington

The following registrants are corporations incorporated in the State of Washington: Central NY News, Inc. and M Street Corporation.

Under the Washington Business Corporation Act, a corporation may indemnify directors against reasonable expenses for liability incurred in the defense of any proceeding to which such individuals were a party because of their position with the corporation. The director must have acted in good faith and reasonably believed that the conduct in the individual’s official capacity was in the best interests of the corporation and in all other cases that the conduct at least was not opposed to the corporation’s best interests. Indemnity is available for criminal proceedings if the individual had no reasonable cause to believe the conduct was unlawful. The Washington Business Corporation Act prohibits indemnification, however, in connection with any proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation or in connection with any other proceeding in which the individual was charged with and found liable for receiving an improper personal benefit. Washington law also provides for discretionary indemnification of officers. Under no circumstances, however, may any director or officer be indemnified for:

•	acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law;

•	conduct of a director or officer finally adjudged to be an unlawful distribution; or

•

any transaction with respect to which it was finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled.

The by-laws of Central NY News, Inc. and the amended and restated by-laws of M Street Corporation provide this indemnification to directors and officers to the full extent of the law. This right to indemnification includes the right to advancement of expenses upon a written affirmation that such person met the required standard of conduct and an undertaking by the director or officer to repay the expenses if it is later determined that such indemnitee was not entitled to indemnification. The by-laws also provide that this right to indemnification is a contract right. Such by-laws further provide the corporations may maintain insurance to protect any director or officer against any loss, liability or expense whether or not the corporations would have the power to indemnify such person against such loss, liability or expense under the Washington Business Corporation Act.

Such by-laws also authorize each corporation to enter into contracts with any director or officer in furtherance of the provisions of the restated by-laws regarding indemnification and to create a trust fund, grant a security interest or use other means to ensure the payment of amounts necessary to effect this indemnification.

Unless limited by the corporation’s articles of incorporation, Washington law requires indemnification if the director or officer is wholly successful on the merits of the action or otherwise. Any indemnification of a director in a derivative action must be reported to the shareholders in writing with or before notice of the next shareholders’ meeting. Article V of Central NY News’ articles of incorporation provides that a director will not be liable to the corporation or its shareholders for monetary damages for conduct as a director to the fullest extent permitted under the Washington Business Corporation Act.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b) Financial Statement Schedules

None.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) Each of the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL COMMUNICATIONS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer (Principal Executive Officer), Chief Operating Officer and Director	April 17, 2009

* Randall T. Mays	President, Chief Financial Officer (Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/ Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* David C. Abrams	Director	April 17, 2009

* Steven Barnes	Director	April 17, 2009

* Richard J. Bressler	Director	April 17, 2009

* Charles A. Brizius	Director	April 17, 2009

* John Connaughton	Director	April 17, 2009

* Blair E. Hendrix	Director	April 17, 2009

* Jonathon S. Jacobson	Director	April 17, 2009

Signature	Title	Date
* Ian K. Loring	Director	April 17, 2009

* Scott M. Sperling	Director	April 17, 2009

* Kent R. Weldon	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

ACKERLEY BROADCASTING OPERATIONS, LLC

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/ Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Manager	April 17, 2009

* Randall T. Mays	Manager	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM AIR SERVICES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM BROADCASTING LICENSES, LLC
By AMFM BROADCASTING, INC.
Its Sole Member

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of AMFM Broadcasting Licenses, LLC	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of AMFM Broadcasting Licenses, LLC	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/ Chief Accounting Officer (Principal Accounting Officer) of AMFM Broadcasting Licenses, LLC	April 17, 2009

* Mark P. Mays	Director of AMFM Broadcasting, Inc., the Sole Member	April 17, 2009

* Randall T. Mays	Director of the Sole Member	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM BROADCASTING, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/ Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM HOLDINGS INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/ Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM MICHIGAN, LLC By CAPSTAR TX LIMITED PARTNERSHIP Its Sole Member By AMFM SHAMROCK TEXAS, INC. Its General Partner

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/ Radio Division (Principal Executive Officer) of AMFM Shamrock Texas, Inc., the General Partner of Capstar TX Limited Partnership, the Sole Member	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/ Accounting for Radio (Principal Financial Officer) of the General Partner of the Sole Member	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of the General Partner of the Sole Member	April 17, 2009

* Mark P. Mays	Director of the General Partner of the Sole Member	April 17, 2009

* Randall T. Mays	Director of the General Partner of the Sole Member	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM OPERATING INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM RADIO GROUP, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM RADIO LICENSES, LLC
By CAPSTAR RADIO OPERATING COMPANY Its Sole Member

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of AMFM Radio Licenses, LLC	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of AMFM Radio Licenses, LLC	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of AMFM Radio Licenses, LLC	April 17, 2009

* Mark P. Mays	Director of Capstar Radio Operating Company, the Sole Member	April 17, 2009

* Randall T. Mays	Director of the Sole Member	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM SHAMROCK TEXAS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM TEXAS BROADCASTING, LP
By AMFM BROADCASTING, INC.
Its General Partner

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of AMFM Broadcasting, Inc., the General Partner	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of the General Partner	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of the General Partner	April 17, 2009

* Mark P. Mays	Director of the General Partner	April 17, 2009

* Randall T. Mays	Director of the General Partner	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM TEXAS LICENSES, LP
By AMFM SHAMROCK TEXAS, INC.
Its General Partner

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of AMFM Shamrock Texas, Inc., the General Partner	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of the General Partner	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of the General Partner	April 17, 2009

* Mark P. Mays	Director of the General Partner	April 17, 2009

* Randall T. Mays	Director of the General Partner	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

AMFM TEXAS, LLC
By AMFM BROADCASTING, INC.
Its Sole Member

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of AMFM Texas, LLC	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of AMFM Texas, LLC	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of AMFM Texas, LLC	April 17, 2009

* Mark P. Mays	Director of the Sole Member	April 17, 2009

* Randall T. Mays	Director of the Sole Member	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

BROADCAST ARCHITECTURE, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

BROADCAST FINANCE, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CAPSTAR BROADCASTING PARTNERS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CAPSTAR RADIO OPERATING COMPANY

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CAPSTAR TX LIMITED PARTNERSHIP
By AMFM SHAMROCK TEXAS, INC.
Its General Partner

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of AMFM Shamrock Texas, Inc., the General Partner	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of the General Partner	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of the General Partner	April 17, 2009

* Mark P. Mays	Director of the General Partner	April 17, 2009

* Randall T. Mays	Director of the General Partner	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CC BROADCAST HOLDINGS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CC FINCO HOLDINGS, LLC
By CLEAR CHANNEL COMMUNICATIONS, INC.
Its Sole Member

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer (Principal Executive Officer) of CC Finco Holdings, LLC and Director of the Sole Member	April 17, 2009

* Randall T. Mays	Chief Financial Officer (Principal Financial Officer) of CC Finco Holdings, LLC and Director of the Sole Member	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of CC Finco Holdings, LLC	April 17, 2009

* David C. Abrams	Director of the Sole Member	April 17, 2009

* Steven Barnes	Director of the Sole Member	April 17, 2009

* Richard J. Bressler	Director of the Sole Member	April 17, 2009

* Charles A. Brizius	Director of the Sole Member	April 17, 2009

* John Connaughton	Director of the Sole Member	April 17, 2009

* Blair E. Hendrix	Director of the Sole Member	April 17, 2009

Signature	Title	Date
* Jonathon S. Jacobson	Director of the Sole Member	April 17, 2009

* Ian K. Loring	Director of the Sole Member	April 17, 2009

* Scott M. Sperling	Director of the Sole Member	April 17, 2009

* Kent R. Weldon	Director of the Sole Member	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CC LICENSES, LLC

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Manager	April 17, 2009

* Randall T. Mays	Manager	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CCB TEXAS LICENSES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CENTRAL NY NEWS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Randall T. Mays	President (Principal Executive Officer) and Director	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CHRISTAL RADIO SALES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CINE GUARANTORS II, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CITICASTERS CO.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CITICASTERS LICENSES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL AVIATION, LLC
By RADIO-ACTIVE MEDIA, INC. Its Sole Member

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer) of Clear Channel Aviation, LLC	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer) of Clear Channel Aviation, LLC	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer) of Clear Channel Aviation, LLC	April 17, 2009

* Mark P. Mays	Director of Radio-Active Media, Inc., the Sole Member	April 17, 2009

* Randall T. Mays	Director of the Sole Member	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL BROADCASTING LICENSES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer
* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL BROADCASTING, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/ Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL CAPITAL I, LLC

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer (Principal Executive Officer)	April 17, 2009

* Randall T. Mays	Chief Financial Officer (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Steven Barnes	Manager	April 17, 2009

* Richard J. Bressler	Manager	April 17, 2009

* Charles A. Brizius	Manager	April 17, 2009

* John Connaughton	Manager	April 17, 2009

* Blair E. Hendrix	Authorized Signatory and Manager	April 17, 2009

* Ian K. Loring	Manager	April 17, 2009

* Scott M. Sperling	Manager	April 17, 2009

* Kent R. Weldon	Manager	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL COLLECTIVE MARKETING, LLC
By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Manager	April 17, 2009

* Randall T. Mays	Manager	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL COMPANY STORE, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer/President/Chief Operating Officer (Principal Executive Officer) and Director	April 17, 2009

* Randall T. Mays	Executive Vice President/Chief Financial Officer/Secretary (Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL HOLDINGS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Randall T. Mays	President/Chief Financial Officer/Secretary (Principal Executive Officer and Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Executive Vice President/Chief Operating Officer and Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL IDENTITY, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL INVESTMENTS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer/President/Chief Operating Officer (Principal Executive Officer) and Director	April 17, 2009

* Randall T. Mays	Executive Vice President/Chief Financial Officer/Secretary (Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL MANAGEMENT SERVICES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL MEXICO HOLDINGS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Randall T. Mays	President/Chief Financial Officer/Secretary (Principal Executive Officer and Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Executive Vice President/Chief Operating Officer and Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL REAL ESTATE, LLC

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer/President/Chief Operating Officer (Principal Executive Officer) and Manager	April 17, 2009

* Randall T. Mays	Executive Vice President/Chief Financial Officer/Secretary (Principal Financial Officer) and Manager	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL SATELLITE SERVICES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer/President/Chief Operating Officer (Principal Executive Officer) and Director	April 17, 2009

* Randall T. Mays	Executive Vice President/Chief Financial Officer/Secretary (Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEAR CHANNEL WIRELESS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* Mark P. Mays	Chief Executive Officer/President/Chief Operating Officer (Principal Executive Officer) and Director	April 17, 2009

* Randall T. Mays	Executive Vice President/Chief Financial Officer/Secretary (Principal Financial Officer) and Director	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CLEARMART, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

CRITICAL MASS MEDIA, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

JACOR BROADCASTING CORPORATION

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

JACOR BROADCASTING OF COLORADO, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

JACOR BROADCASTING OF DENVER, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

JACOR COMMUNICATIONS COMPANY

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

KATZ COMMUNICATIONS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

KATZ MEDIA GROUP, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

KATZ MILLENNIUM SALES & MARKETING INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

KATZ NET RADIO SALES, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

KTZMEDIA CORPORATION

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

M STREET CORPORATION

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

PREMIERE RADIO NETWORKS, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

RADIO-ACTIVE MEDIA, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

TERRESTRIAL RF LICENSING, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 17, 2009.

THE NEW RESEARCH GROUP, INC.

By:	*
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President/Chief Accounting Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date
* John E. Hogan	President/Chief Executive Officer/Radio Division (Principal Executive Officer)	April 17, 2009

* Jeff Rice	Senior Vice President of Finance/Accounting for Radio (Principal Financial Officer)	April 17, 2009

* Herbert W. Hill, Jr.	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	April 17, 2009

* Mark P. Mays	Director	April 17, 2009

* Randall T. Mays	Director	April 17, 2009

*	The undersigned, by signing his name hereto, signs and executes this Amendment No. 1 to the registration statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission.

/S/ HAMLET T. NEWSOM, JR.
Hamlet T. Newsom, Jr. Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on November 16, 2006.

2.2	Amendment No. 1, dated as of April 18, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on April 19, 2007.

2.3	Amendment No. 2, dated as of May 17, 2007, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, BT Triple Crown Holdings III, Inc. and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 18, 2007.

2.4	Amendment No. 3, dated as of May 13, 2008, to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc. and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 14, 2008.

2.5	Asset Purchase Agreement, dated as of April 20, 2007, between Clear Channel Broadcasting, Inc., ABO Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., Clear Channel Investments, Inc. and TV Acquisition LLC. Incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on April 26, 2007.

3.1.1*

Restated Articles of Incorporation of Clear Channel Communications, Inc., as amended

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.2*	Ackerley Broadcasting Operations, LLC

3.1.3*	AMFM Air Services, Inc.

3.1.4*	AMFM Broadcasting Licenses, LLC

3.1.5*	AMFM Broadcasting, Inc.

3.1.6*	AMFM Holdings Inc.

3.1.7*	AMFM Inc.

3.1.8*	AMFM Michigan, LLC

3.1.9*	AMFM Operating Inc.

3.1.10*	AMFM Radio Group, Inc.

3.1.11*	AMFM Radio Licenses, LLC

Exhibit No.	Exhibit
3.1.12*	AMFM Shamrock Texas, Inc.

3.1.13*	AMFM Texas Broadcasting, LP

3.1.14*	AMFM Texas Licenses, LP

3.1.15*	AMFM Texas, LLC

3.1.16*	Broadcast Architecture, Inc.

3.1.17*	Broadcast Finance, Inc.

3.1.18*	Capstar Broadcasting Partners, Inc.

3.1.19*	Capstar Radio Operating Company

3.1.20*	Capstar TX Limited Partnership

3.1.21*	CC Broadcast Holdings, Inc.

3.1.22*	CC Finco Holdings, LLC

3.1.23*	CC Licenses, LLC

3.1.24*	CCB Texas Licenses, Inc.

3.1.25*	Central NY News, Inc.

3.1.26*	Christal Radio Sales, Inc.

3.1.27*	Cine Guarantors II, Inc.

3.1.28*	Citicasters Co.

3.1.29*	Citicasters Licenses, Inc.

3.1.30*	Clear Channel Aviation, LLC

3.1.31*	Clear Channel Broadcasting Licenses, Inc.

3.1.32*	Clear Channel Broadcasting, Inc.

3.1.33*	Clear Channel Capital I, LLC

3.1.34*	Clear Channel Collective Marketing, LLC

3.1.35*	Clear Channel Company Store, Inc.

3.1.36*	Clear Channel Holdings, Inc.

3.1.37*	Clear Channel Identity, Inc.

3.1.38*	Clear Channel Investments, Inc.

3.1.39*	Clear Channel Management Services, Inc.

3.1.40*	Clear Channel Mexico Holdings, Inc.

3.1.41*	Clear Channel Real Estate, LLC

3.1.42*	Clear Channel Satellite Services, Inc.

3.1.43*	Clear Channel Wireless, Inc.

3.1.44*	Clearmart, Inc.

3.1.45*	Critical Mass Media, Inc.

Exhibit No.	Exhibit
3.1.46*	Jacor Broadcasting Corporation

3.1.47*	Jacor Broadcasting of Colorado, Inc.

3.1.48*	Jacor Broadcasting of Denver, Inc.

3.1.49*	Jacor Communications Company

3.1.50*	Katz Communications, Inc.

3.1.51*	Katz Media Group, Inc.

3.1.52*	Katz Millennium Sales & Marketing Inc.

3.1.53*	Katz Net Radio Sales, Inc.

3.1.54*	KTZMedia Corporation

3.1.55*	M Street Corporation

3.1.56*	Premiere Radio Networks, Inc.

3.1.57*	Radio-Active Media, Inc.

3.1.58*	Terrestrial RF Licensing, Inc.

3.1.59*	The New Research Group, Inc.

3.2.1*

Amended and Restated By-laws of Clear Channel Communications, Inc.

By-laws or the corresponding operating agreement or limited partnership agreement, with any amendments thereto, of the following additional registrants:

3.2.2*	Ackerley Broadcasting Operations, LLC

3.2.3*	AMFM Air Services, Inc.

3.2.4*	AMFM Broadcasting Licenses, LLC

3.2.5*	AMFM Broadcasting, Inc.

3.2.6*	AMFM Holdings Inc.

3.2.7*	AMFM Inc.

3.2.8*	AMFM Michigan, LLC

3.2.9*	AMFM Operating Inc.

3.2.10*	AMFM Radio Group, Inc.

3.2.11*	AMFM Radio Licenses, LLC

3.2.12*	AMFM Shamrock Texas, Inc.

3.2.13*	AMFM Texas Broadcasting, LP

3.2.14*	AMFM Texas Licenses, LP

3.2.15*	AMFM Texas, LLC

3.2.16*	Broadcast Architecture, Inc.

3.2.17*	Broadcast Finance, Inc.

3.2.18*	Capstar Broadcasting Partners, Inc.

Exhibit No.	Exhibit
3.2.19*	Capstar Radio Operating Company

3.2.20*	Capstar TX Limited Partnership

3.2.21*	CC Broadcast Holdings, Inc.

3.2.22*	CC Finco Holdings, LLC

3.2.23*	CC Licenses, LLC

3.2.24*	CCB Texas Licenses, Inc.

3.2.25*	Central NY News, Inc.

3.2.26*	Christal Radio Sales, Inc.

3.2.27*	Cine Guarantors II, Inc.

3.2.28*	Citicasters Co.

3.2.29*	Citicasters Licenses, Inc.

3.2.30*	Clear Channel Aviation, LLC

3.2.31*	Clear Channel Broadcasting Licenses, Inc.

3.2.32*	Clear Channel Broadcasting, Inc.

3.2.33*	Clear Channel Capital I, LLC

3.2.34*	Clear Channel Collective Marketing, LLC

3.2.35*	Clear Channel Company Store, Inc.

3.2.36*	Clear Channel Holdings, Inc.

3.2.37*	Clear Channel Identity, Inc.

3.2.38*	Clear Channel Investments, Inc.

3.2.39*	Clear Channel Management Services, Inc.

3.2.40*	Clear Channel Mexico Holdings, Inc.

3.2.41*	Clear Channel Real Estate, LLC

3.2.42*	Clear Channel Satellite Services, Inc.

3.2.43*	Clear Channel Wireless, Inc.

3.2.44*	Clearmart, Inc.

3.2.45*	Critical Mass Media, Inc.

3.2.46*	Jacor Broadcasting Corporation

3.2.47*	Jacor Broadcasting of Colorado, Inc.

3.2.48*	Jacor Broadcasting of Denver, Inc.

3.2.49*	Jacor Communications Company

3.2.50*	Katz Communications, Inc.

3.2.51*	Katz Media Group, Inc.

3.2.52*	Katz Millennium Sales & Marketing Inc.

Exhibit No.	Exhibit
3.2.53*	Katz Net Radio Sales, Inc.

3.2.54*	KTZMedia Corporation

3.2.55*	M Street Corporation

3.2.56*	Premiere Radio Networks, Inc.

3.2.57*	Radio-Active Media, Inc.

3.2.58*	Terrestrial RF Licensing, Inc.

3.2.59*	The New Research Group, Inc.

4.1	Indenture, dated as of July 30, 2008, by and among BT Triple Crown Merger Co., Inc., Law Debenture Trust Company of New York, Deutsche Bank Trust Company Americas and Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger). Incorporated by reference from Exhibit 10.16 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

4.2	Supplemental Indenture, dated as of July 30, 2008, by and among Clear Channel Capital I, LLC, certain subsidiaries of Clear Channel Communications, Inc. party thereto and Law Debenture Trust Company of New York. Incorporated by reference from Exhibit 10.17 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

4.3	Supplemental Indenture, dated as of December 9, 2008, by and between CC Finco Holdings, LLC and Law Debenture Trust Company of New York. Incorporated by reference from Exhibit 10.24 to the Form 10-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on March 2, 2009.

4.4	Registration Rights Agreement, dated as of July 30, 2008, by and among Clear Channel Communications, Inc., certain subsidiaries of Clear Channel Communications, Inc. party thereto, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC. Incorporated by reference from Exhibit 10.18 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

4.5	Form of 10.75% Senior Cash Pay Note due 2016 (included in Exhibit 4.1).

4.6	Form of 11.00%/11.75% Senior Toggle Note due 2016 (included in Exhibit 4.1).

4.7	Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York as Trustee. Incorporated by reference from Exhibit 4.2 the Quarterly Report on Form 10-Q filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on November 6, 1997.

4.8	Second Supplemental Indenture, dated as of June 16, 1998 to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and the Bank of New York, as Trustee. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on August 28, 1998.

4.9	Third Supplemental Indenture, dated as of June 16, 1998 to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and the Bank of New York, as Trustee. Incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on August 28, 1998.

Exhibit No.	Exhibit
4.10	Ninth Supplemental Indenture, dated as of September 12, 2000, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 4.11 to the Quarterly Report on Form 10-Q filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on November 14, 2000.

4.11	Eleventh Supplemental Indenture, dated as of January 9, 2003, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York as Trustee. Incorporated by reference from Exhibit 4.17 the Annual Report on Form 10-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on March 11, 2003.

4.12	Twelfth Supplemental Indenture, dated as of March 17, 2003, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on March 18, 2003.

4.13	Thirteenth Supplemental Indenture, dated as of May 1, 2003, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 2, 2003.

4.14	Fourteenth Supplemental Indenture, dated as of May 21, 2003, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 22, 2003.

4.15	Sixteenth Supplemental Indenture, dated as of December 9, 2003, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on December 10, 2003.

4.16	Seventeenth Supplemental Indenture, dated as of September 15, 2004, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on September 21, 2004.

4.17	Eighteenth Supplemental Indenture, dated as of November 22, 2004, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on November 23, 2004.

4.18	Nineteenth Supplemental Indenture, dated as of December 13, 2004, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on December 17, 2004.

4.19	Twentieth Supplemental Indenture, dated as of March 21, 2006, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on March 21, 2006.

Exhibit No.	Exhibit
4.20	Twenty-first Supplemental Indenture, dated as of August 15, 2006, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on August 16, 2006.

4.21	Twenty-Second Supplemental Indenture, dated as of January 2, 2008, to Senior Indenture, dated as of October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on January 4, 2008.

4.22	Fourth Supplemental Indenture, dated as of January 2, 2008, by and among AMFM, The Bank of New York Trust Company, N.A., and the guarantors party thereto. Incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on January 4, 2008.

5.1*	Opinion of Ropes & Gray LLP.

5.2*	Opinion of Cox Smith Matthews Incorporated

10.1	Amended and Restated Employment Agreement, dated as of April 24, 2007, by and between L. Lowry Mays and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 1, 2007.

10.2	Amended and Restated Employment Agreement, dated as of April 24, 2007, by and between Mark P. Mays and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 1, 2007.

10.3	Amended and Restated Employment Agreement, dated as of April 24, 2007, by and between Randall T. Mays and Clear Channel Communications, Inc. Incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed by Clear Channel Communications, Inc. with the Securities and Exchange Commission on May 1, 2007.

10.4	Amended and Restated Employment Agreement, dated July 28, 2008, by and between CC Media Holdings, Inc., Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger) and Randall T. Mays. Incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.5	Amendment to Amended and Restated Employment Agreement, dated January 20, 2009, by and between CC Media Holdings, Inc., Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger) and Randall T. Mays. Incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on January 21, 2009.

10.6	Amended and Restated Employment Agreement, dated July 28, 2008, by and between CC Media Holdings, Inc., Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger) and Mark P. Mays. Incorporated by reference from Exhibit 10.6 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

Exhibit No.	Exhibit
10.7	Amendment to Amended and Restated Employment Agreement, dated January 20, 2009, by and between CC Media Holdings, Inc., Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger) and Mark P. Mays. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on January 21, 2009.

10.8	Amended and Restated Employment Agreement, dated July 28, 2008, by and between CC Media Holdings, Inc., Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger) and L. Lowry Mays. Incorporated by reference from Exhibit 10.7 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.9	Employment Agreement, dated June 29, 2008, by and between Clear Channel Broadcasting, Inc. and John E. Hogan. Incorporated by reference from Exhibit 10.8 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.10	First Amended and Restated Management Agreement, dated as of July 28, 2008, by and among CC Media Holdings, Inc., Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, THL Managers VI, LLC and Bain Capital Partners, LLC. Incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.11	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), the subsidiary borrowers of Clear Channel Communications, Inc. party thereto (following the effectiveness of the merger), Clear Channel Capital I, LLC (following the effectiveness of the merger), the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto. Incorporated by reference from Exhibit 10.2 to the Registration Statement on Form S-4 (Registration No. 333-151345) filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on June 2, 2008 and declared effective by the Securities and Exchange Commission on June 17, 2008.

10.12	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), the subsidiary borrowers of Clear Channel Communications, Inc. party thereto (following the effectiveness of the merger), Clear Channel Capital I, LLC (following the effectiveness of the merger), the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto. Incorporated by reference from Exhibit 10.10 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.13	Amendment No. 2, dated as of July 28, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), the subsidiary borrowers of Clear Channel Communications, Inc. party thereto (following the effectiveness of the merger), Clear Channel Capital I, LLC (following the effectiveness of the merger), the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto. Incorporated by reference from Exhibit 10.11 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

Exhibit No.	Exhibit
10.14	Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), the subsidiary borrowers of Clear Channel Communications, Inc. thereto (following the effectiveness of the merger), Clear Channel Capital I, LLC (following the effectiveness of the merger), the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto. Incorporated by reference from Exhibit 10.3 to the Registration Statement on Form S-4 (Registration No. 333-151345) filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on June 2, 2008 and declared effective by the Securities and Exchange Commission on June 17, 2008.

10.15	Amendment No. 1, dated as of July 9, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), the subsidiary borrowers of Clear Channel Communications, Inc. party thereto (following the effectiveness of the merger), Clear Channel Capital I, LLC (following the effectiveness of the merger), the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto. Incorporated by reference from Exhibit 10.13 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.16	Amendment No. 2, dated as of July 28, 2008, to the Credit Agreement, dated as of May 13, 2008, by and among Clear Channel Communications, Inc. (as the successor-in-interest to BT Triple Crown Merger Co., Inc. following the effectiveness of the merger), the subsidiary borrowers of Clear Channel Communications, Inc. party thereto (following the effectiveness of the merger), Clear Channel Capital I, LLC (following the effectiveness of the merger), the lenders party thereto, Citibank, N.A., as Administrative Agent, and the other agents party thereto. Incorporated by reference from Exhibit 10.14 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.17	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc. Incorporated by reference from Exhibit 6 to the Form 8-A Registration Statement filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.18	Form of Indemnification Agreement. Incorporated by reference from Exhibit 10.26 to the Current Report on Form 8-K filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on July 30, 2008.

10.19	Amended and Restated Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Highfields Capital I LP, Highfields Capital II LP, Highfields Capital III LP and Highfields Capital Management LP. Incorporated by reference from Annex E to the Registration Statement on Form S-4 (Registration No. 333-151345) filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on June 2, 2008 and declared effective by the Securities and Exchange Commission on June 17, 2008.

10.20	Voting Agreement dated as of May 13, 2008 by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, CC Media Holdings, Inc., Abrams Capital Partners I, LP, Abrams Capital Partners II, LP, Whitecrest Partners, LP, Abrams Capital International, Ltd. and Riva Capital Partners, LP. Incorporated by reference from Annex F to the Registration Statement on Form S-4 (Registration No. 333-151345) filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on June 2, 2008 and declared effective by the Securities and Exchange Commission on June 17, 2008.

Exhibit No.	Exhibit
10.21	Purchase Agreement, dated May 13, 2008, by and among BT Triple Crown Merger Co., Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC Incorporated by reference from Exhibit 10.4 to the Registration Statement on Form S-4 (Registration No. 333-151345) filed by CC Media Holdings, Inc. with the Securities and Exchange Commission on June 2, 2008 and declared effective by the Securities and Exchange Commission on June 17, 2008.

12*	Statement of Computation of Ratio of Earnings to Fixed Changes.

21*	List of Subsidiaries.

23.1**	Consent of Ernst & Young LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24*	Powers of Attorney (included in the signature pages of this Registration Statement).

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York with respect to the Indenture governing the 10.75% Senior Cash Pay Notes due 2016 and the 11.00%/11.75% Senior Toggle Notes due 2016.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Broker-Dealers.

99.4*	Form of Letter to Clients.

*	Previously filed with the Securities and Exchange Commission as an exhibit to the Clear Channel Communications, Inc. Form S-4 filed on March 30, 2009.
**	Filed herewith.